                                            [JANUS LOGO]
                                    [T. ROWE PRICE LOGO]
                                 [AMERICAN CENTURY LOGO]
                      [FRED ALGER MANAGEMENT, INC. LOGO]
                 [GABELLI ASSET MANAGEMENT COMPANY LOGO]
                      [PILGRIM BAXTER & ASSOCIATES LOGO]
                [SALOMON BROTHERS ASSET MANAGEMENT LOGO]
               [TRANSAMERICA INVESTMENT MANAGEMENT LOGO]
                             [GREAT COMPANIES, LLC LOGO]
                                    [MUNDER CAPIAL LOGO]
                                    [GOLDMAN SACHS LOGO]
                              [GE ASSET MANAGEMENT LOGO]
                 [IRONWOOD CAPITAL MANAGEMENT, LLC LOGO]
                                            [AEGON LOGO]
                              [JENNISON ASSOCIATES LOGO]
                                        [FEDERATED LOGO]
                [NWQ INVESTMENT MANAGEMENT COMPANY LOGO]
                                             [LKCM LOGO]
                       [DEAN INVESTMENT ASSOCIATES LOGO]

                            [IDEX MUTUAL FUNDS LOGO]

                                   PROSPECTUS

                                [GRAPHIC OMITTED]

                                  MARCH 1, 2001

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              IDEX JANUS GLOBAL IS NOT AVAILABLE FOR NEW INVESTORS.

 IDEX MUTUAL FUNDS


Fellow IDEX Investors,                  March 1, 2001


During the past year, many of us have learned an uncomfortable but valuable lesson about focusing on long-term goals rather than short-term gyrations. If nothing else, a turbulent market reminds us that investing takes patience.

With the long term in mind, IDEX made a series of moves in 2000 designed to help investors even better meet their financial needs. Across the year we added eight new fund options to the line-up, and you'll see in this prospectus three more new names: IDEX American Century International, IDEX American Century Income & Growth, and IDEX Isabelle Small Cap Value. All together, the IDEX fund family is reaching a wider range of investors than ever before.

On a less pleasing note, IDEX Janus Global was closed to new investors. Limiting the size of the fund was necessary, we thought, to protect the interests of its shareholders. While we'll miss this spectacularly successful option, we're quite proud of the remaining global and international funds in the IDEX list. Please take a careful look at the options we've recently added in this area.

Another event we believe was in the best interest of shareholders was a proxy vote changing the sub-adviser and objective of IDEX C.A.S.E. Growth. The new sub-adviser, Jennison Associates LLC, a subsidiary of The Prudential Insurance Company of America, has more than 30 years of professional investment experience.

Also of note...
 . Our Notice of Privacy Policy (featured on the back cover), which describes the steps we take to safeguard your personal information.
 . Several fund name changes that more clearly identify their money management firm; IDEX JCC Growth, for example, is now IDEX Janus Growth.
 . And the announcement we will stop issuing stock certificates, a move that will reduce shareholder costs.

In addition to a full range of investment options and top-shelf money management, investors need quality information. To that end, we redesigned our quarterly and year-end statements. The new version, unveiled after the fourth quarter of 2000, has already earned the DALBAR Communication Seal. DALBAR, an independent financial services research firm, awards the Seal to honor excellence in financial communications. This recognition acknowledges our commitment to provide information that's relevant, clear, and concise.

Although we can't predict what the market will do in the near future, we intend to remain on a long-term path of providing you with the best investment options and services to help you achieve your goals. If you have any questions, please contact your financial professional or IDEX Customer Service at 1-888-233-4339.




Sincerely,

/s/ Patrick S. Baird                       /s/ John R. Kenney

Patrick S. Baird                           John R. Kenney,
President                                  Chairman and Chief Executive Officer

                     THIS PAGE IS NOT PART OF THE PROSPECTUS
                     ---------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 IDEX MUTUAL FUNDS


TABLE OF CONTENTS

ALL ABOUT THE IDEX FUNDS:

 . GROWTH FUNDS
   Great Companies -- America(SM)............      2
   Goldman Sachs Growth .....................      4
   Janus Growth .............................      6
   Jennison Equity Opportunity ..............      8
   NWQ Value Equity .........................     10
   Salomon All Cap ..........................     12
   Transamerica Equity ......................     14

 . AGGRESSIVE GROWTH FUNDS
   Alger Aggressive Growth ..................     16
   Great Companies -- Technology(SM).........     18
   Isabelle Small Cap Value .................     20
   Janus Capital Appreciation ...............     22
   Munder Net50 .............................     24
   Pilgrim Baxter Mid Cap Growth ............     26
   Pilgrim Baxter Technology ................     28
   Transamerica Small Company ...............     30
   T. Rowe Price Small Cap ..................     32

 . INTERNATIONAL/GLOBAL FUNDS
   American Century International ...........     34
   Gabelli Global Growth ....................     36
   GE International Equity ..................     38
   Great Companies -- Global/2/..............     40
   *Janus Global ............................     42
   *(NOTE: CLOSED TO NEW INVESTORS)

 . GROWTH & INCOME FUNDS
   American Century Income & Growth .........     44
   GE U.S. Equity ...........................     46
   Janus Growth & Income ....................     48
   T. Rowe Price Dividend Growth ............     50

 . BALANCED FUNDS
   Dean Asset Allocation ....................     52
   Janus Balanced ...........................     54
   LKCM Strategic Total Return ..............     56

 . FIXED INCOME FUNDS
   AEGON Income Plus ........................     58
   Federated Tax Exempt .....................     60
   Janus Flexible Income ....................     62
EXPLANATION OF STRATEGIES AND RISKS .........     64
HOW THE IDEX FUNDS ARE MANAGED AND
   ORGANIZED ................................     69
SHAREHOLDER INFORMATION .....................     76
 . Opening an Account ........................     76
 . How to Sell Shares ........................     76
 . How to Exchange Shares ....................     76
 . Other Account Information .................     77
PERFORMANCE INFORMATION .....................     85
 . Yield .....................................     85
 . Total Return ..............................     85
 . Similar Sub-Adviser Performance ...........     85
DISTRIBUTION ARRANGEMENTS ...................     88
FINANCIAL HIGHLIGHTS ........................     90
NOTES TO FINANCIAL HIGHLIGHTS ...............    106
APPENDIX A ..................................    A-1

IDEX Mutual Funds ("Fund") consists of 31 individual funds. Each fund invests in a range of securities, such as stocks and/or bonds. Please read this prospectus carefully before you invest or send money. It has been written to provide information and assist you in making an informed decision. If you would like additional information, please request a copy of the Statement of Additional Information (SAI) (see back cover).

In addition, we suggest you contact your financial professional or an IDEX customer service representative, who will assist you.

     TO HELP YOU UNDERSTAND...

   In this prospectus, you'll see symbols like the ones below. These are "icons," graphic road signs that let you know at a glance the subject of the nearby paragraphs. The icons serve as tools for your convenience as you read this prospectus.


[GRAPHIC] The target directs you to a fund's goal or objective.

[GRAPHIC] The chess piece indicates discussion about a fund's strategies.

[GRAPHIC] The warning sign indicates the risks of investing in a fund.

[GRAPHIC] The graph indicates investment performance.

[GRAPHIC] The dollar sign indicates fees and expenses you may incur.

[GRAPHIC] The question mark provides additional information about the Fund or may direct you to sources for further information.

AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OF A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

 IDEX GREAT COMPANIES -- AMERICA(SM)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC]  OBJECTIVE

THE OBJECTIVE OF IDEX GREAT COMPANIES -- AMERICA(SM) IS LONG-TERM GROWTH OF CAPITAL.

[GRAPHIC]  PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve this objective by investing principally in:

 . large-cap stocks

The fund seeks to invest in common stocks of large, established, United States based companies. Stocks for this fund are selected by Great Companies from a group of companies that it has identified, in its opinion, as being "great companies."

To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: be highly regarded by management experts; be publicly traded; be incorporated in the United States; have been in business for at least 50 years and survived the founder; have a market cap in excess of $15 billion; be a global company (at least 40% of its revenues outside the U.S.); be engaged in what the sub-adviser considers to be "terrific businesses"; have a "protective barrier" such as superior brand franchises; consider employees to be a company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; and be an innovation-driven company that, in the sub-adviser's opinion, can convert changes into opportunities. Each company's common stock (and its predecessors) must have outperformed the Standard & Poor's 500 Composite Stock Index (S&P 500) over the ten-year period ended December 29, 2000. The sub-adviser will use the S&P 500 as the performance benchmark for the fund.

To determine which "great company" in which the fund should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the estimated amount of cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised. Please see page 67 for a complete description of Intrinsic Value investing.

[GRAPHIC]  PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . ESTABLISHED COMPANY STOCKS

Because companies in which this fund invests must have been in existence for at least a 50-year period, certain sector stocks, which would otherwise present attractive investment opportunities, will not be selected for the fund.

 . PROPRIETARY RESEARCH

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

THIS FUND IS NON-DIVERSIFIED.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

    WHAT IS A NON-DIVERSIFIED FUND?
    A "non-diversified" fund has the ability to take larger positions in a smaller number of issuers. To the extent a fund invests in a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a widely diversified fund and may be subject to a greater loss with respect to its portfolio securities. However, to meet federal tax requirements, at the close of each quarter the fund may not have more than 25% of its total assets invested in any one issuer, and, with respect to 50% of its total assets, not more than 5% of its total assets in one issuer.

 . INVESTOR PROFILE

The fund may be appropriate for investors who seek long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

[GRAPHIC]  PAST PERFORMANCE

Because the fund commenced operations in July 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC]  FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
===============================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

===============================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)


 % OF AVERAGE DAILY NET ASSETS          CLASS OF SHARES
                               A         B         C         M
 ---------------------------------------------------------------
 Management fees             0.80%     0.80%     0.80%     0.80%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          2.23%     2.23%     2.23%     2.23%
                             -----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          3.38%     4.03%     4.03%     3.93%
 EXPENSE REDUCTION (D)       1.83%     1.83%     1.83%     1.83%
                             ----------------------------------
 NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in July 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.

A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

===============================================================================

EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
  A             $699       $1,371
  B*            $723       $1,360
  C             $223       $1,060
  M             $410       $1,120
---------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $699       $1,371
   B*           $223       $1,060
   C            $223       $1,060
   M            $311       $1,120
---------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX GOLDMAN SACHS GROWTH

SUMMARY OF RISKS AND RETURNS

[GRAPHIC]  OBJECTIVE

The Investment Objective of IDEX Goldman Sachs Growth is to seek long-term growth of capital.

[GRAPHIC]  PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Goldman Sachs Asset Management (GSAM), seeks to achieve this objective by investing principally in:

 . stocks

This fund, under normal circumstances, invests at least 90% of total assets in a diversified portfolio of common stocks that are considered by GSAM to have long-term capital appreciation potential.

Stocks for this fund are selected based on their prospects for above-average growth. GSAM will select securities of growth companies trading, in GSAM's opinion, at a reasonable price relative to other industries, competitors and historical price/earnings multiples.

In order to determine whether a security could have favorable growth prospects, GSAM ordinarily looks for one or more of the following characteristics in relation to the security's prevailing price:

 . prospects for above-average sales and earnings growth per share
 . high return on invested capital
 . free cash flow generation
 . sound balance sheet, financial and accounting policies, and overall financial strength
 . strong competitive advantages
 . effective research, product development, and marketing
 . pricing flexibility
 . strength of management
 . general operating characteristics that will enable the company to compete successfully in its marketplace

The fund generally will invest in companies whose earnings are believed to be in a relatively strong growth trend, or, to a lesser extent, in companies in which significant further growth is not anticipated but whose market value per share is thought to be undervalued.

GSAM may sell fund securities when its expectations regarding growth change.

GSAM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or when other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund will be unable to achieve its investment objective.

While the fund invests principally in publicly traded U.S. securities, GSAM may invest up to 10% in the aggregate in foreign equity securities (including securities of issuers in emerging countries and securities quoted in foreign currencies), or, to a lesser extent, in other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC]  PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

[GRAPHIC]  PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (S&P 500), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)

                                 CLASS A SHARES
                                 --------------




                                     (8.22)
--------------------------------------------------------------------------------
                                      2000

--------------------------------------------------------------------------------
CLASS A SHARES:      QUARTER ENDED     RETURN
                     -------------     --------
  Best Quarter:       3/31/00            1.98%
  Worst Quarter:     12/31/00           (7.78)%

--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                SINCE
                ONE YEAR      INCEPTION
               -----------   ----------
A Shares         (13.27)%        5.16%
------------------------------------------
B Shares         (13.49)%        5.67%
------------------------------------------
C Shares          (8.94)%        0.86%
------------------------------------------
M Shares         (10.64)%        7.26%
------------------------------------------
S&P 500*          (9.11)%        4.81%
------------------------------------------

* SINCE INCEPTION (3/01/99); SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - (2.67)%.

[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

===============================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(as a % of offering price)       5.50%     None       None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(as a percentage of purchase price or
redemption proceeds, whichever is lower)

===============================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d) % of average daily net assets

                                       CLASS OF SHARES
                                A         B         C       M
                             -------   -------   -------   ----
 Management fees             0.80%     0.80%     0.80%     0.80%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses              1.38%     1.38%     1.38%     1.38%
                             ----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          2.53%     3.18%     3.18%     3.08%
 EXPENSE REDUCTION (C)       0.98%     0.98%     0.98%     0.98%
                             ----------------------------------
 NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02 for expenses that exceed 1.40%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
   A            $699       $1,206      $1,738      $3,188
   B**          $723       $1,189      $1,679      $3,267
   C            $223       $  889      $1,579      $3,418
   M            $410       $  951      $1,615      $3,391
------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,206      $1,738      $3,188
  B**           $223       $  889      $1,579      $3,267
  C             $223       $  889      $1,579      $3,418
  M             $311       $  951      $1,615      $3,391
---------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX JANUS GROWTH (FORMERLY IDEX JCC GROWTH)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX JANUS GROWTH IS GROWTH OF CAPITAL.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Janus Capital Corporation (Janus), seeks to achieve this objective by investing principally in:

 . common stocks listed on national exchanges or on NASDAQ which the fund's manager believes have a good potential for capital growth, some of which may be of foreign issuers

The fund's main strategy is to invest almost all of its assets in common stocks at times when the fund's manager believes the market environment favors such investing.

The fund's manager builds the fund one company at a time, emphasizing growth of capital by investing in companies the fund's manager believes to have the greatest earnings growth potential.

While investments are focused on earnings growth, the fund's manager also searches for companies that it believes are trading at reasonable prices relative to their future earnings growth. To locate these opportunities, the fund's manager subjects each company to a rigorous "bottom up" fundamental analysis, carefully researching each potential investment before and after it is incorporated into the fund.

Although themes may emerge in the fund, securities are generally selected without regard to any defined industry sector or other similarly defined selection procedure. Realization of income is not a significant investment consideration for the fund, and any income realized on the fund's investments is incidental to its objective.

The fund's manager may sell stocks when its expectations regarding earnings growth change, there is an earnings surprise, or the earnings change.

While the fund invests principally in common stocks, the fund's manager may, to a lesser extent, invest in futures and foreign securities, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

    WHAT IS A "BOTTOM UP" ANALYSIS?

    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.
Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs)) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want capital growth in a broadly diversified stock portfolio, and who can tolerate significant fluctuations in the value of their investment.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (S&P 500), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)

                                CLASS A SHARES
                                --------------

                            1991            58.82
                            1992             1.17
                            1993             3.81
                            1994            (8.47)
                            1995            47.12
                            1996            17.06
                            1997            15.82
                            1998            63.98
                            1999            58.46
                            2000           (28.22)

--------------------------------------------------------------------------------
CLASS A SHARES:      QUARTER ENDED     RETURN
                    ---------------   --------
Best Quarter:            12/31/99       31.77%
Worst Quarter:           12/31/00      (26.37)%

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                                              SINCE
                 ONE YEAR       5 YEARS       10 YEARS      INCEPTION
-----------------------------------------------------------------------
 A Shares         (32.16)%        19.24%        18.39%         17.30%
-----------------------------------------------------------------------
 B Shares         (32.52)%        20.17%           --          20.08%
-----------------------------------------------------------------------
 C Shares         (28.97)%           --            --         (11.51)%
-----------------------------------------------------------------------
 M Shares         (30.27)%        20.00%           --          17.90%
-----------------------------------------------------------------------
 T Shares         (33.95)%        18.80%        18.49%         17.60%
-----------------------------------------------------------------------
 S&P 500*          (9.11)%        18.33%        17.46%         15.46%
-----------------------------------------------------------------------

* SINCE INCEPTION OF CLASS A SHARES (5/08/86). SINCE INCEPTION OF CLASS B SHARES (10/01/95) - 16.77%; CLASS C SHARES (11/01/99) - (2.67)%; CLASS M SHARES
(10/01/93) - 15.69%; AND CLASS T SHARES (6/04/85) - 13.26%.

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                             CLASS OF SHARES
                            A          B         C            M              T*
--------------------------------------------------------------------------------
Maximum sales charge
(load) imposed on
purchases
(AS A % OF OFFERING
PRICE)                   5.50%       None      None          1.00%         8.50%
Maximum deferred
sales charge (load)     None(a)     5.00%      None          1.00%(b)     None(a)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets) (d)

% OF AVERAGE DAILY NET ASSETS               CLASS OF SHARES
                                A         B         C         M        T*
---------------------------------------------------------------------------
Management fees              0.88%     0.88%     0.88%     0.88%     0.88%
Distribution and service
(12b-1) fees                 0.35%     1.00%     1.00%     0.90%     0.00%
Other expenses               0.19%     0.19%     0.19%     0.19%     0.19%
                             ---------------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES           1.42%     2.07%     2.07%     1.97%     1.07%
EXPENSE REDUCTION (C)        0.03%     0.03%     0.03%     0.03%     0.03%
                             ---------------------------------------------
NET OPERATING EXPENSES       1.39%     2.04%     2.04%     1.94%     1.04%
---------------------------------------------------------------------------

(a) Certain purchases of Class A or Class T shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02 for expenses that exceed 1.50%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

*Not available to new investors.
================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $684       $  972      $1,281      $2,156
  B*            $707       $  946      $1,211      $2,231
  C             $207       $  646      $1,111      $2,398
  M             $394       $  709      $1,149      $2,370
  T             $947       $1,159      $1,387      $2,042
-----------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $684       $  972      $1,281      $2,156
  B*            $207       $  646      $1,111      $2,231
  C             $207       $  646      $1,111      $2,398
  M             $295       $  709      $1,149      $2,370
  T             $947       $1,159      $1,387      $2,042
-----------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

        IDEX JENNISON EQUITY OPPORTUNITY (FORMERLY IDEX C.A.S.E. GROWTH)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX JENNISON EQUITY OPPORTUNITY IS TO SEEK LONG-TERM GROWTH OF CAPITAL.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Jennison Associates LLC, (Jennison), intends to achieve this objective by primarily investing fund assets in:

 . common stocks

In seeking its investment objective, Jennison will invest at least 65% of the fund's total assets in common stocks of established companies that, in Jennison's opinion, are under-valued in the market. Jennison attempts to identify stocks that have good fundamental prospects but are selling at, what it believes is, a depressed valuation level relative to those prospects. Jennison will seek to moderate equity risk from time to time by holding cash reserves and engaging in short sales "against the box." The "short against the box" technique most commonly is used when an investor is selling a stock that has increased in value substantially and wants to defer paying a heavy capital gains tax. The investor borrows shares of the same stock, and sells those shares, thus temporarily deferring the gains. The investor typically will not owe capital gains taxes on the sale until he or she closes out the position (use shares that are owned to return the borrowed shares).

Although Jennison will focus on the domestic market, it may also invest in stocks of foreign companies. If Jennison invests in emerging market countries, the risks are greater than those of investing in developed foreign markets. The economic structures in emerging market countries are less diverse and mature than those of developed countries, and their political systems are generally less stable. Since emerging market countries may have less developed legal structures, small securities markets and low trading volumes, a fund may be required to establish special custody or other arrangements before investment.

Jennison describes its investment strategy as an "opportunistic" approach in making investment decisions. When deciding which stocks to buy, Jennison emphasizes both projected earnings growth and, in its opinion, attractive valuations. This means characteristics of the stocks they purchase (growth or value, and mid cap or large cap) can change depending on where Jennison believes the best trade-off between earnings growth and attractive valuation may be at any given time.

While Jennison will invest primarily in equity securities, they may also invest in equity-related securities such as preferred stocks and convertible securities, and in fixed-income securities. Jennison may also use derivative securities in implementing its strategy. (A derivative is commonly defined as a financial instrument whose performance is derived (related), at least in part, from the performance of an underlying asset (such as a security or an index of securities)). These financial instruments include futures, options on securities, options on futures, forward contracts, swap agreements and structured notes. Use of derivatives may result in greater losses and adverse tax consequences to the fund. Jennison may invest in other securities and utilize other investment strategies in pursuit of its investment strategies which are explained beginning on page 64 and in the SAI.

Prior to December 1, 2000, this fund was managed by C.A.S.E. Management, Inc.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.
Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs)) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

The fund may be appropriate for investors who seek long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

[GRAPHIC] PAST PERFORMANCE (A)

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (S&P 500) and
the Wilshire 5000 Total Market Index (Wilshire 5000), widely recognized unmanaged indexes of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)


                                 CLASS A SHARES
                                 --------------

                     21.11      (5.34)      29.33       (28.56)
                  ---------------------------------------------
                     1997        1998        1999        2000


--------------------------------------------------------------------------------
CLASS A SHARES:   QUARTER ENDED       RETURN
                  -------------       ------
Best Quarter:       12/31/98            24.98%
Worst Quarter:       9/30/98           (24.42)%

--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                                  SINCE
                      ONE YEAR      5 YEARS     INCEPTION
                   -------------   ---------   ----------
A Shares               (32.49)%         --         1.96%
--------------------------------------------------------
B Shares               (32.59)%         --         2.35%
--------------------------------------------------------
C Shares               (29.04)%         --      (19.99)%
--------------------------------------------------------
M Shares               (30.39)%         --         2.42%
--------------------------------------------------------
S&P 500*                (9.11)%         --        17.86%
--------------------------------------------------------
Wilshire 5000*          10.73%          --        16.40%
--------------------------------------------------------

* SINCE INCEPTION (2/01/96). SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - (2.67)% (S&P 500); (4.87)% (WILSHIRE 5000).
(A) PRIOR TO DECEMBER 1, 2000, THIS FUND WAS MANAGED BY C.A.S.E. MANAGEMENT,
INC.

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                               CLASS OF SHARES
                                    A          B         C            M
--------------------------------------------------------------------------
 Maximum sales charge (load)
 imposed on purchases
 (AS A % OF OFFERING PRICE)       5.50%       None      None        1.00%
 Maximum deferred sales
 charge (load)                    None(a)     5.00%     None        1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)

% OF AVERAGE DAILY NET ASSETS
                                      CLASS OF SHARES
                               A         B         C         M
--------------------------------------------------------------
Management fees             0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              1.51%     1.51%     1.51%     1.51%
                            ----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          2.66%     3.31%     3.31%     3.21%
EXPENSE REDUCTION (C)       1.11%     1.11%     1.11%     1.11%
                            ----------------------------------
NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
--------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc.
    through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02 for expenses that exceed 1.40%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS     1 YEAR     3 YEARS     5 YEARS    10 YEARS
-----------------------------------------------------------
  A             $699       $1,231      $1,789      $3,301
  B**           $723       $1,215      $1,731      $3,380
  C             $223       $  915      $1,631      $3,529
  M             $410       $  977      $1,667      $3,502

--------------------------------------------------------------------------------
If the shares are not redeemed:


SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $699       $1,231      $1,789      $3,301
  B**           $223       $  915      $1,631      $3,380
  C             $223       $  915      $1,631      $3,529
  M             $311       $  977      $1,667      $3,502
--------------------------------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.

** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX NWQ VALUE EQUITY


SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


The Objective of IDEX NWQ Value Equity is Maximum Consistent Total Return With Minimum Risk to Principal.

[GRAPHIC]

            PRINCIPAL STRATEGIES

             AND POLICIES

The fund's sub-adviser, NWQ Investment Management Company, Inc. (NWQ), employs a value-oriented approach to investing.


The fund seeks to achieve its objective by investing principally in:

 . common stocks

Value investing involves buying stocks that are out of favor and/or undervalued in comparison to their peers and/or their prospects for growth. Generally, value stock valuation levels are lower than growth stocks.

NWQ will use statistical measures to look for above-average stock valuations, screening for below-average price-to-earnings and price-to-book ratios, above-average dividend yields and strong financial stability.

NWQ also identifies those market sectors believed to benefit from long-term positive fundamentals, and focuses on the companies within these sectors which represent above-average statistical value and are undervalued when purchased.

Under normal market conditions, 65% of the fund's assets will be invested in equity securities.

The fund consists primarily of mid-capitalization to large capitalization companies. (The range for mid-capitalization companies is $1.5 - $10 billion, and over $10 billion for large capitalization companies.) When making a security selection NWQ:

 . uses earnings averaged over both strong and weak periods in evaluating cyclical companies

 . focuses on quality of earnings

 . invests in relative value

 . focuses in industries and sectors that have strong long-term fundamentals

NWQ may sell the fund's securities when the stocks become overvalued or the stocks lose their strong fundamentals.

While the fund invests principally in common stocks, NWQ may, to a lesser extent, invest in money market and short term instruments (Treasury bills), or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC]

           PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . Stocks

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . MEDIUM-SIZED COMPANIES

These companies present additional risks because their earnings are less predictable, their share price more volatile, and their securities less liquid than larger more established companies.

Undervalued stocks may not realize their perceived value for extended periods of time. Value stocks may respond differently to market and other developments than other types of stocks. Value-oriented funds will typically underperform when growth investing is in favor.

You May Lose Money If You Invest in This Fund.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek both capital preservation and long-term capital appreciation.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (S&P 500), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN As of 12/31 each year (%)


                                CLASS A SHARES
                                --------------

              (7.24)         8.32         17.30
      ---------------------------------------------------------
               1998          1999          2000

--------------------------------------------------------------------------------

CLASS A SHARES:      QUARTER ENDED      RETURN
                    ---------------   ---------
Best Quarter:             6/30/99       14.67%
Worst Quarter:            9/30/98      (18.47)%
---------------------------------------------

Average Annual Total Returns as of 12/31/00

                                SINCE
                ONE YEAR      INCEPTION
             -------------   ----------
A Shares          10.84%         7.57%
-------------------------------------
B Shares          11.65%         8.09%
-------------------------------------
C Shares          16.65%        17.19%
-------------------------------------
M Shares          14.58%         8.32%
-------------------------------------
S&P 500*          (9.11)%       15.79%
-------------------------------------

* SINCE INCEPTION (2/01/97). SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - (2.67)%.


[GRAPHIC] FEES AND EXPENSES


The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)


                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None    1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None    1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)

% OF AVERAGE DAILY NET ASSETS          CLASS OF SHARES
                               A         B         C         M
----------------------------------------------------------------
Management fees             0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              1.05%     1.05%     1.05%     1.05%
                            ----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          2.20%     2.85%     2.85%     2.75%
EXPENSE REDUCTION (C)       0.65%     0.65%     0.65%     0.65%
                            ----------------------------------
NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
-------------------------   ----------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,141      $1,609      $2,897
  B*            $723       $1,122      $1,546      $2,974
  C             $223       $  822      $1,446      $3,129
  M             $410       $  884      $1,483      $3,103
---------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,141      $1,609      $2,897
  B*            $223       $  822      $1,446      $2,974
  C             $223       $  822      $1,446      $3,129
  M             $311       $  884      $1,483      $3,103
---------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX SALOMON ALL CAP



SUMMARY OF RISKS AND RETURNS

[GRAPHIC]        OBJECTIVE


THE INVESTMENT OBJECTIVE OF IDEX SALOMON ALL CAP IS TO SEEK CAPITAL
APPRECIATION.

[GRAPHIC]        PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Salomon Brothers Asset Management Inc (SaBAM), seeks to achieve this objective by investing fund assets principally in:

 . common stocks

 . convertible securities

In seeking capital appreciation, the fund may purchase securities of: seasoned issuers; small companies; newer companies; and new issues.

SaBAM anticipates that the fund's investments generally will be in securities of companies which it considers to reflect the following characteristics:

 . undervalued share prices
 . special situations such as existing or possible changes in management or management policies, corporate structure or control, capitalization, regulatory environment, or other circumstances which could be expected to favor earnings or market price of such company's shares
 . growth potential due to technological advances, new methods in marketing or production, new or unique products or services, changes in demands for products or services or other significant new developments

SaBAM purchases securities that it believes can be accurately valued, examining cash flow and management's use of cash. SaBAM looks for securities that it believes have a catalyst for price appreciation. Only those companies that pass SaBAM's in-depth analysis and debate are eligible for inclusion in the fund's portfolio.

SaBAM uses a "bottom up" fundamental research process to select the fund's securities.

SaBAM may sell the fund's securities when stocks become overvalued and its expectations regarding earnings growth change.

SaBAM may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund will be unable to pursue its investment objective.

While the fund invests principally in common stocks, SaBAM may, to a lesser extent, invest in cash equivalent or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broader market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC]         PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the fund's holdings may fluctuate in price, the value of your investment in the fund will go up and down.

 . SMALL SIZED OR NEW COMPANIES

These companies present additional risks because their earnings are less predictable, their share price more volatile, and their securities less liquid than larger or more established companies.

THIS FUND IS NON-DIVERSIFIED.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

    WHAT IS A NON-DIVERSIFIED FUND?
    A "non-diversified" fund has the ability to take larger positions in a smaller number of issuers. To the extent a fund invests a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund and may be subject to greater loss with respect to its portfolio securities. However, to meet federal tax requirements, at the close of each quarter the fund may not have more than 25% of its total assets invested in any one issuer, and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want long-term growth of capital and who can tolerate fluctuations in their investments.

[GRAPHIC]         PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Russell 3000 Index (Russell 3000), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)


                           CLASS A SHARES
                           --------------












                                     16.88
--------------------------------------------------------------------------------

                                      2000

--------------------------------------------------------------------------------
CLASS A SHARES:      QUARTER ENDED     RETURN
                    ---------------   --------
 Best Quarter:       3/31/00           12.71%
 Worst Quarter:     12/31/00           (0.12)%

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00


                                     SINCE
                     ONE YEAR      INCEPTION
------------------------------------------
A Shares               10.45%        21.93%
------------------------------------------
B Shares               11.15%        23.21%
------------------------------------------
C Shares               16.15%        24.62%
------------------------------------------
M Shares               14.10%        24.45%
------------------------------------------
Russell 3000*          (7.46)%        6.48%
--------------------------------------------------------------------------------

* SINCE INCEPTION (3/01/99); SINCE INCEPTION OF CLASS C SHARES

(11/01/99) - 1.02%.


[GRAPHIC]        FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)



                                              CLASS OF SHARES
                                   A          B         C            M
                               ---------   -------   ------   ---------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
================================================================================

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d)



% OF AVERAGE DAILY NET ASSETS           CLASS OF SHARES
                                A         B         C         M
-----------------------------------------------------------------
 Management fees             0.80%     0.80%     0.80%     0.80%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses              1.26%     1.26%     1.26%     1.26%
-----------------------------------------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          2.41%     3.06%     3.06%     2.96%
 EXPENSE REDUCTION (C)       0.86%     0.86%     0.86%     0.86%
-----------------------------------------------------------------
 NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
-----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------
  A             $699       $1,182      $1,691      $3,083
  B*            $723       $1,164      $1,631      $3,162
  C             $223       $  864      $1,531      $3,314
  M             $410       $  926      $1,567      $3,287
-------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------
  A             $699       $1,182      $1,691      $3,083
  B*            $223       $  864      $1,531      $3,162
  C             $223       $  864      $1,531      $3,314
  M             $311       $  926      $1,567      $3,287
-------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX TRANSAMERICA EQUITY

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX TRANSAMERICA EQUITY IS TO MAXIMIZE LONG-TERM GROWTH.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES


The fund's sub-adviser, Transamerica Investment Management, LLC (TIM), uses a "bottom up" approach to investing and builds the fund's portfolio one company at a time by investing fund assets principally in:

 . common stocks

TIM generally invests at least 65% of the fund's assets in a diversified portfolio of domestic common stocks.

TIM buys securities of premier growth companies it feels are under-valued in the stock market. Premier companies, in the opinion of TIM, have many or all of the following features:

 . shareholder-oriented management
 . dominance in market share
 . cost production advantages
 . leading brands
 . self-financed growth
 . attractive reinvestment opportunities

While TIM invests principally in domestic common stocks, the fund may, to a lesser extent, invest in other securities or investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

TIM may also invest in cash or cash equivalents for temporary defensive purposes when market conditions warrant (which is inconsistent with the fund's principal investment strategies). To the extent it invests in these securities, the fund may not be able to achieve its investment objective.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . STOCK SELECTION ANALYSIS

The criteria used by TIM to evaluate securities and companies to include in the fund's portfolio may not be effective and may cause overall returns to be lower than if other evaluation methods are used.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.


 . INVESTOR PROFILE

This fund may be appropriate for long-term investors who have the perspective, patience and financial ability to take on above-average price volatility in pursuit of long-term capital growth.

[GRAPHIC] PAST PERFORMANCE


Because the fund commenced operations in March 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC] FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)       5.50%      None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)


% OF AVERAGE DAILY NET ASSETS           CLASS OF SHARES
                                A         B         C         M
-----------------------------------------------------------------
 Management fees             0.80%     0.80%     0.80%     0.80%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          4.95%     4.95%     4.95%     4.95%
                             ----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          6.10%     6.75%     6.75%     6.65%
 EXPENSE REDUCTION (D)       4.55%     4.55%     4.55%     4.55%
                             ----------------------------------
 NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in March 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR    3 YEARS
----------------------------------
   A              $699      $1,879
   B**            $723      $1,887
   C              $223      $1,587
   M              $410      $1,644
----------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR    3 YEARS
----------------------------------
   A              $699      $1,879
   B**            $223      $1,587
   C              $223      $1,587
   M              $311      $1,644
----------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX ALGER AGGRESSIVE GROWTH

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX ALGER AGGRESSIVE GROWTH IS LONG-TERM CAPITAL
APPRECIATION.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Fred Alger Management, Inc. (Alger), seeks to achieve the fund's objective by investing fund assets principally in:

 . equity securities such as common or preferred stocks
 . convertible securities (convertible securities can be exchanged for, or converted into, common stock of such companies)

Under normal market conditions, the fund invests at least 85% of its assets in common stocks. Alger invests in companies of any size that the fund manager considers to be rapidly growing. A research oriented, "bottom-up" approach to security selection is emphasized. Alger may also invest in rights, warrants, options and futures.

When selecting stocks for the fund, Alger considers the following factors:

 . insiders' activity
 . market style leadership (market dominance of a particular company)
 . institutional activity
 . relative strength price change (price performance relative to an index) . price-to-declining U.S. dollar
 . earnings to projected change
 . quarterly earnings per-share growth rate

Alger selects convertible securities for the fund that can be converted, or exchanged, for stock of the issuer. Convertible securities are often rated below investment grade (I.E., considered to be "junk bonds"), or not rated because they fall below debt obligations and just above common stock in order of preference or priority on the issuer's balance sheet. Alger invests in convertible securities which are rated at or above investment grade.

Alger may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). During this time, the fund may invest up to 100% of its assets in money market instruments and cash equivalents. Under these circumstances, the fund will be unable to achieve its investment objective.

Alger may sell a security in order to buy shares of another company expected to have greater potential for growth or to meet redemptions.

While the fund invests principally in equity and convertible securities, Alger may, to a lesser extent, invest in ADRs, money market instruments, repurchase agreements, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . INVESTING AGGRESSIVELY
 . The value of developing-company stocks may be very volatile, and can drop significantly in a short period of time.
 . Rights, options and futures contracts may not be exercised and may expire worthless.
 . Warrants and rights may be less liquid than stocks.

 . CONVERTIBLE SECURITIES

Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying stock. YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.
These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek capital growth aggressively, and who can tolerate wide swings in the value of their investment.

[GRAPHIC] PAST PERFORMANCE


The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (S&P 500), a widely recognized unmanaged index of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year-by-year total return as of 12/31 each year (%)



                                 CLASS A SHARES
                                 --------------


             55.00     5.99     23.27     48.92     69.14     (32.48)
--------------------------------------------------------------------------------
              1995     1996     1997      1998      1999       2000


--------------------------------------------------------------------------------
                     QUARTER ENDED      RETURN
Class a Shares:     ---------------   ---------
Best Quarter:            12/31/99       43.38%
Worst Quarter:           12/31/00     (22.94)%

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00


                                               SINCE
                ONE YEAR       5 YEARS       INCEPTION
             -------------   -----------   -------------
A Shares         (36.20)%        17.07%         23.16%
-----------------------------------------------------
B Shares         (36.51)%        16.81%         13.83%
-----------------------------------------------------
C Shares         (33.17)%           --          (9.17)%
-----------------------------------------------------
M Shares         (34.40)%        17.75%         23.67%
-----------------------------------------------------
S&P 500*          (9.11)%        18.33%         21.31%
-----------------------------------------------------

* SINCE INCEPTION OF CLASS A SHARES, AND CLASS M SHARES (12/02/94). SINCE INCEPTION OF CLASS B SHARES (10/01/95 - 16.77%. SINCE INCEPTION OF CLASS C SHARES (11/01/99) - (2.67)%.

[GRAPHIC] FEES AND EXPENSES


The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================

SHAREHOLDER FEES (fees paid directly from your investment)

                                           CLASS OF SHARES
                                  A        B         C       M
                                -----    -----     -----   -----
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%    None     None     1.00%
Maximum deferred sales
charge (load)                   None(a)  5.00%    None     1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)



% OF AVERAGE DAILY NET ASSETS
                                      CLASS OF SHARES
                               A         B         C         M
--------------------------------------------------------------
Management fees             0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              0.62%     0.62%     0.62%     0.62%
                            ----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          1.77%     2.42%     2.42%     2.32%
EXPENSE REDUCTION (C)       0.22%     0.22%     0.22%     0.22%
                            ----------------------------------
NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
--------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================

EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,056      $1,437      $2,502
  B*            $723       $1,034      $1,371      $2,579
  C             $223       $  734      $1,271      $2,740
  M             $410       $  796      $1,308      $2,713
------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,056      $1,437      $2,502
  B*            $223       $  734      $1,271      $2,579
  C             $223       $  734      $1,271      $2,740
  M             $311       $  796      $1,308      $2,713
------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX GREAT COMPANIES -- TECHNOLOGY(SM)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX GREAT COMPANIES -- TECHNOLOGY(SM) IS LONG-TERM GROWTH OF CAPITAL.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Great Companies, L.L.C. (Great Companies), seeks to achieve this objective by investing in:

 . common stocks of companies that offer technology, communications, capital goods or related products and services

Great Companies generally invests at least 65% of the fund's assets in such stocks.

The fund seeks to invest in stocks of large, established, United States based companies that rely extensively on technology or communications in their product development or operations, and have benefited from technological or communications in their operating history. Stocks for this fund are selected by Great Companies from a group of companies that it has identified, in its opinion, as being "great companies."

To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: be highly regarded by management experts; be publicly traded; be incorporated in the United States; have been in business for 15 years or more; have a market cap in excess of $15 billion; be a global company (at least 30% of its revenues outside the U.S.); be engaged in what the sub-adviser considers to be "terrific technology businesses"; have a "protective barrier" such as superior brand franchises; consider employees to be a company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; and be an innovation-driven company that, in the sub-adviser's opinion, can convert changes into opportunities. Each company's common stock (and its predecessors) must have outperformed the S&P 500 over the ten-year period ended December 31, 1998. The sub-adviser will use the NASDAQ Composite Index as the performance benchmark for the fund.

To determine which "great company" in which the fund should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the estimated amount of cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised. Please see page 67 for a complete description of Intrinsic Value investing.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . ESTABLISHED COMPANY STOCKS

Because companies in which this fund invests must have been in existence for at least 15 years, certain sector stocks, which would otherwise present attractive investment opportunities, will not be selected for the fund.

 . TECHNOLOGY STOCKS

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with technological issues. The entire value of the fund may decrease if the technology industry suffers a loss.

 . PROPRIETARY RESEARCH

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

THIS FUND IS NON-DIVERSIFIED.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

    WHAT IS A NON-DIVERSIFIED FUND?
    A "non-diversified" fund has the ability to take larger positions in a smaller number of issuers. To the extent a fund invests in a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a widely diversified fund and may be subject to a greater loss with respect to its portfolio securities. However, to meet federal tax requirements, at the close of each quarter the fund may not have more than 25% of its total assets invested in any one issuer, and, with respect to 50% of its total assets, not more than 5% of its total assets in one issuer.

 . INVESTOR PROFILE

The fund may be appropriate for investors who seek long-term growth of capital and who can tolerate fluctuations inherent in stock investing.

[GRAPHIC] PAST PERFORMANCE


Because the fund commenced operations in July 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.



[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================

SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
                               ---------   -------   ------   ---------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None    1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)


% OF AVERAGE DAILY NET ASSETS

                                       CLASS OF SHARES
                                A         B         C       M
----------------------------------------------------------------
 Management fees             0.80%     0.80%     0.80%     0.80%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          4.40%     4.40%     4.40%     4.40%
                             -----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          5.55%     6.20%     6.20%     6.10%
 EXPENSE REDUCTION (D)       4.00%     4.00%     4.00%     4.00%
                             -----------------------------------
 NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in July 2000, the "Other expenses"
    are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================

EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $699       $1,778
   B*           $723       $1,783
   C            $223       $1,483
   M            $410       $1,540
-----------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $699       $1,778
   B*           $223       $1,483
   C            $223       $1,483
   M            $311       $1,540
-----------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX ISABELLE SMALL CAP VALUE

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX ISABELLE SMALL CAP VALUE IS TO SEEK CAPITAL APPRECIATION BY INVESTING ITS ASSETS PRIMARILY IN RELATIVELY UNDERVALUED COMMON STOCKS OF DOMESTIC SMALL COMPANIES.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Ironwood Capital Management, LLC (Ironwood), seeks to achieve this objective by investing principally in:

 . stocks of small cap companies

The fund manager seeks to combine the risk-averse nature of value investing with the superior long-term capital appreciation potential of small company stocks. The fund, under normal conditions, invests at least 80% of its assets in companies that have market capitalizations of less than $1.5 billion at the time of purchase. Market capitalization is the stock price multiplied by the total number of shares outstanding.

It is the manager's intention to be fully invested in small cap securities at all times.

Using a bottom-up approach with fundamental analysis, Ironwood analyzes a company's recent valuation, price/ earnings ratio and tangible assets, such as cash, real estate and equipment, to determine whether it presents the best value in terms of current price, cash flow, and current and forecasted earnings.

Ironwood believes that this approach helps to identify companies whose market value is substantially below true economic value. These companies are often neglected, overlooked or out-of-favor in the market. As a result, their current stock prices may not reflect the companies' long-term economic value. Frequently, these companies exhibit one or more of the following traits:

 . a company in transition, or in the process of being turned around
 . the company has a new product or innovation to offer the marketplace
 . the company is positioned to benefit from internal changes, such as a shift in management, or external catalysts, such as a cyclical turnaround of a depressed business or industry.

In selecting these securities, Ironwood conducts an in-depth research and analysis of each company. Ironwood looks at: potential cash flow; quality and commitment of management; overall financial strength; and existing assets. Ironwood often conducts in-person visits or discussions with management as well.

Ironwood may sell a security when it achieves Ironwood's defined target price. A security may also be sold if any of the following occur: a disruptive change in management; the company is unable to operate under its financial burdens; the cycle fails to materialize; a company's product or technology cannot be commercialized; or the investment time horizon of 2 to 3 years is exceeded.

From time to time to supplement or enhance the fund's principal investment strategies in an effort to achieve the fund's investment objectives, the fund manager may invest to a lesser extent in convertible and debt securities, foreign securities, rights and warrants, illiquid and restricted securities, below investment-grade debt securities, commonly referred to as "junk bonds," repurchase agreements, when issued and delayed delivery securities, hedging transactions, short sales "against the box," lending portfolio securities, borrowing money or other securities and investment strategies in pursuit of the fund's investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . MANAGEMENT RISK

Your investment in the fund varies with the success and failure of Ironwood's value-oriented investment strategies and Ironwood's research, analysis and selection of portfolio securities. If Ironwood's investment strategies do not produce the expected results, your investment could be diminished or even lost.

 . SMALL-SIZED OR NEW COMPANIES

These companies present additional risks because their earnings are less predictable, their share price more volatile, and their securities less liquid than larger or more established companies.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

The fund may be appropriate for long-term investors who are able to tolerate the volatility that exists with investing in small company stocks.

[GRAPHIC] PAST PERFORMANCE

Because the fund will commence operations in April 2001, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                            CLASS OF SHARES
                                   A          B         C         M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None     1.00%
Maximum deferred sales
charge (load)                   None(a)     5.00%     None     1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)


% OF AVERAGE DAILY NET ASSETS
                                     CLASS OF SHARES
                             A         B         C         M
----------------------------------------------------------------
Management fees             0.90%     0.90%     0.90%     0.90%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses (c)          2.70%     2.70%     2.70%     2.70%
                            ------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          3.95%     4.60%     4.60%     4.50%
EXPENSE REDUCTION (D)       2.30%     2.30%     2.30%     2.30%
                            ------------------------------------
NET OPERATING EXPENSES      1.65%     2.30%     2.30%     2.20%
----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund will commence operations in April 2001, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.50%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS     1 YEAR     3 YEARS
----------------------------------
  A             $709       $1,488
  B*            $733       $1,482
  C             $233       $1,182
  M             $420       $  782
----------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $709       $1,488
   B*           $233       $1,182
   C            $233       $1,182
   M            $321       $  782
-----------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX JANUS CAPITAL APPRECIATION (FORMERLY IDEX JCC CAPITAL APPRECIATION)

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX JANUS CAPITAL APPRECIATION IS LONG-TERM GROWTH OF
CAPITAL.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, Janus Capital Corporation (Janus), seeks to achieve the fund's objective by investing principally in:

 . common stocks of medium-sized companies

Medium-sized companies are those whose market capitalizations, at the time of purchase, fall within the range of the S&P Mid Cap 400 Index. As of December, 2000, this range was $102 million to $13.2 billion.

This fund invests in industries and stocks of companies that the fund's manager believes are experiencing favorable demand for their products and services, and are operating in favorable competitive and regulatory environments.

The fund's manager uses a "bottom up" approach when choosing securities for the fund's portfolio. The fund's manager makes this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria.

Although themes may emerge in the fund, stocks are usually selected without regard to any defined industry sector or other similarly defined selection procedure. Though income is not an objective of the fund, some holdings might produce incidental income.

The fund's manager may sell the fund's securities when its expectations regarding growth potential change.

While the fund invests principally in common stocks of medium-sized companies, the fund manager may, to a lesser extent, invest in stocks of smaller to larger companies, including some foreign companies, or other securities and investment strategies in pursuit of the fund's investment objective, which are explained beginning on page 64 and in the SAI.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . MEDIUM-SIZED COMPANIES

These companies present additional risks because their earnings are less predictable, their share prices more volatile, and their securities less liquid than larger, more established companies.

THIS FUND IS NON-DIVERSIFIED.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

    WHAT IS A NON-DIVERSIFIED FUND?
    A "non-diversified" fund has the ability to take larger positions in a smaller number of issuers. To the extent a fund invests a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund and may be subject to greater loss with respect to its portfolio securities. However, to meet federal tax requirements, at the close of each quarter the fund may not have more than 25% of its total assets invested in any one issuer, and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.


 . INVESTOR PROFILE

This fund may be appropriate for investors who want capital growth and who can stand the risks associated with common stock investments.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's MidCap 400 Index (S&P 400), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)


                                 CLASS A SHARES
                                 --------------

                   36.62  13.00  12.18  31.32  119.22  (37.72)
                   1995   1996   1997   1998    1999    2000


--------------------------------------------------------------------------------

CLASS A SHARES:     QUARTER ENDED      RETURN
                    ---------------   ---------
Best Quarter:            12/31/99       56.94%
Worst Quarter:           12/31/00      (31.67)%
-----------------        --------      ------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                                     SINCE
                      ONE YEAR       5 YEARS       INCEPTION
---------------------------------------------------------------
A Shares            (41.14)%           16.52%         20.26%
---------------------------------------------------------------
B Shares            (41.49)%           17.21%         17.42%
---------------------------------------------------------------
C Shares            (38.41)%              --         (13.75)%
---------------------------------------------------------------
M Shares            (39.53)%           17.08%         20.64%
---------------------------------------------------------------
S&P MidCap 400*     17.51%             20.36%         21.89%
---------------------------------------------------------------

* SINCE INCEPTION OF CLASS A, AND CLASS M SHARES (12/02/94). SINCE INCEPTION OF CLASS B SHARES (10/01/95) - 19.68%. SINCE INCEPTION OF CLASS C SHARES (11/01/99) - 24.46%.


[GRAPHIC] FEES AND EXPENSES


The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)



                                              CLASS OF SHARES
                                   A          B         C            M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d)


% OF AVERAGE DAILY NET ASSETS
                                      CLASS OF SHARES
                               A         B         C         M
----------------------------------------------------------------
Management fees             1.00%     1.00%     1.00%     1.00%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              0.54%     0.54%     0.54%     0.54%
                            ------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          1.89%     2.54%     2.54%     2.44%
EXPENSE REDUCTION (C)       0.04%     0.04%     0.04%     0.04%
                            ------------------------------------
NET OPERATING EXPENSES      1.85%     2.50%     2.50%     2.40%
----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.50%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $728       $1,108      $1,512      $2,637
  B*            $753       $1,087      $1,447      $2,714
  C             $253       $  787      $1,347      $2,872
  M             $440       $  849      $1,384      $2,846
------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $728       $1,108      $1,512      $2,637
  B*            $253       $  787      $1,347      $2,714
  C             $253       $  787      $1,347      $2,872
  M             $341       $  849      $1,384      $2,846
------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX MUNDER NET50

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX MUNDER NET50 IS TO SEEK TO PROVIDE LONG-TERM CAPITAL APPRECIATION.

[GRAPHIC] PRINCIPAL STRATEGIES

          AND POLICIES

The fund's sub-adviser, Munder Capital Management (Munder) seeks to achieve the fund's objective by investing principally in:

 . stocks of domestic and foreign companies that are engaged in the Internet and Intranet related businesses

Under normal market conditions, the fund will invest at least 65% of its total assets in equity securities, and American Depositary Receipts (ADRs) of both domestic and foreign companies that are engaged in research, design, development, manufacturing or engaged to a significant extent in the business of distributing products, processes or services for use with the Internet or Intranet related businesses. The fund intends to hold approximately 50 different securities, but may hold between 40 and 60 securities at any time. Of the companies selected, 70-90% are expected to be domestic, while 10-30% are expected to be foreign.

The Internet is a world-wide network of computers designed to permit users to share information and transfer data quickly and easily. The World Wide Web
(WWW), which is a means of graphically interfacing with the Internet, is a hyper-text based publishing medium containing text, graphics, interactive feedback mechanisms and links within WWW documents and to other WWW documents. An Intranet is the application of WWW tools and concepts to a company's internal documents and databases.

There is no limit on the market capitalization of the companies in which the fund may invest, or in the length of operating history for the companies. The fund may invest in small companies. Small companies are defined as those with a market capitalization or annual revenues of no more than $1 billion. The fund may also invest without limit in initial public offerings (IPOs), although it is uncertain whether such IPOs will be available for investment by the fund or what impact, if any, they will have on the fund's performance.

The fund may, to a lesser extent, invest in emerging markets, purchase and sell options, forward currency exchange contracts and use various investment techniques or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC OMITTED]

           PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs)) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

 . SECTOR RISK

The fund will invest primarily in companies engaged in Internet and Intranet related activities. The value of such companies is particularly vulnerable to rapidly changing technology, extensive government regulation and relatively high risks of obsolescence caused by scientific and technological advances. The value of the fund's shares may fluctuate more than shares of a fund investing in a broader range of industries.

 . SMALL-AND MEDIUM-SIZED COMPANIES

These companies present additional risks because their earnings are less predictable, their share price more volatile, and their securities are less liquid than larger, more established companies.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for long-term investors who seek growth of capital, are looking for a stock portfolio that is focused on a particular stock market segment, and are able to tolerate significant fluctuations in the value of their investment.

[GRAPHIC] PAST PERFORMANCE


Because the fund commenced operations in December 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC] FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None    1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)

                                                   % OF AVERAGE DAILY NET ASSETS

                                       CLASS OF SHARES
                                A         B         C         M
                             ------------------------------------
 Management fees             1.00%     1.00%     1.00%     1.00%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          2.70%     2.70%     2.70%     2.70%
                             ------------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          4.05%     4.70%     4.70%     4.60%
 EXPENSE REDUCTION (D)       2.25%     2.25%     2.25%     2.25%
                             ------------------------------------
 NET OPERATING EXPENSES      1.80%     2.45%     2.45%     2.35%
-----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in December 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.40%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.60%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $723       $1,520
   B**          $748       $1,515
   C            $248       $1,215
   M            $435       $  806
---------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $723       $1,520
   B**          $248       $1,215
   C            $248       $1,215
   M            $336       $  806
---------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT
     YEARS AFTER YOU PURCHASE THEM.

 IDEX PILGRIM BAXTER MID CAP GROWTH


SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE INVESTMENT OBJECTIVE OF IDEX PILGRIM BAXTER MID CAP GROWTH IS TO SEEK CAPITAL APPRECIATION.


[GRAPHIC] PRINCIPAL STRATEGIES  AND POLICIES

The fund's sub-adviser, Pilgrim Baxter & Associates, Ltd. (Pilgrim Baxter), seeks to achieve the fund's objective by investing fund assets principally in:

 . common stocks of medium capitalization companies

In seeking capital appreciation, Pilgrim Baxter normally invests at least 65% of the fund's total assets in common stocks, issued by companies with market capitalizations or average revenues between $500 million and $10 billion. The fund invests primarily in companies that Pilgrim Baxter believes have strong business momentum, earnings growth and capital appreciation potential.

Pilgrim Baxter uses its own fundamental research and proprietary measures of growth and business momentum in determining which stocks to buy and sell.

Pilgrim Baxter's decision to sell a stock depends on many factors. Generally speaking, Pilgrim Baxter considers selling a security when its anticipated appreciation is no longer probable, alternate investments offer more superior appreciation prospects, or the risk of a decline in its market price is too great.

Pilgrim Baxter may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund will be unable to achieve its investment objective.

While the fund invests principally in common stocks of medium-sized companies, Pilgrim Baxter may, to a lesser extent, elect to invest in options and futures contracts for hedging and risk management, or in other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund may hold fluctuate in price, the value of your investment in the fund will go up and down.

 . MEDIUM-SIZED COMPANIES

These companies present additional risks because their earnings are less predictable, their share price more volatile, and their securities less liquid than larger, more established companies.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want long-term growth of capital

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Russell Mid Cap Growth Index (MCG), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------

YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)



                                 CLASS A SHARES
                                 --------------



                                    (17,30)

                -------------------------------------------------
                                      2000



--------------------------------------------------------------------------------

 CLASS A SHARES:                                  QUARTER ENDED          RETURN
                                                  -------------          ------
 Best Quarter:                                       3/31/00              13.79%
 Worst Quarter:                                     12/31/00            (34.35)%

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                                                         SINCE
                                                    ONE YEAR           INCEPTION
--------------------------------------------------------------------------------
A Shares                                            (21.84)%              27.77%
--------------------------------------------------------------------------------
B Shares                                            (22.07)%              29.24%
--------------------------------------------------------------------------------
C Shares                                            (17.97)%               9.59%
--------------------------------------------------------------------------------
M Shares                                            (19.50)%              30.39%
--------------------------------------------------------------------------------
MCG*                                                (11.75)%               3.59%
--------------------------------------------------------------------------------

* SINCE INCEPTION (3/01/99); SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - 12.01%.


[GRAPHIC} FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)



                                                   CLASS OF SHARES
                                       A          B           C            M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)         5.50%        None         None       1.00%
Maximum deferred sales
charge (load)                      None(a)      5.00%        None       1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets) (d)

% OF AVERAGE DAILY NET ASSETS                       CLASS OF SHARES
                                        A           B           C           M
------------------------------------------------------------------------------
Management fees                       0.80%       0.80%       0.80%       0.80%
Distribution and service
(12b-1) fees                          0.35%       1.00%       1.00%       0.90%
Other expenses)                       0.91%       0.91%       0.91%       0.91%
                                      ----------------------------------------
TOTAL ANNUAL FUND OPERATING
EXPENSES                              2.06%       2.71%       2.71%       2.61%
EXPENSE REDUCTION (C)                 0.46%       0.46%       0.46%       0.46%
                                      ----------------------------------------
NET OPERATING EXPENSES                1.60%       2.25%       2.25%       2.15%
------------------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS                    1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------
  A                             $704         $1,118        $1,558        $2,774
  B**                           $728         $1,098        $1,494        $2,851
  C                             $228         $  798        $1,394        $3,008
  M                             $415         $  860        $1,431        $2,981
--------------------------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS                    1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------
  A                             $704         $1,118        $1,558        $2,774
  B**                           $228         $  798        $1,394        $2,851
  C                             $228         $  798        $1,394        $3,008
  M                             $316         $  860        $1,431        $2,981
--------------------------------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT
   YEARS AFTER YOU PURCHASE THEM.


For information regarding a similar sub-adviser fund, please see page 85.

  IDEX PILGRIM BAXTER TECHNOLOGY

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX PILGRIM BAXTER TECHNOLOGY IS GROWTH OF CAPITAL. Current income is incidental to this objective.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, Pilgrim Baxter & Associates, Ltd. (Pilgrim Baxter), seeks to achieve this objective by investing principally in:

 . common stocks of companies doing business in the technology and communications sectors of the market

In seeking growth of capital, Pilgrim Baxter normally invests at least 65% of the fund's total assets in common stocks of small, medium or large capitalization companies doing business in the technology and communications sectors of the market. This fund is also concentrated which means Pilgrim Baxter invests 25% or more of the fund's total assets in one or more industries within those sectors.

These industries may include computer software and hardware, network and cable broadcasting, defense and data storage and retrieval, and biotechnology. Pilgrim Baxter feels that there is significant growth potential because the fund invests in companies that may be responsible for breakthrough products or technologies or positioned to take advantage of cutting-edge developments. The fund's holdings may range from smaller companies developing new technologies or pursuing scientific breakthroughs to large, blue chip firms with established track records in developing, using or marketing scientific advances.

Pilgrim Baxter uses its own fundamental research and proprietary measures of growth and business momentum in determining which stocks to buy and sell.

Pilgrim Baxter's decision to sell a stock depends on many factors. Generally speaking, Pilgrim Baxter considers selling a security when its anticipated appreciation is no longer probable, alternate investments offer more superior appreciation prospects, or the risk of a decline in its market price is too great.

Pilgrim Baxter may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund will be unable to achieve its investment objective.


While the fund invests principally in common stocks, Pilgrim Baxter may, to a lesser extent, invest in options and futures contracts for hedging and risks management or in other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

    WHAT IS A NON-DIVERSIFIED FUND?
    A "non-diversified" fund has the ability to take larger positions in a smaller number of issuers. To the extent a fund invests a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund and may be subject to greater loss with respect to its portfolio securities. However, to meet federal tax requirements, at the close of each quarter the fund may not have more than 25% of its total assets invested in any one issuer, and, with respect to 50% of its total assets, not more than 5% of its total assets invested in any one issuer.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . TECHNOLOGY STOCKS

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with technological issues.

 . SMALL-OR MEDIUM-SIZED COMPANIES

These companies present additional risks because their earnings are less predictable, their share price more volatile, and their securities less liquid than larger or more established companies.

THIS FUND IS NON-DIVERSIFIED.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who are willing to accept the higher risk of loss inherent in a fund that invests in technology company securities which may be strongly affected by worldwide scientific and technological developments and governmental policies, in exchange for the potential of greater capital appreciation.

[GRAPHIC] PAST PERFORMANCE

Because the fund commenced operations in March 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.


[GRAPHIC]  FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                                CLASS OF SHARES
                                  A            B           C               M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)     5.50%         None         None          1.00%
Maximum deferred sales
charge (load)                  None(a)       5.00%        None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
% OF AVERAGE DAILY NET ASSETS

                                                  CLASS OF SHARES
                                         A           B           C           M
--------------------------------------------------------------------------------
Management fees                        1.00%       1.00%       1.00%       1.00%
Distribution and service
(12b-1) fees                           0.35%       1.00%       1.00%       0.90%
Other expenses (c)                     0.92%       0.92%       0.92%       0.92%
                                       -----------------------------------------
TOTAL ANNUAL FUND OPERATING
EXPENSES                               2.27%       2.92%       2.92%       2.82%
EXPENSE REDUCTION (D)                  0.47%       0.47%       0.47%       0.47%
                                       -----------------------------------------
NET OPERATING EXPENSES                 1.80%       2.45%       2.45%       2.35%
--------------------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in March 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.40%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.60%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS                                              1 YEAR          3 YEARS
--------------------------------------------------------------------------------
   A                                                      $723            $1,178
   B**                                                    $748            $1,160
   C                                                      $248            $  860
   M                                                      $435            $  921
--------------------------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS                                              1 YEAR          3 YEARS
--------------------------------------------------------------------------------
   A                                                      $723            $1,178
   B**                                                    $248            $  860
   C                                                      $248            $  860
   M                                                      $336            $  921
--------------------------------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX TRANSAMERICA SMALL COMPANY

SUMMARY OF RISKS AND RETURNS
[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX TRANSAMERICA SMALL COMPANY IS TO MAXIMIZE LONG-TERM
GROWTH.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, Transamerica Investment Management, LLC (TIM), uses a "bottom-up" approach to investing and builds the fund's portfolio one company at a time by investing fund assets principally in:

 . equity securities such as common stocks, preferred stocks, rights, warrants and securities convertible into or exchangeable for common stocks of small companies

TIM generally invests at least 65% of the fund's assets in a diversified portfolio of equity securities. The companies issuing these securities are companies with small market capitalization. TIM defines small companies as those whose market capitalization or annual revenues are no more than $1 billion.

TIM selects stocks that are issued by small U.S. companies which, in its opinion, show:

 . strong potential for steady growth
 . high barriers to competition

It is the opinion of TIM that companies with smaller capitalization levels are less actively followed by security analysts and therefore they may be undervalued, providing strong opportunities for a rise in value.

While the fund invests principally in equity securities of small companies, TIM may also, to a lesser extent, invest in debt securities or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

TIM may also invest in cash or cash equivalents for temporary defensive purposes when market conditions warrant (which is inconsistent with the fund's principal investment strategies). To the extent it is invested in these securities, the fund may not be able to achieve its investment objective.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . CONVERTIBLE SECURITIES

Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying stock.

 . SMALL-CAP COMPANIES

Investing in small companies involves greater risk than is customarily associated with more established companies. Stocks of small companies may be subject to more abrupt or erratic price movements than larger company securities. Small companies often have limited product lines, market, or financial resources, and their management may lack depth and experience.
Also, growth stocks can experience steep price declines if the company's earnings disappoint investors. Since the fund will typically be fully invested in this market sector, investors are fully exposed to its volatility.

 . WARRANTS AND RIGHTS

Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company.
Also, the value of a warrant or right does not necessarily change with the value of the underlying securities. A warrant or right ceases to have value if it is not exercised prior to the expiration date.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.
These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.
    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

 . INVESTOR PROFILE

This fund may be appropriate for long-term investors who are willing and financially able to take on above-average stock market volatility in order to pursue long-term capital growth.

[GRAPHIC] PAST PERFORMANCE

Because the fund commenced operations in March 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
                               ----------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)

% OF AVERAGE DAILY NET ASSETS
                                            CLASS OF SHARES
                                      A         B         C         M
-----------------------------------------------------------------------
Management fees                    0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                       0.35%     1.00%     1.00%     0.90%
Other expenses (c)                 3.39%     3.39%     3.39%     3.39%
                                   ----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES                 4.54%     5.19%     5.19%     5.09%
EXPENSE REDUCTION (D)              2.94%     2.94%     2.94%     2.94%
                                   ----------------------------------
NET OPERATING EXPENSES             1.60%     2.25%     2.25%     2.15%
---------------------------------------------------------------------
(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in March 2000, the "Other expenses"
    are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

================================================================================
EXAMPLE*


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $704       $1,595
   B**          $728       $1,593
   C            $228       $1,293
   M            $415       $1,351
---------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $704       $1,595
   B**          $228       $1,293
   C            $228       $1,293
   M            $316       $1,351
---------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

  IDEX T. ROWE PRICE SMALL CAP

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE INVESTMENT OBJECTIVE OF IDEX T. ROWE PRICE SMALL CAP IS TO SEEK LONG-TERM GROWTH OF CAPITAL BY INVESTING PRIMARILY IN COMMON STOCKS OF SMALL GROWTH COMPANIES.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, T. Rowe Price Associates, Inc. (T. Rowe Price), seeks to achieve the fund's objective by investing fund assets principally in:

 . common stocks of small-cap growth companies

This fund will invest at least 65% of its total assets in small-cap growth companies. These are defined as companies whose market capitalization falls within the range of, or less than, the smallest 100 companies in the Standard & Poor's 500 Composite Stock Index (S&P 500) which was approximately $3.269 billion and below as of December 31, 2000, but the upper size limit will vary with market fluctuations. Companies whose capitalization increases above this range after the fund's initial purchase continue to be considered small companies for purposes of this policy. The S&P 500 measures the performance of the common stocks of 500 large U.S. companies in the manufacturing, utilities, transportation, and financial industries. (A company's market "cap" is found by multiplying its shares outstanding by its stock price.)

To help manage cash flows efficiently, T. Rowe Price may also buy and sell stock index futures. The fund intends to be invested in a large number of holdings. T. Rowe Price believes this diversification should minimize the effects of individual security selection on fund performance.

T. Rowe Price uses a number of quantitative models that are designed to identify key characteristics of small-cap growth stocks. Based on these models, stocks are selected in a "top-down" manner so that the fund's portfolio as a whole reflects characteristics T. Rowe Price considers important, such as valuations (price/ earnings or price/book value ratios, for example) and projected earnings growth.

    WHAT IS A QUANTITATIVE MODEL?
    A quantitative model is fashioned by a fund's sub-adviser to assist the sub-adviser in evaluating a potential security. The sub-adviser creates a model that is designed using characteristics that the sub-adviser deems advantageous in a security. The sub-adviser then compares a potential security's characteristics against those of the model, and makes a determination of whether or not to purchase the security based on the results of that comparison.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

The fund may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund may be unable to achieve its investment objective.

    WHAT IS A TOP-DOWN APPROACH?
    When using a "top-down" approach, the fund manager looks first at broad market factors, and on the basis of those market factors, chooses certain sectors, or industries within the overall market. The manager then looks at individual companies within those sectors or industries.

While the fund invests principally in small-cap common stocks, T. Rowe Price may, to a lesser extent, invest in stock index futures, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . SMALL-CAP COMPANIES

Investing in small companies involves greater risk than is customarily associated with more established companies. Stocks of small companies may be subject to more abrupt or erratic price movements than larger company securities. Small companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Also, growth stocks can experience steep price declines if the company's earnings disappoint investors. Since the fund will typically be fully invested in this market sector, investors are fully exposed to its volatility.

 . QUANTITATIVE MODELS

A quantitative model that is developed to select stocks may not be effective. As a result, overall returns of the fund may be lower than if other methods were used to select the stock held by the fund.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want an aggressive, long-term approach to building capital and who can tolerate significant fluctuations inherent in small-cap stock investing.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Russell 2000 Index (Russell 2000), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)


                                 CLASS A SHARES
                                 --------------

                                     (9.15)
--------------------------------------------------------------------------------
                                      2000

--------------------------------------------------------------------------------
CLASS A SHARES:     QUARTER ENDED      RETURN
                    ---------------   ---------
Best Quarter:        3/31/00           11.20 %
Worst Quarter:      12/31/00          (11.20)%
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                     SINCE
                     ONE YEAR      INCEPTION
---------------------------------------------
A Shares              (14.15)%        9.49%
---------------------------------------------
B Shares              (14.31)%       10.25%
---------------------------------------------
C Shares               (9.79)%       10.79%
---------------------------------------------
M Shares              (11.49)%       11.73%
---------------------------------------------
Russell 2000*          (3.03)%       13.59%
--------------------------------------------------------------------------------

* SINCE INCEPTION (3/01/99); SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - 2.53%.


[GRAPHIC] FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d)

% OF AVERAGE DAILY NET ASSETS          CLASS OF SHARES
                                A         B         C         M
-----------------------------------------------------------------
 Management fees             0.80%     0.80%     0.80%     0.80%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses              1.68%     1.68%     1.68%     1.68%
                             ------------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          2.83%     3.48%     3.48%     3.38%
 EXPENSE REDUCTION (C)       1.23%     1.23%     1.23%     1.23%
                             ------------------------------------
 NET OPERATING EXPENSES      1.60%     2.25%     2.25%     2.15%
-----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.

A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------
  A             $704       $1,269      $1,859      $3,449
  B**           $728       $1,254      $1,802      $3,529
  C             $228       $  954      $1,702      $3,675
  M             $415       $1,015      $1,738      $3,649
-------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------
  A             $704       $1,269      $1,859      $3,449
  B**           $228       $  954      $1,702      $3,529
  C             $228       $  954      $1,702      $3,675
  M             $316       $1,015      $1,738      $3,649
-------------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT
   YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX AMERICAN CENTURY INTERNATIONAL

SUMMARY OF RISKS AND RETURNS

[GRAPHIC]   OBJECTIVE


THE OBJECTIVE OF IDEX AMERICAN CENTURY INTERNATIONAL IS TO SEEK CAPITAL GROWTH.



[GRAPHIC]   PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, American Century Investment Management, Inc. (American Century), seeks to achieve this objective by investing principally in:

 . stocks of growing foreign companies

The fund manager uses a growth investment strategy developed by American Century to invest in stocks of companies that it believes will increase in value over time. This strategy looks for companies with earnings and revenue growth potential. Ideally, the fund manager looks for companies whose earnings and revenues are not only growing, but growing at a successfully faster, or accelerating, pace. This strategy is based on the premise that, over the long term, the stocks of companies with earnings and revenue growth have a greater-than-average chance to increase in value.

The manager uses a bottom-up approach to select stocks to buy for the fund. The manager tracks financial information for thousands of companies to identify trends in the companies' earnings and revenues. This information is used to help the fund manager to select or decide to continue to hold the stocks of companies it believes will be able to sustain their growth, and to sell stocks of companies whose growth begins to slow down.

In addition to locating strong companies with earnings and revenue growth, the fund manager believes that it is important to diversify the fund's holdings across different countries and geographical regions in an effort to manage the risks of an international portfolio. For this reason, the fund manager also considers the prospects for relative economic growth among countries or regions, economic and political conditions, expected inflation rates, currency exchange fluctuations and tax considerations when making investments.

The fund manager does not attempt to time the market. Instead, under normal market conditions, the manager intends to keep the fund essentially fully invested in stocks regardless of the movement of stock prices. When the manager believes it is prudent, the fund may invest a portion of its assets in convertible securities, short-term securities, non-leveraged stock index futures contracts and other similar securities.

Stock index futures contracts, a type of derivative security, can help the fund's cash assets remain liquid by performing more like stocks. The fund has a policy governing stock index futures and similar derivative securities to help manage the risk of these types of investments. For example, the manager cannot leverage the fund's assets by investing in a derivative security. A complete description of the derivatives policy is included in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs)) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

 . CURRENCY RISK

Because the fund's foreign investments are generally held in foreign currencies, the fund is subject to currency risk, meaning the fund could experience gains or losses solely on changes in the exchange rate between foreign currencies and the U.S. dollar.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for the investor who is seeking long-term capital growth, diversification of his or her investment portfolio through investment in foreign securities, and is comfortable with the risks associated with investing in foreign growth securities and short-term price volatility. It may also be appropriate when investing through an IRA or other tax-advantaged retirement plan.

[GRAPHIC]  PAST PERFORMANCE


Because the fund will commence operations in April 2001, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC]  FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)

% OF AVERAGE DAILY NET ASSETS
                                       CLASS OF SHARES
                                A         B         C         M
---------------------------------------------------------------------
 Management fees             1.00%     1.00%     1.00%     1.00%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          2.70%     2.70%     2.70%     2.70%
                             ----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          4.05%     4.70%     4.70%     4.60%
 EXPENSE REDUCTION (D)       2.10%     2.10%     2.10%     2.10%
                             ----------------------------------
 NET OPERATING EXPENSES      1.95%     2.60%     2.60%     2.50%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund will commence operations in April 2001, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.60%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
===============================================================================
EXAMPLE


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $737       $1,533
   B*           $763       $1,529
   C            $263       $1,229
   M            $450       $1,288
---------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $737       $1,533
   B*           $263       $1,229
   C            $263       $1,229
   M            $351       $1,288
---------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For more information regarding a similar sub-adviser fund, please see page 85.

 IDEX GABELLI GLOBAL GROWTH



SUMMARY OF RISKS AND RETURNS

[GRAPHIC]       OBJECTIVE


THE OBJECTIVE OF IDEX GABELLI GLOBAL GROWTH IS TO SEEK TO PROVIDE INVESTORS WITH APPRECIATION OF CAPITAL.

[GRAPHIC]   PRINCIPAL STRATEGIES
            AND POLICIES

The fund's sub-adviser, Gabelli Asset Management Company (Gabelli), seeks to achieve this objective by investing principally in:

 . common stocks

Under normal market conditions, the fund will invest at least 65% of its total assets in common stock of companies involved in the global market place. The fund invests primarily in common stocks of foreign and domestic small capitalization, mid-capitalization and large capitalization issuers. The fund may invest without limitation in securities of foreign issuers and will invest in securities of issuers located in at least three countries.

To seek to achieve the fund's primary objective, Gabelli employs a disciplined investment program focusing on the globalization and interactivity of the world's market place. The fund invests in companies that, in Gabelli's opinion, are at the forefront of accelerated growth.

Gabelli strives to find reasonably valued businesses exhibiting creativity to adapt to the changing environment. Additionally, Gabelli looks for solid franchises, ideally with unique copyrights that can add to overall value creation. And lastly, Gabelli likes growth and therefore looks to businesses involved in the ever-evolving communication revolution. Looking forward, Gabelli continues to believe that the dominant companies of tomorrow will be conducting a major portion of their business via the Internet within the next five years.

Currently in selecting investments, Gabelli seeks companies participating in emerging advances in services and products that are accessible to individuals in their homes or offices through consumer electronics content based devices such as telephones, televisions, radios and personal computers. The fund will invest in companies which Gabelli believes are likely to have rapid growth in revenues and earnings and potential for above average capital appreciation or are undervalued. In addition, Gabelli also considers the market price of the issuer's securities, its balance sheet characteristics and the perceived strength of its management.

Gabelli sells the fund's securities when they view the stock to be overvalued, or when Gabelli feels the stocks are no longer in what it considers to be a favorable media.

In seeking to achieve the investment objective of this fund, Gabelli may make investment decisions without giving consideration to the turnover rate of the fund. As a result, the turnover rate of the fund's portfolio may be higher than other comparable funds. Consequently, the fund may incur higher transaction related expenses than funds that do not engage in frequent trading.

[GRAPHIC]     PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including ADRs, GDRs and EDRs) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between regulations to which U.S. and foreign issuer markets are subject. These risks include:
 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

 . ENTERTAINMENT AND COMMUNICATIONS STOCK

Securities of entertainment and communications companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with such issues.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who are long-term investors and who seek growth of capital in a diversified portfolio of stocks of companies located inside and outside the United States.

[GRAPHIC] PAST PERFORMANCE

Because the fund commenced operations in September 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
------------------------------------------------------------- ---------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)


% OF AVERAGE DAILY NET ASSETS
                                       CLASS OF SHARES
                                A         B         C         M
-----------------------------------------------------------------
 Management fees             1.00%     1.00%     1.00%     1.00%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          5.87%     5.87%     5.87%     5.87%
                             ----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          7.22%     7.87%     7.87%     7.77%
 EXPENSE REDUCTION (D)       5.47%     5.47%     5.47%     5.47%
                             ----------------------------------
 NET OPERATING EXPENSES      1.75%     2.40%     2.40%     2.30%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in September 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
----------------------------------
   A            $718       $2,096
   B*           $743       $2,112
   C            $243       $1,812
   M            $430       $1,867
---------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $718       $2,096
   B*           $243       $1,812
   C            $243       $1,812
   M            $331       $1,867
---------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.



For information regarding a similar sub-adviser fund, please see page 85.

 IDEX GE INTERNATIONAL EQUITY

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX GE INTERNATIONAL EQUITY IS LONG-TERM GROWTH OF CAPITAL.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, GE Asset Management Incorporated (GEAM), seeks to achieve this objective by investing principally in:

 . common stocks of companies located in developed and developing countries other than the United States.

GEAM focuses on companies that it expects will grow faster than relevant markets and whose security price does not, in GEAM's view, fully reflect their potential for growth. Under normal circumstances, the fund's assets are invested in foreign securities of companies representing at least three different countries.

GEAM determines the country represented by an issuer by reference to the country in which the issuer is organized; derives at least 50% of its revenues or profits from goods produced or sold, investments made or services performed; has at least 50% of its assets situated; or has the principal trading market for its securities.

GEAM seeks to identify securities of growth companies with characteristics such as:

 . low prices relative to their long-term cash earnings potential

 . potential for significant improvement in the company's business

 . financial strength

 . sufficient liquidity

The fund invests not only in the larger markets of Europe and Japan, but may also invest in the smaller markets of Asia, emerging Europe, Latin America, and other emerging markets.

Overseas economies often do not move in the same direction and operate differently. This creates situations the fund aims to take advantage of through asset allocation among international markets.

The fund may, to a lesser extent, invest in equity securities other than common stocks (including preferred securities; depositary receipts such as ADRs, EDRs and GDRs; convertible securities and rights and warrants); securities of companies located in the United States; debt securities or other securities; and use various investment techniques and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from differences between the regulations to which U.S. and foreign issuers and markets are subject. These risks include: changes in currency values; currency speculation; currency trading costs; different accounting and reporting practices; less information available to the public; less (or different) regulation of securities' markets; more complex business negotiations; less liquidity; more fluctuations in market prices; delays in settling foreign securities transactions; higher transaction costs; higher costs for holding foreign securities (custodial fees); vulnerability to seizure and taxes; political instability and small markets; and different market trading days.

 . EMERGING MARKETS

Emerging market securities bear most of the foreign exposure risks discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. These risks are further explained on page 66.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek long-term capital growth through foreign investments, and who are able to tolerate the significant risks in such investments.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Morgan Stanley Capital International-Europe, Asia & Far East Asia Index (MSCI-EAFE), a widely recognized unmanaged index of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)

                                 CLASS A SHARES
                                 --------------

                     11.21           30.63           (12.43)
                  ---------------------------------------------
                      1998            1999            2000

-----------------------------------------------
CLASS A SHARES:      QUARTER ENDED      RETURN
                    ---------------------------
Best Quarter:       12/31/99            23.80%
Worst Quarter:       9/30/98           (16.94)%
-----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                 SINCE
                  ONE YEAR     INCEPTION
----------------------------------------
 A Shares        (17.24)%         6.49%
---------------------------------------
 B Shares        (17.32)%         6.99%
---------------------------------------
 C Shares        (12.97)%         3.37%
---------------------------------------
 M Shares        (14.62)%         7.23%
---------------------------------------
 MSCI-EAFE**     (13.96)%         8.84%
---------------------------------------

* SINCE INCEPTION (2/01/97); SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - (2.51)%.

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)


% OF AVERAGE DAILY NET ASSETS                 CLASS OF SHARES
                                       A         B         C        M
-----------------------------------------------------------------------
Management fees                     0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                        0.35%     1.00%     1.00%     0.90%
Other expenses                      2.41%     2.41%     2.41%     2.41%
                                    -----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES                  3.56%     4.21%     4.21%     4.11%
EXPENSE REDUCTION (C)               1.96%     1.96%     1.96%     1.96%
                                    -----------------------------------
NET OPERATING EXPENSES              1.60%     2.25%     2.25%     2.15%
-----------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A               $704       $1,410      $2,136      $4,045
  B**             $728       $1,400      $2,086      $4,125
  C               $228       $1,100      $1,986      $4,262
  M               $415       $1,160      $2,020      $4,237
------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A               $704       $1,410      $2,136      $4,045
  B**             $228       $1,100      $1,986      $4,125
  C               $228       $1,100      $1,986      $4,262
  M               $316       $1,160      $2,020      $4,237
------------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

For information regarding a similar sub-adviser fund, please see page 85.

 IDEX GREAT COMPANIES -- GLOBAL/2/

SUMMARY OF RISKS AND RETURNS

[GRAPHIC]   OBJECTIVE


THE OBJECTIVE OF IDEX GREAT COMPANIES -- GLOBAL/2/ IS TO SEEK LONG-TERM GROWTH OF CAPITAL IN A MANNER CONSISTENT WITH PRESERVATION OF CAPITAL.

[GRAPHIC]   PRINCIPAL STRATEGIES

            AND POLICIES

The fund's sub-adviser Great Companies, L.L.C (Great Companies), seeks to achieve this objective by investing in common stocks of domestic and foreign issuers which are selected from a group of companies that it has identified as being "great companies." All stocks selected for the fund's portfolio will meet the common criteria listed below.

All companies selected for the domestic portion of the fund's portfolio must be incorporated in the United States. Domestic non-technology stocks will only be selected if they (and their predecessors) have outperformed the S&P 500 over the ten-year period ended December 29, 2000, are global companies (at least 40% of its revenues outside the U.S.), and have been in business at least 50 years and survived the founder.

Domestic technology stocks will only be selected if they, (and their predecessors) have outperformed the NASDAQ Composite Index over the ten-year period ended December 31, 1998, are global companies (at least 30% of its revenues outside the U.S.), and have been in business at least 15 years.

The stocks selected for the international portion of the fund's portfolio must be incorporated outside of the United States. The non-technology portion of international stocks must consist of stocks of companies that have at least 40% of their revenues outside the country of origin, and the technology portion must have at least 30% of their revenues outside the country of origin. In addition, the international stocks will only be selected if they (and their predecessors) have outperformed the Morgan Stanley Capital International World Index (MSCIW) over the ten-year period ended June 30, 2000. (MSCIW is the primary benchmark for the fund.) The international stocks cannot have government ownership in excess of 10% and, generally, must be ADR traded securities.

To be considered a "great company" candidate by the sub-adviser, the sub-adviser will initially determine if a company meets certain of the following criteria: be highly regarded by management experts; be publicly traded; have a market cap in excess of $15 billion; be engaged in what the sub-adviser considers to be "terrific businesses"; have a "protective barrier" such as superior brand franchises; consider employees to be a company's most valuable asset; have, in the sub-adviser's opinion, "world class management"; and be an innovation-driven company that, in the sub-adviser's opinion, can convert changes into opportunities.

To determine which "great company" in which the fund should invest, Great Companies uses Intrinsic Value investing. Intrinsic Value is the discounted value of the estimated amount of cash that can be taken out of a business during its remaining life. It is an estimate rather than a precise figure, and changes when interest rates move or when forecasts of future cash flows are revised. Please see page 67 for a complete description of Intrinsic Value investing.

The allocation of the fund's portfolio between domestic and international companies will be driven by three factors: Momentum/growth of U.S. equities and international equities; Intrinsic Value momentum of the stocks in the domestic portfolio versus the stocks in the international portfolio; and Market price of the stocks in the portfolios relative to their intrinsic values.

The allocation of stocks within each portion of the fund's portfolio will be driven by these factors: Market price relative to intrinsic value and Intrinsic value momentum.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including ADRs, GDRs and EDRs) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include: changes in currency values; currency speculation; currency trading costs; different accounting and reporting practices; less information available to the public; less (or different) regulation of securities markets; more complex business negotiations; less liquidity; more fluctuations in prices; delays in settling foreign securities transactions; higher costs for holding shares (custodial fees); higher transaction costs; vulnerability to seizure and taxes; political instability and small markets; different market trading days and forward currency contracts for hedging.

 . ESTABLISHED COMPANY STOCKS


Because both domestic and foreign companies in which this fund invests must have been in existence for at least 50 and 15 years, respectively, certain sector stocks, which would otherwise present attractive investment opportunities, will not be selected for the fund.

 . PROPRIETARY RESEARCH

Proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

 . TECHNOLOGY STOCKS

Securities of technology companies are strongly affected by worldwide scientific and technological developments and governmental policies, and, therefore, are generally more volatile than securities of companies not dependent upon or associated with technological issues. The entire value of the fund may decrease if the technology industry suffers a loss.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for the investor who seeks capital growth without being limited to investments in U.S. securities, and who can tolerate the risks associated with foreign investing.

[GRAPHIC]       PAST PERFORMANCE


Because the fund commenced operations in September 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.


[GRAPHIC]       FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)

% OF AVERAGE DAILY NET ASSETS             CLASS OF SHARES
                                A          B          C         M
---------------------------------------------------------------------
Management fees              0.80%      0.80%      0.80%      0.80%
Distribution and service
(12b-1) fees                 0.35%      1.00%      1.00%      0.90%
Other expenses (c)          24.19%     24.19%     24.19%     24.19%
                            -----------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          25.34%     25.99%     25.99%     25.89%
EXPENSE REDUCTION (D)       23.79%     23.79%     23.79%     23.79%
                            -----------------------------------------
NET OPERATING EXPENSES       1.55%      2.20%      2.20%      2.10%
---------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund commenced operations in September 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $699       $4,697
   B*           $723       $4,804
   C            $223       $4,504
   M            $410       $4,541
-----------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $699       $4,697
   B*           $223       $4,504
   C            $223       $4,504
   M            $311       $4,541
-----------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

  IDEX JANUS GLOBAL (FORMERLY IDEX JCC GLOBAL)

PLEASE NOTE: THIS FUND IS NOT AVAILABLE FOR NEW INVESTORS.


 SUMMARY OF RISKS AND RETURNS

[GRAPHIC]      OBJECTIVE


THE OBJECTIVE OF IDEX JANUS GLOBAL IS LONG-TERM GROWTH OF CAPITAL IN A MANNER CONSISTENT WITH PRESERVATION OF CAPITAL.

[GRAPHIC]    PRINCIPAL STRATEGIES
             AND POLICIES

The sub-adviser, Janus Capital Corporation (Janus), seeks to achieve this objective by investing principally in:

 . common stocks of foreign and domestic issuers
 . depositary receipts including ADRs, GDRs and EDRs

The fund may invest on a worldwide basis in companies and securities issued by foreign or domestic governments, government agencies or other government entities of any size, regardless of country of organization or place of principal business activity.

The fund manager's main strategy is to use a "bottom up" approach to build the fund's portfolio. Foreign stocks are generally selected on a stock-by-stock basis without regard to defined allocation among countries or geographic regions.

When evaluating foreign investments, the fund manager (in addition to looking at individual companies) considers such factors as:

 . expected levels of inflation in various countries
 . government policies that might affect business conditions
 . the outlook for currency relationships
 . prospects for economic growth among countries, regions or geographic areas

The fund manager sells the fund's securities when its expectations regarding growth potential change.

While the fund invests principally in common stocks of foreign and domestic issuers and depositary receipts, the fund manager may, to a lesser extent, invest in forward foreign currency contracts and futures for hedging, or other securities and investment strategies in pursuit of the fund's investment objective, which are explained beginning on page 64 and in the SAI.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC]   PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including ADRs, GDRs and EDRs) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

The fund may be appropriate for investors who want capital growth without being limited to investments in U.S. securities, and who can stand the risks associated with foreign investing.

[GRAPHIC OMITTED]

           PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Morgan Stanley Capital International World Index (MSCIW), a widely recognized unmanaged index of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)


                                CLASS A SHARES
                                --------------


[GRAPHIC]

         31.28   0.62   20.03   26.76   20.44   24.88   63.31  (17.72)
--------------------------------------------------------------------------------
         1993    1994    1995    1996    1997    1998    1999    2000

--------------------------------------------------------------------------------

                     QUARTER ENDED      RETURN
CLASS A SHARES:     ---------------   ---------
 Best Quarter:      12/31/99            43.29%
 Worst Quarter:     9/30/98           (16.02)%

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00


                                            SINCE
               ONE YEAR      5 YEARS      INCEPTION
------------------------------------------------------
 A Shares     (22.24)%         19.34%       20.18%
------------------------------------------------------
 B Shares     (22.36)%         20.29%       19.62%
------------------------------------------------------
 C Shares     (18.27)%            --         7.45%
------------------------------------------------------
 M Shares     (19.79)%         20.18%       18.77%
------------------------------------------------------
 MSCIW**      (12.79)%         12.57%       13.52%
------------------------------------------------------

* SINCE INCEPTION OF CLASS A SHARES (10/01/92). SINCE INCEPTION OF CLASS B SHARES (10/01/95) - 12.91%; SINCE INCEPTION OF CLASS C SHARES (11/01/99) - (2.73)%; AND CLASS M SHARES (10/01/93) - 12.52%.

[GRAPHIC] FEES AND EXPENSES


The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)


                                              CLASS OF SHARES
                                   A          B         C            M
                               ---------   -------   ------   ---------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(c)

% OF AVERAGE DAILY NET ASSETS            CLASS OF SHARES
                                  A         B         C         M
------------------------------------------------------------------
 Management fees               0.93%     0.93%     0.93%     0.93%
 Distribution and service
 (12b-1) fees                  0.35%     1.00%     1.00%     0.90%
 Other expenses                0.36%     0.36%     0.36%     0.36%
------------------------------------------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES            1.64%     2.29%     2.29%     2.19%

------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A               $708       $1,039      $1,393      $2,387
  B*              $732       $1,015      $1,325      $2,463
  C               $232       $  715      $1,225      $2,626
  M               $419       $  778      $1,263      $2,598
------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A               $708       $1,039      $1,393      $2,387
  B*              $232       $  715      $1,225      $2,463
  C               $232       $  715      $1,225      $2,626
  M               $320       $  778      $1,263      $2,598
------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX AMERICAN CENTURY INCOME & GROWTH

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX AMERICAN CENTURY INCOME & GROWTH IS TO SEEK DIVIDEND GROWTH, CURRENT INCOME AND CAPITAL APPRECIATION BY INVESTING IN COMMON STOCK.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, American Century Investment Management, Inc. (American Century), seeks to achieve this objective by investing principally in:

 . common stocks

The fund's investment strategy utilizes quantitative management techniques in a two-step process that draws heavily on computer technology. In the first step, the fund manager ranks stocks, primarily the 1,500 largest publicly traded companies in the United States (measured by their market capitalization), from most attractive to least attractive. This is determined by using a computer model that combines measures of a stock's value, as well as measures of its growth potential. To measure value, the manager uses ratios of stock price-to-book value and stock price-to-cash flow, among others. To measure growth, the manager uses, among others, the rate of growth of company's earnings and changes in its earnings estimates.

In the second step, the manager uses a technique called portfolio optimization. In portfolio optimization, the manager uses a computer model to build a portfolio of stocks for the ranking described earlier that it believes will provide the optimal balance between risk and expected return. The goal is to create a fund that provides better returns than the S&P 500, without taking on significant additional risk.

The fund manager does not attempt to time the market. Instead, under normal market conditions, it intends to keep the fund essentially fully invested in stocks regardless of the movement of stock prices. When the manager believes it is prudent, the fund may invest a portion of its assets in convertible debt securities, foreign securities, short-term securities, non-leveraged stock index futures contracts and other similar securities.

Stock index futures contracts, a type of derivative security, can help the fund's cash assets remain liquid while performing more like stocks. The fund has a policy governing stock index futures and similar derivative securities to help manage the risk of these types of instruments. For example, the manager cannot leverage the fund's assets by investing in a derivative security. A complete description of the derivatives policy is included in the SAI.

[GRAPHIC] PRINCIPAL RISKS



The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs)) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

 . QUANTITATIVE MODELS

A quantitative model that is developed to select stocks may not be effective. As a result, overall returns of the fund may be lower than if other methods were used to select the stock held by the fund.

    WHAT IS A QUANTITATIVE MODEL?

    A quantitative model is fashioned by a fund's sub-adviser to assist the sub-adviser in evaluating a potential security. The sub-adviser creates a model that is designed using characteristics that the sub-adviser deems advantageous in a security. The sub-adviser then compares a potential security's characteristics against those of the model, and makes a determination of whether or not to purchase the security based on the results of that comparison.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.
These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

The fund may be appropriate for the investor who is seeking long-term capital growth from his or her investment, is comfortable with the fund's short-term price volatility and the risks associated with the fund's investment strategy or is investing through an IRA or other tax-advantaged retirement plans.



[GRAPHIC] PAST PERFORMANCE


Because the fund will commence operations in April 2001, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.

[GRAPHIC] FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)


% OF AVERAGE DAILY NET ASSETS
                                       CLASS OF SHARES
                                A         B         C         M
-----------------------------------------------------------------
 Management fees             0.90%     0.90%     0.90%     0.90%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          2.70%     2.70%     2.70%     2.70%
                             ----------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          3.95%     4.60%     4.60%     4.50%
 EXPENSE REDUCTION (D)       2.10%     2.10%     2.10%     2.10%
                             ----------------------------------
 NET OPERATING EXPENSES      1.85%     2.50%     2.50%     2.40%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund will commence operations in April 2001, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 4/30/2002, for expenses that exceed 1.50%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
------------------------------------
   A            $728       $1,506
   B*           $753       $1,500
   C            $253       $1,200
   M            $440       $  801
------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
------------------------------------
   A            $728       $1,506
   B*           $253       $1,200
   C            $253       $1,200
   M            $341       $  801
------------------------------------

** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.



For information regarding a similar sub-adviser fund, please see page 85.

 IDEX GE U.S. EQUITY

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX GE U.S. EQUITY IS TO SEEK LONG-TERM GROWTH OF CAPITAL.


[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, GE Asset Management Incorporated (GEAM), seeks to achieve the fund's objective by investing principally in:

 . common stocks of U.S. companies.

GEAM uses a Multi-Style(R) investment strategy that combines growth and value investment management styles. As a result, the fund has characteristics similar to the Standard & Poor's 500 Composite Stock Index, including capital appreciation and income potential. Stock selection is key to the performance of the fund.

Through fundamental company research, the portfolio managers seek to identify securities of large companies with characteristics such as:

 . attractive valuations
 . financial strength
 . high quality management focused on generating shareholder value.

The fund may, to a lesser extent, invest in equity securities other than common stocks (including preferred securities, depositary receipts such as ADRs, EDRs and GDRs, convertible securities, and rights and warrants), foreign securities, debt securities and use various investment techniques or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.


[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risk:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek long-term growth from a diversified fund that combines "value" and "growth" investment management styles. The investor should be comfortable with the price fluctuations of a stock fund and be willing to accept higher short-term risk for potential long-term returns.

[GRAPHIC] PAST PERFORMANCE

Because the fund commenced operations in March 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.


[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)


                                              CLASS OF SHARES
                                   A          B         C            M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
% OF AVERAGE DAILY NET ASSETS

                                                                                    CLASS OF SHARES
                                                                             A         B         C         M
--------------------------------------------------------------------------------------------------------------
Management fees                                                           0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                                                              0.35%     1.00%     1.00%     0.90%
Other expenses (c)                                                        5.70%     5.70%     5.70%     5.70%
                                                                          ----------------------------------
TOTAL ANNUAL FUND OPERATING
EXPENSES                                                                  6.85%     7.50%     7.50%     7.40%
EXPENSE REDUCTION (D)                                                     5.25%     5.25%     5.25%     5.25%
                                                                          ----------------------------------
NET OPERATING EXPENSES                                                    1.60%     2.25%     2.25%     2.15%
------------------------------------------------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of
    purchase.
(c) Because the fund commenced operations in March 2000, the
    "Other expenses" are estimates.
(d) Contractual arrangements with Idex Management, Inc. through
    11/30/01, for expenses that exceed 1.20%, and for the period
    12/01/01 through 4/30/02, for expenses that exceed 1.40%,
    excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $704       $2,018
   B**          $728       $2,031
   C            $228       $1,731
   M            $415       $1,787
---------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $704       $2,018
   B**          $228       $1,731
   C            $228       $1,731
   M            $316       $1,787
---------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.


For information regarding a similar sub-adviser fund, please see page 85.

 IDEX JANUS GROWTH & INCOME (FORMERLY IDEX JCC GROWTH & INCOME)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX JANUS GROWTH & INCOME IS TO SEEK LONG-TERM CAPITAL GROWTH AND CURRENT INCOME.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES


The fund's sub-adviser, Janus Capital Corporation (Janus), seeks to achieve the fund's objective by investing principally in:

 . common stocks

The fund normally invests up to 75% of its assets in equity securities selected primarily for their growth potential, and at least 25% of its assets in securities that the fund manager believes have income potential. Equity securities may make up part of this income component if they currently pay dividends or the fund manager believes they have potential for increasing or commencing dividend payments. Stocks selected for this fund include those of both domestic and foreign issuers.

The income component of the fund may include fixed income securities. Unless otherwise limited by its specific investment policies, the fund may also invest without limit in foreign equity and debt securities. The fund will invest less than 35% of its net assets in high-yield/high-risk bonds (commonly known as "junk bonds").

Please see Appendix A for a description of ratings.

In addition to considering economic factors such as the effect of interest rates on the fund's investments, the fund manager applies a "bottom up" approach in choosing investments. If the fund manager is unable to find such investments, the fund's assets may be in cash or other similar investments.

While the fund invests principally in common stocks, the fund manager may, to a lesser extent, invest in warrants, preferred stocks or convertible securities selected primarily for their growth potential, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities markets as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FOREIGN STOCKS

Investments in foreign securities (including American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs)) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include:

 . changes in currency values
 . currency speculation
 . currency trading costs
 . different accounting and reporting practices
 . less information available to the public
 . less (or different) regulation of securities markets
 . more complex business negotiations
 . less liquidity
 . more fluctuations in prices
 . delays in settling foreign securities transactions
 . higher costs for holding shares (custodial fees)
 . higher transaction costs
 . vulnerability to seizure and taxes
 . political instability and small markets
 . different market trading days
 . forward foreign currency contracts for hedging

 . FIXED-INCOME SECURITIES

The value of these securities may change daily based on changes in the interest rates, and other market conditions and factors. The risks include:

 . changes in interest rates
 . length of time to maturity may cause fluctuations in the value of the security
 . issuers defaulting on their obligations to pay
 . dependency on the ability of the issuer to meet interest or principal payments

 . HIGH-YIELD/HIGH-RISK SECURITIES

 . credit risk
 . greater sensitivity to interest rate movements
 . greater vulnerability to economic changes
 . decline in market value in event of default
 . less liquidity
 . greater chance of default than higher rated debt securities
YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for long-term investors who seek growth of capital with varying degrees of emphasis on income, but do not desire a consistent level of income. The investor must be able to tolerate the greater risks associated with common stock investments.

[GRAPHIC]  PAST PERFORMANCE

Because the fund commenced operations in December 2000, no historical performance information is presented here. Performance information will be presented for the fund after it has been in operation for one complete calendar year.


[GRAPHIC]  FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
-------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)

% OF AVERAGE DAILY NET ASSETS          CLASS OF SHARES
                                A         B         C         M
-----------------------------------------------------------------
 Management fees             1.00%     1.00%     1.00%     1.00%
 Distribution and service
 (12b-1) fees                0.35%     1.00%     1.00%     0.90%
 Other expenses (c)          2.70%     2.70%     2.70%     2.70%
                             ------------------------------------
 TOTAL ANNUAL FUND
 OPERATING EXPENSES          4.05%     4.70%     4.70%     4.60%
 EXPENSE REDUCTION (D)       2.25%     2.25%     2.25%     2.25%
                             ------------------------------------
 NET OPERATING EXPENSES      1.80%     2.45%     2.45%     2.35%
-----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Because the fund will commence operations in December 2000, the "Other expenses" are estimates.
(d) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.40%, and for the period 12/01/01 through 4/30/02 for expenses that exceed 1.60%, excluding 12b-1 fees.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE*

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $723       $1,482
   B**          $748       $1,476
   C            $248       $1,176
   M            $435       $  787
-----------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS
-----------------------------------
   A            $723       $1,482
   B**          $248       $1,176
   C            $248       $1,176
   M            $336       $  787
-----------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.


For information regarding a similar sub-adviser fund, please see page 85.

  IDEX T. ROWE PRICE DIVIDEND GROWTH

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE INVESTMENT OBJECTIVE OF IDEX T. ROWE PRICE DIVIDEND GROWTH IS TO PROVIDE AN INCREASING LEVEL OF DIVIDEND INCOME, LONG-TERM CAPITAL APPRECIATION, AND REASONABLE CURRENT INCOME THROUGH INVESTMENTS PRIMARILY IN DIVIDEND-PAYING STOCKS.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, T. Rowe Price Associates, Inc. (T. Rowe Price), seeks to achieve this objective by investing principally in:

 . dividend-paying common stocks with favorable prospects for increasing dividends and long-term appreciation

T. Rowe Price typically invests at least 65% of total assets in common stocks of dividend-paying companies when it expects these companies to increase their dividends over time and also provide long-term appreciation.

T. Rowe Price believes that a track record of dividend increases is an excellent indicator of financial health and growth prospects, and over the long-term, income can contribute significantly to total return. Dividends can also help reduce the fund's volatility during periods of market turbulence and help offset losses when stock prices are falling.

T. Rowe Price looks for stocks with sustainable, above-average growth in earnings and dividends, and attempts to buy them when they are temporarily out of favor or undervalued by the market. Holdings tend to be in large to medium-sized companies. In selecting investments, T. Rowe Price favors companies with one or more of the following:

 . either a track record of, or the potential for, above-average earnings and dividend growth
 . a competitive current dividend yield
 . a sound balance sheet and solid cash flow to support future dividend increases
 . a sustainable competitive advantage and leading market position
 . attractive valuations such as low price/earnings, price/cash flow, or price/dividend ratios yield


The fund may sell securities for a variety of reasons such as to secure gains, limit losses or redeploy assets into more promising opportunities.


The fund may take a temporary defensive position when the securities trading markets or the economy are experiencing excessive volatility or a prolonged general decline, or other adverse conditions exist (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund may be unable to achieve its investment objective.

While the fund invests principally in common stocks, T. Rowe Price may also invest up to 25% in foreign securities. To a lesser extent, T. Rowe Price may purchase other securities such as convertible securities, warrants, preferred stocks, and corporate and government debt in pursuit of the fund's objective. Futures and options may be used for any number of reasons, including: to manage the fund's exposure to securities prices and foreign currencies; to enhance income; to manage cash flows efficiently; or to protect the value of portfolio securities. If the fund uses futures and options, it is exposed to additional volatility and potential losses. These are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund may hold fluctuate in price, the value of your investment in the fund will go up and down.

 . DIVIDEND-PAYING COMPANIES

The fund's emphasis on dividend-paying companies could result in significant investments in large-capitalization stocks. At times, stocks such as these may lag shares of smaller, faster-growing companies. Also, a company may reduce or eliminate its dividend. The fund's efforts to buy stocks that appear temporarily out of favor carry the risk that a stock or group of stocks may remain out of favor for a long time and may continue to decline.

 . FOREIGN STOCKS

Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want a reasonable level of current income from equity investments that have the potential to rise faster than inflation, and who can tolerate significant fluctuations in the value of their investments.

[GRAPHIC] PAST PERFORMANCE


The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's Composite Stock Index (S&P 500), a widely recognized unmanaged index of stock performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)

                           CLASS A SHARES
                           --------------


                                      9.44
--------------------------------------------------------------------------------
                                      2000

--------------------------------------------------------------------------------
                     QUARTER ENDED     RETURN
CLASS A SHARES:     ---------------   --------
 Best Quarter:      12/31/00            4.14%
 Worst Quarter:     3/31/00           (1.18)%
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                               SINCE
               ONE YEAR      INCEPTION
---------------------------------------
A Shares          3.42%         1.98%
---------------------------------------
B Shares          3.79%         2.40%
---------------------------------------
C Shares          8.79%         5.43%
---------------------------------------
M Shares          6.80%         4.05%
---------------------------------------
S&P 500*         (9.11)%        4.81%
---------------------------------------

* SINCE INCEPTION (3/01/99); SINCE INCEPTION OF CLASS C SHARES

(11/01/99) - (2.67)%.

[GRAPHIC] FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)


                                              CLASS OF SHARES
                                   A          B         C            M
-----------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d)


% OF AVERAGE DAILY NET ASSETS          CLASS OF SHARES
                               A         B         C         M
-----------------------------------------------------------------
Management fees             0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              1.53%     1.53%     1.53%     1.53%
                            -------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          2.68%     3.33%     3.33%     3.23%
EXPENSE REDUCTION (C)       1.08%     1.08%     1.08%     1.08%
                            -------------------------------------
NET OPERATING EXPENSES      1.60%     2.25%     2.25%     2.15%
-----------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 11/30/01, for expenses that exceed 1.20%, and for the period 12/01/01 through 4/30/02, for expenses that exceed 1.40%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
--------------------------------------------------------------------------------
EXAMPLE*
This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------
  A             $704       $1,240      $1,801      $3,322
  B**           $728       $1,224      $1,743      $3,400
  C             $228       $  924      $1,643      $3,549
  M             $415       $  985      $1,679      $3,522
-------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------
  A             $704       $1,240      $1,801      $3,322
  B**           $228       $  924      $1,643      $3,400
  C             $228       $  924      $1,643      $3,549
  M             $316       $  985      $1,679      $3,522
-------------------------------------------------------------

 * THE TABLE REFLECTS THE EXPENSE CAP INCREASE ON 12/01/01.
** EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.


For information regarding a similar sub-adviser fund, please see page 85.

 IDEX DEAN ASSET ALLOCATION

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX DEAN ASSET ALLOCATION IS PRESERVATION OF CAPITAL AND COMPETITIVE INVESTMENT RETURNS.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, Dean Investment Associates (Dean), seeks to achieve the fund's objective by investing fund assets principally in:

 . income-producing common and preferred stocks
 . debt obligations of U.S. issuers, some of which will be convertible into common stocks
 . U.S. Treasury bonds, notes and bills
 . money market funds
 . covered call options & put options

In selecting stocks, Dean focuses on quality, liquid, large capitalization stocks, using a "bottom up" screening process to identify stocks that are statistically undervalued. Dean's ultimate goal is to choose stocks whose price has been driven down by a market that has "over-reacted" to perceived risks. With this approach, the fund seeks to achieve a dividend income yield higher than that of the Russell 1000 Value Index (Russell 1000), a widely recognized unmanaged index of market performance. The Russell 1000 measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 89% of the total market capitalization of the Russell 3000 Index. As of the latest reconstitution, the average market capitalization was approximately $9.9 billion; the medium market capitalization was approximately $3.7 billion. The smallest company in the Index had an approximate market capitalization of $1,404.7 million.

Dean employs an investment technique called "tactical asset allocation," which shifts assets from one class of investment to another (such as from equity to debt) when Dean anticipates changes in market direction.

Dean will seek to enhance returns in rising stock markets by increasing its allocation to equity, then protect itself in falling stock markets by reducing equity exposure and shifting into fixed-income investments, as well as into money market funds.


Dean has developed forecasting models to predict movements in the stock market for both short (12 to 18-month) and long (3 to 5-year) time periods. These models help compare the risks and rewards Dean anticipates in holding stocks versus debt instruments and money market funds. Such techniques may result in increased fund expenses such as brokerage fees.


Thus, the models determine when Dean is to "tactically" adjust the fund's asset allocation among stocks, bonds, U.S. debt obligations and money market funds.


Dean increases equity holdings in rising stock markets, then reduces equity in falling stock markets and increases fixed-income and money market holdings. Dean switches from equity to debt securities when it anticipates changes in the market direction. Dean also sells stocks when they become overvalued.

    WHAT IS A "BOTTOM UP" ANALYSIS?

    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broader market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS
While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.
Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . CONVERTIBLE SECURITIES

Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis, and thus may not depreciate to the same extent as the underlying stock.

 . FIXED-INCOME SECURITIES

The value of these securities may change daily based on changes in the interest rates, and other market conditions and factors. The risks include:

 . changes in interest rates
 . length of time to maturity
 . issuers defaulting on their obligations to pay interest or return principal . statistical models

 . OPTIONS

Investing in financial contracts such as options involve additional risks and costs. Risks include:

 . inaccurate market predictions which may result in losses instead of gains

 . prices may not match so the benefits of the transaction might be diminished and the fund may incur substantial losses


 . TACTICAL ASSET ALLOCATION

The "tactical asset allocation" investment technique may not be effective. As a result, overall returns of the fund may be lower than if other methods were used to select the securities held by the fund.

Securities selected using statistical models may result in incorrect asset allocations causing overall returns to be lower than if other methods of selection were used.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.
These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want a combination of capital growth and income, and who can tolerate the risks associated with an actively-traded portfolio which shifts assets between equity and debt.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Lehman Brothers Intermediate U.S. Government/Credit Index (LBIGC) (primary benchmark) and the Russell 1000 Value Index (Russell 1000), widely recognized unmanaged indexes of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)



                                CLASS A SHARES
                                --------------


                    13.16    17.06    6.87    (6.61)   15.85
                    ----------------------------------------
                     1996    1997     1998     1999     2000


--------------------------------------------------------------------------------

CLASS A SHARES:      QUARTER ENDED     RETURN
                    ---------------   --------
Best Quarter:             6/30/97       8.95%
Worst Quarter:            9/30/99      (8.25)%
--------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                              SINCE
                   ONE YEAR     5 YEARS     INCEPTION
-----------------------------------------------------
A Shares              9.48%     7.67%          8.08%
---------------------------------------------------
B Shares             10.18%     8.22%          8.43%
---------------------------------------------------
C Shares             15.18%       --          11.34%
---------------------------------------------------
M Shares             13.13%     8.10%          8.46%
---------------------------------------------------
LBIGC*               10.10%     6.11%          6.51%
Russell 1000*         7.02%    16.93%         17.49%
---------------------------------------------------
** SINCE INCEPTION (10/01/95); SINCE INCEPTION OF CLASS C SHARES
(11/01/99) - 5.69% (RUSSELL 1000); 8.35% (LBIGC).

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.
================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)


                                              CLASS OF SHARES
                                   A          B         C            M
                               ---------   -------   ------   ---------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None          1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None          1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)

% OF AVERAGE DAILY NET ASSETS

                                      CLASS OF SHARES
                               A         B         C         M
----------------------------------------------------------------
Management fees             0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              0.87%     0.87%     0.87%     0.87%
                            ----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          2.02%     2.67%     2.67%     2.57%
EXPENSE REDUCTION (C)       0.47%     0.47%     0.47%     0.47%
                            ----------------------------------
NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
--------------------------------------------------------------------------------
(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc.
    through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

================================================================================
EXAMPLE


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.
If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,106      $1,537      $2,733
  B*            $723       $1,085      $1,473      $2,811
  C             $223       $  785      $1,373      $2,968
  M             $410       $  847      $1,410      $2,941
------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $699       $1,106      $1,537      $2,733
  B*            $223       $  785      $1,373      $2,811
  C             $223       $  785      $1,373      $2,968
  M             $311       $  847      $1,410      $2,941
---------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

  IDEX JANUS BALANCED (FORMERLY IDEX JCC BALANCED)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE


THE OBJECTIVE OF IDEX JANUS BALANCED IS LONG-TERM CAPITAL GROWTH, CONSISTENT WITH PRESERVATION OF CAPITAL AND BALANCED BY CURRENT INCOME.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, Janus Capital Corporation (Janus), seeks to achieve the fund's objective by investing principally in:

 . 40% to 60% in securities selected primarily for growth potential - such as common stocks
 . 40% to 60% in securities selected primarily for income potential - both equity and debt.

The basic strategy of the fund is to maintain a growth component and an income component. Normally, 40% to 60% of the fund's securities are chosen primarily for their GROWTH potential, and the remaining 40% to 60% are chosen primarily for their INCOME potential. These securities may include some of foreign issuers.

The growth component is expected to consist mainly of common stocks in companies and industries that the fund manager believes are experiencing favorable demand for their products and services, and that are operating in a favorable competitive and regulatory climate. In its analysis, the fund manager looks for companies with earnings growth potential that may not be recognized by the market.

The income component will consist of securities that the fund manager believes have income potential. Such securities may include equity securities, convertible securities and all types of debt securities.


At least 25% of the fund's assets will normally be invested in fixed-income securities.


The sub-adviser uses a "bottom up" approach to select stocks. In other words, the fund manager looks mostly for income producing securities that meet its investment criteria one at a time. If the fund manager is unable to find such investments, the fund's assets may be in cash or similar investments. Securities are selected without regard to any industry sector or other similarly defined selection procedure.

Up to 35% of the fund's assets may be invested in high-yield/high-risk bonds (commonly known as "junk bonds"). These bonds are rated below investment grade by the primary rating agencies.

The fund may shift assets between the growth and income portions of its portfolio, based on the fund manager analysis of the market and conditions in the economy. If the fund manager believes that at a particular time growth investments will provide better returns than the yields from income-producing investments, the fund may put a greater emphasis on growth. The reverse may also take place.

The fund manager may sell the fund's securities when its expectations regarding earnings growth potential change.

The fund may, to a lesser extent, invest in futures and foreign securities, or other securities and investment strategies in pursuit of the fund's investment objectives, which are explained beginning on page 64 and in the SAI.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broad market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FIXED-INCOME SECURITIES

The value of these securities may change daily based on changes in the interest rates, and other market conditions and factors. The risks include:
 . changes in interest rates
 . length of time to maturity
 . issuers defaulting on their obligations to pay interest or return principal

 . HIGH-YIELD/HIGH-RISK SECURITIES

 . credit risk
 . greater sensitivity to interest rate movements
 . greater vulnerability to economic changes
 . decline in market value in event of default
 . less liquidity

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek capital growth and income from the same investment, but who also want an investment that sustains value by maintaining a balance between equity and debt (stocks and bonds). The fund is not for investors who desire a consistent level of income.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (S&P 500) and the Lehman Brothers U.S. Government/Credit Index (LBGC), widely recognized unmanaged indexes of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)



                                CLASS A SHARES

        25.20      16.60      21.17      30.78      23.55    (3.39)
      -------------------------------------------------------------
        1995       1996       1997       1998       1999      2000

----------------------------------------------
CLASS A SHARES:      QUARTER ENDED     RETURN
                    ---------------   --------
Best Quarter:       12/31/98           18.31%
Worst Quarter:       9/30/98           (3.63)%
----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                           SINCE
                 ONE YEAR       5 YEARS  INCEPTION
--------------------------------------------------
A Shares          (8.70)%        15.82%    17.05%
--------------------------------------------------
B Shares          (8.77)%        16.42%    17.25%
--------------------------------------------------
C Shares          (3.00)%           --      5.04%
--------------------------------------------------
M Shares          (5.79)%        16.29%    17.33%
--------------------------------------------------
LBGC*             11.84%          6.24%     8.30%
--------------------------------------------------
S&P 500*          (9.11)%        18.33%    21.31%
--------------------------------------------------

SINCE INCEPTION OF CLASS A, AND M SHARES. SINCE INCEPTION OF CLASS B SHARES (10/1/95) - 6.84% (LBGC); 16.77% (S&P 500). SINCE INCEPTION OF CLASS C SHARES (11/01/99) - 9.37% (LBGC); (2.67)% (S&P 500).

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C          M
------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      5.50%       None      None      1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None      1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d)

% OF AVERAGE DAILY NET ASSETS
                                             CLASS OF SHARES
                                 A            B            C            M
-----------------------------------------------------------------------------
Management fees                 1.00%        1.00%        1.00%        1.00%
Distribution and service
(12b-1) fees                    0.35%        1.00%        1.00%        0.90%
Other expenses                  0.34%        0.34%        0.34%        0.34%
                            -----------------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES              1.69%        2.34%        2.34%        2.24%
EXPENSE REDUCTION (C)           0.02%        0.02%        0.02%        0.02%
                            -----------------------------------------------
NET OPERATING EXPENSES          1.67%        2.32%        2.32%        2.22%
---------------------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.50%.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $710       $1,052      $1,416      $2,436
  B*            $735       $1,029      $1,349      $2,513
  C             $235       $  729      $1,249      $2,675
  M             $422       $  791      $1,286      $2,647
-----------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $710       $1,052      $1,416      $2,436
  B*            $235       $  729      $1,249      $2,513
  C             $235       $  729      $1,249      $2,675
  M             $323       $  791      $1,286      $2,647
-----------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX LKCM STRATEGIC TOTAL RETURN

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX LKCM STRATEGIC TOTAL RETURN IS CURRENT INCOME, LONG-TERM GROWTH OF INCOME, AND CAPITAL APPRECIATION.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, Luther King Capital Management Corporation (Luther
King), seeks to achieve this objective by principally investing fund assets in both equity and fixed-income securities which include:

 . common stocks
 . corporate bonds
 . government bonds

The fund seeks to invest in both equity and fixed-income securities to achieve a balance of capital appreciation and investment income while limiting volatility to a lesser extent. In choosing such securities, Luther King looks for companies with strong fundamental characteristics. It considers factors such as:

 . balance sheet quality
 . cash flow generation
 . earnings and dividend growth record and outlook
 . profitability levels

In some cases, Luther King bases its selections on other factors. For example, some securities may be bought at an apparent discount to their appropriate value, with the anticipation that they'll increase in value over time.

The fund seeks to achieve an income yield greater than the average yield of the stocks in the S&P 500.

The fund invests mainly in the stocks and bonds of companies with established operating histories and strong fundamental characteristics. The majority of the stocks the fund buys will be listed on a national exchange or traded on NASDAQ or domestic over-the-counter markets.

Luther King closely analyzes a company's financial status and a security's valuation in a effort to control risk at the individual level. In addition, the growth elements of the fund's equity investments drive capital appreciation.

As part of its income-oriented strategy, Luther King expects to invest about 25% of the fund's assets in fixed-income securities, some of which will be convertible into common stocks, and no more than 20% of its assets in stocks that don't pay a dividend. Corporate debt securities in which the fund invests will generally have a rating within the four highest grades as determined by Moody's or S&P. (See Appendix A for a description of bond ratings.)

Luther King may sell fund securities when its stocks become overvalued or when the stocks lose their strong fundamentals.

While the fund invests principally in common stocks and corporate and government bonds, it may, to a lesser extent, invest in convertible preferred stocks, corporate convertible bonds, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . FIXED-INCOME SECURITIES

The value of these securities may change daily based on changes in the interest rates, and other market conditions and factors. The risks include:

  . changes in interest rates
  . length of time to maturity
  . issuers defaulting on their obligations to pay interest or return principal

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek capital appreciation and income growth through a strategic blend of stocks and bonds, and who desire a fundamentally-oriented investment approach, emphasizing risk management.

[GRAPHIC] PAST PERFORMANCE

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Standard & Poor's 500 Composite Stock Index (primary benchmark), and the Lehman Brothers Intermediate U.S. Government/Credit Index (LBIGC), widely recognized unmanaged indexes of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)

                                 CLASS A SHARES
                                 --------------

           22.81     16.42      21.99     10.07      10.59      (5.28)
         ---------------------------------------------------------------
           1995      1996       1997      1998       1999        2000


----------------------------------------------
CLASS A SHARES:      QUARTER ENDED     RETURN
                    ---------------   --------
Best Quarter:            6/30/97       12.74%
Worst Quarter:           9/30/98       (7.39)%
----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                             SINCE
                ONE YEAR      5 YEARS      INCEPTION
-----------------------------------------------------
A Shares         (10.49)%     9.12%           11.46%
-----------------------------------------------------
B Shares         (10.56)%     9.68%           10.18%
-----------------------------------------------------
C Shares          (5.86)%       --            (0.55)%
-----------------------------------------------------
M Shares          (7.64)%     9.56%           11.72%
-----------------------------------------------------
S&P 500*          (9.11)%    18.33%           21.31%
-----------------------------------------------------
LBIGC*            10.10%      6.11%            7.55%
-----------------------------------------------------

* SINCE INCEPTION OF CLASS A, AND CLASS M SHARES (12/02/94). SINCE INCEPTION OF CLASS B SHARES (10/1/95) - 16.77% (S&P 500); 6.51% (LBIGC). SINCE INCEPTION OF CLASS C SHARES (11/01/99) - (2.67)% (S&P 500); 8.35% (LBIGC).

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                             CLASS OF SHARES
                                    A          B         C         M
-------------------------------------------------------------------------
 Maximum sales charge (load)
 imposed on purchases
 (AS A % OF OFFERING PRICE)      5.50%       None      None      1.00%
 Maximum deferred sales
 charge (load)                  None(a)     5.00%      None      1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE
OR REDEMPTION PROCEEDS, WHICHEVER IS LOWER)
================================================================================

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)

% OF AVERAGE DAILY NET ASSETS
                                      CLASS OF SHARES
                               A         B         C         M
---------------------------------------------------------------
Management fees             0.80%     0.80%     0.80%     0.80%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              0.54%     0.54%     0.54%     0.54%
                          -------------------------------------

TOTAL ANNUAL FUND
OPERATING EXPENSES          1.69%     2.34%     2.34%     2.24%
EXPENSE REDUCTION (C)       0.14%     0.14%     0.14%     0.14%
                          -------------------------------------
NET OPERATING EXPENSES      1.55%     2.20%     2.20%     2.10%
--------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.20%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.

================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $699       $1,040      $1,405      $2,427
  B*            $723       $1,017      $1,338      $2,503
  C             $223       $  717      $1,238      $2,665
  M             $410       $  780      $1,275      $2,638
-----------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS     1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------
  A             $699       $1,040      $1,405      $2,427
  B*            $223       $  717      $1,238      $2,503
  C             $223       $  717      $1,238      $2,665
  M             $311       $  780      $1,275      $2,638
-----------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX AEGON INCOME PLUS

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE



THE OBJECTIVE OF IDEX AEGON INCOME PLUS IS TO SEEK AS HIGH A LEVEL OF CURRENT INCOME AS IS CONSISTENT WITH THE AVOIDANCE OF EXCESSIVE RISK.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund's sub-adviser, AEGON USA Investment Management, Inc. (AIMI), seeks to achieve this objective by principally investing fund assets in a diversified portfolio of:

 . fixed-income securities including investment grade bonds and high-yield/high-risk bonds (commonly known as "junk bonds")

When investing in rated securities, the fund buys those rated B or better by Moody's or S&P. When investing in rated commercial paper, the fund buys those rated Prime-2 or better by Moody's or A-2 or better by S&P. The fund may invest in unrated securities which, in AIMI's judgment, are of equivalent quality. If the rated securities held by the fund are downgraded, AIMI will consider whether to keep these securities.

The fund may not invest in rated corporate securities that are rated below investment grade, if such holdings are more than 50% of its total holdings of securities (other than commercial paper). (The fund will not invest in any security rated below BBB-).

Please see Appendix A for a description of bond ratings.

AIMI's strategy is to achieve yields as high as possible while managing risk. AIMI uses a "top down/bottom up" approach in managing the fund's assets. The "top down" approach is to adjust the risk profile of the fund. AIMI analyzes four factors that affect the movement of fixed-income bond prices which include: economic indicators; technical indicators that are specific to the high-yield market; investor sentiment and valuation. Analysis of these factors assists AIMI in its decisions regarding the fund's portfolio allocations.

AIMI has developed a proprietary credit model that is the foundation of its "bottom up" analysis. The model tracks historical cash flow numbers and calculates credit financial ratios. Because high-yield companies are of higher financial risk, AIMI does a thorough credit analysis of all companies in the fund's portfolio, as well as all potential acquisitions.

Each potential buy and sell candidate is analyzed by AIMI from both the "top down" and "bottom up" strategies. An industry may look attractive in one area, but not the other. They can then review the results of their analysis and decide whether or not to proceed with a transaction.

For temporary defensive purposes, the fund may invest some or all of its assets in short-term U.S. government, obligations (Treasury bills) (which is inconsistent with the fund's principal investment strategies). Under these circumstances, the fund may be unable to achieve its investment objective.

AIMI may sell fund securities when it determines there are changes in economic indicators, technical indicators or valuation.

    WHAT IS A "BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broader market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

    WHAT IS A TOP-DOWN APPROACH?
    When using a "top-down" approach, the fund manager looks first at broad market factors, and on the basis of those market factors, chooses certain sectors, or industries within the overall market. The manager then looks at individual companies within those sectors or industries.

[GRAPHIC] PRINCIPAL RISKS


The fund is subject to the following principal investment risks:

 . FIXED-INCOME SECURITIES

The value of these securities may change daily based on changes in the interest rates, and other market conditions and factors. Risks include:

  . changes in interest rates
  . length of time to maturity
  . issuers defaulting on their obligations to pay interest or return principal


 . HIGH-YIELD/HIGH-RISK SECURITIES

  . credit risk
  . greater sensitivity to interest rate movements
  . greater vulnerability to economic changes
  . decline in market value in event of default
  . less liquidity

 . PROPRIETARY RESEARCH

AIMI's proprietary forms of research may not be effective and may cause overall returns to be lower than if other forms of research are used.

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Full Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek high current income and are willing to tolerate the fluctuation in principal value associated with changes in interest rates.

[GRAPHIC]      PAST PERFORMANCE


The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Merrill Lynch High Yield Master Index (MLHYM), a widely recognized unmanaged index of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------

YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)



                                CLASS A SHARES
                                --------------


  22.28   12.63   13.35  (4.02)  18.43    9.45    11.53  4.33   (0.34)  4.18
-------------------------------------------------------------------------------
  1991     1992    1993   1994   1995     1996    1997   1998   1999    2000






--------------------------------------------------------------------------------
                     QUARTER ENDED     RETURN
CLASS A SHARES:     ---------------   --------
 Best Quarter:            6/30/95       6.74%
 Worst Quarter:           3/31/94     (2.82)%

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00



                                                         SINCE
                ONE YEAR      5 YEARS     10 YEARS     INCEPTION
----------------------------------------------------------------
 A Shares         (0.77)%       4.72%        8.37%        8.78%
---------------------------------------------------------------
 B Shares         (1.45)%       5.06%          --         5.13%
---------------------------------------------------------------
 C Shares          3.55%          --           --         3.54%
---------------------------------------------------------------
 M Shares          1.61%        4.96%          --         5.14%
---------------------------------------------------------------
 MLHYM*           (3.54)%       4.89%       11.06%        9.97%
---------------------------------------------------------------

* Since inception of Class A shares (6/14/85). Since inception of Class B shares (10/01/95) - 5.30%; Class C shares
(11/01/99) - (1.64)%; and Class M shares (10/01/93) - 6.56%.


[GRAPHIC] FEES AND EXPENSES


The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      4.75%       None      None    1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None    1.00%(b)
(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(c)


% OF AVERAGE DAILY NET ASSETS          CLASS OF SHARES
                               A         B         C        M
---------------------------------------------------------------
Management fees             0.60%     0.60%     0.60%     0.60%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              0.41%     0.41%     0.41%     0.41%
                            ----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          1.36%     2.01%     2.01%     1.91%
--------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================

EXAMPLE


This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $607          $885     $1,184      $2,032
  B*            $704          $930     $1,183      $2,170
  C             $204          $630     $1,083      $2,338
  M             $391          $694     $1,121      $2,310
------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $607          $885     $1,184      $2,032
  B*            $204          $630     $1,083      $2,170
  C             $204          $630     $1,083      $2,338
  M             $292          $694     $1,121      $2,310
------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 IDEX FEDERATED TAX EXEMPT (FORMERLY IDEX AEGON TAX EXEMPT)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX FEDERATED TAX EXEMPT IS MAXIMUM CURRENT INTEREST INCOME EXEMPT FROM FEDERAL INCOME TAX, CONSISTENT WITH PRESERVATION OF CAPITAL.

[GRAPHIC] PRINCIPAL STRATEGIES
          AND POLICIES

The fund's sub-adviser, Federated Investment Management Company (Federated), seeks to achieve this objective by investing in a portfolio of tax exempt securities so that at least 80% of its annual interest income is exempt from federal regular income tax. The fund invests primarily in long-term, investment grade, tax exempt securities (Grade AAA, AA, A and BBB).

Interest income from the fund's investments may be subject to the federal alternative minimum tax ("AMT").

Please see Appendix A for a description of bond ratings.

Federated manages the fund's portfolio by seeking to manage the interest rate risk and credit risk assumed by the fund and to provide superior levels of after tax total return.

Federated considers a variety of factors in formulating its interest rate outlook, including the following: current and expected U.S. economic growth; current and expected interest rates and inflation; the Federal Reserve's current monetary policy; and supply and demand factors related to the municipal market and the effect they may have on the returns offered for various bond maturities.

Federated manages credit risk by performing a fundamental credit analysis on tax exempt securities before the fund purchases such securities. Federated considers various factors, including the following: the economic feasibility of revenue bond financings and general purpose financings; the financial condition of the issuer or guarantor; and political developments that may affect credit quality.

Federated monitors the credit risks of all portfolio securities on an ongoing basis by reviewing periodic financial data and ratings of nationally recognized ratings services.

Federated also will seek to further enhance after tax total return by engaging in a relative value analysis; that is, Federated will assess the cost of a tax exempt security compared with other tax exempt securities and taxable securities such as U.S. Treasury obligations. Federated may also allocate investments in sectors of the tax exempt market that offer the highest return. Finally, Federated will invest a portion of the fund's portfolio (no more than 20%) in tax exempt securities subject to AMT, which may offer higher returns.

Federated may also use credit enhancements and futures contracts, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

Federated may use hedging to reduce specific risks. For example, to protect the fund against circumstances that would normally cause the fund's portfolio securities to decline in value, the fund may buy or sell a futures contract that would normally increase in value under the same circumstances. The fund may also attempt to lower the cost of hedging by using combinations of different futures contracts, or futures contracts and securities.

The fund may take a temporary defensive position from its principal investment strategies by investing its assets in securities subject to federal income tax. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the fund to receive and distribute taxable income to investors. Under these circumstances, the fund may be unable to achieve its investment objective.

Prior to June 15, 2000, this fund was sub-advised by AEGON USA Investment Management, Inc.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . MUNICIPAL OBLIGATIONS
  . their yields are usually lower than on similar, but taxable securities
  . the income may be subject to state and local taxes
  . the income may be a preference item for determining the federal alternative minimum tax
  . unrated municipal securities may be less liquid than rated securities
  . congress occasionally considers restricting or eliminating the federal tax exemption and may do so in the future
  . obligations could ultimately be federally taxable

 . FIXED-INCOME SECURITIES
The value of these securities may change daily based on changes in the interest rates, and other market conditions and factors. These risks include:
  . fluctuations in market value
  . changes in interest rates; the value of a bond increases as interest rate declines and decreases as interest rates rise
  . length of time to maturity; the longer the duration, the more vulnerable the value of a bond is to fluctuations in interest rates
  . issuers defaulting on their obligations to pay interest or return principle


YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.
These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who seek high current federal tax-free income and are willing to tolerate the fluctuation in principal value associated with changes in interest rates. Yields on municipal obligations are typically lower than on similar taxable securities. Such investors will generally have higher taxable incomes.

The fund is not for tax-exempt retirement programs because they would receive no benefit from the tax-exempt nature of most of the fund's income.

[GRAPHIC] PAST PERFORMANCE (A)

The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Lehman Brothers Municipal Bond Index (LBMB), a widely recognized unmanaged index of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)


                                 CLASS A SHARES
                                 --------------


10.24   6.60    8.66    (2.25)  12.86   3.89    10.12   4.58    (6.25)  12.55
------------------------------------------------------------------------------
1981    1982    1983     1984   1985    1986    1987    1988     1989   2000




--------------------------------------------------------------------------------
    CLASS A SHARES: QUARTER ENDED    RETURN
                    -------------    ------
 Best Quarter:          3/31/95       5.34%
 Worst Quarter:         3/31/94      (3.02)%

================================================================================
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00



                                                       SINCE
               ONE YEAR     5 YEARS     10 YEARS     INCEPTION
--------------------------------------------------------------
 A Shares         7.21%       3.75%        5.41%        7.02%
--------------------------------------------------------------
 B Shares         6.88%       4.10%          --         4.46%
--------------------------------------------------------------
 C Shares        11.88%         --           --         9.88%
--------------------------------------------------------------
 M Shares        10.17%       4.28%          --         4.40%
--------------------------------------------------------------
 LBMB*           11.69%       5.84%        7.32%        8.68%
--------------------------------------------------------------

* SINCE INCEPTION OF CLASS A SHARES (4/01/85). SINCE INCEPTION OF CLASS B SHARES (10/01/95) - 6.36%; SINCE INCEPTION OF CLASS C SHARES (11/01/99 - 10.16%; AND CLASS M (10/01/93) - 5.75%.

(A) PRIOR TO JUNE 15,2000, AEGON INVESTMENT MANAGEMENT, INC. SERVED AS SUB-ADVISER TO THIS FUND.


[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)


                                              CLASS OF SHARES
                                   A          B         C            M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)     4.75%        None     None     1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%     None     1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)
(d)


% OF AVERAGE DAILY NET ASSETS            CLASS OF SHARES
                               A         B         C         M
--------------------------------------------------------------------------------
Management fees             0.60%     0.60%     0.60%     0.60%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.60%
Other expenses              0.73%     0.73%     0.73%     0.73%
--------------------------------------------------------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          1.68%     2.33%     2.33%     1.93%
EXPENSE REDUCTION (C)       0.33%     0.33%     0.33%     0.33%
--------------------------------------------------------------------------------
NET OPERATING EXPENSES      1.35%     2.00%     2.00%     1.60%

--------------------------------------------------------------------------------
(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc. through 4/30/02, for expenses that exceed 1.00%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE

This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.

If the shares are redeemed at the end of each period:

SHARE CLASS     1 YEAR      3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $606        $949        $1,315      $2,341
  B*            $703        $996        $1,315      $2,478
  C             $203        $696        $1,215      $2,641
  M             $360        $668        $1,101      $2,305
------------------------------------------------------------

If the shares are not redeemed:


SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $606          $949     $1,315      $2,341
  B*            $203          $696     $1,215      $2,478
  C             $203          $696     $1,215      $2,641
  M             $261          $668     $1,101      $2,305
------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

  IDEX JANUS FLEXIBLE INCOME (FORMERLY IDEX JCC FLEXIBLE INCOME)

SUMMARY OF RISKS AND RETURNS

[GRAPHIC] OBJECTIVE

THE OBJECTIVE OF IDEX JANUS FLEXIBLE INCOME IS MAXIMUM TOTAL RETURN FOR SHAREHOLDERS, CONSISTENT WITH PRESERVATION OF CAPITAL, BY ACTIVELY MANAGING A PORTFOLIO OF INCOME-PRODUCING SECURITIES.

[GRAPHIC] PRINCIPAL STRATEGIES AND POLICIES

The fund normally invests at least 80% of its total assets in income-producing securities of both foreign and domestic companies. The fund's sub-adviser, Janus Capital Corporation (Janus), seeks to achieve the fund's objective by investing principally in:

 . corporate debt securities

The fund seeks maximum current income by investing principally in corporate bonds that offer higher yields, but more risk than higher rated bonds.

While the fund may buy bonds of any maturity, the fund's average maturity may vary substantially, depending upon the fund manager's analysis of market, economic and financial conditions at the time. To increase the potential of higher returns, the fund has no pre-established standards for the quality of the debt instruments it buys.

The fund may buy unrated debt securities of both domestic and foreign issuers, and may at times have substantial holdings of such high-yield/high-risk bonds.

Please see Appendix A for a description of ratings.

In addition to considering economic factors such as the affect of interest rates on the fund's investments, the fund manager applies a "bottom up" approach in choosing investments. If the fund manager is unable to find such investments, a fund's assets may be in cash or other similar investments.

In determining the creditworthiness of bond issuers, the fund manager uses, but doesn't rely solely on, credit ratings.

    "WHAT IS A BOTTOM UP" ANALYSIS?
    When a sub-adviser uses a "bottom up" approach, it looks primarily at individual companies against the context of broader market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

The fund manager seeks to diversify the fund's investments across many securities, sectors and countries. Currency risk is generally avoided through hedging and other means.

The fund manager may sell the fund's securities when its expectations regarding market interest rates change or the quality or return changes on investment.

While the fund invests principally in corporate debt securities, the fund manager may, to a lesser extent, invest in lower-rated securities, including bonds considered less than investment grade of both foreign and domestic issuers, mortgage- and other asset-backed securities, convertible securities, preferred stock, income-producing common stock, futures for hedging, or other securities and investment strategies in pursuit of its investment objective, which are explained beginning on page 64 and in the SAI.

[GRAPHIC] PRINCIPAL RISKS

The fund is subject to the following principal investment risks:

 . FIXED-INCOME SECURITIES

The value of these securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include:

  . changes in interest rates
  . length of time to maturity
  . issuers defaulting on their obligations to pay interest or return principal

 . STOCKS

While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, or the securities market as a whole.

Because the stocks the fund holds fluctuate in price, the value of your investment in the fund will go up and down.

 . HIGH-YIELD/HIGH RISK SECURITIES

  . credit risk
  . greater sensitivity to interest rate movements
  . greater vulnerability to economic changes
  . decline in market value in event of default
  . less liquidity

YOU MAY LOSE MONEY IF YOU INVEST IN THIS FUND.

These and other risks are fully described in the section entitled "Explanation of Strategies and Risks," beginning on page 64.

 . INVESTOR PROFILE

This fund may be appropriate for investors who want current income enhanced by the potential for capital growth, and who are willing to tolerate fluctuation in principal value caused by changes in interest rates as well as the risks associated with substantial investments in high-yield/high-risk bonds (commonly known as "junk bonds"), or unrated bonds of domestic or foreign issuers.

[GRAPHIC] PAST PERFORMANCE


The bar chart and the table below show the fund's annual returns and its long-term performance. The bar chart and the table indicate the risks of investing in the fund by showing you how the fund's performance has varied from year to year. The bar chart does not reflect the impact of sales charges, which lower the fund's return. The table, which includes applicable sales charges, compares how the fund's average annual returns for different calendar periods compare to the returns of the Lehman Brothers U.S. Government/
Credit Index (LBGC), a widely recognized unmanaged index of market performance. The bar chart and table assume reinvestment of dividends and capital gains distributions. As with all mutual funds, past performance is not a prediction of future results.
--------------------------------------------------------------------------------
YEAR-BY-YEAR TOTAL RETURN as of 12/31 each year (%)



                                CLASS A SHARES
                                --------------



  25.01   11.00   13.90   (4.29)   18.89   5.44   11.57   7.89   0.93   5.87
--------------------------------------------------------------------------------
  1991    1992    1993    1994    1995     1996   1997    1998   1999   2000


--------------------------------------------------------------------------------
CLASS A SHARES:      QUARTER ENDED     RETURN
                    ---------------   --------
Best Quarter:             3/31/91      7.85 %
Worst Quarter:            3/31/96     (1.98)%
----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/00

                                                       SINCE
               ONE YEAR     5 YEARS     10 YEARS     INCEPTION
--------------------------------------------------------------
 A Shares         0.85%       5.26%        8.80%        7.35%
-------------------------------------------------------------
 B Shares         0.24%       5.60%          --         6.11%
-------------------------------------------------------------
 C Shares         5.24%         --           --         5.53%
-------------------------------------------------------------
 M Shares         3.28%       5.49%          --         5.60%
-------------------------------------------------------------
 LBGC*           11.84%       6.24%        8.00%        8.35%
-------------------------------------------------------------

* SINCE INCEPTION OF CLASS A SHARES (6/29/87). SINCE INCEPTION OF CLASS B SHARES (10/01/95) - 6.84%; SINCE INCEPTION OF CLASS C SHARES (11/01/99) - 9.37%; AND CLASS M SHARES (10/01/93) - 6.25%.

[GRAPHIC] FEES AND EXPENSES

The following table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

================================================================================
SHAREHOLDER FEES (fees paid directly from your investment)

                                              CLASS OF SHARES
                                   A          B         C            M
--------------------------------------------------------------------------------
Maximum sales charge (load)
imposed on purchases
(AS A % OF OFFERING PRICE)      4.75%       None      None    1.00%
Maximum deferred sales
charge (load)                  None(a)     5.00%      None    1.00%(b)

(AS A PERCENTAGE OF PURCHASE PRICE OR
REDEMPTION PROCEEDS, WHICHEVER IS LOWER)

================================================================================
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from fund assets)(d)

% OF AVERAGE DAILY NET ASSETS
                                      CLASS OF SHARES
                               A         B         C         M
----------------------------------------------------------------
Management fees             0.90%     0.90%     0.90%     0.90%
Distribution and service
(12b-1) fees                0.35%     1.00%     1.00%     0.90%
Other expenses              0.62%     0.61%     0.61%     0.61%
                            -----------------------------------
TOTAL ANNUAL FUND
OPERATING EXPENSES          1.87%     2.51%     2.51%     2.41%
EXPENSE REDUCTION (C)       0.03%     0.02%     0.02%     0.02%
                            -----------------------------------
NET OPERATING EXPENSES      1.84%     2.49%     2.49%     2.39%
---------------------------------------------------------------

(a) Certain purchases of Class A shares in amounts of $1 million or more are subject to a 1% contingent deferred sales charge for 24 months after purchase.
(b) Purchases of Class M shares are subject to a 1% contingent deferred sales charge if redeemed within 18 months of purchase.
(c) Contractual arrangement with Idex Management, Inc., through 4/30/02, for expenses that exceed 1.50%, excluding 12b-1 fees.
(d) Annual fund operating expenses are estimated based on the fund's expenses for the fiscal year ended 10/31/00.
A $10 semi-annual fee is imposed on accounts open for over 2 years that are below a minimum balance due to redemptions. See page 77.
================================================================================
EXAMPLE
This example is here to help you compare the cost of investing in this fund with that of other mutual funds. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower.
If the shares are redeemed at the end of each period:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $653       $1,032      $1,435      $2,559
  B*            $752       $1,080      $1,434      $2,687
  C             $252       $  780      $1,334      $2,844
  M             $439       $  842      $1,371      $2,817
------------------------------------------------------------

If the shares are not redeemed:

SHARE CLASS      1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------
  A             $653       $1,032      $1,435      $2,559
  B*            $252       $  780      $1,334      $2,687
  C             $252       $  780      $1,334      $2,844
  M             $340       $  842      $1,371      $2,817
------------------------------------------------------------

* EXAMPLES FOR CLASS B SHARES ASSUME THEY WILL CONVERT TO CLASS A SHARES EIGHT YEARS AFTER YOU PURCHASE THEM.

 EXPLANATION OF STRATEGIES AND RISKS

HOW TO USE THIS SECTION
In the discussions of the individual funds on pages 2 through 63, you found descriptions of the principal strategies and risks associated with each fund. In those pages, you were referred to this section for a more complete description of the risks of both principal and non-principal investments. For best understanding, first read the description of the fund you are interested in. Then refer to this section and read about the risks particular to that fund. For even more discussions of strategies and risks, see the SAI, which is available upon request. See the back cover of this prospectus for information on how to order the SAI.


[GRAPHIC] DIVERSIFICATION. The 1940 Act classifies investment companies as either diversified or non-diversified.


Diversification is the practice of spreading a fund's assets over a number of issuers to reduce risk. A non-diversified fund has the ability to take larger positions in fewer issuers. Because the appreciation or depreciation of a single security may have a greater impact on the net asset value of a non-diversified fund, its share price can be expected to fluctuate more than a diversified fund.


All of the funds (except IDEX Salomon All Cap, IDEX Janus Capital Appreciation, IDEX Pilgrim Baxter Technology, IDEX Great Companies -- America(SM) and IDEX Great Companies -- Technology(SM) qualify as diversified funds under the 1940 Act. The diversified funds are subject to the following diversification requirements (which are set forth in full in the SAI):


 . As a fundamental policy, with respect to 75% of the total assets of a fund, the fund may not own more than 10% of the outstanding voting shares of any issuer (other than U.S. government securities) as defined in the 1940 Act and, with respect to some funds, in other types of cash items.
 . As a fundamental policy with respect to 75% of the total assets of a fund, the fund will not purchase a security of any issuer if such would cause the portfolio's holdings of that issuer to amount to more than 5% of the fund's total assets.


IDEX Salomon All Cap, IDEX Janus Capital Appreciation, IDEX Pilgrim Baxter Technology, IDEX Great Companies -- America(SM) and IDEX Great Companies -- Technology(SM) each reserves the right to become a diversified investment company (as defined by the 1940 Act).


[GRAPHIC]   CONCENTRATION. Unless otherwise stated in a fund's objective or its principal strategies and policies, as a fundamental policy governing concentration, no fund will invest more than 25% of its total assets in any one particular industry, other than U.S. government securities. Unless otherwise stated in a fund's objective or its principal strategies and policies, as an operating policy, no fund will invest 25% or more of its total assets in any one particular industry, other than U.S. government securities.


[GRAPHIC]   INVESTING IN COMMON STOCKS. Many factors cause common stocks to go up and down in price. A major factor is the financial performance of the company that issues the stock. Other factors include the overall economy, conditions in a particular industry, and monetary factors like interest rates. When your fund holds stocks, there is a risk that some or all of them may be down in price when you choose to sell fund shares, causing you to lose money. This is called market risk.


[GRAPHIC] INVESTING IN PREFERRED STOCKS. Because these stocks come with a promise to pay a stated dividend, their price depends more on the size of the dividend than on the company's performance. But if a company fails to pay the dividend, its preferred stock is likely to drop in price. Changes in interest rates can also affect their price. (See "Investing in bonds," below.)


[GRAPHIC] INVESTING IN "CONVERTIBLES," PREFERRED STOCKS, AND BONDS. Since
          preferred stocks and corporate bonds pay a stated return, their prices usually do not depend on the price of the company's common stock. But some companies issue preferred stocks and bonds that are convertible into their common stocks. Linked to the common stock in this way, convertible securities go up and down in price inversely to interest rates as the common stock does, adding to their market risk.


[GRAPHIC] VOLATILITY. The more an investment goes up and down in price, the more volatile it is said to be. Volatility increases the market risk because even though your fund may go up more than the market in good times, it may also go down more than the market in bad times. If you decide to sell when a volatile fund is down, you could lose more. Price changes may be temporary and for extended periods.


[GRAPHIC] INVESTING IN BONDS. Like common stocks, bonds fluctuate in value, though the factors causing this are different, including:


 . CHANGES IN INTEREST RATES. Bond prices tend to move the opposite of interest rates. Why? Because when interest rates on new bond issues go up, rates on existing bonds stay the same and they become less desirable. When rates go down, the reverse happens. This is also true for most preferred stocks and some convertibles.

 . LENGTH OF TIME TO MATURITY. When a bond matures, the issuer must pay the owner its face value. If the maturity date is a long way off, many things can affect its value, so a bond is more volatile the farther it is from maturity. As that date approaches, fluctuations usually become smaller and the price gets closer to face value.


 . DEFAULTS. All bond issuers make at least two promises: (1) to pay interest during the bond's term and (2) to return principal when it matures. If an issuer fails to keep one or both of these promises, the bond will probably drop in price dramatically, and may even become worthless.

 . DECLINES IN RATINGS. At the time of issue, most bonds are rated by professional rating services, such as Moody's and S&P. The stronger the financial backing behind the bond, the higher the rating. If this backing is weakened or lost, the rating service may downgrade the bond's rating. This is virtually certain to cause the bond to drop in price.

 . LOW RATING. High-yield/high-risk securities (commonly known as "junk bonds") have greater credit risk, are more sensitive to interest rate movements, are considered more speculative, have a greater vulnerability to economic changes, subject to greater price volatility and are less liquid.

 . LACK OF RATING. Some bonds are considered speculative, or for other reasons are not rated. Such bonds must pay a higher interest rate in order to attract investors. They're considered riskier because of the higher possibility of default or loss of liquidity.

 . LOSS OF LIQUIDITY. If a bond is downgraded, or for other reasons drops in price, the market demand for it may "dry up." In that case, the bond may be hard to sell or "liquidate" (convert to cash).

Please see Appendix A for a description of bond ratings.

[GRAPHIC] INVESTING IN FOREIGN SECURITIES. Foreign securities are investments offered by non-U.S. companies, governments and government agencies. They involve risks not usually associated with U.S. securities, including:

 . CHANGES IN CURRENCY VALUES. Foreign securities are sold in currencies other than U.S. dollars. If a currency's value drops, the value of your fund shares could drop too, even if the securities are strong. Dividend and interest payments may be lower. Factors affecting exchange rates are: differing interest rates among countries; balances of trade; amount of a country's overseas investments; and any currency manipulation by banks.

 . CURRENCY SPECULATION. The foreign currency market is largely unregulated and subject to speculation.

 . CURRENCY TRADING COSTS. Some funds also invest in American Depositary
  Receipts (ADRs) and American Depositary Shares (ADSs). They represent securities of foreign companies traded on U.S. exchanges, and their values are expressed in U.S. dollars. Changes in the value of the underlying foreign currency will change the value of the ADR or ADS. The fund incurs costs when it converts other currencies into dollars, and vice-versa.

 . EURO CONVERSION. On January 1, 1999, certain participating countries in the
  European Economic Monetary Union (EU) adopted the "Euro" as their official currency. Other EU member countries may convert to the Euro at a later date. As of January 1, 1999, governments in participating countries are issuing debt and redenominate existing debt in Euros; corporations may choose to issue stocks or bonds in Euros or national currency. The European Central Bank, (the "ECB") assumed responsibility for a uniform monetary policy in participating countries. These transactions have a troubled trading history. The Euro Bank has intervened to resolve such troubles. Euro conversion risks that can affect a fund's foreign investments include: (1) the readiness of Euro payment, clearing, and other operational systems; (2) the legal treatment of debt instruments and financial contracts in existing national currencies rather than the Euro; (3) exchange-rate fluctuations between the Euro and non-Euro currencies during the transition period of January 1, 1999 through December 31, 2001 and beyond; (4) potential U.S. tax issues with respect to fund securities; and (5) the ECB's ability to manage monetary policies among the participating countries.

 . DIFFERING ACCOUNTING AND REPORTING PRACTICES. Foreign tax laws are different, as are laws, practices and standards for accounting, auditing and reporting data to investors.


 . LESS INFORMATION AVAILABLE TO THE PUBLIC. Foreign companies usually make far less information available to the public.


 . LESS REGULATION. Securities regulations in many foreign countries are more lax than in the U.S.


 . MORE COMPLEX NEGOTIATIONS. Because of differing business and legal procedures, a fund might find it hard to enforce obligations or negotiate favorable brokerage commission rates.


 . LESS LIQUIDITY/MORE VOLATILITY. Some foreign securities are harder to convert to cash than U.S. securities, and their prices may fluctuate more dramatically.


 . SETTLEMENT DELAYS. "Settlement" is the process of completing payment and delivery of a securities transaction. In many countries, this process takes longer than it does in the U.S.


 . HIGHER CUSTODIAL CHARGES. Fees charged by the fund's custodian for holding shares are higher for foreign securities than those of domestic securities.


 . VULNERABILITY TO SEIZURE AND TAXES. Some governments can seize assets. They may also limit movement of assets from the country. Fund interest, dividends and capital gains may be subject to foreign withholding taxes.


 . POLITICAL INSTABILITY AND SMALL MARKETS. Developing countries can be politically unstable. Economies can be dominated by a few industries, and markets may trade a small number of securities. Regulation of banks and capital markets can be weak.


 . DIFFERENT MARKET TRADING DAYS. Foreign markets may not be open for trading the same days as U.S. markets are open and asset values can change before your transaction occurs.

 . HEDGING. A fund may enter into forward currency contracts to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases and sales of such securities. Shifting a fund's currency exposure from one currency to another removes the fund's opportunity to profit from the original currency and involves a risk of increased losses for the fund if the sub-adviser's projection of future exchange rates is inaccurate.

 . EMERGING MARKET RISK. Investing in the securities of issuers located in or principally doing business in emerging markets bear foreign exposure risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging market countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging market countries may be affected by national policies that restrict foreign investments. Emerging market countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. As a result, a fund investing in emerging market countries may be required to establish special custody or other arrangements before investing.

[GRAPHIC] INVESTING IN FUTURES, OPTIONS AND DERIVATIVES. Besides conventional securities, your fund may seek to increase returns by investing in financial contracts related to its primary investments. Such contracts involve additional risks and costs. Risks include:

 . Inaccurate market predictions. If the sub-adviser is wrong in its expectation, for example, with respect to interest rates, securities prices or currency markets, the contracts could produce losses instead of gains.

 . Prices may not match. Movements in the price of the financial contracts may be used to offset movements in the price of other securities included in the fund's portfolio. If those prices don't correlate or match closely (I.E., imperfect correlation), the benefits of the transaction might be diminished and the fund may lose money, which may result in substantial losses.

 . Illiquid markets. If there is no market for the contracts, the fund may not be able to control losses.

 . Tax consequences. A fund may have to delay closing out certain derivative positions to avoid adverse tax consequences.

[GRAPHIC] INVESTING IN STOCK INDEX FUTURES. Futures involve additional investment risks and transactional costs, and draw upon skills and experience which are different than those needed to pick other securities. Special risks include:

 . inaccurate market predictions

 . imperfect correlation

 . illiquidity

 . tax consequences

 . potential unlimited loss

 . volatile net asset value due to substantial fluctuations in the value of these futures

[GRAPHIC] INVESTING IN FORWARD FOREIGN CURRENCY CONTRACTS. A forward foreign currency contract is an agreement between contracting parties to exchange an amount of currency at some future time at an agreed upon rate. These contracts are used as a hedge against fluctuations in foreign exchange rates.

Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of securities, or prevent losses if the prices of the fund's securities decline.

Such hedging transactions preclude the opportunity for a gain if the value of the hedging currency should rise. Forward contracts may, from time to time, be considered illiquid, in which case they would be subject to the fund's limitations on investing in illiquid securities. If a fund's manager makes the incorrect prediction, the opportunity for loss can be magnified.

[GRAPHIC] ZERO COUPON SECURITIES. Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which exposes investors to risks of payment default and volatility.


[GRAPHIC] GENERAL OBLIGATION BONDS. General obligation bonds are supported by the issuer's power to exact property or other taxes. The issuer must impose and collect taxes sufficient to pay principal and interest on the bonds. However, the issuer's authority to impose additional taxes may be limited by its charter or state law.


[GRAPHIC] SPECIAL REVENUE BONDS. Special revenue bonds are payable solely from specific revenues received by the issuer such as specific taxes, assessments, tolls, or fees. Bondholders may not collect from the municipality's general taxes or revenues. For example, a municipality may issue bonds to build a toll road, and pledge the tolls to repay the bonds. Therefore, a shortfall in the tolls normally would result in a default on the bonds. Investors in these bonds are exposed to the credit standing of the municipality. If the municipality defaults on the bonds, there may be a loss on the investment.

[GRAPHIC] PRIVATE ACTIVITY BONDS. Private activity bonds are special revenue bonds used to finance private entities. For example, a municipality may issue bonds to finance a new factory to improve its local economy. The municipality would lend the proceeds from its bonds to the company using the factory, and the company would agree to make loan payments sufficient to repay the bonds. The bonds would be payable solely from the company's loan payments, not from any other revenues of the municipality. Therefore, any default on the loan normally would result in a default on the bonds.

The interest on many types of private activity bonds is subject to Alternate Minimum Tax (AMT). The IDEX Federated Tax Exempt Fund may invest in bonds subject to AMT.

[GRAPHIC] TAX INCREMENT FINANCING BONDS. Tax increment financing (TIF) bonds are payable from increases in taxes or other revenues attributable to projects financed by the bonds. For example, a municipality may issue
TIF bonds to redevelop a commercial area. The TIF bonds would be payable solely from any increase in sales taxes collected from merchants in the area. The bonds could default if merchants' sales, and related tax collections, failed to increase as anticipated.

[GRAPHIC] VARIABLE RATE DEMAND INSTRUMENTS. Variable rate demand instruments are tax exempt securities that require the issuer or a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. Investors in these securities are subject to the risk that the dealer or bank may not repurchase the instrument. The securities also pay interest at a variable rate intended to cause the securities to trade at their face value. The Fund treats demand instruments as short-term securities, because their variable interest rate adjusts in response to changes in market rates, even though their stated maturity may extend beyond 13 months.

[GRAPHIC] CREDIT ENHANCEMENT. Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the sub-adviser usually evaluates the credit risk of a fixed income security based solely upon its credit enhancement.

[GRAPHIC] INVESTING IN TAX-EXEMPT SECURITIES. Some municipal obligations pay interest that, while tax-exempt, may be considered a "preference item" for determining the federal alternative minimum tax. This may result in your paying more tax than you would have otherwise. Also, Congress periodically threatens to limit or do away with the tax exemption on municipal obligations. If that happened, it could substantially reduce the value of your fund's assets.

[GRAPHIC] INVESTING IN SPECIAL SITUATIONS. Each fund may invest in "special situations" from time to time. Special situations arise when, in the opinion of a fund manager, a company's securities may be undervalued, then potentially increase considerably in price, due to:

 . a new product or process

 . a management change

 . a technological breakthrough

 . an extraordinary corporate event

 . a temporary imbalance in the supply of, and demand for, the securities of an issuer

Investing in a special situation carries an additional risk of loss if the expected development does not happen or does not attract the expected attention. The impact of special situation investing to a fund will depend on the size of the fund's investment in a situation.

[GRAPHIC] INTRINSIC VALUE. (GREAT COMPANIES' FUNDS) Great Companies monitors changes in a company's Intrinsic Value over a twelve to eighteen month period. It then determines a company's Intrinsic Value Momentum
(IVM), which is a measurement of the rate at which a company is increasing or decreasing its Intrinsic Value. Great Companies looks at the trading price of the stock and compares it to its Intrinsic Value calculation. If a stock appears to be significantly overvalued in the market and its IVM is flat or declining when compared to the Intrinsic Value calculation, Great Companies does not invest in the stock or, if the fund has already invested in the company, may reduce its position in the stock. When the stock share price drops well below the Intrinsic Value calculation and its IVM is rising, Great Companies will normally invest in the company or, if the fund has already invested in the company, attempt to buy more shares.


[GRAPHIC] PORTFOLIO TURNOVER. A fund may engage in a significant number of short-term transactions, which may lower fund performance. High turnover rate will not limit a manager's ability to buy or sell securities for these funds, although certain tax rules may restrict a fund's ability to sell securities when the security has been held for less than three months. Increased turnover (100% or more) results in higher brokerage costs or mark-up charges for a fund. The funds ultimately pass these charges on to shareholders. Short-term trading may also result in short-term capital gains, which are taxed as ordinary income to shareholders. IDEX Janus Capital Appreciation, IDEX Alger Aggressive Growth, IDEX Pilgrim Baxter Technology, IDEX GE International Equity, IDEX GE U.S. Equity, IDEX Jennison Equity Opportunity (formerly IDEX C.A.S.E. Growth), IDEX Janus Flexible Income and IDEX Pilgrim Baxter Mid Cap Growth had turnover rates greater than 100% for the fiscal year ended October 31, 2000.


[GRAPHIC] INVESTMENT STRATEGIES. A fund is permitted to use other securities and investment strategies in pursuit of its investment objective, subject to limits established by the Fund's Board of Trustees. No fund is under any obligation to use any of the techniques or strategies at any given time or under any particular economic condition. Certain instruments and investment strategies may expose the funds to other risks and considerations, which are discussed in the Fund's SAI.




[GRAPHIC] GROWTH INVESTING. Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A fund may underperform other funds that employ a different style. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. Growth-oriented funds typically will underperform when value investing is in favor.


[GRAPHIC] VARIOUS INVESTMENT TECHNIQUES. Various investment techniques are utilized to increase or decrease exposure to changing security prices, interest rates, currency exchange rates, commodity prices or other factors that affect security values. These techniques may involve derivative securities and transactions such as buying and selling options and futures contracts, entering into currency exchange contracts or swap agreements and purchasing indexed securities. These techniques are designed to adjust the risk and return characteristics of the fund's portfolio of investments and are not used for leverage. Use of such strategies may result in a fund manager's failure to achieve the fund's goals. Also, limiting losses in this manner may cap possible gains.


[GRAPHIC] RESERVE INVESTMENT FUNDS. IDEX T. Rowe Price Small Cap and IDEX T.
          Rowe Price Dividend Growth may invest in money market instruments directly or indirectly through investment in an internally managed, money market fund, the Reserve Investment Funds, Inc. (Reserve Fund). The Reserve Investment Fund and Government Reserve Investment Fund, each a series of the Reserve Fund, are advised by T. Rowe Price and charges no advisory fees to the investment manager, but other fees may be incurred which may result in a duplication of fees. Further information is included in the SAI.


[GRAPHIC] GEI SHORT-TERM INVESTMENT FUND. IDEX GE International Equity and IDEX
          GE U.S. Equity may invest in money market instruments directly or indirectly through investment in the GEI Short-Term Investment Fund
(Investment Fund). The Investment Fund is advised by GEAM; GEAM charges no advisory fee to the Investment Fund, but other fees may be incurred which may result in a duplication of fees.


[GRAPHIC] IPOs. IPOs are subject to specific risks which include:

 . high volatility

 . no track record for consideration

 . securities are less liquid

 . earnings are less predictable


[GRAPHIC] TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, a fund may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of debt securities. This may be done as a defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a fund increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decrease. Furthermore, when a fund assumes a temporary defensive position it may not be able to achieve its investment objective.


[GRAPHIC] INTERNET OR SECTOR RISK. IDEX Munder Net50 will invest primarily in companies engaged in Internet and Intranet related activities. The value of such companies is particularly vulnerable to rapidly changing technology, extensive government regulation and relatively high risks of obsolescence caused by scientific and technological advances. The value of the fund's shares may fluctuate more than shares of a fund investing in a broader range of industries.

 HOW THE IDEX FUNDS ARE MANAGED AND ORGANIZED

IDEX Mutual Funds is run by a Board of Trustees.

The assets of each fund are managed by an investment adviser, who in turn selects sub-advisers, who have hired fund managers. All such advisers to the funds are supervised by the Board of Trustees. You can find information about the Trustees and officers of the Fund in the SAI.

IDEX MANAGEMENT, INC. (IMI), located at 570 Carillon Parkway, St. Petersburg, Florida 33716, serves as investment adviser to the Fund. IMI has been serving as an investment adviser since 1985.

The investment adviser hires sub-advisers to furnish investment advice and recommendations and has entered into sub-advisory agreements with each sub-adviser. The investment adviser also monitors the sub-advisers' buying and selling of securities and administration of the funds. For these services, it is paid an advisory fee. This fee is based on the average daily net assets of each fund, and is paid at the rates shown in the table below.

IMI is a wholly-owned direct subsidiary, and Great Companies, LLC is a 30% owned indirect subsidiary, of AUSA Holding Company (AUSA). AUSA is a holding company which is wholly-owned by AEGON USA, Inc. (AEGON USA), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation and publicly traded international insurance group.

Here is a listing of the sub-advisers and the funds they manage:


SUB-ADVISER         FUND NAME
-----------         ---------
Janus               IDEX Janus Growth
                    IDEX Janus Global
                    IDEX Janus Balanced
                    IDEX Janus Capital Appreciation
                    IDEX Janus Flexible Income
                    IDEX Janus Growth & Income
Alger               IDEX Alger Aggressive Growth
T. Rowe Price       IDEX T. Rowe Price Dividend
                     Growth
                    IDEX T. Rowe Price Small Cap
Pilgrim Baxter      IDEX Pilgrim Baxter Mid Cap
                     Growth
                    IDEX Pilgrim Baxter Technology
Gabelli             IDEX Gabelli Global Growth
GSAM                IDEX Goldman Sachs Growth
TIM                 IDEX Transamerica Equity
                    IDEX Transamerica Small
                     Company
SaBAM               IDEX Salomon All Cap
Great Companies     IDEX Great Companies --
                     America(SM)
                    IDEX Great Companies --
                     Technology(SM)
                    IDEX Great Companies -- Global/2/
AIMI                IDEX AEGON Income Plus
Federated           IDEX Federated Tax Exempt
GEAM                IDEX GE International Equity
                    IDEX GE U.S. Equity
Dean                IDEX Dean Asset Allocation
Luther King         IDEX LKCM Strategic Total Return
NWQ                 IDEX NWQ Value Equity
Jennison            IDEX Jennison Equity Opportunity
Munder              IDEX Munder Net50
American            IDEX American Century Income &
Century              Growth
                    IDEX American Century
                     International
Ironwood            IDEX Isabelle Small Cap Value

--------------------------------------------------------------------------------
ADVISORY FEE SCHEDULE--ANNUAL RATES
--------------------------------------------------------------------------------

                                  IDEX                                              IDEX        IDEX        IDEX
                                 JANUS*         IDEX       IDEX        IDEX        JANUS**      AEGON     FEDERATED
                                 CAPITAL        JANUS     JANUS*      JANUS*      FLEXIBLE     INCOME        TAX
AVERAGE DAILY NET ASSETS      APPRECIATION     GLOBAL     GROWTH     BALANCED      INCOME       PLUS       EXEMPT
-------------------------------------------------------------------------------------------------------------------
First $750 million                  1.00%      1.00%      1.00%        1.00%          N/A      0.60%         0.60%
-------------------------------------------------------------------------------------------------------------------
the next $250 million               0.90%      0.90%      0.90%        0.90%          N/A      0.60%         0.60%
-------------------------------------------------------------------------------------------------------------------
over $1 billion                     0.85%      0.85%      0.85%        0.85%          N/A      0.60%         0.60%
-------------------------------------------------------------------------------------------------------------------
First $100 million                                                                  0.90%
-------------------------------------------------------------------------------------------------------------------
the next $150 million                                                               0.80%
-------------------------------------------------------------------------------------------------------------------
over $250 million                                                                   0.70%
-------------------------------------------------------------------------------------------------------------------

*IMI has contractually agreed to waive a portion of its advisory fee for this fund as follows: 0.0250% of average daily net assets from $100 - $500 million (net 0.9750%); 0.0750% of assets from $500 - $750 million (net 0.9250%);
0.0250% of assets from $750 million - $1 billion (net 0.8750%); and 0.0250% of assets above $1 billion (net 0.8250%).

**IMI has contractually agreed to waive a portion of its advisory fee as follows: 0.0250% of the first $100 million of average daily net assets (net 0.8750%); 0.0250% of assets from $100 - $250 million (net 0.7750%); and 0.0250%
of assets above $250 million (net 0.6750%).
--------------------------------------------------------------------------------

                          IDEX           IDEX                            IDEX
                          ALGER     T. ROWE PRICE        IDEX       PILGRIM BAXTER
AVERAGE DAILY          AGGRESSIVE      DIVIDEND     T. ROWE PRICE       MID CAP
NET ASSETS               GROWTH         GROWTH        SMALL CAP         GROWTH
---------------------------------------------------------------------------------
 First $500 million        0.80%           0.80%           0.80%            0.80%
---------------------------------------------------------------------------------
 over $500 million         0.70%           0.70%           0.70%            0.70%
---------------------------------------------------------------------------------

                                          IDEX                       IDEX
                            IDEX        GOLDMAN       IDEX       TRANSAMERICA    IDEX
AVERAGE DAILY          PILGRIM BAXTER    SACHS    TRANSAMERICA       SMALL      SALOMON
NET ASSETS               TECHNOLOGY      GROWTH      EQUITY         COMPANY     ALL CAP
---------------------------------------------------------------------------------------
 First $500 million            1.00%     0.80%          0.80%          0.80%     0.80%
---------------------------------------------------------------------------------------
 over $500 million             0.90%     0.70%          0.70%          0.70%     0.70%
---------------------------------------------------------------------------------------

                           IDEX                    IDEX          IDEX
                            GE          IDEX       DEAN          GREAT
AVERAGE DAILY         INTERNATIONAL   GE U.S.      ASSET     COMPANIES --
NET ASSETS                EQUITY       EQUITY   ALLOCATION     AMERICASM
--------------------------------------------------------------------------
First $500 million           0.80%     0.80%        0.80%          0.80%
--------------------------------------------------------------------------
over $500 million            0.70%     0.70%        0.70%          0.70%
--------------------------------------------------------------------------

                          IDEX           IDEX           IDEX        IDEX       IDEX
                          LKCM           GREAT          GREAT        NWQ     JENNISON
AVERAGE DAILY           STRATEGIC    COMPANIES --   COMPANIES --    VALUE     EQUITY
NET ASSETS            TOTAL RETURN   TECHNOLOGYSM      GLOBAL2     EQUITY   OPPORTUNITY
---------------------------------------------------------------------------------------
First $500 million          0.80%          0.80%          0.80%    0.80%         0.80%
---------------------------------------------------------------------------------------
over $500 million           0.70%          0.70%          0.70%    0.70%         0.70%
---------------------------------------------------------------------------------------

                                     IDEX
AVERAGE DAILY                   GABELLI GLOBAL
NET ASSETS                          GROWTH
---------------------------------------------
First $500 million                      1.00%
---------------------------------------------
$500 million -- $1 billion              0.90%
---------------------------------------------
over $1 billion                         0.80%
---------------------------------------------

                               IDEX
AVERAGE DAILY              JANUS GROWTH
NET ASSETS                   & INCOME
---------------------------------------
First $100 Million               1.00%
--------------------------------------
the next $400 Million            0.95%
--------------------------------------
Over $500 Million                0.85%
--------------------------------------

AVERAGE DAILY             IDEX
NET ASSETS            MUNDER NET50
----------------------------------
First $1 billion            1.00%
---------------------------------
over $1 billion             0.95%
---------------------------------

                                 IDEX
AVERAGE DAILY              AMERICAN CENTURY
NET ASSETS                 INCOME & GROWTH
-------------------------------------------
First $100 million                   0.90%
------------------------------------------
the next $150 million                0.85%
------------------------------------------
over $250 million                    0.80%
------------------------------------------

                                 IDEX
AVERAGE DAILY              AMERICAN CENTURY
NET ASSETS                  INTERNATIONAL
-------------------------------------------
First $50 million                    1.00%
------------------------------------------
the next $100 million                0.95%
------------------------------------------
the next $350 million                0.90%
------------------------------------------
over $500 million                    0.85%
------------------------------------------

                             IDEX
AVERAGE DAILY              ISABELLE
NET ASSETS              SMALL CAP VALUE
---------------------------------------
First $200 million            0.90%
----------------------------------
over $200 million             0.85%
----------------------------------

For the fiscal year ended October 31, 2000, each fund paid the following management fee as a percentage of the fund's average daily net assets, after reimbursement and/or fee waivers (if applicable)*:


 IDEX Janus Capital Appreciation (formerly IDEX JCC Capital Appreciation)   0.96%
 IDEX Janus Global (formerly IDEX JCC Global)                               0.98%
 IDEX Janus Growth (formerly IDEX JCC Growth)                               0.85%
 IDEX Janus Balanced (formerly IDEX JCC Balanced)                           0.98%
 IDEX Janus Flexible Income (formerly IDEX JCC Flexible Income)             0.87%
 IDEX Alger Aggressive Growth                                               0.58%
 IDEX AEGON Income Plus                                                     0.60%
 IDEX Federated Tax Exempt (formerly IDEX AEGON Tax Exempt)                 0.27%
 IDEX GE International Equity                                               0.00%
 IDEX Dean Asset Allocation                                                 0.33%
 IDEX LKCM Strategic Total Return                                           0.67%
 IDEX NWQ Value Equity                                                      0.15%
 IDEX Jennison Equity Opportunity (formerly IDEX C.A.S.E. Growth)           0.00%
 IDEX T. Rowe Price Dividend Growth/(1)/                                    0.00%
 IDEX T. Rowe Price Small Cap/(1)/                                          0.00%
 IDEX Salomon All Cap/(1)/                                                  0.00%
 IDEX Goldman Sachs Growth/(1)/                                             0.00%
 IDEX Pilgrim Baxter Mid Cap Growth/(1)/                                    0.28%
 IDEX Pilgrim Baxter Technology/(2)/                                        0.32%
 IDEX Transamerica, Equity/(2)/                                             0.00%
 IDEX Transamerica Small Company/(2)/                                       0.00%
 IDEX GE U.S. Equity/(2)/                                                   0.00%
 IDEX Great Companies -- America(SM)/(3)/                                   0.00%
 IDEX Great Companies -- Technology(SM)/(3)/                                0.00%
 IDEX Great Companies -- Global/(4)/                                        0.00%
 IDEX Gabelli Global Growth/(4)/                                            0.00%

 * Information is not included for IDEX Janus Growth & Income, IDEX American Century Income & Growth, IDEX American Century International, IDEX Isabelle Small Cap Value and IDEX Munder Net50 as they had not commenced operations as of October 31, 2000.
(1) Fund commenced operations on 3/01/99.
(2) Fund commenced operations on 3/01/00.
(3) Fund commenced operations on 7/14/00.
(4) Fund commenced operations on 9/15/00.

Day-to-day management of the investments in each fund is the responsibility of the fund manager. The fund managers for IDEX Mutual Funds are:


IDEX JANUS GROWTH

EDWARD KEELY, vice president, serves as manager of this fund.

Mr. Keely has been sole manager of this fund since January, 2000. He served as co-manager of the fund since January, 1999. Prior to joining Janus in 1998, he was a senior vice president of investments at Founders.

Janus has provided investment advisory services to various clients since 1978.


IDEX JANUS GLOBAL

HELEN YOUNG HAYES, CFA, executive vice president, and LAURENCE CHANG, CFA, executive vice president, serve as co-managers of this fund. Ms. Hayes has served as manager or co-manager of this fund since inception. She has been employed by Janus since 1987. Laurence Chang has served as co-manager of this fund since January 2000. Before joining Janus in 1993, Mr. Chang was a project director at the National Security Archive.


IDEX JANUS BALANCED

KAREN L. REIDY, CFA, executive vice president, has served as manager of this fund since January 2000. Prior to joining Janus in 1995, she was a manager in both the Mergers and Acquisitions and Audit business units at PricewaterhouseCoopers LLP.


IDEX JANUS CAPITAL APPRECIATION

JAMES P. GOFF, CFA, executive vice president, has managed this fund since its inception. He joined Janus in 1988.


IDEX JANUS FLEXIBLE INCOME

RONALD V. SPEAKER, executive vice president, has managed this fund since October 1993. He has been with Janus since 1986. On January 13, 1997, Mr. Speaker settled an SEC administrative action involving two personal trades that he made in January 1993. Without admitting or denying the allegations, he agreed to civil monetary penalty, disgorgement and interest payments totaling $37,199 and a 90-day suspension starting January 29, 1997.


IDEX JANUS GROWTH & INCOME

DAVID J. CORKINS, has managed this fund since its inception. Prior to joining Janus in 1995, he served as Chief Financial Officer of Chase U.S. Consumer Services, Inc., a Chase Manhattan mortgage business. Mr. Corkins serves as portfolio manager to other Janus funds.


IDEX ALGER AGGRESSIVE GROWTH

DAVID D. ALGER has been employed by Alger since 1971 and has served as president since 1995. He has managed this fund since inception.

SEILAI KHOO has served as co-manager of this fund since June 2000. She has been employed by Alger as a senior research analyst since 1989, as a senior vice president since 1995 and an executive vice president since 2000. Ms. Khoo also serves as a portfolio manager of other Alger funds.


Alger has provided investment advisory services to various clients since 1964.



IDEX T. ROWE PRICE DIVIDEND GROWTH

THOMAS J. HUBER, CFA, has managed this fund since March 29, 2000 and heads the Investment Team for this fund. He joined T. Rowe Price in 1994. Mr. Huber and the Investment team also manage the T. Rowe Price Dividend Growth Fund.


T. Rowe Price has provided investment advisory services to various clients since 1937.



IDEX T. ROWE PRICE SMALL CAP

PAUL W. WOJCIK, CFA, has managed this fund since December 2000 and heads the Investment Team for this fund. He joined T. Rowe Price in 1996 and has been a member of the Investment Team since the fund's inception. In addition, Mr. Wojcik serves as the Chairman of the Investment Team for the T. Rowe Price Diversified Small-Cap Growth Fund. Prior to joining T. Rowe Price, Mr. Wojcik was a Senior Programmer/Analyst at Fidelity Investments.



IDEX PILGRIM BAXTER MID CAP GROWTH
IDEX PILGRIM BAXTER TECHNOLOGY

JEFFREY A. WRONA, CFA, has managed these funds since inception. Prior to joining Pilgrim Baxter in 1997, he was a senior portfolio manager at Munder Capital Management.


Mr. Wrona also serves as the portfolio manager of the PBHG Technology & Communications Fund. In addition, he manages small and mid cap portfolios. While at Munder Capital Management, he co-founded Munder's Mid Cap Growth product, the Munder NetNet Fund, and managed both mutual fund and separate account portfolios.


Pilgrim Baxter has provided investment advisory services to various clients since 1982.



IDEX GOLDMAN SACHS GROWTH

HERBERT E. EHLERS, Managing Director of GSAM, has served as head of an investment team that has managed this fund since inception. As of the date of this prospectus, the investment team consists of nineteen persons. Prior to joining GSAM in 1997, he was chief investment officer at Liberty Investment Management, Inc. from 1994-1997.


This investment team also manages the Goldman Sachs Capital Growth Fund, Goldman Sachs Balanced Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs

Growth Opportunities Fund and Goldman Sachs Internet Tollkeeper Fund(SM.)

Goldman Sachs has provided investment advisory services to various clients since 1981.


IDEX TRANSAMERICA EQUITY

JEFFREY S. VAN HARTE, CFA, primary manager, and GARY U. ROLLE, CFA, secondary manager, serve as co-managers of this fund. Mr. Van Harte is senior vice president and head of Equity Investments, TIM, manager of the Transamerica Premier Equity Fund since 1998 and Transamerica VIF Growth Portfolio since 1984, co-manager of the Transamerica Value Fund since 1998, and was manager of the Transamerica Premier Balanced Fund from 1995 to 1998. He joined Transamerica in 1980.

Mr. Rolle is president & chief investment officer, TIM, chairman & president, Transamerica Income Shares, Transamerica Occidental's Separate Account Fund B and Transamerica Variable Insurance Fund, Inc. and president of Transamerica Investors, Inc. He was chief investment officer, Transamerica Occidental Life Insurance Company, Transamerica Life Insurance & Annuity Company and Transamerica Assurance Company until 2000 and investment officer of these companies since 2000. He has been manager of Transamerica Premier Balanced Fund since 1998 and co-manager of Transamerica Premier Equity Fund since 1999. He joined Transamerica in 1967.

TIM, through its affiliates, has provided investment advisory services to various clients since 1967.


IDEX TRANSAMERICA SMALL COMPANY

CHRISTOPHER J. BONAVICO, CFA, primary manager, and TIMOTHY S. GAUMER, CFA, secondary manager, serve as co-managers of this fund. Mr. Bonavico is vice president and fund manager, TIM, and manager of the Transamerica Premier Aggressive Growth Fund and Transamerica Premier Small Company Fund since 1999. He was manager of the Transamerica Premier Value Fund from 1998 to 1999; manager of the Transamerica Premier Index Fund from inception to 1998; and co-manager of the Transamerica Premier Aggressive Growth Fund, Transamerica Premier Small Company Fund, Transamerica Premier Balanced Fund and Transamerica Premier Index Fund from 1998 to 1999. He joined Transamerica in 1993.

Mr. Gaumer is assistant vice president and portfolio manager, TIM. He has been co-manager of the Transamerica Premier Small Company Fund since 1999. Prior to joining Transamerica in 1997, he was an equity analyst, Chancellor LGT Asset Management, 1995 - 1997, and Senior Analyst, Emerging Growth Management, 1994 - 1995.


IDEX SALOMON ALL CAP

ROSS S. MARGOLIES, managing director of SaBAM, has managed this fund since inception. Mr. Margolies joined SBAM in 1992.

ROBERT M. DONAHUE, JR., managing director and equity analyst with SBAM, assists in the day-to-day management of the fund. Prior to joining SBAM in 1997, Mr. Donahue worked as an equity analyst at Gabelli & Company. Mr. Margolies and Mr. Donahue also manage the Capital Fund for SBAM.

Salomon has provided investment advisory services to various clients since
1987.


IDEX AEGON INCOME PLUS

DAVID R. HALFPAP, CFA, has served as manager of this fund since its inception. He has been employed by AIMI since 1975 and currently is a senior vice president.

CRAIG M. ENRIGHT, CFA, became a co-manager of this fund in August 1998. He joined AIMI in 1996. His prior work experience includes ten years with the Chicago Board of Trade, two years with the Securities Corporation of Iowa and five years at Northern Trust Company.

BRADLEY J. BEMAN, CFA, became a co-manager of this fund in August 1998. He joined AIMI in 1988 after working in various capacities with AEGON USA, Inc. and Life Investors Insurance Company of America.

AIMI has provided investment advisory services to various clients since 1989.


IDEX GE INTERNATIONAL EQUITY

RALPH R. LAYMAN is a director and executive vice president of GEAM. Mr. Layman leads a team of portfolio managers for the Fund. He has served in this capacity since the fund's inception. Mr. Layman joined GEAM in 1991 as executive vice president for international investments.

Mr. Layman manages the overall international equity investments for GE Asset Management Incorporated. He leads the team of portfolio managers for the GE International Equity Fund and GE Emerging Markets Fund and serves as co-portfolio manager for GE Global Equity Fund. Mr. Layman has also managed foreign investments for GE Strategic Investment Fund.

GEAM has provided investment advisory services to various clients since 1988.


IDEX GE U.S. EQUITY

EUGENE K. BOLTON is a director and executive vice president of GEAM. MR. Bolton leads a team of fund managers for this fund. He has served in that capacity since the fund's inception. Mr. Bolton joined GEAM in 1984 as Chief Financial Officer and has been a portfolio manager since 1986. Mr. Bolton manages the overall U.S. equity investments for GEAM. He leads the team of portfolio managers for the GE U.S. Equity Fund.


IDEX DEAN ASSET ALLOCATION

JOHN C. RIAZZI, CFA, president and chief investment officer, served as co-portfolio manager of this fund since its inception through October 1999 at which point he became sole manager. He joined Dean in 1989.

Dean has provided investment advisory services to various clients since 1972.


IDEX LKCM STRATEGIC TOTAL RETURN

LUTHER KING, JR., CFA, and SCOT C. HOLLMANN, CFA, have co-managed this fund since its inception. Mr. King has been a portfolio manager and the president of Luther King since 1979. Mr. Hollmann has been a portfolio manager and a vice president since 1983.

Luther King has provided investment advisory services to various clients since 1979.


IDEX NWQ VALUE EQUITY

E. C. "TED" FRIEDEL, CFA, has been the senior manager of this fund since inception. He has been a managing director and investment strategist with NWQ since 1983.

JON D. BOSSE, CFA, has served as co-manager of this fund since January 2001. He joined NWQ in 1996 as Director of Equity Research and Managing Director. His prior experience includes ten years with ARCO Investment Management Co. as Director of Equity Research.

NWQ has provided investment advisory services to various clients since 1982.


IDEX JENNISON EQUITY OPPORTUNITY

BRADLEY GOLDBERG, CFA, MARK G. DEFRANCO AND BRIAN GILLOTT serve as co-managers of this fund. Mr. Goldberg has served as manager of this fund since December 1, 2000. Mr. Goldberg is an executive vice president of Jennison. Mr. Goldberg joined Jennison in 1974 and serves as portfolio manager to other funds.

MARK G. DEFRANCO, Vice President, Equity Research, has served as co-manager of this fund since December, 2000. Mr. DeFranco joined Jennison in 1998. Prior to joining Jennison, Mr. DeFranco was a precious metal equity analyst and portfolio manager at Pomboy Capital from 1995 to 1998.

BRIAN GILLOTT, Vice President, Equity Research, has served as co-manager of this fund since December, 2000. Mr. Gillott joined Jennison in 1998. Prior to joining Jennison, Mr. Gillott served as an equity analyst for the Soros Fund, and prior to that he was an analyst at Goldman Sachs & Co.

Jennison has provided investment advisory services to various clients since
1969.


IDEX GREAT COMPANIES -- AMERICA(SM)
IDEX GREAT COMPANIES -- TECHNOLOGY(SM)
IDEX GREAT COMPANIES -- GLOBAL/2/

JAMES H. HUGUET and GERALD W. BOLLMAN, CFA serve as co-managers of these funds. Mr. Huguet serves as Director, President and Co-CEO of Great Companies, L.L.C. Mr. Huguet also serves as director and president of Great Companies, Inc. From 1994 until 1998, Mr. Huguet was executive vice president of Information Resources, Inc., Chicago, IL, a market research firm.

Mr. Bollman is executive vice president of Great Companies, L.L.C. Mr. Bollman also serves as executive vice president of Great Companies, Inc. From 1995 until 1999, Mr. Bollman was chairman and manager of Intrinsic Value Associates, an investment advisory service for institutional managers. He previously served as executive vice president and portfolio manager for Continental Asset Management Corporation.

Great Companies has provided investment advisory services to various clients services since 2000.


IDEX FEDERATED TAX EXEMPT

J. SCOTT ALBRECHT, CFA and MARY JO OCHSON, CFA have served as co-managers of this fund since June 15, 2000. Mr. Albrecht joined Federated in 1989 and has been a senior portfolio manager since 1997. He has served as a vice president of Federated since 1994. He also serves as co-manager of Federated's Municipal Securities Fund, Inc.

Ms. Ochson joined Federated in 1982 and has been a senior portfolio manager and senior vice president since 1996. From 1988 through 1995, Ms. Ochson served as a portfolio manager and vice president of Federated. She also serves as co-manager of Federated's Municipal Securities Fund, Inc.

Federated has provided investment advisory services to various clients since
1955.


IDEX GABELLI GLOBAL GROWTH

The fund is managed by an investment team that is headed by Marc J. Gabelli, Portfolio Manager. Mr. Gabelli, as Team Manager, is primarily responsible for all the investment decisions for the fund. Mr. Gabelli has been a portfolio manager and an analyst with Gabelli since 1993.

Gabelli Asset Management Company and its predecessors has provided investment advisory services to various clients since 1977.


IDEX MUNDER NET50

ALAN H. HARRIS, CFA and Senior Portfolio Manager has served as head of a committee of professional fund managers employed by Munder that makes the investment decisions for the fund since inception. Mr. Harris serves as co-manager of The Munder NetNet Fund, The Munder Future Technology Fund and The Munder International NetNet Fund. He is also a member of the team responsible for Munder Capital Management's equity security analysis, specializing in the communications industry.

Munder has provided investment advisory services to various clients since 1985.




IDEX AMERICAN CENTURY INCOME & GROWTH

American Century uses a team of fund managers and analysts to manage this fund. The team meets regularly to review portfolio holdings and discuss purchase and sale activity. Team members buy and sell securities for the fund as they see fit, guided by the fund's investment objective and strategy.

The fund managers on the investment team are:

JOHN SCHNIEDWIND, CFA, Senior Vice President, Senior Portfolio Manager and Group Leader-Quantitative Equity, has been a member of the team since the fund's inception. He joined American Century in 1982 and also supervises other portfolio management teams.

KURT BORGWARDT, CFA, Senior Portfolio Manager and Director of Quantitative Equity Research, joined American Century in August 1990, and has managed the quantitative equity research effort since then. He has been a member of the team since inception. American Century has provided investment advisory services to various clients since 1958.


IDEX AMERICAN CENTURY INTERNATIONAL

American Century uses a team of fund managers and analysts to manage this fund. The team meets regularly to review portfolio holdings and discuss purchase and sale activity. Team members buy and sell securities for the fund as they see fit, guided by the fund's investment objective and strategy.

The fund managers on the investment team are:

HENRIK STRABO, Chief Investment Officer-International Equities, has been a member of the team since the fund's inception. He joined American Century in 1993 and serves as a member of other management teams for various American Century funds.


MARK S. KOPINSKI, Senior Vice President and Senior Portfolio Manager, has been a member of the team since the fund's inception. Mr. Kopinski joined American Century in April 1997 and serves as a member of other management teams for various American Century funds. Prior to rejoining American Century in 1997, Mr. Kopinski served as Vice President and Portfolio Manager at Federated Investors, Inc. From 1990-1995, he served as Vice President and a member of the management team for American Century International Growth and International Discovery.



IDEX ISABELLE SMALL CAP VALUE

WARREN J. ISABELLE, President, Portfolio Manager and co-founder of Ironwood, has managed the fund since its inception. Prior to the formation of Ironwood Capital in 1997, Mr. Isabelle was Head of Domestic Equities at Pioneer Management Company and Portfolio Manager of the Pioneer Capital Growth Fund (from July 1990 through January 1997 - later named Pioneer Mid Cap Value Fund). He also managed Pioneer Small Company Fund (November 1995 through January
1997). From February 1997, Mr. Isabelle was Chief Investment Officer at Keystone Investments.


Ironwood has provided investment advisory services to various clients since
1998.

 SHAREHOLDER INFORMATION

[GRAPHIC]      OPENING AN ACCOUNT


If you are opening a fund through a registered representative, he or she can assist you with all phases of your investment.

If you are investing through an authorized dealer, the dealer is responsible for opening your account and providing your taxpayer ID number. If you already have an IDEX account, you do not need additional documentation.

The Fund or its agents may reject a request for purchase of shares at any time, including any purchase under the exchange privilege.


NEW ACCOUNT APPLICATION

Fill out the New Account Application form which is included in this prospectus. IRAs and other retirement accounts require a different application, which you can request by calling 1-888-233-IDEX (4339) or writing IDEX Customer Service. You can avoid future inconvenience by signing up for any services you think you may later use.

Note: On your application, be sure to include your social security number or taxpayer identification number. If you don't, your account may be subject to backup withholding, or be closed.

There are many ways that you can pay for your shares. The minimum initial purchase is $500 for Class A, B and T shares, and $1,000 for Class C and Class M shares and shares purchased through authorized dealers. There is a $50 minimum on additional purchases. Purchases through regular investment plans, like the Automatic Investment Plan, have no minimum to open an account, but you must invest at least $50 monthly per account.

[GRAPHIC]       SHARE TRANSACTIONS


Depending on privileges established on your account, you may buy, sell or exchange shares in several ways. You may do so in writing, by phone request or you may access your account through the internet. You may make payments, or receive payment for your redemptions, via an electronic funds transfer or by check.

[GRAPHIC]       HOW TO SELL SHARES


Your request to sell your shares and receive payment may be subject to:

 . the privileges or features established on your account such as a systematic withdrawal plan (SWP) or telephone transactions

 . the type of account you have, and if there is more than one owner

 . the dollar amount you are requesting; redemptions over $50,000 must be in writing and those redemptions greater than $100,000 require a written request with a signature guarantee


 . a written request or signature guarantee may be required if there have been recent changes made to your account (such as an address change) or other such circumstances. A signature guarantee assures that a signature is genuine so that you are protected from unauthorized account transactions. Financial institutions such as banks, savings and loan associations, trust companies, credit unions, broker-dealers, and member firms of a national securities exchange may guarantee your signature. Notarization is not an acceptable substitute.


There are several ways to request redemption of your shares:


 . in writing (by mail or fax)


 . by internet access to your account(s) at www.idexfunds.com


 . by telephone request using our touch-tone automated system, IDEX InTouchSM, or by a person-to-person verbal request


The proceeds of your redemption may be paid by check, or by direct deposit to your bank account subject to any restrictions that may be applicable. Purchases may be held at IDEX until your funds have cleared or up to 15 calendar days before they are eligible for redemption. Certain exceptions may apply.


Shares will normally be redeemed for cash, although each fund retains the right to redeem its shares in kind under unusual circumstances in order to protect the interests of shareholders by the delivery of securities selected from its assets at its discretion. Please see the SAI for more details.


[GRAPHIC]      HOW TO EXCHANGE SHARES


You can exchange $500 or more of one fund for shares in the same class of another fund. As explained below, you may be able to exchange your shares into any one of the three portfolios of the Cash Equivalent Fund (CEF) without a sales charge. The CEF includes the Money Market Portfolio, the Government Securities Portfolio and Tax Exempt Portfolio. Any CDSC will be calculated from the date you bought your original shares. This means your new shares will be the same age as your old shares, so your sales charge will not increase because of the exchange. The minimum exchange to a new account is $500 unless an automatic investment plan is established on the new account. If your transaction is into an A share CEF, you may incur a CDSC.


Prior to making exchanges into a fund that you do not own, read this prospectus carefully. You can request share exchanges over the telephone unless you have declined the privilege on your application. You can also exchange shares of the same class automatically at regular intervals, from one fund to another.

MONEY MARKET EXCHANGE PRIVILEGE

You can exchange Class A, C and T shares for any of the three CEF portfolios. You may exchange Class B and M shares only into the CEF's Money Market Portfolio.


SPECIAL RULES FOR CLASS B OR M SHARES IN MONEY MARKET FUND EXCHANGES

When exchanging Class B or M shares for shares of the CEF Money Market Portfolio, you will not be charged a CDSC. If you later sell the Class B or M shares of the CEF, you will be charged the sales charge, but the time that you held those Class B or M shares of the CEF will not count toward calculating the sales charge.

The Fund may restrict the number of times that you may exchange your shares. Please see the section below titled "Excessive Trading."


SPECIAL SITUATIONS FOR EXCHANGING SHARES

 . Class T shares may be exchanged for only Class A shares of any IDEX fund, other than IDEX Janus Growth. Class A shares of all IDEX funds are subject to distribution and service (12b-1) fees.

 . You may not exchange other classes of shares of the IDEX funds for Class T shares.

 . The Fund reserves the right to modify or terminate the exchange privilege at any time upon 60 days written notice.


EXCESSIVE TRADING

The exchange privilege is not intended as a vehicle for short-term or excessive trading. The Fund does not permit excessive trading/market-timing. Excessive purchases, redemptions or exchanges of fund shares disrupt portfolio management and drive fund expenses higher. The Fund may limit or terminate your exchange privileges or may not accept future investments from you if you engage in excessive trading. In determining excessive trading, we consider frequent purchases and redemptions having similar effects as exchanges to be excessive trading. Four or more exchanges in a quarter (3 months) is considered excessive trading, though the Fund reserves the right to impose restrictions if there are less frequent transactions.

[GRAPHIC]     OTHER ACCOUNT INFORMATION


MINIMUM PURCHASES

 . $500 for Class A, B and T shares; $1,000 for Class C and M shares; additional purchases are a minimum of $50.

If your check, draft or electronic transfer is returned unpaid by your bank, the Fund may charge a $15 fee.


PRICING OF SHARES

Each fund's price (NAV) is calculated on each day the New York Stock Exchange
(NYSE) is open for business. The NAV of fund shares is not determined on days the NYSE is closed (generally New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas). The NAV of each class is calculated by dividing its assets less liabilities by the number of its shares outstanding.

If the Fund receives your order by regular closing time of the NYSE (usually 4 p.m. New York time), you will pay or receive that day's NAV plus any applicable sales charges. If later, it will be priced based on the next day's NAV. Share prices may change when a fund holds shares in companies traded on foreign exchanges that are open on days the NYSE is closed.

In determining NAV, each fund's portfolio investments are valued at market value. Investments for which quotations are not readily available are valued at fair value determined in good faith under the supervision of the Board of Trustees.



MINIMUM ACCOUNT BALANCE

Due to the proportionately higher cost of maintaining customer accounts with balances below the stated minimums for each class of shares, the Fund reserves the right to close such accounts. However, the Fund will provide a 60-day notification to you prior to assessing a minimum account fee, or closing, any account. The following describes the fees assessed to accounts with low balances:

No fees will be charged on:

 . accounts opened within the preceding 24 months

 . accounts with an active monthly Automatic Investment Plan ($50 minimum per account)

 . accounts owned by individuals which, when combined by social security number, have a balance of $5,000 or more



--------------------------------------------------------------
  ACCOUNT BALANCE                   FEE ASSESSMENT
--------------------------------------------------------------
   If your balance is below      $10 fee assessed every 6
   $500 due to                   months, until balance
   redemptions                   reaches $500

   If your balance is below      Your account will be
   $250, due to                  charged a fee and be
   redemptions                   liquidated; any
                                 applicable CDSC will be
                                 deducted, and a check
                                 will be mailed to the
                                 address of record
--------------------------------------------------------------

TELEPHONE TRANSACTIONS

The Fund and Idex Investor Services, Inc. (IIS) are not liable for complying with telephone instructions which are deemed by them to be genuine. The Fund and IIS will employ reasonable procedures to make sure telephone instructions are genuine. In situations where the Fund or IIS reasonably believe they were acting on genuine telephone instructions, you bear the risk of loss. These procedures may include requiring personal identification, providing written confirmation of transactions, and tape recording conversations. The Fund has the right to modify the telephone redemption privilege at any time.


Telephone redemption with payment by check is not allowed within 10 days of a change of registration/ address. Call IDEX Customer Service (1-888-233-IDEX (4339)) or see the SAI for details. You may redeem up to $50,000 worth of shares by phone and get your money by direct deposit to a pre-authorized bank account. No fee is charged.



PROFESSIONAL FEES

Your financial professional may charge a fee for his or her services. This fee will be in addition to any fees charged by IDEX. Your financial professional will answer any questions that you may have regarding such fees.



WIRE TRANSACTIONS

In most cases, the Fund can send your redemption money via a federal funds bank wire. The Fund charges a $10 fee for this service, in addition to any fee your bank may charge. For more details, call IDEX Customer Service (1-888-233-IDEX
(4339)) or see the SAI.



REINVESTMENT PRIVILEGE

Within a 90 day period after you sell your shares, you have the right to "reinvest" your money in any fund of the same class. You will not incur a new sales charge if you use this privilege within the allotted time frame. Any CDSC you paid on your shares will be credited to your account. You may reinvest the proceeds of a Class B share sale (less the CDSC) in Class A shares without paying the up-front sales charge. Send your written request to the Fund along with your check for your reinvestment privileges.



STATEMENTS AND REPORTS

The Fund will send you a confirmation statement after every transaction that affects your account balance or registration. Please review the confirmation statement carefully and promptly notify IDEX in writing of any error or you will be deemed to have ratified the transaction as reported to you. If you are enrolled in the Automatic Investment Plan and invest on a monthly basis, you will receive a quarterly confirmation. Information about the tax status of income dividends and capital gains distributions will be mailed to shareholders early each year.


Financial reports for the funds, which include a list of the holdings, will be mailed twice a year to all shareholders.

A Historical Statement may be ordered for transactions of prior years.


SHARE CERTIFICATES

The Fund no longer issues share certificates. If you are redeeming or exchanging shares represented by certificates previously issued by the Fund, you must return the certificates with your written redemption or exchange request. For your protection, send your certificates by registered mail, but do not endorse them.


PERSONAL SECURITIES TRADING

The Fund permits "Access Persons" as defined by Rule 17j-1 under the 1940 Act to engage in personal securities transactions, subject to the terms of the Code of Ethics and Insider Trading Policy that has been adopted by the Board of Trustees of the Fund. Access Persons must use the guidelines established by this Policy for all personal securities transactions and are subject to certain prohibitions on personal trading. The Fund's sub-advisers, pursuant to Rule 17j-1 and other applicable laws, and pursuant to the terms of the Policy, must adopt and enforce their own Code of Ethics and Insider Trading Policies appropriate to their particular business needs. Each sub-adviser must report to the Board of Trustees on a quarterly basis with respect to the administration and enforcement of such Policy, including any violations thereof which may potentially affect the Fund.


[GRAPHIC]  DISTRIBUTIONS AND TAXES

Each of our funds intends to elect and qualify as a regulated investment company under the Internal Revenue Code. As a regulated investment company, a fund will not be subject to federal income tax on ordinary income and capital gains, if any, that it distributes to its shareholders.

TAXES ON DISTRIBUTIONS FROM THE FUNDS

The following summary does not apply to:

 . qualified retirement accounts

 . tax-exempt investors; or

 . exempt-interest distributions from IDEX Federated Tax Exempt

Fund distributions are taxable to you as ordinary income to the extent they are attributable to a fund's net investment income, certain net realized foreign exchange gains, and net short-term capital gains. They are taxable to you as long-term capital gain (at the federal rate of 20%) to the extent they are attributable to the fund's excess of net long-term capital gains over net short-term capital losses. The tax status of any distribution is the same regardless of how long you have been a shareholder of the fund and whether you elect to reinvest distributions or receive cash. Certain distributions paid by a fund in January may be taxable to shareholders as if they were received on the prior December 31. The tax status of dividends and distributions for each calendar year will be detailed in your annual tax statement or tax forms from the Fund.

DISTRIBUTIONS FROM IDEX FEDERATED TAX EXEMPT

IDEX Federated Tax Exempt expects to distribute primarily exempt-interest dividends. These dividends will be exempt income for federal income tax purposes, whether reinvested or received in cash. However, dividends from the fund may not be entirely tax-exempt and any distributions by the fund of net long-term capital gains will generally be taxable to you as long-term capital gains. Distributions from the fund may be subject to state and local taxes.

Your annual statement will provide you with information about the exempt-interest dividends you have received. You must disclose this information on your federal tax return. The statement will also report the amount that relates to private activity bonds which could be subject to the alternative minimum tax (AMT). If you are subject to the AMT, please consult your tax advisor regarding the implications of holding shares in IDEX Federated Tax Exempt. If you receive Social Security or railroad retirement benefits, please consult your tax advisor and be aware that exempt-interest dividends will be considered for the purpose of determining to what extent your benefits will be taxed. Interest on indebtedness incurred by you to purchase or carry shares of IDEX Federated Tax Exempt generally will not be deductible for federal income tax purposes.

TAXES ON THE SALE OF SHARES

Any sale or exchange or redemption of fund shares may generate tax liability (unless you are a tax-exempt investor or your investment is in a qualified retirement or other tax- advantaged account). You will generally recognize taxable gain or loss on a sale, exchange or redemption of your shares based upon the difference between your cost (basis) in the shares and the amount you receive for them. Any loss recognized on shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received with respect to the shares.

If you receive an exempt-interest dividend on shares that are held by you for six months or less, any loss on the sale or exchange of the shares will be disallowed to the extent of such dividend amount.

WITHHOLDING TAXES

The Fund will be required to withhold 31% of any reportable income payments made to a shareholder (which may include dividends, capital gain distributions, and share redemption proceeds) if the shareholder has not provided an accurate taxpayer identification number to the Fund in the manner required by IRS regulations.


UNCASHED CHECKS ISSUED ON YOUR ACCOUNT


If any check we issue related to your account is returned by the Post Office as undeliverable, or remains outstanding (uncashed) for six months, we reserve the right to reinvest check proceeds back into your account at the net asset value next calculated after reinvestment. We will then also change your account distribution option from CASH to REINVEST. Interest does not accrue on amounts represented by uncashed checks.


MINIMUM DIVIDEND CHECK AMOUNTS


To control costs associated with issuing and administering dividend checks, we reserve the right to not issue checks under a specified amount. For accounts with the CASH BY CHECK dividend distribution option, if the dividend payment total is less than $10, the distribution will be reinvested into the account and no check will be issued, though the account option for future distributions will remain unchanged.


NON-RESIDENT ALIEN WITHHOLDING


If you are a non-U.S. investor, your financial professional should determine whether Fund shares may be sold in your jurisdiction. Shareholders that are not U.S. persons under the Internal Revenue Code are subject to different tax rules. Dividends, capital gains and redemptions may be subject to non-resident alien withholding.


Additionally, a valid IRS W-8 form is required if you are not a U.S. citizen or resident alien. Documentary evidence may also be required if a U.S. address is indicated or if your permanent address is not the same as your mailing address. Please see the instructions on one of the new series of IRS W-8 forms.


OTHER TAX INFORMATION


This tax discussion is for general information only. In addition to federal income taxes, you may be subject to state, local or foreign taxes on payments received from the Fund. More information is provided in the SAI. You should also consult your own tax advisor for information regarding all tax consequences applicable to your investments in the Fund.

---------------------------------------------------------------------------------------------------------------------------------
         HOW TO BUY SHARES                            TO OPEN A NEW ACCOUNT (FIRST-TIME IDEX INVESTORS)
---------------------------------------------------------------------------------------------------------------------------------
 BY MAIL                          Send your completed application and check payable to:
                                  Idex Investor Services, Inc., P.O. Box 9015, Clearwater, Florida 33758-9015;
[GRAPHIC]                         For Overnight Delivery: 570 Carillon Parkway, St. Petersburg, Florida 33716

 ---------------------------------------------------------------------------------------------------------------------------------
 THROUGH AN AUTHORIZED DEALER     The dealer is responsible for opening your account and providing IDEX with your
                                  Taxpayer ID Number. The minimum order from an authorized dealer is $1,000.
[GRAPHIC]
---------------------------------------------------------------------------------------------------------------------------------

 BY AUTOMATIC INVESTMENT PLAN     Send your completed application, along with a check for your initial investment (if any), payable to Idex Investor Services, Inc., P.O. Box 9015, Clearwater, Florida
[GRAPHIC]                         33758-9015.

---------------------------------------------------------------------------------------------------------------------------------
                                                               TO ADD TO YOUR EXISTING ACCOUNT
---------------------------------------------------------------------------------------------------------------------------------
 BY CHECK                         Make your check payable to Idex Investor Services, Inc. and mail it to:
                                  P.O. Box 9015, Clearwater, FL 33758-9015; or, for overnight delivery: 570 Carillon
[GRAPHIC]                         Parkway, St. Petersburg, FL 33716. Third party checks, or checks endorsed to IDEX, will not be accepted. All checks must be made payable to Idex Investor Services, Inc.

---------------------------------------------------------------------------------------------------------------------------------
 BY AUTOMATIC INVESTMENT PLAN     With an Automatic Investment Plan (AIP), a level dollar amount is invested monthly and payment is deducted electronically from your bank account. Call or write IDEX
[GRAPHIC]                         Customer Service to establish an AIP.

---------------------------------------------------------------------------------------------------------------------------------
 BY TELEPHONE                     The electronic funds transfer privilege must be established in advance, when you open your account, or by adding this feature to your existing account. Select "Electronic
[GRAPHIC]                         Bank Link" on the Application or write to the Fund. Funds can then be transferred electronically from your bank to the Fund. Call IDEX Customer Service to invest by phone, either through our automated IDEX InTouch(SM) system (1-888-233-IDEX
                                  (4339)), or by speaking directly with your representative. Shares will be purchased via electronic funds when the money is received by IDEX, usually 2-4 business days after the request.

---------------------------------------------------------------------------------------------------------------------------------
 THROUGH AUTHORIZED DEALERS       If your dealer has already established your account for you, no additional documentation is needed. Call your dealer to place your order. The dealer's bank may
[GRAPHIC]                         charge you for a wire transfer. (The Fund currently does not charge for this service.)
                                  The Fund must receive your payment within three business days after your order is accepted.

---------------------------------------------------------------------------------------------------------------------------------
 BY THE INTERNET                  You may request a transfer of funds from your bank account to the Fund. Visit our website at www.idexfunds.com. Payment will be transferred from your bank account
[GRAPHIC]                         electronically. Shares will be purchased via electronic funds when the money is received by IDEX, usually 2-4 business days after the request.

---------------------------------------------------------------------------------------------------------------------------------
 BY PAYROLL DEDUCTION             You may have money transferred regularly from your payroll to your IDEX account.
                                  Please instruct your employer's payroll department to do so. Call IDEX Customer
[GRAPHIC]                         Service (1-888-233-IDEX (4339)) to establish this deduction.

---------------------------------------------------------------------------------------------------------------------------------

 BY WIRE TRANSFER                 Request that your bank wire funds to the Fund. You must have an existing account to make a payment by wire transfer. Ask your bank to send your payment to:
[GRAPHIC]                           Bank of America, NA, Tampa, FL, ABA# 063100277,
                                    Credit: Idex Investor Services Acct #: 3601194554,
                                    Ref: Shareholder name, IDEX fund and account numbers.
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
          TO RECEIVE PAYMENT BY                                     HOW TO REQUEST YOUR REDEMPTION
----------------------------------------------------------------------------------------------------------------------------------
 DIRECT DEPOSIT - ACH                  Call IDEX Customer Service (1-888-233-IDEX (4339)) to verify that this feature is in
  (ONLY FOR ACCOUNTS THAT ARE NOT      place on your account. Maximum amount per day is the lesser of your balance or
  QUALIFIED RETIREMENT PLANS)          $50,000. Request an "ACH redemption" in writing, by phone (automated IDEX InTouch(SM)
                                       system (1-888-233-IDEX (4339)) or person-to-person), or by internet access to your
 [GRAPHIC]                             account. Payment should usually be received by your bank account 3-5 banking days after your request. The Fund does not charge for this payment option. Certain IRAs and Qualified Plans may not be eligible for ACH redemptions.
----------------------------------------------------------------------------------------------------------------------------------
 DIRECT DEPOSIT                        Call IDEX Customer Service (1-888-233-IDEX (4339)) to be sure this feature is in
  (ELECTRONIC FUNDS TRANSFER-FEDERAL   place on your account. Maximum amount per day is the lesser of your available
  FUNDS BANK WIRE)                     balance or $50,000 (with a minimum of $1,000). Request an "Expedited Wire
                                       Redemption" in writing, or by phone (person-to-person request). Payment should be
 [GRAPHIC]                             received by your bank account the next banking day after your request. The Fund charges $10 for this service. Your bank may charge a fee as well.
----------------------------------------------------------------------------------------------------------------------------------
 CHECK TO THE ADDRESS OF RECORD        WRITTEN REQUEST:
                                       Send a letter requesting a withdrawal to the Fund and include any share certificates
[GRAPHIC]                              you may have. Specify the fund, account number, and dollar amount or number of shares you wish to redeem. Mail to: Idex Investor Services, P.O. Box 9015, Clearwater,
                                       FL 33758-9015. Attention: Redemptions. Be sure to include all account owners'
                                       signatures and any additional documents, as well as a signature guarantee(s) if required
                                       (see "How To Sell Shares").

                                       TELEPHONE OR INTERNET REQUEST:
                                       If your request is not required to be in writing (see "How To Sell Shares"), you may call IDEX Customer Service (1-888-233-IDEX (4339)) and make your request using the automated IDEX InTouchSM system (1-888-233-IDEX (4339)), by person-to-person, or by accessing your account on the internet. Maximum amount per day is the lesser of your available balance or $50,000.

                                       For your protection, if an address change was made in the last 10 days, IDEX requires a redemption request in writing, signed and signature guaranteed by all shareholders.
----------------------------------------------------------------------------------------------------------------------------------
 CHECK TO ANOTHER PARTY/ADDRESS        This request must be in writing, regardless of amount, with all account owners'
                                       signatures guaranteed. Mail to: Idex Investor Services, Inc., P.O. Box 9015, Clearwater,
[GRAPHIC]                              FL 33758-9015. Attention: Redemptions.
----------------------------------------------------------------------------------------------------------------------------------
 PERIODIC AUTOMATIC PAYMENT            You can establish a Systematic Withdrawal Plan (SWP) either at the time you open
  (BY DIRECT DEPOSIT-ACH OR CHECK)     your account or at a later date. Call IDEX Customer Service (1-888-233-IDEX (4339))
                                       for assistance. You must have a minimum balance of $10,000 in your account.
----------------------------------------------------------------------------------------------------------------------------------
 BY EXCHANGE                           You may request an exchange in writing, by phone (automated IDEX InTouchSM system (1-888-233-IDEX (4339)) or person-to-person), or by accessing your account
[GRAPHIC]                              through the internet.

----------------------------------------------------------------------------------------------------------------------------------
 THROUGH AN AUTHORIZED DEALER          You may redeem your shares through an authorized dealer. (They may impose a service charge.) Contact your Registered Representative or call IDEX Customer Service
[GRAPHIC]                              (1-888-233-IDEX (4339)) for assistance.


----------------------------------------------------------------------------------------------------------------------------------
     NOTE: Purchases must be held at IDEX until the funds have cleared or up to 15 calendar days before they are eligible for redemption. Certain exceptions may apply.
----------------------------------------------------------------------------------------------------------------------------------

CHOOSING A SHARE CLASS

The Fund offers four share classes, each with its own sales charge and expense structure. (An additional class, Class T, is offered through IDEX Janus Growth, but Class T shares are not available to new investors.) Also, effective March 1, 1999, shares that were designated as Class C shares became Class M shares. The Class M shares have an initial sales charge of 1.00% and a contingent deferred sales charge (CDSC) of 1.00% if you sell within 18 months of purchase. The sales charge and CDSC only apply to shares purchased after February 28, 1999.

The Fund began offering a new Class C share on November 1, 1999. This new Class C share has no initial or deferred sales charges. All shares that were designated as Class C shares prior to March 1, 1999, which then converted to Class M shares on that date, will continue as Class M shares.

The amount of your investment and the amount of time that you plan to hold your shares will determine which class of shares you should choose. You should make this decision carefully because all of your future investments in your account will be in the same share class that you designate when you open your account. Your financial professional can help you choose the share class that makes the best sense for you.

If you are investing a large amount and plan to hold your shares for a long period, Class A or Class M shares may make the most sense for you. If you are investing a lesser amount, you may want to consider Class B shares (if you plan to invest for a period of at least 6 years) or Class C shares (if you plan to invest for a period of less than 6 years).

The Fund may, at any time and in its sole discretion, add, delete, or change the sales charges for any share class.

CLASS A SHARES -- FRONT LOAD

With Class A shares, you pay an initial sales charge only when you buy shares. (The offering price includes the sales charge.)

If you are investing $1 million or more (either as a lump sum or through any of the methods described above), you can purchase Class A shares without any sales charge. However, if you redeem any of those shares within the first 24 months after buying them, you will pay a 1.00% CDSC, unless they were purchased through a qualified retirement plan.

Also, the Fund will treat Class A share purchases in an amount of less than $1 million by defined contribution plans, other than 403(b) plans, that are sponsored by employers with 100 or more eligible employees as if such purchases were equal to an amount more than $1 million.



----------------------------------------------------------------------------------------------------------------------------
                                                                                                            CLASS T SHARES
        CLASS A SHARES -            CLASS B SHARES -       CLASS C SHARES -        CLASS M SHARES -         (CLOSED TO NEW
           FRONT LOAD                  BACK LOAD              LEVEL LOAD              LEVEL LOAD              INVESTORS)
----------------------------------------------------------------------------------------------------------------------------
     . Initial sales            . No up-front sales     . No up-front sales    . Initial sales          . Initial sales
       charge of 5.50%            charge                  charge                 charge of 1.00%          charge of 8.50%
       (except for IDEX Janus                                                                             or less
       Flexible Income, IDEX    . Deferred sales        . No deferred sales    . 12b-1 distribution
       AEGON Income Plus and      charge of 5.00% or      charge                 and service            . No 12b-1
       IDEX Federated Tax Exempt  less on shares you                             fees of 0.90% per        distribution and
       which is 4.75%) or less    sell within 6 years   . 12b-1 distribution     year (except for         service fees
       (see Class A Share         (see deferred sales     and service fees       the IDEX Federated
       Quantity Discounts Table   charge table            of 1.00%               Tax Exempt, whose      . Sales charge
                                  below)                                         12b-1 distribution       percentage can be
     . Discounts of sales                               . No conversion to       and service fee is       reduced in the
       charge for larger        . 12b-1 distribution      Class A shares;        0.60%)                   same four ways as
       investments                and service fees        expenses do not                                 Class A Shares
                                  of 1.00%                decrease             . Deferred sales           (see Class A Share
     . 12b-1 distribution                                                        charge of 1.00% if       Quantity
       and service fees         . Automatic                                      you sell within 18       Discounts Table)
       of 0.35%                   conversion to                                  months of purchase
                                  Class A shares
     . Lower annual               after 8 years,                               . Automatic
       expenses                   reducing future                                conversion to
       than Class B, C            annual expenses                                Class A Shares
       or M shares due                                                           after 10 years,
       to lower 12b-1                                                            reducing future
       and service fees                                                          annual expenses
----------------------------------------------------------------------------------------------------------------------------

CLASS B SHARES -- BACK LOAD

Class B shares are sold in amounts up to $250,000. With Class B shares, you pay no initial sales charge when you invest, but you are charged a CDSC when you sell shares you have held for six years or less, as described in the table below.

Class B shares automatically convert to Class A shares after 8 years, lowering annual expenses from that time on.
               CONTINGENT DEFERRED SALES CHARGE - CLASS B SHARES


---------------------------------------------------
                           AS A % OF DOLLAR AMOUNT
YEAR AFTER PURCHASING        (SUBJECT TO CHANGE)
---------------------------------------------------
    First                                      5%
    Second                                     4%
    Third                                      3%
    Fourth                                     2%
    Fifth and Sixth                            1%
    Seventh and Later                          0%
---------------------------------------------------

CLASS C SHARES -- LEVEL LOAD


With Class C shares, you pay no initial sales charge or CDSC. There are 12b-1 distribution and service fees of up to 1.00% per year.

CLASS M SHARES -- LEVEL LOAD

Class M shares are sold in amounts up to $1 million. With Class M shares, you pay an initial sales charge of 1.00% based on offering price. (The offering price includes the sales charge.) There are 12b-1 distribution and service fees of 0.90% per year. If you redeem within 18 months from the date of purchase, you will incur a CDSC of 1.00%.

Class M shares purchased on or after November 1, 1999 automatically convert to Class A shares after 10 years, lowering annual expenses from that time on.


CLASS T SHARES (IDEX JANUS GROWTH ONLY)


(Closed to new investors)


When you buy Class T shares of IDEX Janus Growth, you pay an up-front sales charge. You can reduce the sales charge percentage in the same four ways that are described under Class A shares. Class T shares are not subject to annual 12b-1 distribution and service fees.


You pay no sales charge when you redeem Class T shares. As with Class A shares, if you pay no up-front sales charge because you are purchasing $1 million or more of Class T shares, you will pay a deferred sales charge of 1.00% if you redeem any of those shares within the first 24 months after buying them, unless they were purchased through a qualified retirement plan. The charge is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. No sales charge is imposed on net asset value above the initial purchase.

Waivers of the sales charges are granted under certain conditions. Persons eligible to buy Class T shares at NAV may not impose a sales charge when they re-sell those shares.

CONTINGENT DEFERRED SALES CHARGE

Your shares may be subject to a CDSC. Dividends and capital gains are not subject to the sales charge. There is no charge on any increase in the value of your shares. To ensure that you pay the lowest CDSC possible, the Fund will always use the shares with the lowest CDSC to fill your redemption requests. If your shares are worth less than when you bought them, the charge will be assessed on their current, lower value. In some cases, the sales charge may be waived.

CLASS A SALES CHARGE REDUCTIONS

You can lower the sales charge percentage in four ways:

 . Substantial investments receive lower sales charge rates. Please see the SAI for details on these reductions.

 . The "right of accumulation" allows you to include your existing Class A
  Shares (or Class T shares of IDEX Janus Growth) as part of your current investments for sales charge purposes.

 . A "letter of intent" allows you to count all Class A share investments in an IDEX fund over the next 13 months, as if you were making them all at once, to qualify for reduced sales charges.

 . By investing as part of a qualified group.

                        Class A Share Quantity Discounts
           (all funds except IDEX Janus Flexible Income, IDEX AEGON
                    Income Plus & IDEX Federated Tax Exempt)


----------------------------------------------------------------------
                                      SALES CHARGE     SALES CHARGE
                                         AS % OF         AS % OF
                                        OFFERING          AMOUNT
 AMOUNT OF PURCHASE                       PRICE          INVESTED
----------------------------------------------------------------------
    Under $50,000                           5.50%            5.82%
    $50,000 to under $100,000               4.75%            4.99%
    $100,000 to under $250,000              3.50%            3.63%
    $250,000 to under $500,000              2.75%            2.83%
    $500,000 to under $1,000,000            2.00%            2.04%
    $1,000,000 and over                     0.00%            0.00%
----------------------------------------------------------------------

----------------------------------------------------------------------

                        Class A Share Quantity Discounts
              (IDEX Janus Flexible Income, IDEX AEGON Income Plus
                         & IDEX Federated Tax Exempt)


                                      SALES CHARGE     SALES CHARGE
                                         AS % OF         AS % OF
                                        OFFERING          AMOUNT
 AMOUNT OF PURCHASE                       PRICE          INVESTED
----------------------------------------------------------------------
    Under $50,000                           4.75%            4.99%
    $50,000 to under $100,000               4.00%            4.17%
    $100,000 to under $250,000              3.50%            3.63%
    $250,000 to under $500,000              2.25%            2.30%
    $500,000 to under $1,000,000            1.25%            1.27%
    $1,000,000 and over                     0.00%            0.00%
----------------------------------------------------------------------

----------------------------------------------------------------------

                        Class T Share Quantity Discounts
                              (IDEX Janus Growth)



                                      SALES CHARGE     SALES CHARGE
                                         AS % OF         AS % OF
                                        OFFERING          AMOUNT
 AMOUNT OF PURCHASE                       PRICE          INVESTED
----------------------------------------------------------------------
    Under $10,000                           8.50%            9.29%
    $10,000 to under $25,000                7.75%            8.40%
    $25,000 to under $50,000                6.25%            6.67%
    $50,000 to under $75,000                5.75%            6.10%
    $75,000 to under $100,000               5.00%            5.26%
    $100,000 to under $250,000              4.25%            4.44%
    $250,000 to under $500,000              3.00%            3.09%
    $500,000 to under $1,000,000            1.25%            1.27%
    $1,000,000 and over                     0.00%            0.00%
----------------------------------------------------------------------


WAIVERS OF SALES CHARGES
     WAIVER OF CLASS A AND T SALES CHARGES

  Class A and Class T shares may be purchased without a sales charge by:

  . Current or former trustees, directors, officers, full-time employees or sales representatives of the Fund, IMI, ISI, any of the sub-advisers or any of their affiliates.
  . directors, officers, full-time employees and sales representatives of dealers having a sales agreement with ISI.

  . any trust, pension, profit-sharing or other benefit plan for any of the foregoing persons.

  . "wrap" accounts for the benefit of clients of certain broker-dealers, financial institutions or financial planners, who have entered into arrangements with the Fund or ISI.
  Persons eligible to buy Class A and Class T shares at NAV may not impose a sales charge when they re-sell those shares.
   -----------------------------------------------------------------------------

  WAIVER OF CLASS A, CLASS B, CLASS M, AND CLASS T REDEMPTION CHARGES
   -----------------------------------------------------------------------------

  You will not be assessed a sales charge for shares if you sell in the following situations:

  . Following the death of the shareholder on redemptions from the deceased person's account only. If this deceased person's account is re-registered to another name, sales charges would continue to apply to this new account.
  . Following the total disability of the shareholder (as determined by the Social Security Administration - applies only to shares held at the time the disability is determined).

  . On redemptions made under the Fund's systematic withdrawal plan (may not exceed 12% of the account value on the day the systematic withdrawal plan was established). NOTE: The amount redeemed under this waiver does not need to be under a systematic withdrawal plan. If it is not under a systematic withdrawal plan, it is limited to one redemption per calendar year up to 12% of your account balance at the time of redemption.

  . If you redeem your shares and reinvest the proceeds in the same class of any fund within 90 days of redeeming, the sales charge on the first redemption is waived.

 PERFORMANCE INFORMATION

PERFORMANCE
IDEX may include quotations of a fund's total return or yield in advertisements, sales literature or reports to shareholders or to prospective investors. Total return and yield quotations for a fund reflect only the performance of a hypothetical investment in the fund during the particular time period shown as calculated based on the historical performance of the fund during that period. Such quotations do not in any way indicate or project
                    -----------------------------------------------------
future performance.
-------------------


YIELD

Yield quotations for a fund refer to the income generated by a hypothetical investment in the fund over a specified thirty-day period expressed as a percentage rate of return for that period. The yield is calculated by dividing the net investment income per share for the period by the price per share on the last day of that period.


TOTAL RETURN

Total return refers to the average annual percentage change in value of an investment in a fund held for a stated period of time as of a stated ending date. When a fund has been in operation for the stated period, the total return for such period will be provided if performance information is quoted. Total return quotations are expressed as average annual compound rates of return for each of the periods quoted. They also reflect the deduction of a proportionate share of a fund's investment advisory fees and direct fund expenses, and assume that all dividends and capital gains distributions during the period are reinvested in the fund when made.

SIMILAR SUB-ADVISER PERFORMANCE

A fund may disclose to shareholders or to prospective investors the total returns of an existing SEC-registered fund that is managed by the fund's
              --------     ----------
sub-adviser and that has investment objectives, policies, and strategies substantially similar to those of such fund (a "Similar Sub-Adviser Fund"). A Similar Sub-Adviser Fund generally means there are no material differences in objective, policies or strategies.

ALTHOUGH THE SIMILAR SUB-ADVISER FUNDS HAVE SUBSTANTIALLY SIMILAR INVESTMENT

OBJECTIVES, POLICIES, AND STRATEGIES AS THE DESIGNATED FUND YOU SHOULD NOT

ASSUME THAT THE SIMILAR SUB-ADVISER FUND WILL HAVE THE SAME FUTURE PERFORMANCE

AS THE FUNDS WHOSE TOTAL RETURNS ARE SHOWN. Each fund's future performance may be greater or lesser than the historical performance of the corresponding
   -------    ------
Similar Sub-Adviser Fund. Past performance is not indicative of future performance. THERE CAN BE NO ASSURANCE, AND NO REPRESENTATION IS MADE, THAT THE INVESTMENT RESULTS OF ANY FUND WILL BE COMPARABLE TO ANY OF THE RESULTS OF THE SIMILAR-SUB ADVISER FUNDS OR ANY OTHER FUND MANAGED BY IMI OR ANY OF THE SUB-ADVISERS.

The table below sets forth certain funds of IDEX and, for each fund's respective Similar Sub-Adviser Fund, the Similar Sub-Adviser Fund's inception date, asset size, and the average total returns for one, five and ten year period (or life of the Similar Sub-Adviser Fund, if shorter) ending December 31, 2000. The information included in the table was provided by the respective sub-adviser listed therein.

The figures included show the actual investment performance of the Similar Sub-Adviser Fund. Those returns have been recalculated to show you a hypothetical return for the Similar Sub-Adviser Fund if the fund was subject to the IDEX expense structure for IDEX Class A shares. You should note that the performance of the Similar-Adviser Funds does not reflect the historical performance of any IDEX funds.

 PERFORMANCE INFORMATION

INFORMATION AS OF 12/31/00:

                                                                                                            SIMILAR FUND:
                                                                                                    -------------------------------
                                                                                                                      TOTAL ASSETS
                                                                    SIMILAR                            INCEPTION      (APPROXIMATE)
IDEX FUND                                                          FUND NAME                          DATE & CLASS     (12/31/00)
------------------------------------------------------------------------------------------------------------------ --------------
 IDEX American Century Income & Growth  American Century Income & Growth(1)(2)                    12/17/90               $  5B
                                                                                                  Investor Class
 IDEX American Century International    American Century International Growth(1)(2)               5/9/91                 $  5B
                                                                                                  Investor Class
 IDEX Gabelli Global Growth             Gabelli Global Growth Fund(1)(2)                          2/7/94                 $285M
                                                                                                  Class AAA
 IDEX GE International Equity           GE International Equity(1)(6)                             3/2/94                 $ 37M
                                                                                                  Class Y
 IDEX GE U.S. Equity                    GE U.S. Equity(1)(6)                                      11/29/93               $365M
                                                                                                  Class Y
 IDEX Goldman Sachs Growth              Goldman Sachs Capital Growth Fund(1)(4)                   4/20/90                $3.4B
                                                                                                  Class A
 IDEX Isabelle Small Cap Value          ICM/Isabelle Small Cap Value Fund(1)                      3/9/98                 $102M
                                                                                                  Investment Class
 IDEX Janus Growth & Income             Janus Growth & Income(1)                                  5/15/91                $8.7M
 IDEX Jennison Equity Opportunity       Jennison Equity Opportunity(1)                            11/7/96                $269M
                                                                                                  Class A
 IDEX Pilgrim Baxter Mid Cap Growth     PBHG Growth II Portfolio(1)(2)(8)                         4/30/97                $376M
 IDEX Pilgrim Baxter Technology         PBHG Technology & Communications Fund(1)(2)(7)            9/29/95                $1.8B
 IDEX Salomon All Cap                   Salomon Capital Fund(1)(5)                                8/23/76                $227M
                                                                                                  Class O
 IDEX Transamerica Equity               Transamerica Premier Equity Fund(1)(2)                    10/2/95                $244M
                                                                                                  Investor Class
 IDEX Transamerica Small Company        Transamerica Premier Small Company Fund(1)(2)             6/30/97                $235M
                                                                                                  Investor Class
 IDEX T. Rowe Price Dividend Growth     T. Rowe Price Dividend Growth Fund(1)(2)(3)               12/30/92               $751M
 IDEX T. Rowe Price Small Cap           T. Rowe Price Diversified Small-Cap Growth Fund(1)(2)(3)  6/30/97                $ 85M


--------------
* The hypothetical returns are included to show you what your return would have been for the Similar Sub-Adviser Fund if the IDEX Class A fee structure with a 5.5% front-end sales load was applied to the Similar Sub-Adviser Fund. The IDEX hypothetical returns were calculated by taking the gross returns of the Similar Sub-Adviser Fund and deducting the fees and expenses of the IDEX Fund and the 5.5% front-end sales load. Actual and IDEX Hypothetical return figures include reinvestment of dividends and other earnings. Performance reflects fee waivers in effect. In their absence, performance would be reduced. Investment return and principal value will fluctuate so that an investor's share, when redeemed, may be worth more or less than their original cost.
(1) The IDEX Funds are separate and distinct from the Similar Sub-Adviser Fund. They will have different holdings and their performance will vary. The above performance for each Similar Sub-Adviser Fund is not the performance of the IDEX Fund and should neither be considered indicative of the future performance of the IDEX Fund nor a substitute for the performance of the IDEX Fund.
(2) The T. Rowe Price Dividend Growth Fund, PBHG Growth II Portfolio, PBHG Technology & Communications Fund, T. Rowe Price Diversified Small-Cap
    Growth Fund, Transamerica Premier Equity Fund, Transamerica Premier Small Company Fund, Gabelli Global Growth Fund, American Century Income & Growth (Investor Class) and American Century International Growth (Investor
    Class) do not have sales loads.
(3) The Actual returns were calculated net of the fees and expenses for the T. Rowe Price Funds. The IDEX Hypothetical return figures were calculated by taking the gross return number, and then deducting IDEX net operating expenses of 1.55%. Actual and IDEX Hypothetical return figures include changes in principal value, reinvested dividends, and capital gain distributions. Investment return and principal value will vary, and shares may be worth more or less at redemption than at original purchase. The Actual and IDEX Hypothetical returns are annualized, and returns of the T. Rowe Price Diversified Small-Cap Growth Fund reflect past and present expense limitations, which increased the fund's total return.

INFORMATION AS OF 12/31/00:

                                                                         10 YEARS
                                                                            OR
                                                                     SINCE INCEPTION
           1 YEAR                          5 YEAR                (IF LESS THAN 10 YEARS)
-----------------------------   ----------------------------   ----------------------------
                    IDEX                           IDEX                           IDEX
   ACTUAL      HYPOTHETICAL*      ACTUAL      HYPOTHETICAL*       ACTUAL      HYPOTHETICAL*
-----------   ---------------   ----------   ---------------   -----------   --------------
 (10.54)%        (16.58)%          17.60%          8.38%           17.73%         16.76%


 (15.01)%        (20.39)%          17.91%         16.26%           15.46%         15.25%


 (37.49)%        (41.07)%          22.65%         20.31%           19.17%         18.27%


 (12.85)%        (18.09)%           9.44%          7.84%            8.48%          7.26%


  (0.19)%         (6.60)%          19.13%         17.26%           18.06%         16.72%


  (7.67)%        (12.84)%          20.87%         19.44%           19.55%         18.54%


   7.73%           1.97%             N/A            N/A            11.12%          9.12%


 (11.48)%        (17.22)%          25.12%         23.34%           20.77%         19.81%

  32.33%          24.71%             N/A            N/A            20.34%         18.59%


 (15.42)%        (20.54)%            N/A            N/A            20.21%         18.13%

 (42.85)%        (46.66)%          33.15%         31.45%           33.44%         31.84%

  19.20%          12.03%           25.22%         23.63%           19.07%         17.56%


 (13.81)%        (18.82)%          23.96%         22.50%           22.28%         20.81%


 (26.00)%        (30.34)%            N/A            N/A            39.79%         37.46%


   10.06%          9.21%           15.06%         14.25%           15.83%         15.09%

  (8.29)%         (8.39)%            N/A            N/A             7.76%          7.42%

--------------
(4) Total returns are for Class A shares of the Goldman Sachs Capital Growth Fund. The Fund also offers Class B and Class C shares with different sales loads. Calculating total returns with those sales loads may have resulted in lower total returns.
(5) Total returns are for Class O shares of Salomon Capital Fund which does not have a sales load. The fund also has classes A, B, Y and 2 shares which have different expenses. Calculating total returns with these classes would result in lower total fees.
(6) Total returns are for Class Y shares of the GE U.S. Equity and GE International Equity Funds which do not have a sales load. The funds also have Classes A, B & C, each of which have sales loads and fees that are different from Class Y shares. Calculating total return using those classes would result in lower total returns.
(7) Prior to November 2, 1999, the PBHG Technology & Communications Fund was diversified and did not concentrate its investments in one or more industries within the technology and communications sectors. Therefore, the Fund's performance prior to November 2, 1999 may not be indicative of how it will perform in the future.
(8) The PBHG Growth II Portfolio is a variable product investment portfolio.

 DISTRIBUTION ARRANGEMENTS


[GRAPHIC] UNDERWRITING AGREEMENT

[GRAPHIC]

The Fund has an Underwriting Agreement with AFSG Securities Corporation (AFSG), located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499. AFSG is an affiliate of the investment adviser. Under this agreement, AFSG underwrites and distributes all classes of fund shares and bears the expenses of offering these shares to the public. The funds pay AFSG fees for its services. Of the distribution and service fees it receives for Class A and B shares, AFSG reallows, or pays, to brokers or dealers who sold them, 0.25% of the average daily net assets of those shares. In the case of Class C or M shares, AFSG reallows its entire fee to those sellers.


[GRAPHIC] DISTRIBUTION PLANS

The Fund has adopted a 12b-1 Plan for each class of shares in each fund in the series.

DISTRIBUTION OF CLASS A SHARES. AFSG receives the sales fees or loads imposed on these shares (up to 5.50% of the offering price, which includes the sales load) and reallows a portion of those fees to the sellers of the shares. AFSG also receives fees under a Rule 12b-1 Plan of Distribution. Under its Plan for Class A shares, the funds may pay AFSG a distribution fee of up to 0.35% annually which includes a service fee of 0.25%. Fees are based on the average daily net assets of Class A shares. However, if the service fees rise, the distribution fee is lowered so that the total fees payable don't exceed 0.35% annually.

DISTRIBUTION OF CLASS B SHARES. For these shares, the funds may pay AFSG an annual distribution fee of up to 1.00%, which includes an annual service fee of 0.25%.

DISTRIBUTION OF CLASS C SHARES. For these shares, the funds may pay AFSG an annual distribution fee of up to 1.00%, which includes an annual service fee of 0.25%.

DISTRIBUTION OF CLASS M SHARES. The fees paid to AFSG for these shares may go as high as the Class B and C shares fees, but the total annual fee may not exceed 0.90% of the average daily net assets of the funds.

CLASS T SHARES (IDEX JANUS GROWTH ONLY). This class of shares does not have a 12b-1 Plan of Distribution, and is closed to new shareholders.

THE EFFECT OF RULE 12B-1. Because the funds have 12b-1 Plans, even though Class B and C shares do not carry an up-front sales load, the higher distribution and service fees payable by those shares may, over time, be higher than the total fees paid by owners of Class A and M shares. For a complete description of the funds' 12b-1 Plans, see the SAI.

                  THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

 FINANCIAL HIGHLIGHTS

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

THE FINANCIAL HIGHLIGHTS TABLE IS INTENDED TO HELP YOU TO UNDERSTAND EACH FUND'S PERFORMANCE FOR AS LONG AS IT HAS BEEN OPERATING, OR FOR FIVE YEARS, WHICHEVER IS SHORTER. CERTAIN INFORMATION REFLECTS FINANCIAL RESULTS FOR A SINGLE FUND SHARE. THE TOTAL RETURNS IN THE TABLE REPRESENT THE RATE AN INVESTOR WOULD HAVE EARNED (OR LOST) ON AN INVESTMENT IN THE FUND FOR THE PERIOD SHOWN, ASSUMING REINVESTMENT OF ALL DIVIDENDS AND DISTRIBUTIONS. THIS INFORMATION THROUGH OCTOBER 31, 2000 HAS BEEN DERIVED FROM FINANCIAL STATEMENTS AUDITED BY PRICEWATERHOUSECOOPERS LLP, WHOSE REPORT, ALONG WITH THE FUND'S FINANCIAL STATEMENTS, IS INCLUDED IN THE 2000 ANNUAL REPORT, WHICH IN AVAILABLE TO YOU UPON REQUEST. INFORMATION IS NOT INCLUDED FOR IDEX JANUS GROWTH & INCOME, IDEX MUNDER NET50, IDEX AMERICAN CENTURY INCOME & GROWTH, IDEX AMERICAN CENTURY INTERNATIONAL AND IDEX ISABELLE SMALL CAP VALUE AS THEY HAD NOT COMMENCED OPERATIONS ON 10/31/00. (PRIOR TO JUNE 14, 2000, IDEX FEDERATED TAX EXEMPT WAS NAMED IDEX AEGON TAX EXEMPT, AND PRIOR TO DECEMBER 1, 2000 IDEX JENNISON EQUITY OPPORTUNITY WAS NAMED IDEX C.A.S.E. GROWTH.)



                                                                 INVESTMENT OPERATIONS
                                                     ---------------------------------------------
                                          NET ASSET
                            YEAR OR         VALUE,         NET         NET REALIZED
                             PERIOD       BEGINNING     INVESTMENT    AND UNREALIZED      TOTAL
                             ENDED        OF PERIOD   INCOME (LOSS)     GAIN (LOSS)    OPERATIONS
                       ----------------- ----------- --------------- ---------------- ------------
IDEX JANUS    Class A       10/31/00        $46.72      $   0.03         $   5.35       $   5.38
GROWTH                      10/31/99         29.35          0.06            17.70          17.76
                            10/31/98         25.04         (0.02)            7.64           7.62
                            10/31/97         21.97         (0.02)            3.56           3.54
                            10/31/96(6)      22.21            --            (0.24)         (0.24)
                             9/30/96         22.84         (0.11)            4.66           4.55
                            ----------      ------      --------         --------       --------
              Class B       10/31/00         45.38         (0.36)            5.35           4.99
                            10/31/99         28.63         (0.56)           17.70          17.14
                            10/31/98         24.55         (0.25)            7.64           7.39
                            10/31/97         21.60         (0.14)            3.56           3.42
                            10/31/96(6)      21.85         (0.01)           (0.24)         (0.25)
                             9/30/96         22.64         (0.27)            4.66           4.39
                            ----------      ------      --------         --------       --------
              Class C       10/31/00         45.38         (0.36)            5.35           4.99
             ---------      ----------      ------      --------         --------       --------
              Class M       10/31/00         45.58         (0.29)            5.35           5.06
                            10/31/99(5)      28.74         (0.47)           17.70          17.23
                            10/31/98         24.62         (0.21)            7.64           7.43
                            10/31/97         21.65         (0.12)            3.56           3.44
                            10/31/96(6)      21.91         (0.02)           (0.24)         (0.26)
                             9/30/96         22.64         (0.21)            4.66           4.45
                            ----------      ------      --------         --------       --------
              Class T       10/31/00         47.45          0.25             5.35           5.60
                            10/31/99         29.74          0.40            17.70          18.10
                            10/31/98(7)      25.31          0.13             7.64           7.77
                            10/31/97         22.17          0.05             3.56           3.61
                            10/31/96(6)      22.41            --            (0.24)         (0.24)
                             9/30/96(9)      22.23            --             0.18           0.18
                            ----------      ------      --------         --------       --------



                          DISTRIBUTIONS
             ---------------------------------------
                            FROM NET
               FROM NET     REALIZED
              INVESTMENT    CAPITAL        TOTAL
                INCOME       GAINS     DISTRIBUTIONS
             ------------ ----------- --------------
IDEX JANUS     $     --     $ (8.29)     $ (8.29)
GROWTH               --       (0.39)       (0.39)
                     --       (3.31)       (3.31)
                     --       (0.47)       (0.47)
                     --          --           --
                     --       (5.18)       (5.18)
               --------     -------      -------
                     --       (8.29)       (8.29)
                     --       (0.39)       (0.39)
                     --       (3.31)       (3.31)
                     --       (0.47)       (0.47)
                     --          --           --
                     --       (5.18)       (5.18)
               --------     -------      -------
                     --       (8.29)       (8.29)
               --------     -------      -------
                     --       (8.29)       (8.29)
                     --       (0.39)       (0.39)
                     --       (3.31)       (3.31)
                     --       (0.47)       (0.47)
                     --          --           --
                     --       (5.18)       (5.18)
               --------     -------      -------
                     --       (8.29)       (8.29)
                     --       (0.39)       (0.39)
                  (0.03)      (3.31)       (3.34)
                     --       (0.47)       (0.47)
                     --          --           --
                     --          --           --
               --------     -------      -------

                                                                        RATIOS/SUPPLEMENTAL DATA
                                                 -----------------------------------------------------------------------
                                                  RATIO OF EXPENSES TO AVERAGE NET
                                                         ASSETS/(12)(13)/                 NET INVESTMENT
  NET ASSET                      NET ASSETS,     -----------------------------------       INCOME (LOSS)       PORTFOLIO
 VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING         TO AVERAGE         TURNOVER
  OF PERIOD    RETURN/(11)/    PERIOD (000'S)      CREDITS      GROSS      CREDITS     NET ASSETS /(12)(13)/   RATE/(14)/
-------------------------------------------------------------------------------------------------------------------------
   $43.81          10.82%        $1,727,573           1.39%      1.42%        1.39%            (0.61)%           40.71%
    46.72          61.00          1,467,595           1.40       1.43         1.40             (0.60)            70.97
    29.35          35.21            817,749           1.51         --         1.51             (0.55)            27.19
    25.04          16.40            614,544           1.61         --         1.61             (0.10)            91.52
    21.97          (1.09)           565,032           1.68         --         1.68             (0.13)             9.40
    22.21          22.41            567,564           1.83         --         1.82             (0.22)            57.80
----------------------------------------------------------------------------------------------------------------------
    42.08          10.11            775,252           2.04       2.07         2.04             (1.26)            40.71
    45.38          60.36            327,926           2.05       2.08         2.05             (1.25)            70.97
    28.63          34.96             40,809           2.16         --         2.16             (1.20)            27.19
    24.55          16.11             13,046           2.26         --         2.26             (0.75)            91.52
    21.60          (1.14)             5,242           2.32         --         2.32             (0.78)             9.40
    21.85          21.87              4,536           2.46         --         2.45             (0.86)            57.80
----------------------------------------------------------------------------------------------------------------------
    42.08          10.11            121,633           2.04       2.07         2.04             (1.26)            40.71
----------------------------------------------------------------------------------------------------------------------
    42.35          10.22            287,530           1.94       1.97         1.94             (1.16)            40.71
    45.58          60.45            141,586           1.95       1.98         1.95             (1.15)            70.97
    28.74          35.00             58,265           2.06         --         2.06             (1.10)            27.19
    24.62          16.19             14,295           2.16         --         2.16             (0.65)            91.52
    21.65          (1.19)            11,016           2.23         --         2.23             (0.68)             9.40
    21.91          22.15             11,167           2.34         --         2.33             (0.77)            57.80
----------------------------------------------------------------------------------------------------------------------
    44.76          11.20          1,232,295           1.04       1.07         1.04             (0.26)            40.71
    47.45          61.34          1,166,965           1.05       1.08         1.05             (0.25)            70.97
    29.74          35.53            755,770           1.16         --         1.16             (0.20)            27.19
    25.31          16.54            603,129           1.26         --         1.26             (0.25)            91.52
    22.17          (1.03)           573,884           1.33         --         1.33             (0.20)             9.40
    22.41           0.81            585,505           1.18         --         1.17             (0.36)            57.80
----------------------------------------------------------------------------------------------------------------------

                              See notes to the Financial Highlights at page 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

                                                              INVESTMENT OPERATIONS                       DISTRIBUTIONS
                                                       ----------------------------------------------------------------------------
                                        NET ASSET                                                           FROM NET
                           YEAR OR       VALUE,         NET           NET REALIZED               FROM NET   REALIZED
                           PERIOD       BEGINNING      INVESTMENT   AND UNREALIZED     TOTAL    INVESTMENT  CAPITAL       TOTAL
                           ENDED        OF PERIOD    INCOME (LOSS)    GAIN (LOSS)   OPERATIONS    INCOME     GAINS    DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------------
IDEX JANUS    Class A       10/31/00          $33.80    $     --        $7.53       $   7.53    $     --     $ (1.13)     $ (1.13)
GLOBAL(15)                  10/31/99/(16)/     24.09        0.22         9.49           9.71          --          --           --
                            10/31/98/(7)/      23.74        0.08         2.34           2.42          --       (2.07)       (2.07)
                            10/31/97           21.39        0.07         4.38           4.45          --       (2.10)       (2.10)
                            10/31/96/(6)/      21.40       (0.02)        0.01          (0.01)         --          --           --
                             9/30/96           17.73       (0.09)        4.38           4.29          --       (0.62)       (0.62)
             ----------------------------------------------------------------------------------------------------------------------
              Class B       10/31/00           32.98       (0.41)        7.53           7.12          --       (1.13)       (1.13)
                            10/31/99/(16)/     23.62       (0.13)        9.49           9.36          --          --           --
                            10/31/98/(7)/      23.38       (0.03)        2.34           2.31          --       (2.07)       (2.07)
                            10/31/97           21.13       (0.03)        4.38           4.35          --       (2.10)       (2.10)
                            10/31/96/(6)/      21.14       (0.02)        0.01          (0.01)         --          --           --
                             9/30/96           17.57       (0.19)        4.38           4.19          --       (0.62)       (0.62)
             ----------------------------------------------------------------------------------------------------------------------
              Class C       10/31/00           32.98       (0.40)        7.53   -       7.13          --       (1.13)       (1.13)
             ----------------------------------------------------------------------------------------------------------------------
              Class M       10/31/00           32.91       (0.37)        7.53           7.16          --       (1.13)       (1.13)
                            10/31/99/(5)(16)/  23.56       (0.14)        9.49           9.35          --          --           --
                            10/31/98/(7)/      23.30       (0.01)        2.34           2.33          --       (2.07)       (2.07)
                            10/31/97           21.03       (0.01)        4.38           4.37          --       (2.10)       (2.10)
                            10/31/96/(6)/      21.04       (0.02)        0.01          (0.01)         --          --           --
                             9/30/96           17.46       (0.18)        4.38           4.20          --       (0.62)       (0.62)
-----------------------------------------------------------------------------------------------------------------------------------
IDEX JANUS    Class A       10/31/00           18.96        0.25         1.03           1.28       (0.24)      (0.25)       (0.49)
BALANCED                    10/31/99           14.75        0.19         4.27           4.46       (0.17)      (0.08)       (0.25)
                            10/31/98           14.34        0.15         1.76           1.91       (0.15)      (1.35)       (1.50)
                            10/31/97           13.58        0.19         2.52           2.71       (0.20)      (1.75)       (1.95)
                            10/31/96/(6)/      13.47        0.01         0.10           0.11          --          --           --
                             9/30/96           11.47        0.24         2.25           2.49       (0.21)      (0.28)       (0.49)
             ----------------------------------------------------------------------------------------------------------------------
              Class B       10/31/00           18.95        0.21         1.03           1.24       (0.21)      (0.25)       (0.46)
                            10/31/99           14.74        0.08         4.27           4.35       (0.06)      (0.08)       (0.14)
                            10/31/98           14.33        0.06         1.76           1.82       (0.06)      (1.35)       (1.41)
                            10/31/97           13.56        0.12         2.52           2.64       (0.12)      (1.75)       (1.87)
                            10/31/96/(6)/      13.46          --         0.10           0.10          --          --           --
                             9/30/96           11.47        0.15         2.25           2.40       (0.13)      (0.28)       (0.41)
             ----------------------------------------------------------------------------------------------------------------------
              Class C       10/31/00           18.95        0.21         1.03           1.24       (0.21)      (0.25)       (0.46)
             ----------------------------------------------------------------------------------------------------------------------
              Class M       10/31/00           18.95        0.23         1.03           1.26       (0.23)      (0.25)       (0.48)
                            10/31/99/(5)/      14.74        0.10         4.27           4.37       (0.08)      (0.08)       (0.16)
                            10/31/98           14.33        0.07         1.76           1.83       (0.07)      (1.35)       (1.42)
                            10/31/97           13.57        0.12         2.52           2.64       (0.13)      (1.75)       (1.88)
                            10/31/96/(6)/      13.46        0.01         0.10           0.11          --          --           --
                             9/30/96           11.47        0.16         2.25           2.41       (0.14)      (0.28)       (0.42)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        RATIOS/SUPPLEMENTAL DATA
                                                 ----------------------------------------------------------------------
                                                  RATIO OF EXPENSES TO AVERAGE NET
                                                           ASSETS/(12)(13)/              NET INVESTMENT
  NET ASSET                      NET ASSETS,     -----------------------------------      INCOME (LOSS)       PORTFOLIO
 VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING         TO AVERAGE        TURNOVER
  OF PERIOD    RETURN/(11)/    PERIOD (000'S)      CREDITS      GROSS      CREDITS    NET ASSETS/(12)(13)/   RATE/(14)/
-----------------------------------------------------------------------------------------------------------------------
   $40.20          22.26%         $749,671           1.64%        --%        1.64%            (0.56)%           52.51%
    33.80          40.31           487,787            1.73        --          1.73            (0.22)           145.40
    24.09          11.30           296,450            1.82        --          1.82            (0.45)            87.68
    23.74          22.72           218,681            1.91        --          1.91            (0.50)            91.02
    21.39          (0.05)          135,837            2.08        --          2.07            (1.15)             2.59
    21.40          25.04           131,347            2.09        --          2.06            (0.67)            97.94
-----------------------------------------------------------------------------------------------------------------------
    38.97          21.62           614,789            2.29        --          2.29            (1.21)            52.51
    32.98          39.62           283,847            2.38        --          2.38            (0.87)           145.40
    23.62          10.93           110,630            2.47        --          2.47            (1.10)            87.68
    23.38          22.53            43,951            2.56        --          2.56            (1.15)            91.02
    21.13          (0.05)            5,966            2.73        --          2.72            (1.80)             2.59
    21.14          24.70             5,000            2.74        --          2.71            (1.32)            97.94
-----------------------------------------------------------------------------------------------------------------------
    38.98          21.62           116,071            2.29        --          2.29            (1.21)            52.51
-----------------------------------------------------------------------------------------------------------------------
    38.94          21.72           306,667            2.19        --          2.19            (1.11)            52.51
    32.91          39.73           155,147            2.28        --          2.28            (0.77)           145.40
    23.56          11.08            63,552            2.37        --          2.37            (1.00)            87.68
    23.30          22.72            27,210            2.46        --          2.46            (1.05)            91.02
    21.03          (0.05)            8,624            2.63        --          2.62            (1.70)             2.59
    21.04          24.91             8,081            2.64        --          2.61            (1.22)            97.94
-----------------------------------------------------------------------------------------------------------------------
    19.75           7.23           133,445            1.67      1.69          1.67             1.73             70.87
    18.96          30.43            67,749            1.81      1.82          1.81             1.28             59.57
    14.75          14.69            22,995            1.85      2.04          1.85             1.12             61.50
    14.34          22.96            13,414            1.85      2.88          1.85             1.29            127.08
    13.58           0.81             8,402            1.85      3.44          1.85             1.84              9.08
    13.47          22.12             8,056            1.85      3.11          1.85             1.87            175.78
-----------------------------------------------------------------------------------------------------------------------
    19.73           6.58           229,160            2.32      2.34          2.32             1.08             70.87
    18.95          29.64            92,833            2.46      2.47          2.46             0.63             59.57
    14.74          13.97            11,916            2.50      2.69          2.50             0.47             61.50
    14.33          22.19             2,583            2.50      3.53          2.50             0.64            127.08
    13.56           0.74               878            2.50      4.09          2.50             1.18              9.08
    13.46          21.38               687            2.50      3.76          2.50             1.22            175.78
-----------------------------------------------------------------------------------------------------------------------
    19.73           6.58            42,447            2.32      2.34          2.32             1.08             70.87
-----------------------------------------------------------------------------------------------------------------------
    19.73           6.68            66,249            2.22      2.24          2.22             1.18             70.87
    18.95          29.76            34,122            2.36      2.37          2.36             0.73             59.57
    14.74          14.08             4,897            2.40      2.59          2.40             0.57             61.50
    14.33          22.31             1,561            2.40      3.43          2.40             0.74            127.08
    13.57           0.81               967            2.40      3.99          2.40             1.28              9.08
    13.46          21.49               943            2.40      3.66          2.40             1.32            175.78
-----------------------------------------------------------------------------------------------------------------------

               See notes to the Financial Highlights at page 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

                                                               INVESTMENT OPERATIONS                      DISTRIBUTIONS
                                                      --------------------------------------  -------------------------------------
                                           NET ASSET                                                        FROM NET
                             YEAR OR         VALUE,        NET       NET REALIZED              FROM NET     REALIZED
                              PERIOD       BEGINNING    INVESTMENT  AND UNREALIZED    TOTAL   INVESTMENT    CAPITAL       TOTAL
                              ENDED        OF PERIOD  INCOME (LOSS)   GAIN (LOSS)  OPERATIONS   INCOME       GAINS    DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------------
IDEX JANUS        Class A    10/31/00        $31.09      $ (0.13)      $   3.19     $   3.06   $     --     $ (2.07)     $ (2.07)
CAPITAL                      10/31/99         16.97         0.05          15.88        15.93         --       (1.81)       (1.81)
APPRECIATION                 10/31/98         15.90         0.01           1.51         1.52         --       (0.45)       (0.45)
                             10/31/97         15.49         0.04           0.58         0.62         --       (0.21)       (0.21)
                             10/31/96/(6)/    15.75        (0.02)         (0.24)       (0.26)        --          --           --
                              9/30/96/(7)/    13.54        (0.02)          3.12         3.10      (0.07)      (0.82)       (0.89)
                  -----------------------------------------------------------------------------------------------------------------
                  Class B    10/31/00         30.51        (0.38)          3.19         2.81         --       (2.07)       (2.07)
                             10/31/99         16.72        (0.28)         15.88        15.60         --       (1.81)       (1.81)
                             10/31/98         15.74        (0.08)          1.51         1.43         --       (0.45)       (0.45)
                             10/31/97         15.42        (0.05)          0.58         0.53         --       (0.21)       (0.21)
                             10/31/96/(6)/    15.69        (0.03)         (0.24)       (0.27)        --          --           --
                              9/30/96         13.49        (0.10)          3.12         3.02         --       (0.82)       (0.82)
                  -----------------------------------------------------------------------------------------------------------------
                  Class C    10/31/00         30.51        (0.38)          3.19         2.81         --       (2.07)       (2.07)
                  -----------------------------------------------------------------------------------------------------------------
                  Class M    10/31/00         30.60        (0.34)          3.19         2.85         --       (2.07)       (2.07)
                             10/31/99/(5)/    16.76        (0.23)         15.88        15.65         --       (1.81)       (1.81)
                             10/31/98         15.77        (0.07)          1.51         1.44         --       (0.45)       (0.45)
                             10/31/97         15.43        (0.03)          0.58         0.55         --       (0.21)       (0.21)
                             10/31/96/(6)/    15.70        (0.03)         (0.24)       (0.27)        --          --           --
                              9/30/96/(7)/    13.49        (0.08)          3.12         3.04      (0.01)      (0.82)       (0.83)
-----------------------------------------------------------------------------------------------------------------------------------
IDEX JANUS        Class A    10/31/00          9.46         0.57          (0.19)        0.38      (0.58)         --        (0.58)
FLEXIBLE INCOME              10/31/99          9.84         0.54          (0.38)        0.16      (0.54)         --        (0.54)
                             10/31/98          9.75         0.61           0.10         0.71      (0.62)         --        (0.62)
                             10/31/97          9.33         0.61           0.42         1.03      (0.61)         --        (0.61)
                             10/31/96/(6)/     9.19         0.05           0.14         0.19      (0.05)         --        (0.05)
                              9/30/96          9.17         0.60             --         0.60      (0.58)         --        (0.58)
                  -----------------------------------------------------------------------------------------------------------------
                  Class B    10/31/00          9.46         0.51          (0.19)        0.32      (0.52)         --        (0.52)
                             10/31/99          9.83         0.49          (0.38)        0.11      (0.48)         --        (0.48)
                             10/31/98          9.75         0.54           0.10         0.64      (0.56)         --        (0.56)
                             10/31/97          9.32         0.56           0.42         0.98      (0.55)         --        (0.55)
                             10/31/96/(6)/     9.18         0.05           0.14         0.19      (0.05)         --        (0.05)
                              9/30/96          9.17         0.53             --         0.53      (0.52)         --        (0.52)
                  -----------------------------------------------------------------------------------------------------------------
                  Class C    10/31/00          9.46         0.51          (0.19)        0.32      (0.52)         --        (0.52)
                  -----------------------------------------------------------------------------------------------------------------
                  Class M    10/31/00          9.46         0.52          (0.19)        0.33      (0.53)         --        (0.53)
                             10/31/99/(5)/     9.84         0.49          (0.38)        0.11      (0.49)         --        (0.49)
                             10/31/98          9.75         0.56           0.10         0.66      (0.57)         --        (0.57)
                             10/31/97          9.32         0.57           0.42         0.99      (0.56)         --        (0.56)
                             10/31/96/(6)/     9.18         0.05           0.14         0.19      (0.05)         --        (0.05)
                              9/30/96          9.17         0.54             --         0.54      (0.53)         --        (0.53)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                              RATIOS/SUPPLEMENTAL DATA
                                                       ----------------------------------------------------------------------
                                                        RATIO OF EXPENSES TO AVERAGE NET
                                                                 ASSETS/(12)(13)/               NET INVESTMENT
        NET ASSET                      NET ASSETS,     -----------------------------------      INCOME (LOSS)      PORTFOLIO
       VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING         TO AVERAGE        TURNOVER
        OF PERIOD     RETURN/(11)/   PERIOD (000'S)      CREDITS      GROSS      CREDITS     NET ASSETS/(12)(13)/  RATE/(14)/
      ------------   ------------   ----------------   -----------   -------   -----------   --------------------  ----------
         $32.08           9.14%         $176,996            1.85%      1.89%        1.85%           (1.53)%          103.64%
          31.09         102.19            74,614            1.84       2.02         1.84            (1.55)            93.54
          16.97           9.87            23,798            1.85       2.24         1.85            (1.37)           136.59
          15.90           4.09            20,605            1.85       2.66         1.85            (1.27)           130.48
          15.49          (1.59)           19,350            1.85       2.48         1.85            (1.41)            10.11
          15.75          24.35            18,713            1.85       2.72         1.85            (0.35)           160.72
         --------------------------------------------------------------------------------------------------------------------
          31.25           8.45           187,067            2.50       2.54         2.50            (2.18)           103.64
          30.51         101.72            36,467            2.49       2.67         2.49            (2.20)            93.54
          16.72           9.35             3,734            2.50       2.89         2.50            (2.02)           136.59
          15.74           3.56             2,866            2.50       3.31         2.50            (1.92)           130.48
          15.42          (1.66)            2,132            2.50       3.13         2.50            (2.06)            10.11
          15.69          23.63             2,022            2.50       3.37         2.50            (1.00)           160.72
         --------------------------------------------------------------------------------------------------------------------
          31.25           8.45            43,065            2.50       2.54         2.50            (2.18)           103.64
         --------------------------------------------------------------------------------------------------------------------
          31.38           8.55            51,450            2.40       2.44         2.40            (2.08)           103.64
          30.60         101.79            10,062            2.39       2.57         2.39            (2.10)            93.54
          16.76           9.43             1,382            2.40       2.79         2.40            (1.92)           136.59
          15.77           3.64             1,751            2.40       3.21         2.40            (1.82)           130.48
          15.43          (1.66)            2,243            2.40       3.03         2.40            (1.96)            10.11
          15.70          23.81             2,369            2.40       3.27         2.40            (0.90)           160.72
         --------------------------------------------------------------------------------------------------------------------
           9.26           4.10            16,530            1.84       1.87         1.84             6.17            165.55
           9.46           1.70            14,963            1.85       2.00         1.85             5.72            100.22
           9.84           7.43            14,970            1.83         --         1.83             6.22             90.63
           9.75          11.53            15,532            1.85       2.40         1.85             6.41            135.53
           9.33           2.08            17,001            1.85       2.98         1.85             6.15             16.16
           9.19           6.73            17,065            1.85       2.07         1.85             6.46            135.38
         --------------------------------------------------------------------------------------------------------------------
           9.26           3.46            14,008            2.49       2.51         2.49             5.52            165.55
           9.46           1.01             9,006            2.50       2.65         2.50             5.07            100.22
           9.83           6.74             2,387            2.48         --         2.48             5.57             90.63
           9.75          10.79               746            2.50       3.05         2.50             5.76            135.53
           9.32           2.04               522            2.50       3.63         2.50             5.50             16.16
           9.18           5.94               494            2.50       2.72         2.50             5.81            135.38
         --------------------------------------------------------------------------------------------------------------------
           9.26           3.46             8,169            2.49       2.51         2.49             5.52            165.55
         --------------------------------------------------------------------------------------------------------------------
           9.26           3.56             6,220            2.39       2.41         2.39             5.62            165.55
           9.46           1.11             3,778            2.40       2.55         2.40             5.17            100.22
           9.84           6.84             2,207            2.38         --         2.38             5.67             90.63
           9.75          10.91               928            2.40       2.95         2.40             5.86            135.53
           9.32           2.04               846            2.40       3.53         2.40             5.60             16.16
           9.18           6.03               883            2.40       2.62         2.40             5.91            135.38
         --------------------------------------------------------------------------------------------------------------------

               See notes to the Financial Highlights at page 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:


                                                                     INVESTMENT OPERATIONS
                                                         ---------------------------------------------
                                              NET ASSET
                                YEAR OR         VALUE,         NET         NET REALIZED
                                 PERIOD       BEGINNING     INVESTMENT    AND UNREALIZED      TOTAL
                                 ENDED        OF PERIOD   INCOME (LOSS)     GAIN (LOSS)    OPERATIONS
------------------------------------------------------------------------------------------------------
IDEX ALGER        Class A       10/31/00        $33.05       $ (0.13)        $   2.15       $   2.02
AGGRESSIVE                      10/31/99         22.24          0.17            11.82          11.99
GROWTH                          10/31/98         18.77          0.03             4.02           4.05
                                10/31/97         15.70          0.05             3.69           3.74
                                10/31/96/(6)/    15.75         (0.01)           (0.04)         (0.05)
                                 9/30/96/(7)/    17.68         (0.15)           (0.76)         (0.91)
                --------------------------------------------------------------------------------------
                  Class B       10/31/00         32.44         (0.36)            2.15           1.79
                                10/31/99         21.93         (0.13)           11.82          11.69
                                10/31/98         18.58         (0.09)            4.02           3.93
                                10/31/97         15.58         (0.02)            3.69           3.67
                                10/31/96/(6)/    15.63         (0.01)           (0.04)         (0.05)
                                 9/30/96/(7)/    17.64         (0.23)           (0.76)         (0.99)
                --------------------------------------------------------------------------------------
                  Class C       10/31/00         32.44         (0.36)            2.15           1.79
                --------------------------------------------------------------------------------------
                  Class M       10/31/00         32.53         (0.32)            2.15           1.83
                                10/31/99/(5)/    21.98         (0.09)           11.82          11.73
                                10/31/98         18.61         (0.07)            4.02           3.95
                                10/31/97         15.60         (0.01)            3.69           3.68
                                10/31/96/(6)/    15.65         (0.01)           (0.04)         (0.05)
                                 9/30/96/(7)/    17.64         (0.21)           (0.76)         (0.97)
------------------------------------------------------------------------------------------------------
IDEX T. ROWE      Class A       10/31/00         10.20          0.08             0.44           0.52
PRICE DIVIDEND                  10/31/99/(4)/    10.00          0.06             0.18           0.24
                --------------------------------------------------------------------------------------
GROWTH            Class B       10/31/00         10.19          0.02             0.44           0.46
                                10/31/99/(4)/    10.00          0.01             0.18           0.19
                -------------------------------------------------------------------------------------
                  Class C       10/31/00         10.19          0.02             0.44           0.46
                --------------------------------------------------------------------------------------
                  Class M       10/31/00         10.19          0.03             0.44           0.47
                                10/31/99/(4)/    10.00          0.02             0.18           0.20
------------------------------------------------------------------------------------------------------
IDEX T. ROWE      Class A       10/31/00/(7)/    11.01         (0.07)            2.51           2.44
PRICE SMALL CAP                 10/31/99/(4)/    10.00          0.02             0.99           1.01
                --------------------------------------------------------------------------------------
                  Class B       10/31/00/(7)/    10.97         (0.15)            2.51           2.36
                                10/31/99/(4)/    10.00         (0.02)            0.99           0.97
                --------------------------------------------------------------------------------------
                  Class C       10/31/00/(7)/    10.97         (0.15)            2.51           2.36
                --------------------------------------------------------------------------------------
                  Class M       10/31/00/(7)/    10.98         (0.14)            2.51           2.37
                                10/31/99/(4)/    10.00         (0.01)            0.99           0.98
------------------------------------------------------------------------------------------------------
IDEX PILGRIM      Class A       10/31/00         14.80         (0.02)            6.47           6.45
BAXTER MID CAP                  10/31/99/(4)/    10.00          0.02             4.78           4.80
                --------------------------------------------------------------------------------------
GROWTH            Class B       10/31/00         14.76         (0.16)            6.47           6.31
                                10/31/99/(4)/    10.00         (0.02)            4.78           4.76
                --------------------------------------------------------------------------------------
                  Class C       10/31/00         14.76         (0.16)            6.47           6.31
                --------------------------------------------------------------------------------------
                  Class M       10/31/00         14.77         (0.14)            6.47           6.33
                                10/31/99/(4)/    10.00         (0.01)            4.78           4.77
------------------------------------------------------------------------------------------------------
IDEX PILGRIM      Class A       10/31/00/(3)/    10.00         (0.02)           (3.20)         (3.22)
                --------------------------------------------------------------------------------------
BAXTER            Class B       10/31/00/(3)/    10.00         (0.07)           (3.20)         (3.27)
                --------------------------------------------------------------------------------------
TECHNOLOGY
                  Class C       10/31/00/(3)/    10.00         (0.07)           (3.20)         (3.27)
                --------------------------------------------------------------------------------------
                  Class M       10/31/00/(3/     10.00         (0.06)           (3.20)         (3.26)
                --------------------------------------------------------------------------------------



                              DISTRIBUTIONS
                 ---------------------------------------
                                FROM NET
                   FROM NET     REALIZED
                  INVESTMENT    CAPITAL        TOTAL
                    INCOME       GAINS     DISTRIBUTIONS
                 ---------------------------------------
IDEX ALGER         $     --     $ (3.00)     $ (3.00)
AGGRESSIVE               --       (1.18)       (1.18)
GROWTH                   --       (0.58)       (0.58)
                         --       (0.67)       (0.67)
                         --          --           --
                         --       (1.02)       (1.02)
                ----------------------------------------
                         --       (3.00)       (3.00)
                         --       (1.18)       (1.18)
                         --       (0.58)       (0.58)
                         --       (0.67)       (0.67)
                         --          --           --
                         --       (1.02)       (1.02)
                ----------------------------------------
                         --       (3.00)       (3.00)
                ----------------------------------------
                         --       (3.00)       (3.00)
                         --       (1.18)       (1.18)
                         --       (0.58)       (0.58)
                         --       (0.67)       (0.67)
                         --          --           --
                         --       (1.02)       (1.02)
--------------------------------------------------------
IDEX T. ROWE          (0.08)         --        (0.08)
PRICE DIVIDEND        (0.04)         --        (0.04)
                ----------------------------------------
GROWTH                (0.02)         --        (0.02)
                         --          --           --
                ----------------------------------------
                      (0.02)         --        (0.02)
                ----------------------------------------
                      (0.03)         --        (0.03)
                      (0.01)         --        (0.01)
--------------------------------------------------------
IDEX T. ROWE             --       (0.28)       (0.28)
PRICE SMALL CAP          --          --           --
                ----------------------------------------
                         --       (0.28)       (0.28)
                         --          --           --
                ----------------------------------------
                         --       (0.28)       (0.28)
                ----------------------------------------
                         --       (0.28)       (0.28)
                         --          --           --
--------------------------------------------------------
IDEX PILGRIM             --       (0.31)       (0.31)
BAXTER MID CAP           --          --           --
                ----------------------------------------
GROWTH                   --       (0.31)       (0.31)
                         --          --           --
                ----------------------------------------
                         --       (0.31)       (0.31)
                ----------------------------------------
                         --       (0.31)       (0.31)
                         --          --           --
--------------------------------------------------------
IDEX PILGRIM             --          --           --
                ----------------------------------------
BAXTER                   --          --           --
                ----------------------------------------
TECHNOLOGY
                         --          --           --
                ----------------------------------------
                         --          --           --
                ----------------------------------------

                                                                        RATIOS/SUPPLEMENTAL DATA
                                                 ----------------------------------------------------------------------
                                                  RATIO OF EXPENSES TO AVERAGE NET
                                                           ASSETS/(12)(13)/                NET INVESTMENT
  NET ASSET                      NET ASSETS,     -----------------------------------       INCOME (LOSS)      PORTFOLIO
 VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING          TO AVERAGE       TURNOVER
  OF PERIOD     RETURN/(11)/   PERIOD (000'S)      CREDITS      GROSS      CREDITS      NET ASSETS/(12)(13)/  RATE/(14)/
------------------------------------------------------------------------------------------------------------------------
   $32.07           4.81%         $164,730            1.55%     1.77%         1.55%           (0.94)%           107.81%
    33.05          55.49           100,078            1.61      1.90          1.61            (1.15)             96.25
    22.24          22.48            46,413            1.85      2.18          1.85            (1.11)            142.08
    18.77          24.71            31,260            1.85      2.44          1.85            (1.07)            120.96
    15.70          (0.32)           21,938            1.85      2.62          1.85            (1.06)              9.40
    15.75          (4.91)           22,078            1.85      2.60          1.85            (1.15)            127.49
------------------------------------------------------------------------------------------------------------------------
    31.23           4.13           115,689            2.20      2.42          2.20            (1.59)            107.81
    32.44          54.88            47,399            2.26      2.55          2.26            (1.80)             96.25
    21.93          22.04            10,564            2.50      2.83          2.50            (1.76)            142.08
    18.58          24.47             4,880            2.50      3.09          2.50            (1.71)            120.96
    15.58          (0.32)            1,992            2.50      3.27          2.50            (1.71)              9.40
    15.63          (5.33)            1,800            2.50      3.25          2.50            (1.80)            127.49
 ------------------------------------------------------------------------------------------------------------------------
    31.23           4.13            16,586            2.20      2.42          2.20            (1.59)            107.81
 ------------------------------------------------------------------------------------------------------------------------
    31.36           4.24            33,223            2.10      2.32          2.10            (1.49)            107.81
    32.53          54.97            18,538            2.16      2.45          2.16            (1.70)             96.25
    21.98          22.11             5,573            2.40      2.73          2.40            (1.66)            142.08
    18.61          24.50             3,468            2.40      2.99          2.40            (1.62)            120.96
    15.60          (0.32)            2,129            2.40      3.17          2.40            (1.62)              9.40
    15.65          (5.22)            2,250            2.40      3.15          2.40            (1.70)            127.49
------------------------------------------------------------------------------------------------------------------------
    10.64           5.14             5,452            1.55      2.68          1.55             0.66              58.32
    10.20           2.40             1,840            1.55      7.57          1.55             1.09              20.48
------------------------------------------------------------------------------------------------------------------------
    10.63           4.49             7,597            2.20      3.33          2.20             0.01              58.32
    10.19           1.96             2,134            2.20      8.22          2.20             0.44              20.48
------------------------------------------------------------------------------------------------------------------------
    10.63           4.49             1,935            2.20      3.33          2.20             0.01              58.32
------------------------------------------------------------------------------------------------------------------------
    10.63           4.59             1,916            2.10      3.23          2.10             0.11              58.32
    10.19           2.03             1,058            2.10      8.12          2.10             0.54              20.48
------------------------------------------------------------------------------------------------------------------------
    13.17          22.31             8,262            1.55      2.83          1.55            (1.14)             52.97
    11.01          10.13             1,272            1.55      7.93          1.55            (1.15)             42.52
------------------------------------------------------------------------------------------------------------------------
    13.05          21.63             8,119            2.20      3.48          2.20            (1.79)             52.97
    10.97           9.70             1,135            2.20      8.58          2.20            (1.80)             42.52
------------------------------------------------------------------------------------------------------------------------
    13.05          21.63             1,626            2.20      3.48          2.20            (1.79)             52.97
------------------------------------------------------------------------------------------------------------------------
    13.07          21.73             2,489            2.10      3.38          2.10            (1.69)             52.97
    10.98           9.77               685            2.10      8.48          2.10            (1.70)             42.52
------------------------------------------------------------------------------------------------------------------------
    20.94          43.78            48,842            1.55      2.06          1.55            (0.80)            129.20
    14.80          48.06             2,571            1.55      6.95          1.55            (0.88)            150.78
------------------------------------------------------------------------------------------------------------------------
    20.76          43.07            68,184            2.20      2.71          2.20            (1.45)            129.20
    14.76          47.63             2,875            2.20      7.60          2.20            (1.53)            150.78
------------------------------------------------------------------------------------------------------------------------
    20.76          43.07            16,972            2.20      2.71          2.20            (1.45)            129.20
------------------------------------------------------------------------------------------------------------------------
    20.79          43.17            14,734            2.10      2.61          2.10            (1.35)            129.20
    14.77          47.70             1,016            2.10      7.50          2.10            (1.43)            150.78
------------------------------------------------------------------------------------------------------------------------
     6.78         (32.21)           26,933            1.75      2.27          1.75            (1.19)            142.19
------------------------------------------------------------------------------------------------------------------------
     6.73         (32.65)           40,165            2.40      2.92          2.40            (1.84)            142.19
------------------------------------------------------------------------------------------------------------------------
     6.73         (32.65)           11,750            2.40      2.92          2.40            (1.84)            142.19
------------------------------------------------------------------------------------------------------------------------
     6.74         (32.58)            9,361            2.30      2.82          2.30            (1.74)            142.19
------------------------------------------------------------------------------------------------------------------------

                             See notes to the Financial Highlights at page 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:


                                                                          INVESTMENT OPERATIONS
                                                              ---------------------------------------------
                                                   NET ASSET
                                     YEAR OR         VALUE,         NET         NET REALIZED
                                      PERIOD       BEGINNING     INVESTMENT    AND UNREALIZED      TOTAL
                                      ENDED        OF PERIOD   INCOME (LOSS)     GAIN (LOSS)    OPERATIONS
-----------------------------------------------------------------------------------------------------------
IDEX GABELLI GLOBAL   Class A        10/31/00/(1)/   $10.00      $   0.03         $   0.03       $   0.06
                      -------------------------------------------------------------------------------------
GROWTH
                      Class B        10/31/00/(1)/    10.00          0.02             0.03           0.05
                      -------------------------------------------------------------------------------------
                      Class C        10/31/00/(1)/    10.00          0.02             0.03           0.05
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(1)/    10.00          0.02             0.03           0.05
-----------------------------------------------------------------------------------------------------------
IDEX GOLDMAN          Class A        10/31/00         11.40          0.02             1.15           1.17
SACHS GROWTH                         10/31/99/(4)/    10.00          0.03             1.37           1.40
                      -------------------------------------------------------------------------------------
                      Class B        10/31/00         11.35         (0.06)            1.15           1.09
                                     10/31/99/(4)/    10.00         (0.02)            1.37           1.35
                      -------------------------------------------------------------------------------------
                      Class C        10/31/00         11.35         (0.06)            1.15           1.09
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00         11.36         (0.05)            1.15           1.10
                                     10/31/99/(4)/    10.00         (0.01)            1.37           1.36
-----------------------------------------------------------------------------------------------------------
IDEX TRANSAMERICA     Class A        10/31/00/(3)/    10.00         (0.02)            0.18           0.16
                      -------------------------------------------------------------------------------------
EQUITY
                      Class B        10/31/00/(3)/    10.00         (0.06)            0.18           0.12
                       -------------------------------------------------------------------------------------
                      Class C        10/31/00/(3)/    10.00         (0.06)            0.18           0.12
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(3)/    10.00         (0.06)            0.18           0.12
-----------------------------------------------------------------------------------------------------------
IDEX TRANSAMERICA     Class A        10/31/00/(3)/    10.00         (0.02)           (1.28)         (1.30)
                      -------------------------------------------------------------------------------------
SMALL COMPANY
                      Class B        10/31/00/(3)/    10.00         (0.06)           (1.28)         (1.34)
                      -------------------------------------------------------------------------------------
                      Class C        10/31/00/(3)/    10.00         (0.06)           (1.28)         (1.34)
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(4)/    10.00         (0.05)           (1.28)         (1.33)
-----------------------------------------------------------------------------------------------------------
IDEX SALOMON ALL      Class A        10/31/00         11.70          0.08             3.92           4.00
CAP                                  10/31/99/(4)/    10.00          0.02             1.68           1.70
                      -------------------------------------------------------------------------------------
                      Class B        10/31/00         11.66         (0.03)            3.92           3.89
                                     10/31/99/(4)/    10.00         (0.02)            1.68           1.66
                      -------------------------------------------------------------------------------------
                      Class C        10/31/00         11.66         (0.03)            3.92           3.89
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(3)/    11.67         (0.02)            3.92           3.90
                                     10/31/99/(4)/    10.00         (0.01)            1.68           1.67
-----------------------------------------------------------------------------------------------------------
IDEX GREAT            Class A        10/31/00/(2)/    10.00            --             0.58           0.58
                      -------------------------------------------------------------------------------------
COMPANIES --
                      Class B        10/31/00/(2)/    10.00         (0.02)            0.58           0.56
                      -------------------------------------------------------------------------------------
AMERICASM
                      Class C        10/31/00/(2)/    10.00         (0.02)            0.58           0.56
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(2)/    10.00         (0.02)            0.58           0.56
-----------------------------------------------------------------------------------------------------------
IDEX GREAT            Class A        10/31/00/(2)/    10.00            --            (2.07)         (2.07)
                      -------------------------------------------------------------------------------------
COMPANIES --
                      Class B        10/31/00/(2)/    10.00         (0.02)           (2.07)         (2.09)
                      -------------------------------------------------------------------------------------
TECHNOLOGY(SM
                      Class C        10/31/00/(2)/    10.00         (0.02)           (2.07)         (2.09)
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(2)/    10.00         (0.01)           (2.07)         (2.08)
----------------------------------------------------------------------------------------------------------
IDEX GREAT            Class A        10/31/00/(1)/    10.00            --            (0.19)         (0.19)
                      -------------------------------------------------------------------------------------
                      Class B        10/31/00/(1)/    10.00         (0.01)           (0.19)         (0.20)
                      -------------------------------------------------------------------------------------
GLOBAL/2/
                      Class C        10/31/00/(1)/    10.00         (0.01)           (0.19)         (0.20)
                      -------------------------------------------------------------------------------------
                      Class M        10/31/00/(1)/    10.00         (0.01)           (0.19)         (0.20)
                      -------------------------------------------------------------------------------------



                                  DISTRIBUTIONS
                      --------------------------------------
                                    FROM NET
                        FROM NET    REALIZED
                       INVESTMENT    CAPITAL       TOTAL
                         INCOME       GAINS    DISTRIBUTIONS
                      ------------ ---------- --------------
IDEX GABELLI GLOBAL        $--      $     --     $     --
                       -------------------------------------
GROWTH
                            --            --           --
                       -------------------------------------
                            --            --           --
                       -------------------------------------
                            --            --           --
------------------------------------------------------------
IDEX GOLDMAN                --         (0.03)       (0.03)
SACHS GROWTH                --            --           --
                       -------------------------------------
                            --         (0.03)       (0.03)
                            --            --           --
                       -------------------------------------
                            --         (0.03)       (0.03)
                       -------------------------------------
                            --         (0.03)       (0.03)
                            --            --           --
------------------------------------------------------------
IDEX TRANSAMERICA           --            --           --
                       -------------------------------------
EQUITY
                            --            --           --
                       -------------------------------------
                            --            --           --
                       -------------------------------------
                            --            --           --
------------------------------------------------------------
IDEX TRANSAMERICA           --            --           --
                       -------------------------------------
SMALL COMPANY
                            --            --           --
                       -------------------------------------
                            --            --           --
                       -------------------------------------
                            --            --           --
------------------------------------------------------------
IDEX SALOMON ALL            --         (0.19)       (0.19)
CAP                         --            --           --
                       -------------------------------------
                            --         (0.19)       (0.19)
                            --            --           --
                       -------------------------------------
                            --         (0.19)       (0.19)
                       -------------------------------------
                            --         (0.19)       (0.19)
                            --            --           --
------------------------------------------------------------
IDEX GREAT                  --            --           --
                       -------------------------------------
COMPANIES --
                            --            --           --
                       -------------------------------------
AMERICASM
                            --            --           --
                       -------------------------------------
                            --            --           --
------------------------------------------------------------
IDEX GREAT                  --            --           --
                       -------------------------------------
COMPANIES --
                            --            --           --
                       -------------------------------------
TECHNOLOGY(SM)
                            --            --           --
                       -------------------------------------
                            --            --           --
------------------------------------------------------------
IDEX GREAT                  --            --           --
                       -------------------------------------
COMPANIES --
                            --            --           --
                       -------------------------------------
GLOBAL2
                            --            --           --
                       -------------------------------------
                            --            --           --
                       -------------------------------------

                                                                          RATIOS/SUPPLEMENTAL DATA
                                                 --------------------------------------------------------------------------
                                                    RATIO OF EXPENSES TO AVERAGE NET
                                                           ASSETS/(12)(13)/                  NET INVESTMENT
  NET ASSET                      NET ASSETS,     --------------------------------------       INCOME (LOSS)       PORTFOLIO
 VALUE, END        TOTAL           END OF         EXCLUDING                  INCLUDING         TO AVERAGE         TURNOVER
  OF PERIOD    RETURN/(11)/    PERIOD (000'S)      CREDITS        GROSS       CREDITS     NET ASSETS /(12)(13)/  RATE/(14)/
------------   ------------   ----------------   -----------   ----------   -----------   --------------------   ----------
   $10.06           0.61%          $ 4,488            1.75%        7.22%         1.75%             3.22%              --%
   ---------------------------------------------------------------------------------------------------------------------
    10.05           0.52             6,558            2.40         7.87          2.40              2.57               --
   ---------------------------------------------------------------------------------------------------------------------
    10.05           0.52             7,468            2.40         7.87          2.40              2.57               --
   ---------------------------------------------------------------------------------------------------------------------
    10.05           0.54             2,240            2.30         7.77          2.30              2.67               --
   ---------------------------------------------------------------------------------------------------------------------
    12.54          10.29             6,587            1.55         2.53          1.55             (0.47)           25.10
    11.40          13.97             1,978            1.55         7.65          1.54             (0.55)           21.91
   ---------------------------------------------------------------------------------------------------------------------
    12.41           9.54             7,908            2.20         3.18          2.20             (1.12)           25.10
    11.35          13.54             2,261            2.20         8.30          2.19             (1.20)           21.91
   ---------------------------------------------------------------------------------------------------------------------
    12.41           9.54             6,484            2.20         3.18          2.20             (1.12)           25.10
   ---------------------------------------------------------------------------------------------------------------------
    12.43           9.65             2,976            2.10         3.08          2.10             (1.02)           25.10
    11.36          13.61               748            2.10         8.20          2.09             (1.10)           21.91
   ---------------------------------------------------------------------------------------------------------------------
    10.16           1.60             3,053            1.55         6.10          1.55             (1.18)           12.86
   ---------------------------------------------------------------------------------------------------------------------
    10.12           1.17             2,840            2.20         6.75          2.20             (1.83)           12.86
   ---------------------------------------------------------------------------------------------------------------------
    10.12           1.17             1,118            2.20         6.75          2.20             (1.83)           12.86
   ---------------------------------------------------------------------------------------------------------------------
    10.12           1.24               969            2.10         6.65          2.10             (1.73)           12.86
   ---------------------------------------------------------------------------------------------------------------------
     8.70         (12.96)            3,726            1.55         4.54          1.55             (1.23)           18.58
   ---------------------------------------------------------------------------------------------------------------------
     8.66         (13.39)            4,366            2.20         5.19          2.20             (1.88)           18.58
   ---------------------------------------------------------------------------------------------------------------------
     8.66         (13.39)            1,704            2.20         5.19          2.20             (1.88)           18.58
   ---------------------------------------------------------------------------------------------------------------------
     8.67         (13.33)            2,090            2.10         5.09          2.10             (1.78)           18.58
   ---------------------------------------------------------------------------------------------------------------------
    15.51          34.50            25,575            1.55         2.41          1.55              0.45            91.39
    11.70          17.03             1,880            1.55         8.85          1.54              0.35            82.70
   ---------------------------------------------------------------------------------------------------------------------
    15.36          33.72            38,203            2.20         3.06          2.20             (0.20)           91.39
    11.66          16.60             1,571            2.20         9.50          2.19             (0.30)           82.70
   ---------------------------------------------------------------------------------------------------------------------
    15.36          33.72            10,675            2.20         3.06          2.20             (0.20)           91.39
   ---------------------------------------------------------------------------------------------------------------------
    15.38          33.84            10,785            2.10         2.96          2.10             (0.10)           91.39
    11.67          16.67               728            2.10         9.40          2.09             (0.20)           82.70
   ---------------------------------------------------------------------------------------------------------------------
    10.58           5.81            13,377            1.55         3.38          1.55             (0.08)            2.11
   ---------------------------------------------------------------------------------------------------------------------
    10.56           5.62             7,839            2.20         4.03          2.20             (0.73)            2.11
   ---------------------------------------------------------------------------------------------------------------------
    10.56           5.62             2,875            2.20         4.03          2.20             (0.73)            2.11
   ---------------------------------------------------------------------------------------------------------------------
    10.56           5.65             1,744            2.10         3.93          2.10             (0.63)            2.11
   ---------------------------------------------------------------------------------------------------------------------
     7.93         (20.66)            6,322            1.55         5.55          1.55             (0.64)           11.25
   ---------------------------------------------------------------------------------------------------------------------
     7.91         (20.86)            3,295            2.20         6.20          2.20             (1.29)           11.25
   ---------------------------------------------------------------------------------------------------------------------
     7.91         (20.86)            1,443            2.20         6.20          2.20             (1.29)           11.25
   ---------------------------------------------------------------------------------------------------------------------
     7.92         (20.83)              710            2.10         6.10          2.10             (1.19)           11.25
   ---------------------------------------------------------------------------------------------------------------------
     9.81          (1.92)            2,173            1.55        25.34          1.55             (0.52)           15.15
   ---------------------------------------------------------------------------------------------------------------------
     9.80          (2.01)              582            2.20        25.99          2.20             (1.17)           15.15
   ---------------------------------------------------------------------------------------------------------------------
     9.80          (2.01)              353            2.20        25.99          2.20             (1.17)           15.15
   ---------------------------------------------------------------------------------------------------------------------
     9.80          (1.99)              833            2.10        25.89          2.10             (1.07)           15.15
   ---------------------------------------------------------------------------------------------------------------------

                            See notes to the Financial Highlights at pages 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:


                                                                 INVESTMENT OPERATIONS                     DISTRIBUTIONS
                                                        ---------------------------------------  ----------------------------------
                                            NET ASSET                                                        FROM NET
                               YEAR OR        VALUE,         NET       NET REALIZED               FROM NET   REALIZED
                                PERIOD      BEGINNING     INVESTMENT  AND UNREALIZED    TOTAL    INVESTMENT  CAPITAL      TOTAL
                                ENDED       OF PERIOD   INCOME/(LOSS)   GAIN/(LOSS)  OPERATIONS    INCOME     GAINS   DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------------
 IDEX AEGON       Class A    10/31/00/(7)/    $ 9.67       $   0.69      $ (0.37)      $0.32      $(0.69)    $(0.06)      $ (0.75)
 INCOME PLUS                 10/31/99          10.43           0.65        (0.54)       0.11       (0.67)     (0.20)        (0.87)
                             10/31/98          10.96           0.69        (0.30)       0.39       (0.70)     (0.22)        (0.92)
                             10/31/97          10.61           0.76         0.44        1.20       (0.75)     (0.10)        (0.85)
                             10/31/96/(6)/     10.41           0.04         0.22        0.26       (0.06)        --         (0.06)
                              9/30/96          10.36           0.72         0.04        0.76       (0.71)        --         (0.71)
                  -----------------------------------------------------------------------------------------------------------------
                  Class B    10/31/00/(7)/      9.67           0.63        (0.37)       0.26       (0.63)     (0.06)        (0.69)
                             10/31/99          10.42           0.59        (0.54)       0.05       (0.60)     (0.20)        (0.80)
                             10/31/98          10.96           0.61        (0.30)       0.31       (0.63)     (0.22)        (0.85)
                             10/31/97          10.61           0.69         0.44        1.13       (0.68)     (0.10)        (0.78)
                             10/31/96/(6)/     10.40           0.05         0.22        0.27       (0.06)        --         (0.06)
                              9/30/96          10.35           0.65         0.04        0.69       (0.64)        --         (0.64)
                  -----------------------------------------------------------------------------------------------------------------
                  Class C    10/31/00/(7)/      9.67           0.63        (0.37)       0.26       (0.63)     (0.06)        (0.69)
                  -----------------------------------------------------------------------------------------------------------------
                  Class M    10/31/00/(7)/      9.67           0.64        (0.37)       0.27       (0.64)     (0.06)        (0.70)
                             10/31/99/(5)/     10.42           0.60        (0.54)       0.06       (0.61)     (0.20)        (0.81)
                             10/31/98          10.96           0.62        (0.30)       0.32       (0.64)     (0.22)        (0.86)
                             10/31/97          10.61           0.70         0.44        1.14       (0.69)     (0.10)        (0.79)
                             10/31/96/(6)/     10.40           0.05         0.22        0.27       (0.06)        --         (0.06)
                              9/30/96          10.35           0.66         0.04        0.70       (0.65)        --         (0.65)
-----------------------------------------------------------------------------------------------------------------------------------
 IDEX FEDERATED   Class A    10/31/00/(7)/     10.60           0.44         0.42        0.86       (0.44)     (0.11)        (0.55)
 TAX EXEMPT                  10/31/99          11.94           0.44        (1.14)      (0.70)      (0.44)     (0.20)        (0.64)
 (FORMERLY IDEX              10/31/98          11.75           0.48         0.34        0.82       (0.48)     (0.15)        (0.63)
 AEGON TAX                   10/31/97          11.40           0.53         0.43        0.96       (0.53)     (0.08)        (0.61)
 EXEMPT)                     10/31/96/(6)/     11.36           0.05         0.04        0.09       (0.05)        --         (0.05)
                              9/30/96          11.34           0.55         0.10        0.65       (0.56)     (0.07)        (0.63)
                  -----------------------------------------------------------------------------------------------------------------
                  Class B    10/31/00/(7)/     10.59           0.37         0.42        0.79       (0.37)     (0.11)        (0.48)
                             10/31/99          11.94           0.35        (1.14)      (0.79)      (0.36)     (0.20)        (0.56)
                             10/31/98          11.74           0.41         0.34        0.75       (0.40)     (0.15)        (0.55)
                             10/31/97          11.40           0.44         0.43        0.87       (0.45)     (0.08)        (0.53)
                             10/31/96/(6)/     11.36           0.04         0.04        0.08       (0.04)        --         (0.04)
                              9/30/96          11.34           0.48         0.10        0.58       (0.49)     (0.07)        (0.56)
                  -----------------------------------------------------------------------------------------------------------------
                  Class C    10/31/00/(7)/     10.59           0.37         0.42        0.79       (0.37)     (0.11)        (0.48)
                  -----------------------------------------------------------------------------------------------------------------
                  Class M    10/31/00/(7)/     10.59           0.42         0.42        0.84       (0.41)     (0.11)        (0.52)
                             10/31/99/(5)/     11.94           0.39        (1.14)      (0.75)      (0.40)     (0.20)        (0.60)
                             10/31/98          11.75           0.45         0.34        0.79       (0.45)     (0.15)        (0.60)
                             10/31/97          11.40           0.50         0.43        0.93       (0.50)     (0.08)        (0.58)
                             10/31/96/(6)/     11.36           0.04         0.04        0.08       (0.04)        --         (0.04)
                              9/30/96          11.34           0.52         0.10        0.62       (0.53)     (0.07)        (0.60)
-----------------------------------------------------------------------------------------------------------------------------------
 IDEX GE          Class A    10/31/00          12.85           0.05         0.35        0.40          --      (0.49)        (0.49)
 INTERNATIONAL               10/31/99          10.77           0.03         2.05        2.08          --         --            --
 EQUITY                      10/31/98/(7)/     10.57           0.07         0.20        0.27       (0.07)        --         (0.07)
                             10/31/97/(8)/     10.00           0.07         0.50        0.57          --         --            --
                  -----------------------------------------------------------------------------------------------------------------
                  Class B    10/31/00          12.70          (0.03)        0.35        0.32          --      (0.49)        (0.49)
                             10/31/99          10.71          (0.06)        2.05        1.99          --         --            --
                             10/31/98/(7)/     10.52             --         0.20        0.20       (0.01)        --         (0.01)
                             10/31/97/(8)/     10.00           0.02         0.50        0.52          --         --            --
                  -----------------------------------------------------------------------------------------------------------------
                  Class C    10/31/00          12.70          (0.03)        0.35        0.32          --      (0.49)        (0.49)
                  -----------------------------------------------------------------------------------------------------------------
                  Class M    10/31/00          12.73          (0.02)        0.35        0.33          --      (0.49)        (0.49)
                             10/31/99/(5)/     10.72          (0.04)        2.05        2.01          --         --            --
                             10/31/98/(7)/     10.53           0.01         0.20        0.21       (0.02)        --         (0.02)
                             10/31/97/(8)/     10.00           0.03         0.50        0.53          --         --            --
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        RATIOS/SUPPLEMENTAL DATA
                                                 -----------------------------------------------------------------------
                                                  RATIO OF EXPENSES TO AVERAGE NET
                                                          ASSETS/(12)(13)/                 NET INVESTMENT
  NET ASSET                      NET ASSETS,     -----------------------------------       INCOME (LOSS)       PORTFOLIO
 VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING         TO AVERAGE         TURNOVER
  OF PERIOD    RETURN/(11)/    PERIOD (000'S)      CREDITS      GROSS      CREDITS     NET ASSETS /(12)(13)/    RATE/(14)/
------------   ------------   ----------------   -----------   -------   -----------   --------------------   ----------
   $ 9.24           3.37%          $49,259            1.36%       --%         1.36%             7.34%            11.37%
     9.67           1.09            59,082            1.38        --          1.38              6.41             26.95
    10.43           3.54            63,494            1.24        --          1.24              6.38             53.09
    10.96          11.86            65,612            1.27        --          1.27              7.14             62.28
    10.61           2.53            66,285            1.33        --          1.32              5.60              1.58
    10.41           7.64            65,252            1.33        --          1.31              6.89             65.96
   -------------------------------------------------------------------------------------------------------------------
     9.24           2.74            13,808            2.01        --          2.01              6.69             11.37
     9.67           0.38            12,930            2.03        --          2.03              5.76             26.95
    10.42           2.87             5,041            1.89        --          1.89              5.73             53.09
    10.96          11.10             1,761            1.92        --          1.92              6.49             62.28
    10.61           2.59               804            1.98        --          1.97              4.95              1.58
    10.40           6.95               774            1.98        --          1.96              6.24             65.96
   -------------------------------------------------------------------------------------------------------------------
     9.24           2.74             1,025            2.01        --          2.01              6.69             11.37
   -------------------------------------------------------------------------------------------------------------------
     9.24           2.84             4,319            1.91        --          1.91              6.79             11.37
     9.67           0.54             5,515            1.93        --          1.93              5.86             26.95
    10.42           2.97             4,073            1.79        --          1.79              5.83             53.09
    10.96          11.22             3,480            1.82        --          1.82              6.59             62.28
    10.61           2.59             2,781            1.88        --          1.87              5.05              1.58
    10.40           7.05             2,684            1.88        --          1.86              6.34             65.96
   -------------------------------------------------------------------------------------------------------------------
    10.91           8.38            16,999            1.35      1.68          1.35              4.14             67.32
    10.60          (6.23)           20,996            1.35      1.50          1.31              3.83             35.97
    11.94           7.19            22,313            1.23      1.27          1.23              4.08             42.42
    11.75           8.68            23,320            1.00      1.63          1.00              4.60             71.29
    11.40           0.76            24,439            1.00      1.89          1.00              4.60              3.79
    11.36           5.89            24,708            1.00      1.46          1.00              4.88             71.05
   -------------------------------------------------------------------------------------------------------------------
    10.90           7.72             1,728            2.00      2.33          2.00              3.49             67.32
    10.59          (6.89)            1,253            2.00      2.15          1.96              3.18             35.97
    11.94           6.50               654            1.88      1.92          1.88              3.43             42.42
    11.74           7.93               377            1.65      2.28          1.65              3.95             71.29
    11.40           0.71               198            1.65      2.54          1.65              3.94              3.79
    11.36           5.21               189            1.65      2.11          1.65              4.23             71.05
   -------------------------------------------------------------------------------------------------------------------
    10.90           7.72               195            2.00      2.33          2.00              3.49             67.32
   -------------------------------------------------------------------------------------------------------------------
    10.91           8.13             2,014            1.60      1.93          1.60              3.89             67.32
    10.59          (6.56)            2,193            1.60      1.75          1.56              3.58             35.97
    11.94           6.92             1,607            1.48      1.52          1.48              3.83             42.42
    11.75           8.39               921            1.25      1.88          1.25              4.35             71.29
    11.40           0.74               939            1.25      2.14          1.25              4.34              3.79
    11.36           5.63               907            1.25      1.71          1.25              4.63             71.05
   -------------------------------------------------------------------------------------------------------------------
    12.76           2.74             6,977            1.62      3.56          1.62              0.09            108.37
    12.85          19.12             4,902            1.90      3.53          1.90             (0.16)            71.70
    10.77           2.58             4,981            2.03      4.22          2.03             (0.21)            50.01
    10.57           5.70             3,076            1.70      8.93          1.70              0.19             21.85
   -------------------------------------------------------------------------------------------------------------------
    12.53           2.09             4,407            2.27      4.21          2.27             (0.56)           108.37
    12.70          18.45             1,527            2.55      4.18          2.55             (0.81)            71.70
    10.71           1.89             1,198            2.68      4.87          2.68             (0.86)            50.01
    10.52           5.20               589            2.35      9.58          2.35             (0.45)            21.85
   -------------------------------------------------------------------------------------------------------------------
    12.53           2.09               629            2.27      4.21          2.27             (0.56)           108.37
   -------------------------------------------------------------------------------------------------------------------
    12.57           2.19               840            2.17      4.11          2.17             (0.46)           108.37
    12.73          18.55               480            2.45      4.08          2.45             (0.71)            71.70
    10.72           1.99               397            2.58      4.77          2.58             (0.76)            50.01
    10.53           5.30               399            2.25      9.48          2.25             (0.35)            21.85
   -------------------------------------------------------------------------------------------------------------------

                              See notes to the Financial Highlights at page 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:


                                                                              INVESTMENT OPERATIONS
                                                                  ---------------------------------------------
                                                       NET ASSET
                                     YEAR OR             VALUE,         NET         NET REALIZED
                                      PERIOD           BEGINNING     INVESTMENT    AND UNREALIZED      TOTAL
                                      ENDED            OF PERIOD   INCOME/(LOSS)     GAIN (LOSS)    OPERATIONS
----------------------------------------------------- ----------- --------------- ---------------- ------------
IDEX GE           Class A            10/31/00/(3)/    $10.00         $     --         $   0.83     $0.83
                  --------------------------------------------------------------------------------------
U.S. EQUITY
                  Class B            10/31/00/(3)/     10.00            (0.04)            0.83      0.79
                  --------------------------------------------------------------------------------------
                  Class C            10/31/00/(3)/     10.00            (0.04)            0.83      0.79
                  --------------------------------------------------------------------------------------
                  Class M            10/31/00/(3)/     10.00            (0.04)            0.83      0.79
--------------------------------------------------------------------------------------------------------
IDEX DEAN         Class A            10/31/00          11.79             0.30             1.01      1.31
ASSET ALLOCATION                     10/31/99/(7)/     13.14             0.27            (0.73)    (0.46)
                                     10/31/98          13.19             0.22             0.67      0.89
                                     10/31/97          11.19             0.19             2.02      2.21
                                     10/31/96/(6)/     11.03             0.02             0.14      0.16
                                      9/30/96          10.00             0.08             1.03      1.11
                  --------------------------------------------------------------------------------------
                  Class B            10/31/00          11.78             0.23             1.01      1.24
                                     10/31/99/(7)/     13.13             0.19            (0.73)    (0.54)
                                     10/31/98          13.18             0.14             0.67      0.81
                                     10/31/97          11.18             0.11             2.02      2.13
                                     10/31/96/(6)/     11.02             0.02             0.14      0.16
                                      9/30/96          10.00               --             1.03      1.03
                  --------------------------------------------------------------------------------------
                  Class C            10/31/00          11.78             0.23             1.01      1.24
                  --------------------------------------------------------------------------------------
                  Class M            10/31/00          11.78             0.24             1.01      1.25
                                     10/31/99/(5)(7)/  13.13             0.20            (0.73)    (0.53)
                                     10/31/98          13.18             0.15             0.67      0.82
                                     10/31/97          11.18             0.12             2.02      2.14
                                     10/31/96/(6)/     11.03             0.01             0.14      0.15
                                      9/30/96          10.00             0.02             1.03      1.05
--------------------------------------------------------------------------------------------------------
IDEX LKCM         Class A            10/31/00          17.62             0.27            (0.15)     0.12
STRATEGIC TOTAL                      10/31/99          16.18             0.20             1.65      1.85
RETURN                               10/31/98          15.91             0.21             0.94      1.15
                                     10/31/97          13.43             0.20             2.79      2.99
                                     10/31/96/(6)/     13.27             0.01             0.15      0.16
                                      9/30/96          11.74             0.20             1.65      1.85
                  --------------------------------------------------------------------------------------
                  Class B            10/31/00          17.60             0.18            (0.15)     0.03
                                     10/31/99          16.17             0.09             1.65      1.74
                                     10/31/98          15.89             0.11             0.94      1.05
                                     10/31/97          13.42             0.10             2.79      2.89
                                     10/31/96/(6)/     13.27               --             0.15      0.15
                                      9/30/96          11.73             0.13             1.65      1.78
                  --------------------------------------------------------------------------------------
                  Class C            10/31/00          17.60             0.18            (0.15)     0.03
                  --------------------------------------------------------------------------------------
                  Class M            10/31/00          17.61             0.18            (0.15)     0.03
                                     10/31/99/(5)/     16.17             0.11             1.65      1.76
                                     10/31/98          15.90             0.12             0.94      1.06
                                     10/31/97          13.42             0.12             2.79      2.91
                                     10/31/96/(6)/     13.27               --             0.15      0.15
                                      9/30/96          11.73             0.15             1.65      1.80
                  --------------------------------------------------------------------------------------



                              DISTRIBUTIONS
                  --------------------------------------
                                FROM NET
                    FROM NET    REALIZED
                   INVESTMENT    CAPITAL       TOTAL
                     INCOME       GAINS    DISTRIBUTIONS
------------------------------ ---------- --------------
IDEX GE           $  --        $  --         $     --
                  -----------------------------------
U.S. EQUITY
                     --           --               --
                  -----------------------------------
                     --           --               --
                  -----------------------------------
                     --           --               --
-----------------------------------------------------
IDEX DEAN         (0.35)          --            (0.35)
ASSET ALLOCATION  (0.24)       (0.65)           (0.89)
                  (0.21)       (0.73)           (0.94)
                  (0.17)       (0.04)           (0.21)
                     --           --               --
                  (0.08)          --            (0.08)
                  -----------------------------------
                  (0.28)          --            (0.28)
                  (0.16)       (0.65)           (0.81)
                  (0.13)       (0.73)           (0.86)
                  (0.09)       (0.04)           (0.13)
                     --           --               --
                  (0.01)          --            (0.01)
                  -----------------------------------
                  (0.28)          --            (0.28)
                  -----------------------------------
                  (0.29)          --            (0.29)
                  (0.17)       (0.65)           (0.82)
                  (0.14)       (0.73)           (0.87)
                  (0.10)       (0.04)           (0.14)
                     --           --               --
                  (0.02)          --            (0.02)
-----------------------------------------------------
IDEX LKCM         (0.30)       (0.42)           (0.72)
STRATEGIC TOTAL   (0.20)       (0.21)           (0.41)
RETURN            (0.21)       (0.67)           (0.88)
                  (0.19)       (0.32)           (0.51)
                     --           --               --
                  (0.17)       (0.15)           (0.32)
                  -----------------------------------
                  (0.20)       (0.42)           (0.62)
                  (0.10)       (0.21)           (0.31)
                  (0.10)       (0.67)           (0.77)
                  (0.10)       (0.32)           (0.42)
                     --           --               --
                  (0.09)       (0.15)           (0.24)
                  -----------------------------------
                  (0.20)       (0.42)           (0.62)
                  -----------------------------------
                  (0.21)       (0.42)           (0.63)
                  (0.11)       (0.21)           (0.32)
                  (0.12)       (0.67)           (0.79)
                  (0.11)       (0.32)           (0.43)
                     --           --               --
                  (0.11)       (0.15)           (0.26)
                  -----------------------------------

                                                                        RATIOS/SUPPLEMENTAL DATA
                                                 ----------------------------------------------------------------------
                                                  RATIO OF EXPENSES TO AVERAGE NET
                                                           ASSETS/(12)(13)/               NET INVESTMENT
  NET ASSET                      NET ASSETS,     -----------------------------------      INCOME (LOSS)       PORTFOLIO
 VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING         TO AVERAGE        TURNOVER
  OF PERIOD     RETURN/(11)/   PERIOD (000'S)      CREDITS      GROSS      CREDITS     NET ASSETS/(12)(13)/  RATE/(14)/
------------   ------------   ----------------   -----------   -------   -----------   -------------------   ----------
   $10.83           8.30%          $ 2,974            1.55%     6.85%         1.55%           (0.42)%          110.96%
   ------------------------------------------------------------------------------------------------------------------
    10.79           7.86             3,635            2.20      7.50          2.20            (1.07)           110.96
   ------------------------------------------------------------------------------------------------------------------
    10.79           7.86             2,077            2.20      7.50          2.20            (1.07)           110.96
   ------------------------------------------------------------------------------------------------------------------
    10.79           7.93               741            2.10      7.40          2.10            (0.97)           110.96
   ------------------------------------------------------------------------------------------------------------------
    12.75          11.43             9,850            1.55      2.02          1.55             2.50             28.15
    11.79          (3.74)           12,377            1.66      1.85          1.66             2.12             82.20
    13.14           7.25            15,747            1.85      1.87          1.85             1.82             55.45
    13.19          19.84            12,291            1.85      2.30          1.85             1.57             71.63
    11.19           1.45             8,396            1.85      2.65          1.85             1.26              2.38
    11.03          11.07             7,401            2.85      3.20          2.85             0.72             56.22
   ------------------------------------------------------------------------------------------------------------------
    12.74          10.76             9,193            2.20      2.67          2.20             1.85             28.15
    11.78          (4.36)           12,171            2.31      2.50          2.31             1.47             82.20
    13.13           6.56            14,679            2.50      2.52          2.50             1.17             55.45
    13.18          19.08             9,747            2.50      2.95          2.50             0.92             71.63
    11.18           1.45             5,013            2.50      3.30          2.50             0.61              2.38
    11.02          10.39             4,848            3.50      3.85          3.50             0.07             56.22
   ------------------------------------------------------------------------------------------------------------------
    12.74          10.76               565            2.20      2.67          2.20             1.85             28.15
   ------------------------------------------------------------------------------------------------------------------
    12.74          10.86             2,868            2.10      2.57          2.10             1.95             28.15
    11.78          (4.26)            4,689            2.21      2.40          2.21             1.57             82.20
    13.13           6.67             7,342            2.40      2.42          2.40             1.27             55.45
    13.18          19.20             5,088            2.40      2.85          2.40             1.02             71.63
    11.18           1.36             4,758            2.40      3.20          2.40             0.71              2.38
    11.03          10.50             4,641            3.40      3.75          3.40             0.17             56.22
   ------------------------------------------------------------------------------------------------------------------
    17.02           0.64            40,919            1.55      1.69          1.55             1.59             56.08
    17.62          11.61            37,959            1.64      1.79          1.64             1.20             60.18
    16.18           7.43            32,055            1.85      1.92          1.85             1.30             32.12
    15.91          22.80            21,629            1.85      2.28          1.85             1.41             51.44
    13.43           1.20            11,744            1.85      2.76          1.82             1.47              5.50
    13.27          16.00            11,314            1.85      2.79          1.79             1.67             40.58
   ------------------------------------------------------------------------------------------------------------------
    17.01           0.03            19,375            2.20      2.34          2.20             0.94             56.08
    17.60          10.91            15,531            2.29      2.44          2.29             0.55             60.18
    16.17           6.74             9,789            2.50      2.57          2.50             0.65             32.12
    15.89          22.03             4,698            2.50      2.93          2.50             0.76             51.44
    13.42           1.13             1,684            2.50      3.40          2.47             0.82              5.50
    13.27          15.38             1,537            2.50      3.44          2.44             1.02             40.58
   ------------------------------------------------------------------------------------------------------------------
    17.01           0.03             2,523            2.20      2.34          2.20             0.94             56.08
   ------------------------------------------------------------------------------------------------------------------
    17.01           0.12             7,026            2.10      2.24          2.10             1.04             56.08
    17.61          11.02             8,779            2.19      2.34          2.19             0.65             60.18
    16.17           6.85             6,977            2.40      2.47          2.40             0.75             32.12
    15.90          22.15             4,332            2.40      2.83          2.40             0.86             51.44
    13.42           1.13             1,792            2.40      3.30          2.37             0.92              5.50
    13.27          15.49             1,728            2.40      3.34          2.34             1.12             40.58
   ------------------------------------------------------------------------------------------------------------------

                              See notes to the Financial Highlights at page 106.

FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:


                                                               INVESTMENT OPERATIONS                      DISTRIBUTIONS
                                                     --------------------------------------- --------------------------------------
                                           NET ASSET
                               YEAR OR       VALUE,      NET        NET REALIZED              FROM NET    FROM NET
                                PERIOD     BEGINNING  INVESTMENT   AND UNREALIZED   TOTAL    INVESTMENT   REALIZED        TOTAL
                                ENDED      OF PERIOD INCOME (LOSS)   GAIN (LOSS)  OPERATIONS   INCOME   CAPITAL GAINS  DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------------------
IDEX NWQ        Class A    10/31/00         $11.28     $   0.09       $   1.54     $   1.63   $     --    $     --      $     --
VALUE EQUITY               10/31/99/(7)/     11.09         0.05           0.41         0.46         --       (0.27)        (0.27)
                           10/31/98          11.71         0.03          (0.61)       (0.58)        --       (0.04)        (0.04)
                           10/31/97/(8)/     10.00         0.02           1.69         1.71         --          --            --
                ----------------------------------------------------------------------------------------------------------------
                Class B    10/31/00          11.09        (0.02)          1.54         1.52         --          --            --
                           10/31/99/(7)/     10.98        (0.03)          0.41         0.38         --       (0.27)        (0.27)
                           10/31/98          11.67        (0.04)         (0.61)       (0.65)        --       (0.04)        (0.04)
                           10/31/97/(8)/     10.00        (0.02)          1.69         1.67         --          --            --
                ----------------------------------------------------------------------------------------------------------------
                Class C    10/31/00          11.09        (0.02)          1.54         1.52         --          --            --
                ----------------------------------------------------------------------------------------------------------------
                Class M    10/31/00          11.12           --           1.54         1.54         --          --            --
                           10/31/99/(5)(7)/  11.00        (0.02)          0.41         0.39         --       (0.27)        (0.27)
                           10/31/98          11.67        (0.02)         (0.61)       (0.63)        --       (0.04)        (0.04)
                           10/31/97/(8)/     10.00        (0.02)          1.69         1.67         --          --            --
--------------------------------------------------------------------------------------------------------------------------------
IDEX C.A.S.E.   Class A    10/31/00          12.14        (0.13)         (1.54)       (1.67)        --       (0.21)        (0.21)
GROWTH
                           10/31/99          10.14         0.06           2.78         2.84         --       (0.84)        (0.84)
(EFFECTIVE
                           10/31/98          12.90         0.03          (1.84)       (1.81)        --       (0.95)        (0.95)
DECEMBER 1,
                           10/31/97/(7)/     10.56        (0.01)          2.86         2.85      (0.51)         --         (0.51)
2000, THIS FUND
WAS RENAMED
                           10/31/96/(6)/     10.46        (0.07)          0.17         0.10         --          --            --
IDEX JENNISON
                            9/30/96/(10)/    10.00         0.61          (0.15)        0.46         --          --            --
                ----------------------------------------------------------------------------------------------------------------
EQUITY
OPPORTUNITY)    Class B    10/31/00          11.93        (0.17)         (1.54)       (1.71)        --       (0.21)        (0.21)
                           10/31/99          10.02        (0.03)          2.78         2.75         --       (0.84)        (0.84)
                           10/31/98          12.85        (0.04)         (1.84)       (1.88)        --       (0.95)        (0.95)
                           10/31/97/(7)/     10.51        (0.07)          2.86         2.79      (0.45)         --         (0.45)
                           10/31/96/(6)/     10.41        (0.07)          0.17         0.10         --          --            --
                            9/30/96/(10)/    10.00         0.56          (0.15)        0.41         --          --            --
                ----------------------------------------------------------------------------------------------------------------
                Class C    10/31/00          11.93        (0.17)         (1.54)       (1.71)        --       (0.21)        (0.21)
                ----------------------------------------------------------------------------------------------------------------
                Class M    10/31/00          11.96        (0.16)         (1.54)       (1.70)        --       (0.21)        (0.21)
                           10/31/99/(5)/     10.04        (0.02)          2.78         2.76         --       (0.84)        (0.84)
                           10/31/98          12.86        (0.03)         (1.84)       (1.87)        --       (0.95)        (0.95)
                           10/31/97/(7)/     10.52        (0.06)          2.86         2.80      (0.46)         --         (0.46)
                           10/31/96/(6)/     10.42        (0.07)          0.17         0.10         --          --            --
                            9/30/96/(10)/    10.00         0.57          (0.15)        0.42         --          --            --
--------------------------------------------------------------------------------------------------------------------------------

                                                                              RATIOS/SUPPLEMENTAL DATA
                                                       ----------------------------------------------------------------------
                                                        RATIO OF EXPENSES TO AVERAGE NET
                                                                ASSETS/(12)(13)/              NET INVESTMENT
        NET ASSET                      NET ASSETS,     -----------------------------------     INCOME (LOSS)       PORTFOLIO
       VALUE, END        TOTAL           END OF         EXCLUDING               INCLUDING        TO AVERAGE         TURNOVER
        OF PERIOD    RETURN/(11)/    PERIOD (000'S)      CREDITS      GROSS      CREDITS    NET ASSETS/(12)(13)/   RATE/(14)/
-----------------------------------------------------------------------------------------------------------------------------
         $12.91          14.38%          $ 8,431            1.55%     2.20%         1.55%            0.40%            49.75%
          11.28           4.34             7,972            1.64      2.28          1.64             0.21             26.29
          11.09          (4.96)            8,035            1.85      2.51          1.85                -             30.43
          11.71          17.14             5,305            1.50      4.05          1.50             0.38              6.40
-----------------------------------------------------------------------------------------------------------------------------
          12.61          13.72            10,448            2.20      2.85          2.20            (0.25)            49.75
          11.09           3.68             7,311            2.29      2.93          2.29            (0.44)            26.29
          10.98          (5.55)            5,020            2.50      3.16          2.50            (0.65)            30.43
          11.67          16.65             2,850            2.15      4.70          2.15            (0.28)             6.40
-----------------------------------------------------------------------------------------------------------------------------
          12.61          13.72             1,094            2.20      2.85          2.20            (0.25)            49.75
-----------------------------------------------------------------------------------------------------------------------------
          12.66          13.82             2,508            2.10      2.75          2.10            (0.15)            49.75
          11.12           3.79             2,204            2.19      2.83          2.19            (0.34)            26.29
          11.00          (5.46)            2,013            2.40      3.06          2.40            (0.55)            30.43
          11.67          16.73             1,607            2.05      4.60          2.05            (0.18)             6.40
-----------------------------------------------------------------------------------------------------------------------------
          10.26         (14.06)            4,147            1.55      2.66          1.55            (0.87)           244.18
          12.14          30.07             4,537            1.64      2.87          1.64            (0.99)           125.60
          10.14         (14.83)            4,284            1.85      2.44          1.85            (0.73)           147.01
          12.90          28.31             3,920            1.85      4.62          1.85            (0.34)           183.06
          10.56           0.96             1,675            1.85      6.79          1.84             0.27             20.69
          10.46           4.60             1,455            2.85      5.89          2.85            10.00            654.49
-----------------------------------------------------------------------------------------------------------------------------
          10.01         (14.70)            3,483            2.20      3.31          2.20            (1.52)           244.18
          11.93          29.45             3,868            2.29      3.52          2.29            (1.64)           125.60
          10.02         (15.40)            2,460            2.50      3.09          2.50            (1.38)           147.01
          12.85          27.62             2,436            2.50      5.27          2.50            (0.99)           183.06
          10.51           0.96             1,159            2.50      7.44          2.49             0.38             20.69
          10.41           4.10             1,100            3.50      6.54          3.50             9.35            654.49
-----------------------------------------------------------------------------------------------------------------------------
          10.01         (14.70)              271            2.20      3.31          2.20            (1.52)           244.18
-----------------------------------------------------------------------------------------------------------------------------
          10.05         (14.60)              946            2.10      3.21          2.10            (1.42)           244.18
          11.96          29.54             1,338            2.19      3.42          2.19            (1.54)           125.60
          10.04         (15.31)              879            2.40      2.99          2.40            (1.28)           147.01
          12.86          27.73             2,028            2.40      5.17          2.40            (0.89)           183.06
          10.52           0.96               687            2.40      7.34          2.39             0.28             20.69
          10.42           4.20               613            3.40      6.44          3.40             9.45            654.49
-----------------------------------------------------------------------------------------------------------------------------

               See notes to the Financial Highlights at page 106.

 NOTES TO FINANCIAL HIGHLIGHTS

 (1) From commencement of investment operations, September 15, 2000.

 (2) From commencement of investment operations, July 14, 2000.

 (3) From commencement of investment operations, March 1, 2000.

 (4) From commencement of investment operations, March 1, 1999.

 (5) On March 1, 1999, the fund changed the load and expense structure of C shares and renamed them M shares. On November 1,1999, the funds began offering new Class C shares for sale.

 (6) For the month ended October 31, 1996. On October 1, 1996, each fund changed its fiscal year end from September 30 to October 31.

 (7) Distributions from net realized capital gains include distributions in excess of current net realized capital gains for IDEX Alger Aggressive Growth Classes A, B and M, for the period ended 9/30/96, in the amount of $1.02 and for IDEX Janus Global Classes A, B and M, for the period ended 10/31/98 in the amount of $0.17 and IDEX T.Rowe Price Small Cap Classes A, B, C, and M, for the period ended 10/31/00 in the amount of $0.16 and for IDEX AEGON Income Plus Classes A, B, C, and M, for the period ended 10/31/00 in the amount of $0.06 and for IDEX Federated Tax Exempt Classes A, B, C, and M, for the period ended 10/31/00 in the amount of $0.11. Dividends from net investment income include distributions in excess of current net investment income for IDEX GE International Equity Classes A, B and M, for the period ended 10/31/98 in the amount of $0.06, $0.01 and $0.02, respectively and for IDEX Janus Capital Appreciation Classes A and M, for the period ended 9/30/96 in the amount of $0.01 and for IDEX Janus Growth Class T for the period ended 10/31/98 in the amount of $0.03 and for IDEX C.A.S.E. Growth Classes A, B and M, for the period ended 10/31/97 in the amount of $0.08 and for IDEX NWQ Value Equity Classes A, B and M for the period ended 10/31/99 in the amount of $0.12 and IDEX Dean Asset Allocation Classes A, B and M for the period ended 10/31/99 in the amount of $0.11.

 (8) From commencement of investment operations, February 1, 1997.

 (9) From commencement of investment operations, September 20, 1996.

(10) From commencement of investment operations, February 1, 1996.

(11) Total return has been calculated for the applicable period without deduction of a sales load, if any, on an initial purchase for Class A, Class M or Class T Shares. Periods of less than one year are not annualized.

(12) Ratio of expenses to average net assets shows:
     Excluding Credits (total expenses less fee waivers and reimbursements by the investment adviser).
     Gross (total expenses not taking into account fee waivers and reimbursements by the investment adviser or affiliated brokerage and custody earnings credits, if any).
     Including Credits (total expenses less fee waivers and reimbursements by the investment adviser and reduced by affiliated brokerage and custody earnings credits, if any).

(13) Periods of less than one year are annualized. The ratio of Net Investment Income (Loss) to Average Net Assets is based upon Net Investment Income
     (Loss) prior to certain reclassifications as discussed in Note 1 of the Notes to the Financial Statements.

(14) Periods of less than one year are not annualized.

(15) Effective September 1, 2000, IDEX Janus Global is not available to new investors.

(16) Net investment income, the ratio net investment income to average net assets and the portfolio turnover rate reflect activity relating to a non recurring initiative to invest in dividend producing securities.

                                 BOND RATINGS

                                  APPENDIX A

  BRIEF EXPLANATION OF RATING CATEGORIES


                                  BOND RATING   EXPLANATION
                                  -----------   -----------
  STANDARD & POOR'S CORPORATION   AAA           Highest rating; extremely strong capacity to pay principal and interest.
                                  AA            High quality; very strong capacity to pay principal and interest.
                                  A             Strong capacity to pay principal and interest; somewhat more susceptible to the adverse effects of changing circumstances and economic conditions.
                                  BBB           Adequate capacity to pay principal and interest; normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances more likely to lead to a weakened capacity to pay principal and interest than for higher rated bonds.
                                                Predominantly speculative with respect to the issuer's capacity to meet
                                  BB,B, and
                                  CC,CC,C       required interest and principal payments. BB - lowest degree of speculation; C - the highest degree of speculation. Quality and protective characteristics outweighed by large uncertainties or major risk exposure to adverse conditions.
                                  D             In default.

  PLUS (+) OR MINUS (-) -The ratings from "AA" to "BBB" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
  UNRATED - Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.


  MOODY'S INVESTORS SERVICE, INC.   Aaa   Highest quality, smallest degree of investment risk.
                                    Aa    High quality; together with Aaa bonds, they compose the high-grade bond group.
                                    A     Upper-medium grade obligations; many favorable investment attributes.
                                    Baa   Medium-grade obligations; neither highly protected nor poorly secured.
                                          Interest and principal appear adequate for the present but certain protective elements may be lacking or may be unreliable over any great length of time.
                                    Ba    More uncertain, with speculative elements. Protection of interest and principal payments not well safeguarded during good and bad times.
                                    B     Lack characteristics of desirable investment; potentially low assurance of timely interest and principal payments or maintenance of other contract terms over time.
                                    Caa   Poor standing, may be in default; elements of danger with respect to principal or interest payments.
                                    Ca    Speculative in a high degree; could be in default or have other marked short- comings.
                                    C     Lowest-rated; extremely poor prospects of ever attaining investment standing.

  UNRATED - Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.
     Should no rating be assigned, the reason may be one of the following:

       1. An application for rating was not received or accepted.

       2. The issue or issuer belongs to a group of securities or companies that are not rated as a matter of policy.

       3. There is a lack of essential data pertaining to the issue or issuer.

       4. The issue was privately placed, in which case the rating is not published in Moody's publications.

   Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

                               IDEX MUTUAL FUNDS
                              570 Carillon Parkway
                      St. Petersburg, Florida, 33716-1202


            INVESTMENT ADVISER:                      CUSTODIAN:
              IDEX Management, Inc.        State Street Bank & Trust Co.
           570 Carillon Parkway
      St. Petersburg, Florida 33716-1202


                                   INDEPENDENT CERTIFIED PUBLIC
          DISTRIBUTOR:                     ACCOUNTANTS:
  AFSG Securities Corporation      PricewaterhouseCoopers LLP
     4333 Edgewood Road NE      400 N. Ashley Street, Suite 2800
    Cedar Rapids, Iowa 52499        Tampa, Florida 33602-4319

                                 SUB-ADVISERS:


  FRED ALGER MANAGEMENT, INC.            JANUS CAPITAL CORPORATION
                                         100 Fillmore Street
  One World Trade Center, Suite 9333
                                         Denver, Colorado 80206-4928
  New York, New York 10048-9301
                                         JENNISON ASSOCIATES, LLC
  AEGON USA INVESTMENT
                                         466 Lexington Avenue
  MANAGEMENT, INC.
                                         New York, New York 10017
  4333 Edgewood Road, N.E.
  Cedar Rapids, Iowa 52499-0002          LUTHER KING CAPITAL MANAGEMENT
                                         301 Commerce Street, Suite 1600
  AMERICAN CENTURY INVESTMENT
                                         Fort Worth, Texas 76102-4190
  MANAGEMENT, INC.
  American Century Tower                 MUNDER CAPITAL MANAGEMENT
  4500 Main Street                       480 Pierce Street, Suite 300
  Kansas City, MO 64111                  Birmingham, Michigan 48009
  DEAN INVESTMENT ASSOCIATES             NWQ INVESTMENT MANAGEMENT
  2480 Kettering Tower                   COMPANY, INC.
  Dayton, Ohio 45423-2480                2049 Century Park East, 4th Floor
                                         Los Angeles, California 90067-3214
  FEDERATED INVESTMENT
  MANAGEMENT COMPANY                     PILGRIM BAXTER & ASSOCIATES, LTD.
  Federated Investment Tower             825 Duportail Road
  Pittsburgh, Pennsylvania 15222-3779    Wayne, Pennsylvania 19087-5593
  GABELLI ASSET MANAGEMENT COMPANY       SALOMON BROTHERS ASSET
  One Corporate Center                   MANAGEMENT INC
  Rye, New York 10580-1434               7 World Trade Center
                                         New York, New York 10048-4600
  GE ASSET MANAGEMENT INCORPORATED
  3003 Summer Street                     TRANSAMERICA INVESTMENT
  Stamford, Connecticut 06905-4316       MANAGEMENT, LLC
                                         1150 South Olive Street Suite 2700
  GOLDMAN SACHS ASSET MANAGEMENT
                                         Los Angeles, California 90015
  32 Old Slip
  New York, New York 10005-3500          T. ROWE PRICE ASSOCIATES, INC.
                                         100 East Pratt Street
  GREAT COMPANIES, L.L.C.
                                         Baltimore, Maryland 21202-1090
  8550 Ulmerton Road
  Largo, Florida 33771
  IRONWOOD CAPITAL MANAGEMENT LLC
  21 Custom House Street
  Boston, MA 02110


     SEND YOUR CORRESPONDENCE TO:                  CUSTOMER SERVICE:
        Idex Investor Services, Inc.     (888) 233-IDEX (4339) toll free call
             P.O. Box 9015             Hours: 8 a.m. to 8 p.m. Monday - Friday
      Clearwater, Florida 33758-9015

                          IDEX WEBSITE: WWW.IDEXFUNDS.COM

                  THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                  THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                           NOTICE OF PRIVACY POLICY


At IDEX Mutual Funds, protecting your privacy is very important to us. We want you to understand what information we collect and how we use it. We collect and use "nonpublic personal information" in order to provide our customers with a broad range of financial products and services as effectively and conveniently as possible. We treat nonpublic personal information in accordance with our Privacy Policy.


WHAT INFORMATION WE COLLECT AND FROM WHOM WE COLLECT IT


We may collect nonpublic personal information about you from the following sources:


 .    Information we receive from you on applications or other forms, such as your name, address and account number;


 .    Information about your transactions with us, our affiliates, or others, such as your account balance and purchase/redemption history; and


 .    Information we receive from non-affiliated third parties, including consumer reporting agencies.


"Nonpublic personal information" is nonpublic information about you that we obtain in connection with providing a financial product or service to you.


WHAT INFORMATION WE DISCLOSE AND TO WHOM WE DISCLOSE IT


We do not disclose any nonpublic personal information about current or former customers to anyone without their express consent, except as permitted by law. We may disclose the nonpublic personal information we collect, as described above, to persons or companies that perform services on our behalf and to other financial institutions with which we have joint marketing agreements.


OUR SECURITY PROCEDURES


We restrict access to your nonpublic personal information and only allow disclosures to persons and companies as permitted by law to assist in providing products or services to you. We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information.












                    THIS PAGE IS NOT PART OF THE PROSPECTUS
                    ---------------------------------------

                                      IDEX
                                  MUTUAL FUNDS

                     Visit our website at www.idexfunds.com

        IDEX Mutual Funds . P.O. Box 9015 . Clearwater, FL . 33758-9015

         Customer Service 1-888-233-4339 . Sales Support 1-800-851-7555

                    Distributor: AFSG Securities Corporation

                                 MUTUAL FUNDS:

                 ARE NOT FDIC                   May Lose Value
                 INSURED                        Are Not Bank Guaranteed

                    BOTH THE PRINCIPAL VALUE AND RETURNS OF
                  INVESTMENTS WILL FLUCTUATE OVER TIME, SO AN
                 INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH
                     MORE OR LESS THAN THEIR ORIGINAL COST.

ADDITIONAL INFORMATION about these funds is contained in the Statement of Additional Information, dated March 1, 2001, and in the Funds's Annual and Semi-Annual reports to shareholders, which are incorporated by reference into this prospectus. Other information about these funds has been filed with and is available from the U.S. Securities and Exchange Commission. Information about the funds (including the Statement of Additional Information) can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington D.C. Information on the operation of the public reference room may be obtained by calling the Commission at 1-202-942-8090. Copies of this information may be obtained, upon payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009. Reports and other information about the funds are also available on the Commission's Internet site at http://www.sec.gov. To obtain a copy of the Statement of Additional Information or the Annual and Semi-Annual reports, without charge, or to make other inquiries about these funds, call or write to IDEX Mutual Funds at the phone number or address at the top of this page. In the Fund's Annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year.

                                IDEX MUTUAL FUNDS

                             THE IDEX FUNDS INCLUDE:

                           JENNISON EQUITY OPPORTUNITY
                          GREAT COMPANIES -- AMERICA(SM)
                              GOLDMAN SACHS GROWTH
                                  JANUS GROWTH
                                NWQ VALUE EQUITY
                                 SALOMON ALL CAP
                               TRANSAMERICA EQUITY
                             ALGER AGGRESSIVE GROWTH
                         GREAT COMPANIES -- TECHNOLOGY(SM)
                            ISABELLE SMALL CAP VALUE
                           JANUS CAPITAL APPRECIATION
                                  MUNDER NET50
                          PILGRIM BAXTER MID CAP GROWTH
                            PILGRIM BAXTER TECHNOLOGY
                           TRANSAMERICA SMALL COMPANY
                             T. ROWE PRICE SMALL CAP
                         AMERICAN CENTURY INTERNATIONAL
                              GABELLI GLOBAL GROWTH
                             GE INTERNATIONAL EQUITY
                          GREAT COMPANIES -- GLOBAL/2/
                     JANUS GLOBAL (closed to new investors)
                        AMERICAN CENTURY INCOME & GROWTH
                                 GE U.S. EQUITY
                              JANUS GROWTH & INCOME
                         T. ROWE PRICE DIVIDEND GROWTH
                              DEAN ASSET ALLOCATION
                                 JANUS BALANCED
                           LKCM STRATEGIC TOTAL RETURN
                                AEGON INCOME PLUS
                              FEDERATED TAX EXEMPT
                              JANUS FLEXIBLE INCOME

                       STATEMENT OF ADDITIONAL INFORMATION

                     March 1, 2001, as amended April 2, 2001
                                               -------

                                IDEX MUTUAL FUNDS
                              570 Carillon Parkway
                          St. Petersburg, Florida 33716
                   Customer Service (888) 233-4339 (toll free)

The funds listed above are series of IDEX Mutual Funds (the "Fund"), an open-end management investment company that offers a selection of investment funds. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"). All funds, other than the IDEX Janus Capital Appreciation, IDEX Pilgrim Baxter Technology, IDEX Salomon All Cap, IDEX Great Companies -- America(SM) and IDEX Great Companies -- Technology(SM), are diversified.

This Statement of Additional Information is not a prospectus, and should be read in conjunction with the Fund's prospectus dated March 1, 2001 which may be obtained free of charge by writing or calling the Fund at the above address or telephone number. This Statement of Additional Information ("SAI") contains additional and more detailed information about the Fund's operations and activities than that set forth in the prospectus. The Fund's annual report to shareholders is incorporated by reference into this SAI.

                                TABLE OF CONTENTS
                                -----------------

                                                                                           Page
                                                                                           ----
INVESTMENT OBJECTIVES...................................................................     1
Investment Restrictions, Policies and Practices.........................................     1
  Investment Restrictions of IDEX Jennison Equity Opportunity...........................     1
  Investment Restrictions of IDEX Great Companies -- America(SM) and IDEX Great
     Companies -- Technology(SM)........................................................     2
  Investment Restrictions of IDEX Goldman Sachs Growth..................................     3
  Investment Restrictions of IDEX Janus Growth and IDEX Janus Flexible Income...........     4
  Investment Restrictions of IDEX NWQ Value Equity......................................     5
  Investment Restrictions of IDEX Salomon All Cap.......................................     6
  Investment Restrictions of IDEX Transamerica Small Company and IDEX
     Transamerica Equity................................................................     7
  Investment Restrictions of IDEX Alger Aggressive Growth...............................     9
  Investment Restrictions of IDEX Isabelle Small Cap Value..............................    10
  Investment Restrictions of IDEX Janus Capital Appreciation and IDEX
     Janus Balanced.....................................................................    10
  Investment Restrictions of IDEX Munder Net50..........................................    12
  Investment Restrictions of IDEX Pilgrim Baxter Mid Cap Growth.........................    13
  Investment Restrictions of IDEX Pilgrim Baxter Technology.............................    14
  Investment Restrictions of IDEX T. Rowe Price Small Cap and IDEX T. Rowe Price
     Dividend Growth....................................................................    14
  Investment Restrictions of IDEX American Century International........................    16
  Investment Restrictions of IDEX Gabelli Global Growth.................................    17
  Investment Restrictions of IDEX GE International Equity...............................    18
  Investment Restrictions of IDEX Great Companies -- Global/2/..........................    19
  Investment Restrictions of IDEX Janus Global (Closed to new Investors)................    20
  Investment Restrictions of IDEX American Century Income & Growth......................    22
  Investment Restrictions of IDEX GE U.S. Equity........................................    23
  Investment Restrictions of IDEX Janus Growth & Income.................................    24
  Investment Restrictions of IDEX Dean Asset Allocation.................................    25
  Investment Restrictions of IDEX LKCM Strategic Total Return...........................    26
  Investment Restrictions of IDEX AEGON Income Plus.....................................    27
  Investment Restrictions of IDEX Federated Tax Exempt..................................    29
OTHER POLICIES AND PRACTICES OF THE FUNDS...............................................    30
  Futures, Options and Other Derivative Instruments.....................................    30
   Futures Contracts....................................................................    30
   Options on Futures Contracts.........................................................    32
   Options on Securities................................................................    33
   Options on Foreign Currencies........................................................    36
   Forward Contracts....................................................................    37
   Swaps and Swap-Related Products......................................................    38
   Index Options........................................................................    39
   WEBS and Other Index-Related Securities..............................................    40
   Euro Instruments.....................................................................    40
   Special Investment Considerations and Risks..........................................    40

                                                                                           Page
                                                                                           ----
   Additional Risks of Options on Foreign Currencies,
      Forward Contracts and Foreign Instruments.........................................    41
Sovereign Debt Securities (IDEX Gabelli Global Growth)..................................    41
Other Investment Companies..............................................................    42
GEI Short-Term Investment Fund..........................................................    42
When-Issued, Delayed Settlement and Forward Delivery Securities.........................    42
  Zero Coupon, Pay-In-Kind and Step Coupon Securities...................................    43
  Income Producing Securities...........................................................    43
  Lending of Fund Securities............................................................    44
  Joint Trading Accounts................................................................    44
  Illiquid Securities...................................................................    44
  Securities Subject to Reorganization (IDEX Gabelli Global Growth).....................    45
  Equity Equivalents....................................................................    45
  Repurchase and Reverse Repurchase Agreements..........................................    45
  Pass-Through Securities...............................................................    46
  High-Yield/High-Risk Bonds............................................................    47
  Warrants and Rights...................................................................    48
  U.S. Government Securities............................................................    48
  Temporary Defensive Position..........................................................    48
  Money Market Reserves (IDEX T. Rowe Price Small Cap and IDEX T. Rowe Price
    Dividend Growth)....................................................................    48
  Turnover Rate.........................................................................    49
INVESTMENT ADVISORY AND OTHER SERVICES..................................................    50
DISTRIBUTOR.............................................................................    58
ADMINISTRATIVE SERVICES.................................................................    59
CUSTODIAN, TRANSFER AGENT AND OTHER AFFILIATES..........................................    60
FUND TRANSACTIONS AND BROKERAGE.........................................................    61
TRUSTEES AND OFFICERS...................................................................    65
PURCHASE OF SHARES......................................................................    69
DEALER REALLOWANCES.....................................................................    69
DISTRIBUTION PLANS......................................................................    71
DISTRIBUTION FEES.......................................................................    72
NET ASSET VALUE DETERMINATION...........................................................    77
DIVIDENDS AND OTHER DISTRIBUTIONS.......................................................    80
SHAREHOLDER ACCOUNTS....................................................................    80
RETIREMENT PLANS........................................................................    81
REDEMPTION OF SHARES....................................................................    81
TAXES...................................................................................    82
PRINCIPAL SHAREHOLDERS..................................................................    84
MISCELLANEOUS...........................................................................    88
  Organization..........................................................................    88
  Shares of Beneficial Interest.........................................................    88
  Legal Counsel and Independent Certified Public Accountants............................    89
  Registration Statement................................................................    89
PERFORMANCE INFORMATION.................................................................    89
FINANCIAL STATEMENTS....................................................................    98
APPENDIX A-CERTAIN SECURITIES IN WHICH THE FUNDS MAY INVEST.............................   A-1

                              INVESTMENT OBJECTIVES

The prospectus discusses the investment objective of each fund of the IDEX Mutual Funds, the principal types of securities in which each fund will invest, and the policies and practices of each fund. The following discussion of Investment Restrictions, Policies and Practices supplements that set forth in the prospectus.

There can be no assurance that a fund will, in fact, achieve its objective. A fund's investment objective may be changed by the Board of Trustees without shareholder approval. A change in the investment objective of a fund may result in the fund having an investment objective different from that which the shareholder deemed appropriate at the time of investment.

INVESTMENT RESTRICTIONS, POLICIES AND PRACTICES

As indicated in the prospectus, each fund is subject to certain fundamental policies and restrictions which as such may not be changed without shareholder approval. Shareholder approval would be the approval by the lesser of (i) more than 50% of the outstanding voting securities of a fund, or (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of a fund are present or represented by proxy.

INVESTMENT RESTRICTIONS OF IDEX JENNISON EQUITY OPPORTUNITY
(formerly IDEX C.A.S.E. Growth)

IDEX Jennison Equity Opportunity may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than cash items and "government securities" as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Invest 25% or more of the value of the fund's assets in any particular industry (other than government securities);

     3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this restriction shall not prevent the fund from purchasing or selling options, futures contracts, caps, floors and other derivative instruments, engaging in swap transactions or investing in securities or other instruments backed by physical commodities);

     4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the fund;

     6. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to provide margin or guarantee positions in connection with transactions in options, futures contracts, swaps, forward contracts, or other derivative instruments or the segregation of assets in connection with such transactions; and

     8.  Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not, as a matter of non-fundamental policy (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the fund's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the fund's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets;

     (B) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to provide margin or guarantee positions in options, futures contracts, swaps, forward contracts or other derivative instruments or the segregation of assets in connection with such transactions;

     (C) The fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, futures contracts, swaps, forward contracts and other derivative instruments are not deemed to constitute selling securities short;

     (D) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits made in connection with transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments shall not be deemed to constitute purchasing securities on margin;

     (E) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or other securities for which the Board of Trustees has made a determination of liquidity, as permitted under the 1940 Act;

     (F) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of consolidation, merger or other reorganization;

     (G) The fund may not invest directly in oil, gas or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (H) The fund may not invest more than 25% of its net assets at the time of purchase in the securities of foreign issuers and obligors; and

     (I) The fund may not invest in companies for the purpose of exercising control or management.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX GREAT COMPANIES -- AMERICA(SM) AND IDEX GREAT COMPANIES -- TECHNOLOGY(SM)

Each fund may not, as a matter of fundamental policy:

     1. Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of fund securities, it may technically be deemed to be an underwriter under certain securities laws;

     2. Invest 25% or more of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction. In addition, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances;

     3. Buy or sell physical commodities (but this shall not prevent the fund from entering into futures contracts and options thereon);

     4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     5. Borrow money or pledge, mortgage or hypothecate any of its assets except that the fund may borrow on a secured or unsecured basis as a temporary measure for extraordinary or emergency purposes. Such temporary borrowing may not exceed 5% of the value of the fund's total assets when the borrowing is made;

     6. Issue any senior security except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis, as described in the prospectus;

     7. Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

Furthermore, each fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees of the Fund without shareholder or policyowner approval:

     (A) Each fund may not make short sales of securities or maintain a short position. This restriction shall not apply to transactions involving selling securities "short against the box";

     (B) Each fund may not participate on a "joint" or "joint and several" basis in any trading account in securities; and

     (C) Each fund may not invest in securities of other investment companies, except as it may be acquired as part of a merger, consolidation, reorganization, acquisition of assets, or offer of exchange.

     In addition to the above, as a fundamental policy, a fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

IDEX RESTRICTIONS OF IDEX GOLDMAN SACHS GROWTH

IDEX Goldman Sachs Growth may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Borrow money except (a) the fund may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements in amounts up to 33 1/3 of its total assets (including the amount borrowed), (b) the fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (c) the fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of fund securities,
(d) the fund may purchase securities on margin to the extent permitted by applicable law and (e) the fund may engage in mortgage dollar rolls which are accounted for as financings;

     3. Purchase or sell physical commodities (but this shall not prevent the fund from investing in currency and financial instruments and contracts that are commodities or commodity contracts);

     4. Invest more than 25% of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances;

     5. Make loans, except through (a) the purchase of debt obligations in accordance with the fund's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, and
(c) loans of securities as permitted by applicable law;

     6. Purchase or sell real estate (but this shall not prevent the fund from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business);

     7. Issue senior securities, except as permitted by the 1940 Act; and

     8. Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of its fund securities in the ordinary course of pursuing its investment objective.

Furthermore, the fund has adopted the following non-fundamental restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not invest in companies for the purpose of exercising control or management;

     (B) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees, as permitted under the 1940 Act;

     (C) The fund may not purchase additional securities when money borrowed exceeds 5% of its total assets. This restriction shall not apply to temporary borrowings until the fund's assets exceed $40,000,000; and

     (D) The fund may not make short sales of securities, except short sales "against the box."

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX JANUS GROWTH AND IDEX JANUS FLEXIBLE INCOME

IDEX Janus Growth and IDEX Janus Flexible Income each may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than cash items and "government securities" as defined under the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of such issuer;

     2. Invest more than 25% of the value of its assets in any particular industry (other than government securities);

     3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this restriction shall not prevent the fund from purchasing or selling options, futures contracts, caps, floors and other derivative instruments, engaging in swap transactions or investing in securities or other instruments backed by physical commodities);

     4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     5. Act as underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the fund;

     6. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to provide margin or guarantee positions in connection with transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments or the segregation of assets in connection with such transactions; and

     8.  Issue senior securities, except as permitted by the 1940 Act.

As a fundamental policy governing concentration, the fund will not invest 25% or more of its total assets in any one particular industry, other than U.S. government securities.

Furthermore, each fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) A fund may not: (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the fund's net assets, after taking into account unrealized profits and losses on such contracts it has entered into; and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the fund's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets;

     (B) A fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to provide margin or guarantee positions in options, futures contracts, swaps, forward contracts or other derivative instruments or the segregation of assets in connection with such transactions;

     (C) A fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments are not deemed to constitute selling securities short;

     (D) A fund may not purchase securities on margin, except that each fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits made in connection with transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments shall not be deemed to constitute purchasing securities on margin;

     (E) A fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (the "1933 Act"), or any successor to such Rule, Section 4(2) commercial paper or any securities which the Board of Trustees or the investment sub-adviser, as appropriate, has made a determination of liquidity, as permitted under the 1940 Act;

     (F) A fund may not invest in companies for the purpose of exercising control or management;

     (G) A fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of consolidation, merger or other reorganization; and

     (H) A fund may not invest directly in oil, gas or other mineral development or exploration programs or leases; however, the funds may own debt or equity securities of companies engaged in those businesses. In making all investments for IDEX Janus Flexible Income, the sub-adviser will emphasize economic or financial factors or circumstances of the issuer, rather than opportunities for short-term arbitrage.

In addition to the above, as a fundamental policy, a fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX NWQ VALUE EQUITY

IDEX NWQ Value Equity may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Invest 25% or more of the value of the fund's total assets in any particular industry (other than U.S. government securities);

     3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this restriction shall not prevent the fund from purchasing or selling options, futures contracts, caps, floors and other derivative instruments, engaging in swap transactions or investing in securities or other instruments backed by physical commodities);

     4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the fund;

     6. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 10% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 10% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 10% limitation. The fund may not purchase additional securities when borrowings exceed 5% of total assets. This policy shall not prohibit reverse repurchase agreements or deposits of assets to provide margin or guarantee positions in connection with transactions in options, futures contracts, swaps, forward contracts, or other derivative instruments or the segregation of assets in connection with such transactions; and

     8. Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not, as a matter of non-fundamental policy (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the fund's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the fund's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets;

     (B) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to provide margin or guarantee positions in options, futures contracts, swaps, forward contracts or other derivative instruments or the segregation of assets in connection with such transactions;

     (C) The fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, futures contracts, swaps, forward contracts and other derivative instruments are not deemed to constitute selling securities short;

     (D) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits made in connection with transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments shall not be deemed to constitute purchasing securities on margin;

     (E) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or other securities for which the Board of Trustees has made a determination of liquidity, as permitted under the 1940 Act;

     (F) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of consolidation, merger or other reorganization;

     (G) The fund may not invest directly in oil, gas or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (H) The fund may not invest more than 25% of its net assets at the time of purchase in the securities of foreign issuers and obligors; and

     (I) The fund may not invest in companies for the purpose of exercising control or management.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX SALOMON ALL CAP

IDEX Salomon All Cap may not, as a matter of fundamental policy:

     1. Purchase or sell real estate, real estate mortgages, commodities or commodity contracts; however, the fund may: (a) purchase interests in real estate investment trusts or companies which invest in or own real estate if the securities of such trusts or companies are registered under the 1933 Act and are readily marketable or holding or selling real estate received in connection with securities it holds; and (b) may enter into futures contracts, including futures contracts on interest rates, stock indices and currencies, and options thereon, and may engage in forward currency contracts and buy, sell and write options on currencies. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts;

     2. Invest more than 25% of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction. In addition, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances;

     3. Borrow money, except that the fund may borrow from banks for investment purposes up to an aggregate of 15% of the value of its total assets taken at the time of borrowing. The fund may borrow for temporary or emergency purposes an aggregate amount not to exceed 5% of the value of its total assets at the time of borrowing;

     4.  Issue senior securities, except as permitted by the 1940 Act;

     5. Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of its fund securities in the ordinary course of pursuing its investment objective; and

     6. Make loans, except that the fund may purchase debt obligations in which the fund may invest consistent with its investment objectives and policies or enter into, and make loans of, its portfolio securities, as permitted under the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental restrictions that may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees, as permitted under the 1940 Act;

     (B) The fund may not invest in companies for the purpose of exercising control or management; and

     (C) The fund may not sell securities short except short sales "against the box."

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX TRANSAMERICA SMALL COMPANY AND IDEX TRANSAMERICA EQUITY

Each fund may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than Government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceed 5% of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     2. Borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests and cash payments of dividends and distributions that might otherwise require the untimely disposition of securities, in an amount not to exceed 33.33% of the value of the fund's total assets (including the amount borrowed) valued at market less liabilities (not including the amount borrowed) at the time the borrowing is made. Whenever outstanding borrowings, not including reverse repurchase agreements, represent 5% or more of the fund's total assets, the fund will not make any additional investments;

     3. Lend its assets or money to other persons, except through (a) purchasing debt obligations, (b) lending securities in an amount not to exceed 33.33% of the fund's assets taken at market value, (c) entering into repurchase agreements (d) trading in financial futures contracts, index futures contracts, securities indexes and options on financial futures contracts, options on index futures contracts, options on securities and options on securities indexes and
(e) entering into variable rate demand notes;

     4. Purchase securities (other than U.S. government securities) of any issuer if, as a result of the purchase, more than 5% of the fund's total assets would be invested in the securities of the issuer, except that up to 25% of the value of the total assets of the fund may be invested without regard to this limitation. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     5. Purchase more than 10% of the voting securities of any one issuer, or more than 10% of the oustanding securities of any class of issuer, except that
(a) this limitation is not applicable to the fund's investments in government securities and (b) up to 25% of the value of the assets of the fund may be invested without regard to these 10% limitations. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction. These limitations are subject to any further limitations under the 1940 Act;

     6. Invest more than 25% of the value of its total assets in securities issued by companies engaged in any one industry, including non-domestic banks or any foreign government. This limitation does not apply to securities issued or guaranteed by the United States government, its agencies or instrumentalities;

     7. Underwrite any issue of securities, except to the extent that the sale of securities in accordance with the fund's investment objective, policies and limitations may be deemed to be an underwriting, and except that the fund may acquire securities under circumstances in which, if the securities were sold, the fund might be deemed to be an underwriter for purposes of the 1933 Act;

     8. Purchase or sell real estate or real estate limited partnership interests, or invest in oil, gas or mineral leases, or mineral exploration or development programs, except that the fund may (a) invest in securities secured by real estate, mortgages or interests in real estate or mortgages, (b) purchase securities issued by companies that invest or deal in real estate, mortgages or interests in real estate or mortgages, (c) engage in the purchase and sale of real estate as necessary to provide it with an office for the transaction of business or (d) acquire real estate or interests in real estate securing an issuer's obligations, in the event of a default by that issuer;

     9. Make short sales of securities or maintain a short position unless, at all times when a short position is open, the fund owns an equal amount of the securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short;

     10. Purchase securities on margin, except that the fund may obtain any short-term credits necessary for the clearance of purchases and sales of securities. For purposes of this restriction, the deposit or payment of initial or variation margin in connection with futures contracts, financial futures contracts or related options, and options on securities, and options on securities indexes will not be deemed to be a purchase of securities on margin by the fund;

     11. Invest in commodities, except that the fund may invest in futures contracts (including financial futures contracts or securities index futures contracts) and related options and other similar contracts as described in this Statement of Additional Information and in the prospectus;

     12. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis, as described in the prospectus.

Furthermore, the funds have adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) A fund may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as permitted under the 1940 Act, if as a result of the purchase: (a) more than 10% of the value of the fund's total assets would be invested in the securities of investment companies; (b) more than 5% of the value of the fund's total assets would be invested in the securities of any one investment company; or (c) the fund would own more than 3% of the total outstanding voting securities of any investment company; and

     (B) A fund may not invest in companies for the purposes of exercising control or management.

In addition to the above, as a fundamental policy, a fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX ALGER AGGRESSIVE GROWTH

IDEX Alger Aggressive Growth may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Purchase any securities that would cause more than 25% of the value of the fund's total assets to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities;

     3. Purchase or sell real estate or real estate limited partnerships, except that the fund may purchase and sell securities secured by real estate, mortgages or interests therein and securities that are issued by companies that invest or deal in real estate;

     4. Invest in commodities, except that the fund may purchase or sell stock index futures contracts and related options thereon if thereafter no more than 5% of its total assets are invested in aggregate initial margin and premiums;

     5. Make loans to others, except through purchasing qualified debt obligations, lending fund securities or entering into repurchase agreements;

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its fund securities;

     7. Borrow money, except that the fund may borrow from banks for investment purposes as set forth in the prospectus and may also engage in reverse repurchase agreements. Immediately after any borrowing, including reverse repurchase agreements, the fund will maintain asset coverage of not less than 300% with respect to all borrowings; and

     8. Issue senior securities, except that the fund may borrow from banks for investment purposes so long as the fund maintains the required coverage.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees of the funds without shareholder approval:

     (A) The fund may not sell securities short or purchase securities on margin, except that the fund may obtain any short-term credit necessary for the clearance of purchases and sales of securities. These restrictions shall not apply to transactions involving selling securities "short against the box;"

     (B) The fund may not pledge, hypothecate, mortgage or otherwise encumber more than 15% of the value of the fund's total assets except in connection with borrowings described in number 7 above. These restrictions shall not apply to transactions involving reverse repurchase agreements or the purchase of securities subject to firm commitment agreements or on a when-issued basis;

     (C) The fund may not invest directly in oil, gas, or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (D) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of consolidation, merger or other reorganization;

     (E) The fund may not invest in companies for the purpose of exercising control or management; and

     (F) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or any other securities as to which the Board of Trustees has made a determination as to liquidity, as permitted under the 1940 Act.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX ISABELLE SMALL CAP VALUE

IDEX Isabelle Small Cap Value may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than cash items and "Government Securities" as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b), the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Invest 25% or more of the fund's assets in the securities of issuers primarily engaged in the same industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

     3. Borrow amounts greater than 5% of its total assets for temporary purposes and greater than 331/3% of its total assets for meeting redemption requests (when aggregated with temporary borrowings);

     4. Pledge, mortgage or hypothecate its assets other than to secure borrowings permitted by restriction 3 above (collateral arrangements with respect to margin requirements for options and futures transactions are not deemed to be pledges or hypothecations for this purpose);

     5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its fund securities;

     7. Invest directly in real estate or interests in real estate; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     8. Purchase securities on margin, except that the fund may obtain any short-term credits necessary for the clearance of purchases and sales of securities. For purposes of this restriction, the deposit or payment of initial or variation margin in connection with transactions in options, futures and options on futures will not be deemed to be a purchase of securities on margin by the fund;

     9. Buy or sell physical commodities or commodity futures contracts, except for: (a) forward foreign currency contracts; (b) financial futures contracts; and (c) options on financial futures contracts, securities, foreign currencies and securities indices;

     10. Issue any senior security except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis.

Furthermore, the fund has adopted the following non-fundamental restrictions that may be changed by the Board of Trustees of the fund without shareholder approval:

     (A) The fund may not sell securities short, except transactions involving selling securities short "against the box";

     (B) The fund may not make investments for the purpose of exercising control or management;

     (C) The fund may not invest in illiquid securities in an amount exceeding, in the aggregate, 15% of its net assets. This limitation does not include any Rule 144A restricted security that has been determined by, or pursuant to procedures established by, the Board, based on trading markets for such security, to be liquid; and

     (D) The fund may not invest in other investment companies except as permitted under the 1940 Act.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX JANUS CAPITAL APPRECIATION AND IDEX JANUS
BALANCED

IDEX Janus Capital Appreciation and IDEX Janus Balanced each may not, as a matter of fundamental policy:

     1. With respect to 75% of its total assets in the case of IDEX Janus Balanced, and 50% of its total assets in the case of IDEX Janus Capital Appreciation, purchase the securities of any one issuer (except cash items and "government securities" as defined under the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of such fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of such issuer. With respect to the remaining 50% of the value of its total assets, IDEX Janus Capital Appreciation may invest in the securities of as few as two issuers;

     2. Invest more than 25% of the value of its assets in any particular industry (other than U.S. government securities);

     3. Invest directly in real estate or interests in real estate; however, a fund may own debt or equity securities issued by companies engaged in those businesses;

     4. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this limitation shall not prevent a fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities);

     5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements);

     6. Act as underwriter of securities issued by others, except to the extent that a fund may be deemed an underwriter in connection with the disposition of portfolio securities of that fund;

     7. The fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will reduce within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements, or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, and the segregation of assets in connection with such contracts; and

     8.  Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the funds have adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) A fund may not: (i) enter into any futures contracts and related options for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions will exceed 5% of the fair market value of a fund's net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; and (ii) enter into any futures contracts if the aggregate amount of such fund's commitments under outstanding futures contracts positions of that fund's would exceed the market value of its total assets;

     (B) A fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short without the payment of any additional consideration therefore, and provided that transactions in futures, options, swaps and forward contracts are not deemed to constitute selling securities short;

     (C) A fund may not purchase securities on margin, except that a fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in futures, options, contracts, swaps, and forward contracts, shall not be deemed to constitute purchasing securities on margin;

     (D) A fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of consolidation, merger or other reorganization;

     (E) A fund may not mortgage or pledge any securities owned or held by a fund in amounts that exceed, in the aggregate, 15% of that fund's net asset value, provided that this limitation does not apply to reverse repurchase agreements, deposits of assets to margin, guarantee positions in futures, options, swaps or forward contracts or segregation of assets in connection with such contracts;

     (F) A fund may not invest directly in oil, gas or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (G) A fund may not purchase any security or enter into a repurchase agreement, if as a result, more than 15% of its net assets would be invested in repurchase agreements not entitling the holder to payment of principal and interest within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. The Trustees, or the fund's investment adviser or sub-adviser acting pursuant to authority delegated by the Trustees, may determine that a readily available market exists for securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper and municipal lease obligations. Accordingly, such securities may not be subject to the foregoing limitation;

     (H) A fund may not invest in companies for the purpose of exercising control or management; and

     (I) With respect to IDEX Janus Balanced only, at least 25% of the total assets of that fund will normally be invested in fixed-income senior securities, which include corporate debt securities and preferred stock.

In addition to the above, as a fundamental policy, a fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX MUNDER NET50

IDEX Munder Net50 may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     2. Invest directly in real estate or interests in real estate; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this limitation shall not prevent the fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities);

     4. Lend any security or make any other loan if, as a result, more than 25% of the fund's total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements);

     5. Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of the fund's portfolio securities;

     6. Borrow money but the fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of its respective total assets (including the amount borrowed) less liabilities (other than borrowings). If the borrowings exceed 25% of the value of the fund's total assets by reason of a decline in net assets, the fund will reduce its borrowings within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements, deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts; and

     7. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when issued" or "delayed delivery" basis, as described in this SAI.

Furthermore, the fund has adopted the following non-fundamental restrictions which may be changed by the Board of Trustees of the fund without shareholder approval:

     (A) The fund may not sell securities short, except short sales "against the box";

     (B) The fund may not participate on a "joint" or "joint and several" basis in any trading account in securities; and

     (C) The fund may not purchase securities of open-end or closed-end investment companies except in compliance with the Investment Company Act of 1940, and the rules and regulations thereunder and with the next paragraph.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX PILGRIM BAXTER MID CAP GROWTH

IDEX Pilgrim Baxter Mid Cap Growth may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 10% of the value of the fund's total assets. This borrowing provision is included solely to facilitate the orderly sale of fund securities to accommodate substantial redemption requests if they should occur and is not for investment purposes. All borrowings in excess of 5% of the fund's total assets will be repaid before making investments;

     3. Make loans, except that the fund, in accordance with its investment objectives and policies, may purchase or hold debt securities, and enter into repurchase agreements as described in the fund's prospectus and this SAI;

     4. Purchase or sell real estate, real estate limited partnership interests, futures contracts, commodities or commodity contracts, except that this shall not prevent the fund from (i) investing in readily marketable securities of issuers which can invest in real estate or commodities, institutions that issue mortgages, or real estate investment trusts which deal in real estate or interests therein, pursuant to the fund's investment objective and policies, and (ii) entering into futures contracts and options thereon that are listed on a national securities or commodities exchange where, as a result thereof, no more than 5% of the fund's total assets (taken at market value at the time of entering into the futures contracts) would be committed to margin deposits on such futures contracts and premiums paid for unexpired options on such futures contracts; provided that, in the case of an option that is "in-the-money" at the time of purchase, the "in-the-money" amount, as defined under the Commodities Futures Trading Commission regulations, may be excluded in computing the 5% limit. The fund (as a matter of operating policy) will utilize only listed futures contracts and options thereon;

     5. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a fund security;

     6.  Issue senior securities, except as permitted by the 1940 Act; and

     7. Invest more than 25% of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services, for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction. In addition, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

Furthermore, the fund has adopted the following non-fundamental restrictions, which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not invest in companies for the purpose of exercising control;

     (B) The fund may not pledge, mortgage or hypothecate assets, except (i) to secure temporary borrowings as permitted by the fund's limitation on permitted borrowings, or (ii) in connection with permitted transactions regarding options and futures contracts;

     (C) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or any other securities as to which the Board of Trustees has made a determination as to liquidity, as permitted under the 1940 Act; and

     (D) The fund may not purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

With respect to restriction 7 above, the fund may use (with the consent of the Investment Adviser) industry classifications reflected by Bloomberg Sub-Groups for the communications equipment, electronic components and accessories, and the computer and other data processing service sectors, if applicable at the time of determination.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX PILGRIM BAXTER TECHNOLOGY

IDEX Pilgrim Baxter Technology may not, as a matter of fundamental policy:

     1. Make loans, except that each fund, in accordance with its investment objectives and policies, may (i) purchase debt instruments, and (ii) enter into repurchase agreements;

     2. Act as an underwriter of securities of other issuers, except as it may be deemed an underwriter under the 1933 Act in connection with the purchase and sale of portfolio securities;

     3. Purchase or sell commodities or commodity contracts, except that, in accordance with its investment objective and policies may: (i) invest in readily marketable securities of issuers which invest or engage in such activities; and
(ii) enter into forward contracts, futures contracts and options thereon;

     4. Purchase or sell real estate, or real estate partnership interests, except that this limitation shall not prevent the fund from investing directly or indirectly in readily marketable securities of issuers which can invest in real estate, institutions that issue mortgages, or real estate investment trusts which deal with real estate or interests therein;

     5.  Issue senior securities, except as permitted by the 1940 Act;

     6. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the fund's total assets. This borrowing provision is intended to facilitate the orderly sale of fund securities to accommodate substantial redemption requests if they should occur, and is not for investment purposes. All borrowings in excess of 5% of the fund's total assets will be repaid before making investments;

     7.  Invest in companies for the purpose of exercising control;

     8. Pledge, mortgage or hypothecate assets, except (i) to secure temporary borrowings permitted by the fund's limitation on permitted borrowings, or (ii) in connection with permitted transactions regarding options and futures contracts;

     9. Make short sales of securities, maintain a short position or purchase securities on margin, except that the fund may (i) obtain short-term credits as necessary for the clearance of security transactions and (ii) establish margin accounts as may be necessary in connection with the fund's use of options and futures contracts;

     10. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder; and

     11. Invest in interests in oil, gas or other mineral exploration or development programs.

The foregoing percentages will apply at the time of the purchase of a security.

Furthermore, the fund has adopted the following non-fundamental restrictions, which may be changed by the Board of Trustees without a vote of shareholders:

The fund may not:

     1. Invest in illiquid securities in an amount exceeding, in the aggregate, 15% of its net assets. This limitation does not include any Rule 144A restricted security that has been determined by, or pursuant to procedures established by, the Board, based on trading markets for such security, to be liquid; and

     2. Purchase or sell puts, calls, straddles, spreads, and any combination thereof, if by reason thereof, the value of its aggregate investment in such classes of securities will exceed 5% of its total assets.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX TRANSAMERICA SMALL COMPANY AND IDEX TRANSAMERICA EQUITY

Each fund may not, as a matter of fundamental policy;

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceed 5% of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     2. Borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests and cash payments of dividends and distributions that might otherwise require the untimely disposition of securities, in an amount not to exceed 33.33% of the value of the fund's total assets (including the amount borrowed) valued at market less liabilities (not including the amount borrowed) at the time the borrowing is made. Whenever outstanding borrowings, not included reverse repurchase agreements, represent 5% or more of the fund's total assets, the fund will not make any additional investments;

     3. Lend its assets or money to other persons, except through (a) purchasing debt obligations, (b) lending securities in an amount not to exceed 33.33% of the fund's assets taken at market value, (c) entering into repurchase agreements (d) trading in financial futures contracts, index futures contracts, securities indexes and options on financial futures contracts, options on index futures contracts, options on securities and options on securities indexes and
(e) entering into variable rate demand notes;

     4. Purchase securities (other than U.S. government securities) of any issuer if, as a result of the purchase, more than 5% of the fund's total assets would be invested in the securities of the issuer, except that up to 25% of the value of the total assets of the fund may be invested without regard to this limitation. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     5. Purchase more than 10% of the voting securities of any one issuer, or more than 10% of the outstanding securities of any class of issuer, except that
(a) this limitation is not applicable to the fund's investments in government securities and (b) up to 25% of the value of the assets of the fund may be invested without regard to these 10% limitations. All securities of a foreign government and its agencies will be treated as single issuer for purposes of this restriction. These limitations are subject to any further limitations under the 1940 Act:

     6. Invest more than 25% of the value of its total assets in securities issued by companies engaged in any one industry, including non-domestic banks or any foreign government. This limitation does not apply to securities issued or guaranteed by the United States government, its agencies or instrumentalities;

     7. Underwrite any issue of securities, except to the extent that the sale of securities in accordance with the fund's investment objective, policies and limitations may be deemed to be an underwriting, and except that the fund may acquire securities under circumstances in which, if the securities were sold, the fund might be deemed to be an underwriter for purposes of the 1933 Act;

     8. Purchase or sell real estate or real estate limited partnership interests, or invest in oil, gas or mineral leases, or mineral exploration or development programs, except that the fund may (a) invest in securities secured by real estate, mortgages or interests in real estate or mortgages, (b) purchase securities issued by companies that invest or deal in real estate, mortgages or interests in real estate or mortgages, (c) engage in the purchase and sale of real estate as necessary to provide it with an office for the transaction of business or (d) acquire real estate or interests in real estate securing an issuer's obligations, in the event of a default by that issuer;

     9. Make short sales of securities or maintain a short position unless, at all times when a short position is open, the fund owns an equal amount of the securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short;

     10. Purchase securities on margin, except that the fund may obtain any short-term credits necessary for the clearance of purchases and sales of securities. For purposes of this restriction, the deposit or payment of initial or variation margin in connection with futures contracts, financial futures contracts or related options, and options on securities, and options on securities indexed will not be deemed to be a purchase of securities on margin by the fund;

     11. Invest in commodities, except that the fund may invest in futures contracts (including financial futures contracts or securities index futures contracts) and related options and other similar contracts as described in this Statement of Additional Information and in the prospectus;

     12. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis, as described in the prospectus.

Furthermore, the funds have adopted the following non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval:

     (A) A fund may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as permitted under the 1940 Act, if as a result of the purchase: (a) more than 10% of the value of the fund's total assets would be invested in the securities of investment companies; (b) more than 5% of the value of the fund's total assets would be invested in the securities of any one investment company; or (c) the fund would own more than 3% of the total outstanding voting securities of any investment company; and

     (B) A fund may not invest in companies for the purposes of exercising control or management.

In addition to the above, as a fundamental policy, a fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX T. ROWE PRICE SMALL CAP AND IDEX T. ROWE PRICE DIVIDEND GROWTH

IDEX T. Rowe Price Small Cap and IDEX T. Rowe Price Dividend Growth each may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 33 1/3 of the value of the fund's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3 of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3 limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts;

     3. Purchase or sell physical commodities ( but this shall not prevent the fund from entering into future contracts and options thereon);

     4. Invest more than 25% of the fund's total assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit;

     5. Make loans, although the funds may lend fund securities provided that the aggregate of such loans do not exceed 33 1/3 of the value of the fund's total assets. The fund may purchase money market securities, enter into repurchase agreements and acquire publicly distributed or privately placed debt securities, and purchase debt;

     6. Purchase or sell real estate (but this shall not prevent the fund from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business);

     7.   Issue senior securities, except as permitted by the 1940 Act; and

     8. Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of its fund securities in the ordinary course of pursuing its investment objective.

     Furthermore, the funds have adopted the following non-fundamental restrictions which may be changed by the Board of Trustees of the funds without shareholder approval:

     (A) A fund may not purchase additional securities when money borrowed exceeds 5% of its total assets. This restriction shall not apply to temporary borrowings until the fund's net assets exceed $40,000,000;

     (B) A fund may not purchase a futures contract or an option thereon, if, with respect to positions in futures or options on futures which do not represent bona fide hedging, the aggregate initial margin and premiums on such options would exceed 5% of the fund's net asset value;

     (C) A fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees, as permitted under the 1940 Act;

     (D) A fund may not invest in companies for the purpose of exercising control or management;

     (E) A fund may not purchase securities of open-end or closed-end investment companies except (i) in compliance with the 1940 Act; or (ii) securities of the
T. Rowe Price Reserve Investment or Government Reserve Investment Funds;

     (F) A fund may not purchase securities on margin, except (i) for use of short-term credit necessary for clearance of purchases of fund securities; and
(ii) it may make margin deposits in connection with futures contracts or other permissible investments;

     (G) A fund may not mortgage, pledge, hypothecate or, in any manner, transfer any security owned by the fund as security for indebtedness except as may be necessary in connection with permissible borrowings or investments and then such mortgaging, pledging or hypothecating may not exceed 33 1/3 of the fund's total assets at the time of borrowing or investment; and

     (H) A fund may not sell securities short, except short sales "against the box."

In addition to the above, as a fundamental policy, a fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX AMERICAN CENTURY INTERNATIONAL

IDEX American Century International may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b), the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 33 1/3% of the value of the fund's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts;

     3. Lend any security or make any other loan if, as a result, more than 33 1/3% of the fund's total assets would be lent to other parties, except (i) through the purchase of debt securities in accordance with its investment objective, policies and limitations or (ii) by engaging in repurchase agreements with respect to portfolio securities;

     4. Purchase or sell real estate (but this shall not prevent the fund from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business);

     5. Invest 25% or more of the fund's assets in the securities of issuers primarily engaged in the same industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities;

     7. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments provided this limitation shall not prohibit the fund from purchasing or selling options and futures contracts or investing in securities or other instruments backed by physical commodities; and

     8. The fund may not issue senior securities, except to the extent that
        -------------------------------------------------------------------
senior securities may be deemed to arise from bank borrowings and purchases of
------------------------------------------------------------------------------
government securities on a "when-issued" or "delayed delivery" basis.
--------------------------------------------------------------------

Furthermore, the fund has adopted the following non-fundamental restrictions that may be changed by the Board of Trustees of the fund without shareholder approval:

     (A) The fund may not purchase additional investment securities at any time during which outstanding borrowings exceed 5% of the total assets of the fund;

     (B) The fund may not purchase any security or enter into a repurchase agreement if, as a result, more than 15% of its net assets would be invested in illiquid securities. Illiquid securities include repurchase agreements not entitling the holder to payment of principal and interest within seven days, and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market;

     (C) The fund may not sell securities short, except short sales "against the box";

     (D) The fund may not purchase securities on margin, except to obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin;

     (E) The fund may enter into futures contracts and write and buy put and call options relating to futures contracts. The fund may not, however, enter into leveraged futures transactions if it would be possible for the fund to lose more money than it invested; and

     (F) The fund may invest a portion of its assets in the securities of issuers with limited operating histories. An issuer is considered to have a limited operating history if that issuer has a record of less than three years of continuous operation. Periods of capital formation, incubation, consolidations, and research and development may be considered in determining whether a particular issuer has a record of three years of continuous operation.

     (G) Invest for purposes of exercising control.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX GABELLI GLOBAL GROWTH

IDEX Gabelli Global Growth may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than cash items and "Government Securities" as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b), the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis, as described in the prospectus;

     3. Borrow money except (a) the portfolio may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements, (b) the portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes (not for leveraging or borrowing), (c) or pledge its assets other than to secure such issuances or in connection with hedging transactions, short-sales, when-issued and forward commitment transactions and similar investment strategies;

     4. Make loans except (i) by purchasing fixed-income securities and or by entering into repurchase agreements or (ii) by lending the portfolio securities to banks, brokers, dealers and other financial institutions so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder;

     5. Act as underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities;

     6. Invest in companies for the purpose of exercising control or management;

     7. Invest directly in real estate or interests in real estate, including limited partnership interests; however the portfolio may own debt or equity securities issued by companies engaged in those businesses;

     8. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments;

     9. Invest 25% or more of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances.

Furthermore, the fund has adopted the following non-fundamental investment restrictions, which may be changed by the Board of Trustees of the Fund without shareholder or policyowner approval:

     (A) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees as permitted under the 1940 Act;

     (B) The fund may not mortgage, pledge or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities; and

     (C) The fund may not purchase securities on margin, provided that the fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the fund may make margin deposits in connection with its use of financial futures, forward contracts, or derivative instruments.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX GE INTERNATIONAL EQUITY

IDEX GE International Equity may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     2. Invest 25% or more of the value of the fund's total assets in any particular industry (other than U.S. government securities). For purposes of this restriction, the term industry shall include (a) the government of any one country other than the U.S., but not the U.S. government and (b) all supranational organizations;

     3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this restriction shall not prevent the fund from purchasing or selling options, futures contracts, caps, floors and other derivative instruments, engaging in swap transactions or investing in securities or other instruments backed by physical commodities);

     4. Invest directly in real estate or interests in real estate, including limited partnership interests; however, the fund may own securities or other instruments backed by real estate, including mortgage-backed securities, or debt or equity securities issued by companies engaged in those businesses;

     5. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the fund;

     6. Lend any security or make any other loan if, as a result, more than 30% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 33 1/3 of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 33 1/3 of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 33 1/3 limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to provide margin or guarantee positions in connection with transactions in options, futures contracts, swaps, forward contracts, or other derivative instruments or the segregation of assets in connection with such transactions; and

     8. Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not, as a matter of non-fundamental policy (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the fund's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the fund's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets;

     (B) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to provide margin or guarantee positions in options, futures contracts, swaps, forward contracts or other derivative instruments or the segregation of assets in connection with such transactions;

     (C) The fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, futures contracts, swaps, forward contracts and other derivative instruments are not deemed to constitute selling securities short;

     (D) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits made in connection with transactions in options, futures contracts, swaps, forward contracts, and other derivative instruments shall not be deemed to constitute purchasing securities on margin;

     (E) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or other securities for which the Board of Trustees has made a determination of liquidity, as permitted under the 1940 Act;

     (F) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of consolidation, merger or other reorganization. The fund may also invest in the GEI Short-Term Investment Fund, an investment fund advised by GE Asset Management Incorporated ("GEAM"), created specifically to serve as a vehicle for the collective investment of cash balances of the fund and other accounts advised by GEAM or General Electric Investment Corporation. Investments in GEI Short-Term Investment Fund are not considered investments in another investment company for the purposes of this restriction;

     (G) The fund may not invest directly in oil, gas or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses; and

     (H) The fund may not invest in companies for the purpose of exercising control or management.

With respect to investment restriction No. 2 above, the fund may use the industry classifications reflected by the S&P 500 Composite Stock Index, if applicable at the time of determination. For all other fund holdings the fund may use the Directory of Companies Required to File Annual Reports with the SEC and Bloomberg, Inc. In addition, the fund may select its own industry classifications, provided such classifications are reasonable.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX GREAT COMPANIES -- GLOBAL/2/

IDEX Great Companies -- Global/2/ may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act), if immediately after and as a result of such purchase: (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets; or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Invest 25% or more of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances;

     3. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities);

     4. Invest directly in real estate or interests in real estate; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its fund securities;

     7. Borrow money, except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts; and

     8. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis, as described in the prospectus.

Furthermore, the fund has adopted the following non-fundamental investment restrictions, which may be changed by the Board of Trustees of the Fund without shareholder or policyowner approval:

     (A) The fund may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the fund's net assets, after taking into account unrealized profits and losses on such contracts it has entered into and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the fund's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets;

     (B) The fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short;

     (C) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin; and

     (D) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. (Limitations (i) and (ii) do no apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization);

     (E) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to margin or guarantee positions in futures, options, swaps or forward contracts or the segregation of assets in connection with such contracts;

     (F) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 or any other securities as to which the Board of Directors has made a determination as to liquidity, as permitted under the 1940 Act; and

     (G) The fund may not invest in companies for the purpose of exercising control or management. In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectves, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX JANUS GLOBAL

(This fund is closed to new investors effective September 1, 2000.)

IDEX Janus Global may not, as a matter of fundamental policy:

     1. Own more than 10% of the outstanding voting securities of any one issuer and, as to seventy-five percent (75%) of the value of its total assets, purchase the securities of any one issuer (except cash items and "government securities" as defined under the 1940 Act), if immediately after and as a result of such purchase, (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets;

     2. Invest more than 25% of the value of its assets in any particular industry (other than government securities);

     3. Invest directly in real estate or interests in real estate; however, the fund may own debt or equity securities issued by companies engaged in those businesses;

     4. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this shall not prevent the fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities);

     5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or to repurchase agreements);

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities;

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts; and

     8.  Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not (i) enter into any futures contracts or options on futures contracts for purposes other than bona fide hedging transactions within the meaning of Commodity Futures Trading Commission regulations if the aggregate initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of the fund's net assets, after taking into account unrealized profits and losses on such contracts it has entered into; and (ii) enter into any futures contracts or options on futures contracts if the aggregate amount of the fund's commitments under outstanding futures contracts positions and options on futures contracts would exceed the market value of its total assets;

     (B) The fund may not sell securities short, unless it owns or has the right, without the payment of any additional compensation, to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short;

     (C) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin;

     (D) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization;

     (E) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements or in the case of assets deposited to provide margin or guarantee positions in options, futures contracts, swaps, forward contracts or other derivative instruments or the segregation of assets in connection with such transactions;

     (F) The fund may not invest directly in oil, gas or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (G) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or any other securities as to which the Board of Trustees have made a determination as to liquidity, as permitted under the 1940 Act; and

     (H) The fund may not invest in companies for the purpose of exercising control or management.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX AMERICAN CENTURY INCOME & GROWTH

IDEX American Century Income & Growth fund may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b), the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer;

     2. Borrow money except for temporary or emergency purposes (not for leveraging or investment) in an amount exceeding 331/3% of the value of the fund's total assets (including amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 331/3% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 331/3% limitation. This policy shall not prohibit reverse repurchase agreements or deposits of assets to margin account to guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts;

     3. Lend any security or make any other loan if, as a result, more than 33 1/3% of the fund's total assets would be lent to other parties, except (i) through the purchase of debt securities in accordance with its investment objective, policies and limitations or (ii) by engaging in repurchase agreements with respect to portfolio securities;

     4. Purchase or sell real estate (but this shall not prevent the fund from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business);

     5. Invest 25% or more of the fund's assets in the securities of issuers primarily engaged in the same industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its fund securities;

     7. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments provided this limitation shall not prohibit the fund from purchasing or selling options and futures contracts or investing in securities or other instruments backed by physical commodities; and

     8. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis.

Furthermore, the fund has adopted the following non-fundamental restrictions that may be changed by the Board of Trustees of the fund without shareholder approval:

     (A) The fund may not purchase additional investment securities at any time during which outstanding borrowings exceed 5% of the total assets of the fund;

     (B) The fund may not purchase any security or enter into a repurchase agreement if, as a result, more than 15% of its net assets would be invested in illiquid securities. Illiquid securities include repurchase agreements not entitling the holder to payment of principal and interest within seven days, and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market;

     (C) The fund may not sell securities short, except short sales "against the box"; and

     (D) The fund may not purchase securities on margin, except to obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

     (E) Invest for purposes of exercising control.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX GE U.S. EQUITY

IDEX GE U.S. Equity may not, as a matter of fundamental policy:

     1. Borrow money, except that a fund may enter into reverse repurchase agreements and may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests and cash payments of dividends and distributions that might otherwise require the untimely disposition of securities, in an amount not to exceed 331/3% of the value of the fund's total assets (including the amount borrowed) valued at market less liabilities (not including the amount borrowed) at the time the borrowing is made. Whenever borrowings, including reverse repurchase agreements, of 5% or more of a fund's total assets are outstanding, the fund will not make any additional investments;

     2. Lend its assets or money to other persons, except through (a) purchasing debt obligations, (b) lending portfolio securities in an amount not to exceed 30% of the fund's total assets taken at market value, (c) entering into repurchase agreements, (d) trading in financial futures contracts, index futures contracts, securities indexes and options on financial futures contracts, options on index futures contracts, options on securities and options on securities indexes and (e) entering into variable rate demand notes;

     3. Purchase securities (other than Government Securities) of any issuer if, as a result of the purchase, more than 5% of the fund's total assets would be invested in the securities of the issuer, except that up to 25% of the value of the total assets of the fund may be invested without regard to this limitation. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     4. Purchase more than 10% of the voting securities of any one issuer, or more than 10% of the outstanding securities of any class of issuer, except that
(a) this limitation is not applicable to a fund's investments in Government Securities and (b) up to 25% of the value of the assets of the fund may be invested without regard to these 10% limitations. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     5. Invest more than 25% of the value of its total assets in securities of issuers in any one industry. For purposes of this restriction, the term industry will be deemed to include (a) the government of any one country other than the United States, but not the U.S. Government and (b) all supra-national organizations;

     6. Underwrite any issue of securities, except to the extent that the sale of portfolio securities in accordance with the fund's investment objective, policies and limitations may be deemed to be an underwriting, and except that the fund may acquire securities under circumstances in which, if the securities were sold, the fund might be deemed to be an underwriter for purposes of the Securities Act of 1933, as amended;

     7. Purchase or sell real estate or real estate limited partnership interests, or invest in oil, gas or mineral leases, or mineral exploration or development programs, except that a fund may (a) invest in securities secured by real estate, mortgages or interests in real estate or mortgages, (b) purchase securities issued by companies that invest or deal in real estate, mortgages or interests in real estate or mortgages, (c) engage in the purchase and sale of real estate as necessary to provide it with an office for the transaction of business or (d) acquire real estate or interests in real estate securing an issuer's obligations in the event of a default by that issuer;

     8. Make short sales of securities or maintain a short position, unless at all times when a short position is open, the fund owns an equal amount of the securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short;

     9. Purchase securities on margin, except that a fund may obtain any short-term credits necessary for the clearance of purchases and sales of securities. For purposes of this restriction, the deposit or payment of initial or variation margin in connection with futures contracts, financial futures contracts or related options, and options on securities, options on securities indexes and options on currencies will not be deemed to be a purchase of securities on margin by a fund;

     10. Invest in commodities, except that each non-money market fund may invest in futures contracts (including financial futures contracts, index futures contracts or securities index futures contracts) and related options and other similar contracts (including foreign currency forward, futures and options contracts) as described in this Statement of Additional Information and in the Prospectus;

     11. Invest in companies for the purpose of exercising control or management;

     12. Issue senior securities except as otherwise permitted by the 1940 Act and as otherwise permitted herein.

Furthermore, the fund has adopted the following non-fundamental investment restrictions, which may be changed by the Board of Trustees of the Fund without shareholder approval:

     (A) The fund may not purchase illiquid securities if more than 15% of the net assets of the fund would be invested in illiquid securities. For purposes of this restriction, illiquid securities are securities that cannot be disposed of by a fund within seven days in the ordinary course of business at approximately the amount at which the fund has valued the securities;

     (B) The fund may not purchase restricted securities if more than 10% of the total assets of the fund would be invested in restricted securities. Restricted securities are securities that are subject to contractual or legal restrictions on transfer, excluding for purposes of this restriction, restricted securities that are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A Securities"), that have been determined to be liquid by the Trust's Board of Trustees based upon the trading markets for the securities; and

     (C) The fund may not purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange except as otherwise permitted under the 1940 Act. Investments by the fund in GEI Short-Term Investment Fund, a private investment fund advised by GE Asset Management Incorporated ("GEAM"), created specifically to serve as a vehicle for the collective investment of cash balances of the fund and other accounts advised by GEAM or General Electric Investment Corporation ("GEIC"), are not subject to this restriction, pursuant to and in accordance with necessary regulatory approvals.

The percentage limitations in the restrictions listed above apply at the time of purchases of securities. For purposes of investment restriction number 5, the fund may use the industry classifications reflected by the S&P 500 Composite Stock Index, if applicable at the time of determination. For all other portfolio holdings, the fund may use the Directory of Companies Required to File Annual Reports with the SEC and Bloomberg Inc. In addition, the fund may select its own industry classifications, provided such classifications are reasonable.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX JANUS GROWTH & INCOME

IDEX Janus Growth & Income may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than cash items and government securities as defined in the 1940 Act), if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     2. Invest 25% or more of the value of its total assets in any particular industry (other than U.S. government securities). For purposes of this limitation only, industrial development bonds issued by nongovernmental users shall not be deemed to be municipal obligations. Industrial development bonds shall be classified according to the industry of the entity that has the ultimate responsibility for the payment of principal and interest on the obligation;

     3. Invest directly in real estate or interests in real estate; however, the Fund may own debt or equity securities issued by companies engaged in those businesses;

     4. Purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this limitation shall not prevent the fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities);

     5. Lend any security or make any other loan if, as a result, more than 25% of the fund's total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements);

     6. Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase and sale of the fund's portfolio securities; and

     7. Borrow money but the fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of its respective total assets (including the amount borrowed) less liabilities (other than borrowings). If the borrowings exceed 25% of the value of the fund's total assets by reason of a decline in net assets, the fund will reduce its borrowings within three business days to the extent necessary to comply with the 25% limitation. This policy shall not prohibit reverse repurchase agreements, deposits of assets to margin or guarantee positions in futures, options, swaps or forward contracts, or the segregation of assets in connection with such contracts.

Furthermore, the fund has adopted the following non-fundamental restrictions, which may be changed by the Board of Trustees of the fund without shareholder approval:

     (A) The fund may not sell securities short, unless they own or have the right to obtain securities equivalent in kind and amount to the securities sold short without the payment of any additional consideration therefor, and provided that transactions in futures, options, swaps and forward contracts are not deemed to constitute selling securities short.

In addition to the above, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX DEAN ASSET ALLOCATION

IDEX Dean Asset Allocation may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of such issuer;

     2. Invest more than 25% of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services, for example, gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction. In addition, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances;

     3. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this limitation shall not prevent the fund from investing in securities or other instruments backed by physical commodities);

     4. Purchase or sell real estate (but this shall not prevent the fund from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business);

     5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper or debt securities);

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities;

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation; and

     8. Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that margin payments and other deposits in connection with transactions in options, swaps and forward and futures contracts are not deemed to constitute selling securities short;

     (B) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin;

     (C) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization;

     (D) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply to reverse repurchase agreements, deposits of assets to margin, guarantee positions in futures, options, swaps or forward contracts or segregation of assets in connection with such contracts;

     (E) The fund may not invest directly in oil, gas, or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (F) The fund may not invest in companies for the purpose of exercising control or management; and

     (G) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or any other securities as to which the Board of Trustees has made a determination as to liquidity, as permitted under the 1940 Act.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX LKCM STRATEGIC TOTAL RETURN

IDEX LKCM Strategic Total Return may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or
(b) the fund owns more than 10% of the outstanding voting securities of such issuer;

     2. Invest more than 25% of the fund's assets in the securities of issuers primarily engaged in the same industry. Utilities will be divided according to their services; for example: gas, gas transmission, electric and telephone, and each will be considered a separate industry for purposes of this restriction. In addition, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, or of certificates of deposit and bankers' acceptances;

     3. Purchase or sell real estate (but this shall not prevent the fund from investing in securities or other instruments backed by real estate, including mortgage-backed securities, or securities of companies engaged in the real estate business);

     4. Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the fund from investing in securities or other instruments backed by physical commodities);

     5. Lend any security or make any other loan if, as a result, more than 25% of its total assets would be lent to other parties (but this limitation does not apply to purchases of commercial paper or debt securities);

     6. Act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of its portfolio securities;

     7. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that exceed 25% of the value of the fund's total assets by reason of a decline in net assets will be reduced within three business days to the extent necessary to comply with the 25% limitation; and

     8. Issue senior securities, except as permitted by the 1940 Act.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not mortgage or pledge any securities owned or held by the fund in amounts that exceed, in the aggregate, 15% of the fund's net assets, provided that this limitation does not apply in the case of assets deposited to margin or guarantee positions in options, futures contracts and options on futures contracts or placed in a segregated account in connection with such contracts;

     (B) The fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that margin payments and other deposits in connection with transactions in options, swaps and forward futures contracts are not deemed to constitute selling securities short;

     (C) The fund may not purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits in connection with transactions in options, futures, swaps and forward contracts shall not be deemed to constitute purchasing securities on margin;

     (D) The fund may not (i) purchase securities of other investment companies, except in the open market where no commission except the ordinary broker's commission is paid, or (ii) purchase or retain securities issued by other open-end investment companies. Limitations (i) and (ii) do not apply to money market funds or to securities received as dividends, through offers of exchange, or as a result of a consolidation, merger or other reorganization;

     (E) The fund may not invest directly in oil, gas, or other mineral development or exploration programs or leases; however, the fund may own debt or equity securities of companies engaged in those businesses;

     (F) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 Act, or any successor to such Rule, Section 4(2) commercial paper or any other securities as to which the Board of Trustees has made a determination as to liquidity, as permitted under the 1940 Act;

     (G) The fund may not invest in companies for the purpose of exercising control or management; and

     (H) The fund may not invest in securities of foreign issuers denominated in foreign currency and not publicly traded in the United States if at the time of acquisition more than 10% of the fund's total assets would be invested in such securities.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX AEGON INCOME PLUS

IDEX AEGON Income Plus may not, as a matter of fundamental policy:

     1. Borrow money, except from a bank for temporary or emergency purposes (not for leveraging or investment) in an amount not to exceed one-third of the current value of the fund's total assets (including the amount borrowed) less liabilities (not including the amount borrowed) at the time the borrowing is made. If at any time the fund's borrowings exceed this limitation due to a decline in net assets, such borrowings will be reduced within 3 business days to the extent necessary to comply with the limitation. The fund will borrow only to facilitate redemptions requested by shareholders which might otherwise require untimely disposition of portfolio securities and will not purchase securities while borrowings are outstanding;

     2. Pledge assets, except that the fund may pledge not more than one-third of its total assets (taken at current value) to secure borrowings made in accordance with paragraph 1 above. Initial margin deposits under interest rate futures contracts, which are made to guarantee the fund's performance under such contracts, shall not be deemed a pledging of fund assets for the purpose of this investment restriction. As a matter of non-fundamental operating policy, in order to permit the sale of shares of the fund under certain state laws, the fund will not pledge its assets in excess of an amount equal to 10% of its net assets unless such state restrictions are changed;

     3. Invest more than 25% of its assets, measured at the time of investment, in a single industry (which term shall not include governments or their political subdivisions), outside the industries of the fund's public utilities portfolio concentration, except that the fund may, for temporary defensive purposes, invest more than 25% of its total assets in the obligations of banks;

     4. Purchase the securities (other than government securities) of any issuer if, as a result, more than 5% of the fund's total assets would be invested in the securities of such issuer, provided that up to 25% of the fund's total net assets may be invested without regard to this 5% limitation and in the case of certificates of deposit, time deposits and bankers' acceptances, up to 25% of total fund assets may be invested without regard to such 5% limitation, but shall instead be subject to a 10% limitation;

     5.  Invest in mineral leases;

     6. Invest in bank time deposits with maturities of over 7 calendar days, or invest more than 10% of the fund's total assets in bank time deposits with maturities of from 2 business days through 7 calendar days;

     7. Issue senior securities, except to the extent that senior securities may be deemed to arise from bank borrowings and purchases of government securities on a "when-issued" or "delayed delivery" basis, as described in the prospectus;

     8. Underwrite any issue of securities, except to the extent the fund may be deemed to be an underwriter in connection with the sale of its portfolio securities, although the fund may purchase securities directly from the issuers thereof for investment in accordance with the fund's investment objective and policies;

     9. Purchase or sell commodities or commodity contracts, except that the fund may purchase and sell interest rate futures contracts for hedging purposes as set forth in the prospectus;

     10. Purchase securities on margin or sell "short," but the fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities. (Initial and maintenance margin deposits and payment with respect to interest rate futures contracts are not considered the purchase of securities on margin);

     11. Purchase or retain the securities of any issuer, if, to the fund's knowledge, those officers and directors of the manager and sub-adviser who individually own beneficially more than 0.5% of the outstanding securities of such issuer together own beneficially more than 5% of such outstanding securities;

     12. Invest in securities of other investment companies, except in the event of merger or reorganization with another investment company;

     13. Make loans, except to the extent the purchase of notes, bonds, bankers' acceptances or other evidence of indebtedness or the entry into repurchase agreements or deposits (including time deposits and certificates of deposit) with banks may be considered loans;

     14. Invest in companies for the purpose of exercising management control;

     15. Invest in oil, gas or other mineral exploration or development programs;

     16. Purchase or hold any real estate or mortgage loans thereon, except that the fund may invest in securities secured by real estate or interests therein or issued by persons (such as real estate investment trusts) which deal in real estate or interests therein; and

     17. Purchase the securities (other than government securities) of any issuer if, as a result, the fund would hold more than 10% of any class of securities (including any class of voting securities) of such issuer; for this purpose, all debt obligations of an issuer, and all shares of stock of an issuer other than common stock, are treated as a single class of securities.

Furthermore, the fund has adopted the following non-fundamental investment restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) Write or purchase put, call, straddle or spread options, or combinations thereof;

     (B) Invest more than 10% of its net assets in illiquid securities;

     (C) Invest in real estate limited partnerships;

     (D) Invest more than 25% of its net assets at the time of purchase in the securities of foreign issuers and obligors; and

     (E) Purchase or sell interest rate futures contracts (a) involving aggregate delivery or purchase obligations in excess of 30% of the fund's net assets, or aggregate margin deposits made by the fund in excess of 5% of the fund's net assets, (b) which are not for hedging purposes only, or (c) which are executed under custodial, reserve and other arrangements inconsistent with regulations and policies adopted or positions taken (i) by the Securities and Exchange Commission for exemption from enforcement proceedings under Section 17(f) or 18(f) of the 1940 Act, (ii) by the Commodity Futures Trading Commission ("CFTC") for exemption of investment companies registered under the 1940 Act from registration as "commodity pool operators" and from certain provisions of Subpart B of Part 4 of the CFTC's regulations, or (iii) by state securities commissioners or administrators in the states in which the fund's shares have been qualified for public offering.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

INVESTMENT RESTRICTIONS OF IDEX FEDERATED TAX EXEMPT (formerly IDEX AEGON Tax Exempt)

IDEX Federated Tax Exempt may not, as a matter of fundamental policy:

     1. With respect to 75% of the fund's total assets, purchase the securities of any one issuer (other than government securities as defined in the 1940 Act) if immediately after and as a result of such purchase (a) the value of the holdings of the fund in the securities of such issuer exceeds 5% of the value of the fund's total assets, or (b) the fund owns more than 10% of the outstanding voting securities of any one class of securities of such issuer. All securities of a foreign government and its agencies will be treated as a single issuer for purposes of this restriction;

     2. Underwrite any issue of securities, except to the extent the fund may be deemed to be an underwriter in connection with the sale of its portfolio securities, although the fund may purchase Municipal Obligations directly from the issuers thereof for investment in accordance with the fund's investment objective and policies;

     3. Make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry, provided that the fund may invest more than 25% of the value of its assets in industrial development bonds. Government securities, municipal securities and bank instruments will not be deemed to constitute an industry. As to industrial development bonds, the fund may purchase securities of an issuer resulting in the ownership of more than 25% of the fund's assets in one industry, and the fund reserves the right to invest more than 25% of its assets in industrial development bonds in the same state;

     4. Purchase securities on margin or sell "short," but the fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

     5. Purchase or hold any real estate or mortgage loans thereon, except that the fund may invest in securities secured by real estate or interests therein or issued by persons (such as real estate investment trusts) which deal in real estate or interests therein;

     6. Invest in securities of other investment companies, except in the event of merger or reorganization with another investment company;

     7. Make loans, except to the extent the purchase of notes, bonds, or other evidences of indebtedness or the entry into repurchase agreements or deposits with banks may be considered loans;

     8. Invest in companies for the purpose of exercising management or control;

     9. The fund may not purchase or sell physical commodities, provided that the fund may purchase securities of companies that deal in commodities. For purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities; and

     10. The fund may borrow money only for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding one-third of the current value of the fund's total assets (including the amount borrowed) less liabilities (not including the amount borrowed at the time the borrowing is made). For purposes of this limitation, reverse repurchase agreements would not constitute borrowings.

Furthermore, the fund has adopted the following non-fundamental restrictions which may be changed by the Board of Trustees without shareholder approval:

     (A) The fund may not invest more than 15% of its net assets in illiquid securities. This does not include securities eligible for resale pursuant to Rule 144A under the 1933 or any other securities as to which a determination as to liquidity has been made pursuant to guidelines adopted by the Board of Trustees as permitted under the 1940 Act;

     (B) The fund may not mortgage, pledge or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities; and

     (C) The fund may not purchase securities on margin, provided that the fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

To conform to the current view of the SEC staff that only domestic bank instruments may be excluded from industry concentration limitations, the fund will not exclude foreign bank instruments from industry concentration tests as long as the policy of the SEC remains in effect.

As a matter of fundamental policy, the fund will invest 80% of its assets in tax exempt securities that are not subject to alternate minimum tax. Except with respect to borrowing money, if a percentage limitation set forth above is complied with at the time of the investment, a subsequent change in the percentage resulting from any change in value of the net assets of any of the funds will not result in a violation of such restriction. Additional limitations on borrowing that are imposed by state law and regulations may apply.

In addition to the above, as a fundamental policy, the fund may, notwithstanding any other investment policy or limitation (whether or not fundamental), invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and limitations as such fund (which might result in duplication of certain fees and expenses).

                    OTHER POLICIES AND PRACTICES OF THE FUNDS

FUTURES, OPTIONS AND OTHER DERIVATIVE INSTRUMENTS

The following investments are subject to limitations as set forth in each fund's investment restrictions and policies.

Futures Contracts. A fund may enter into futures contracts. Futures contracts
-----------------
are for the purchase or sale, for future delivery, of equity or fixed-income securities, foreign currencies or contracts based on financial indices, including indices of U.S. government securities, foreign government securities and equity or fixed-income securities. The IDEX AEGON Income Plus may enter into interest rate futures contracts. These contracts are for the purchase or sale of fixed-income securities. U.S. futures contracts are traded on exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a Futures Trading Commission merchant ("FTCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange.

When a fund buys or sells a futures contract, it must receive or deliver the underlying instrument (or a cash payment based on the difference between the underlying instrument's closing price and the price at which the contract was entered into) at a specified price on a specified date. Transactions in futures contracts may be made to attempt to hedge against potential changes in interest or currency exchange rates, or the price of a security or a securities index which might correlate with, or otherwise adversely affect, either the value of the fund's securities or the prices of securities which the fund is considering buying at a later date.

The buyer or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the buyer and seller are required to deposit "initial margin" for the benefit of the FTCM when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value, as set by the exchange on which the contract is traded, and may be maintained in cash or liquid assets by the fund's custodian for the benefit of the FTCM. Initial margin payments are similar to good faith deposits or performance bonds.

Unlike margin extended by a securities broker, initial margin payments do not constitute purchasing securities on margin for purposes of a fund's investment limitations. If the value of either party's position declines, that party will be required to make additional "variation margin" payments with the FTCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. In the event of the bankruptcy of the FTCM that holds margin on behalf of a fund, that fund may be entitled to return of the margin owed to such fund only in proportion to the amount received by the FTCM's other customers. The fund's sub-adviser will attempt to minimize the risk by careful monitoring of the creditworthiness of the FTCMs with which a fund does business and by segregating margin payments with the custodian.

Although a fund would segregate with the custodian cash and liquid assets in an amount sufficient to cover its open futures obligations, the segregated assets would be available to that fund immediately upon closing out the futures position, while settlement of securities transactions could take several days. However, because a fund's cash that may otherwise be invested would be held uninvested or invested in liquid assets so long as the futures position remains open, such fund's return could be diminished due to the opportunity losses of foregoing other potential investments.

The acquisition or sale of a futures contract may occur, for example, when a fund holds or is considering purchasing equity or debt securities and seeks to protect itself from fluctuations in prices or interest rates without buying or selling those securities. For example, if stock or debt prices were expected to decrease, a fund might sell equity index futures contracts, thereby hoping to offset a potential decline in the value of equity securities in the fund by a corresponding increase in the value of the futures contract position held by that fund and thereby preventing the fund's net asset value from declining as much as it otherwise would have.

Similarly, if interest rates were expected to rise, a fund might sell bond index futures contracts, thereby hoping to offset a potential decline in the value of debt securities in the fund by a corresponding increase in the value of the futures contract position held by the fund. A fund also could seek to protect against potential price declines by selling fund securities and investing in money market instruments. However, since the futures market is more

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liquid than the cash market, the use of futures contracts as an investment technique allows a fund to maintain a defensive position without having to sell fund securities.

Likewise, when prices of equity securities are expected to increase, or interest rates are expected to fall, futures contracts may be bought to attempt to hedge against the possibility of having to buy equity securities at higher prices. This technique is sometimes known as an anticipatory hedge. Since the fluctuations in the value of futures contracts should be similar to those of equity securities, a fund could take advantage of the potential rise in the value of equity or debt securities without buying them until the market has stabilized. At that time, the futures contracts could be liquidated and such fund could buy equity or debt securities on the cash market. To the extent a fund enters into futures contracts for this purpose, the segregated assets maintained to cover such fund's obligations (with respect to futures contracts) will consist of liquid assets from its portfolio in an amount equal to the difference between the contract price and the aggregate value of the initial and variation margin payments made by that fund.

The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions.

First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal price relationship between the cash and futures markets.

Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted.

Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

Due to the possibility of the foregoing distortions, a correct forecast of general price trends by the fund manager still may not result in a successful use of futures contracts.

Futures contracts entail risks. Although each of the funds that invests in such contracts believes that their use will benefit the fund, if the fund sub-adviser's investment judgment proves incorrect, the fund's overall performance could be worse than if the fund had not entered into futures contracts.

For example, if a fund has hedged against the effects of a possible decrease in prices of securities held in its fund and prices increase instead, that fund may lose part or all of the benefit of the increased value of the securities because of offsetting losses in the fund's futures positions. In addition, if a fund has insufficient cash, it may have to sell securities from its fund to meet daily variation margin requirements. Those sales may, but will not necessarily, be at increased prices which reflect the rising market and may occur at a time when the sales are disadvantageous to the fund.

The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to a fund will not exactly match that fund's current or potential investments. A fund may buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it typically invests. For example, by hedging investments in fund securities with a futures contract based on a broad index of securities may involve a risk that the futures position will not correlate precisely with such performance of the fund's investments.

Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments correlate with a fund's investments. Futures prices are affected by factors such as: current and anticipated short-term interest rates; changes in volatility of the underlying instruments; and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices.

Imperfect correlations between a fund's investments and its futures positions may also result from: differing levels of demand in the futures markets and the securities markets; from structural differences in how futures and securities are traded; and from imposition of daily price fluctuation limits for futures contracts.

A fund may buy or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or is considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities. This may not be successful in all cases. If price changes in a fund's futures positions are poorly correlated with its other investments, its futures positions may fail to produce desired gains or may result in losses that are not offset by the gains in that fund's other investments.

Because futures contracts are generally settled within a day from the date they are closed out, compared with a settlement period of seven days for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance a liquid secondary market will exist for any particular futures contract at any particular time.

In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it may be impossible for a fund to enter into new positions or close out existing positions. If the secondary market for a futures contract is not liquid because of price fluctuation limits or otherwise, the fund may not be able to promptly liquidate unfavorable futures positions and potentially could be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, such fund's access to other assets held to cover its futures positions also could be impaired.

Although futures contracts by their terms call for the delivery or acquisition of the underlying commodities, or a cash payment based on the value of the underlying commodities, in most cases the contractual obligation is offset before the delivery date of the contract. This is accomplished by buying, in the case of a contractual obligation to sell, or selling, in the case of a contractual obligation to buy, an identical futures contract on a commodities exchange. Such a transaction cancels the obligation to make or take delivery of the commodities.

If applicable, each fund intends to comply with guidelines of eligibility for exclusion from the definition of the term "commodity pool operator" with the CFTC and the National Futures Association, which regulate trading in the futures markets. The funds will use futures contracts and related options primarily for bona fide hedging purposes within the meaning of CFTC regulations. In addition, the funds may hold positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions, provided that the aggregate initial margin and premiums required to establish such positions will not exceed 5% of the fair market value of a fund's net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into.

IDEX Alger Aggressive Growth may not enter into a futures contract or related option (except for closing transactions) if, immediately thereafter, the sum of the amount of its initial margin and premiums on open futures contracts and options thereon would exceed 5% of IDEX Alger Aggressive Growth's total assets (taken at current value); however, in the case of an option that is "in-the-money" at the time of the purchase, the "in-the-money" amount may be excluded in calculating the 5% limitation. An "in-the-money" call option is any whose strike price is lower than the current price of the underlying stock. (The strike price per share for which the underlying stock may be purchased (in the case of a call) by the option buyer upon exercise of the option contract.)

Options on Futures Contracts. A fund may buy and write put and call options on
----------------------------
futures contracts. An option on a futures contract gives a fund the right (but not the obligation) to buy or sell the contract at a specified price on or before a specified date. Transactions in options on futures contracts may be made to attempt to hedge against potential changes in interest rates or currency exchange rates, or the price of a security or a securities index which might correlate with, or otherwise adversely affect, either the value of the fund's securities or the prices of securities which the fund is considering buying at a later date. Transactions in options on future contracts will not be made for speculation.

The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, ownership of the option may or may not be less risky than ownership of the futures contract or the underlying instrument. As with the purchase of futures contracts, when a fund is not fully invested it may buy a call option on a futures contract to hedge against a market advance.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option is below the exercise price, a fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in such fund's holdings.

The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option is higher than the exercise price, a fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which that fund is considering buying.

If a call or put option a fund has written is exercised, such fund will incur a loss which will be reduced by the amount of the premium it received. Depending on the degree of correlation between the change in the value of its fund securities and changes in the value of the futures positions, that fund's losses from existing options on futures may to some extent be reduced or increased by changes in the value of fund securities.

The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on fund securities. For example, a fund may buy a put option on a futures contract to hedge its fund securities against the risk of falling prices or rising interest rates.

The amount of risk a fund assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

Options on Securities. In an effort to increase current income and to reduce
---------------------
fluctuations in net asset value, each of the funds, other than IDEX Federated Tax Exempt and IDEX AEGON Income Plus, may write covered put and call options and buy put and call options on securities that are traded on United States and foreign securities exchanges, and over-the-counter. A fund also may write call options that are not covered for cross-hedging purposes. A fund may write and buy options on the same types of securities that the fund may purchase directly. There are no specific limitations on a fund's writing and buying of options on securities.

A put option gives the holder the right, upon payment of a premium, to deliver a specified amount of a security to the writer of the option on or before a fixed date at a predetermined price. A call option gives the holder the right, upon payment of a premium, to call upon the writer to deliver a specified amount of a security on or before a fixed date at a predetermined price.

A put option written by a fund is "covered" if the fund: (i) segregates cash not available for investment or other liquid assets with a value equal to the exercise price with its custodian; or (ii) continues to own an equivalent number of puts of the same "series" (that is, puts on the same underlying securities having the same exercise prices and expiration dates as those written by the fund), or an equivalent number of puts of the same "class" (that is, puts on the same underlying securities) with exercise prices greater than those it has written (or if the exercise prices of the puts it holds are less than the exercise prices of those it has written, the difference is segregated with the custodian).

The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price and the volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.

A call option written by a fund is "covered" if the fund owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or has segregated additional cash with its custodian) upon conversion or exchange of other securities held in its fund. A call option written by a fund is also deemed to be covered: (i) if that fund holds a call at the same exercise price for the same exercise period and on the same securities as the call written; (ii) in the case of a call on a stock index, if the fund owns a fund of securities substantially replicating the movement of the index underlying the call option; or (iii) if at the time the call is written an amount of cash, U.S. government securities or other liquid assets equal to the fluctuating market value of the optioned securities is segregated with the custodian.

A fund may also write call options that are not covered for cross-hedging purposes. A fund collateralizes its obligation under a written call option for cross-hedging purposes by segregating cash or other liquid assets in an amount not less than the market value of the underlying security, marked-to-market daily. A fund would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and the fund manager believes that writing the option would achieve the desired hedge.

If a put or call option written by a fund were exercised, the fund would be obligated to buy or sell the underlying security at the exercise price. Writing a put option involves the risk of a decrease in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the option holder to the fund at a higher price than its current market value. Writing a call option involves the risk of an increase in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the fund to the option holder at a lower price than its current market value. Those risks could be reduced by entering into an offsetting transaction. A fund retains the premium received from writing a put or call option whether or not the option is exercised.

The writer of an option may have no control when the underlying security must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium.

This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

In the case of a written call option, effecting a closing transaction will permit a fund to write another call option on the underlying security with either a different exercise price or expiration date or both. In the case of a written put option, such transaction will permit the fund to write another put option to the extent that the exercise price thereof is secured by other deposited liquid assets. Effecting a closing transaction also will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other fund investments. If a fund desires to sell a particular security on which the fund has written a call option, such fund will effect a closing transaction prior to or concurrent with the sale of the security.

A fund will realize a profit from a closing transaction if the price of a purchase transaction is less than the premium received from writing the option or the price received from a sale transaction is more than the premium paid to buy the option. The fund will realize a loss from a closing transaction if the price of the purchase transaction is more than the premium received from writing the option or the price received from a sale transaction is less than the premium paid to buy the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the fund.

An option position may be closed out only where a secondary market for an option of the same series exists. If a secondary market does not exist, a fund may not be able to effect closing transactions in particular options and that fund would have to exercise the options in order to realize any profit. If a fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market may include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange on which the option is traded ("Exchange") on opening or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). In that case, the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

A fund may, subject to its investment restrictions, write options in connection with buy-and-write transactions. In other words, the fund may buy a security and then write a call option against that security. The exercise price of such call option may be below ("in-the-money"), equal to ("at-the-money"), or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

Buy-and-write transactions using "in-the-money" call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using "at-the-money" call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using "out-of-the-money" call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone.

If the call options are exercised in such transactions, the fund's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between that fund's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset by the amount of premium received.

The writing of covered put options is similar in terms of risk and return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, a fund may elect to close the position or take delivery of the security at the exercise price and that fund's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price.

A fund may buy put options to hedge against a decline in the value of its fund. By using put options in this way, a fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

A fund may buy call options to hedge against an increase in the price of securities that it may buy in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by such fund upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to that fund.

In purchasing an option, a fund would be in a position to realize a gain if, during the option period, the price of the underlying security increased (in the case of a call) or decreased (in the case of a put) by an amount in excess of the premium paid. The fund would realize a loss if the price of the underlying security did not increase (in the case of a call) or decrease (in the case of a put) during the period by more than the amount of the premium. If a put or call option purchased by a fund were permitted to expire without being sold or exercised, the fund would lose the amount of the premium.

Although they entitle the holder to buy equity securities, warrants on and options to purchase equity securities do not entitle the holder to dividends or voting rights with respect to the underlying securities, nor do they represent any rights in the assets of the issuer of those securities.

In addition to options on securities, a fund may also purchase and sell call and put options on securities indexes. A stock index reflects in a single number the market value of many different stocks. Relative values are assigned to the stocks included in an index and the index fluctuates with changes in the market values of the stocks. The options give the holder the right to receive a cash settlement during the term of the option based on the difference between the exercise price and the value of the index. By writing a put or call option on a securities index, a fund is obligated, in return for the premium received, to make delivery of this amount. A fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

Use of options on securities indexes entails the risk that trading in the options may be interrupted if trading in certain securities included in the index is interrupted. A fund will not purchase these options unless a fund's sub-adviser is satisfied with the development, depth and liquidity of the market and believes the options can be closed out.

Price movements in a fund's securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indexes cannot serve as a complete hedge and will depend, in part, on the ability of its sub-adviser to predict correctly movements in the direction of the stock market generally or of a particular industry. Because options on securities indexes require settlement in cash, a fund's sub-adviser may be forced to liquidate fund securities to meet settlement obligations.

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The amount of risk a fund assumes when it buys an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

Options on Foreign Currencies. Subject to any investment restrictions, a fund
-----------------------------
may buy and write options on foreign currencies in a manner similar to that in which futures contracts or forward contracts on foreign currencies will be utilized. For example, a decline in the U.S. dollar value of a foreign currency in which fund securities are denominated will reduce the U.S. dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of fund securities, a fund may buy put options on the foreign currency. If the value of the currency declines, such fund will have the right to sell such currency for a fixed amount in U.S. dollars and will offset, in whole or in part, the adverse effect on its portfolio.

Conversely, when a rise in the U.S. dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, a fund may buy call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to a fund from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent desired, a fund could sustain losses on transactions in foreign currency options that would require such fund to forego a portion or all of the benefits of advantageous changes in those rates. In addition, in the case of other types of options, the benefit to the fund from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs.

A fund may also write options on foreign currencies. For example, in attempting to hedge against a potential decline in the U.S. dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, a fund could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the diminution in value of fund securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to attempt to hedge against a potential increase in the U.S. dollar cost of securities to be acquired, a fund could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow that fund to hedge the increased cost up to the amount of premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium. If exchange rates do not move in the expected direction, the option may be exercised and a fund would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a fund also may lose all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

A fund may write covered call options on foreign currencies. A call option written on a foreign currency by a fund is "covered" if that fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration that is segregated by its custodian) upon conversion or exchange of other foreign currency held in its fund. A call option is also covered if: (i) the fund holds a call at the same exercise price for the same exercise period and on the same currency as the call written; or (ii) at the time the call is written, an amount of cash, U.S. government securities or other liquid assets equal to the fluctuating market value of the optioned currency is segregated with the custodian.

A fund may write call options on foreign currencies for cross-hedging purposes that would not be deemed to be covered. A call option on a foreign currency is for cross-hedging purposes if it is not covered but is designed to provide a hedge against a decline due to an adverse change in the exchange rate in the U.S. dollar value of a security which the fund owns or has the right to acquire and which is denominated in the currency underlying the option. In such circumstances, a fund collateralizes the option by segregating cash or other liquid assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

Forward Contracts. A forward contract is an agreement between two parties in
-----------------
which one party is obligated to deliver a stated amount of a stated asset at a specified time in the future, and the other party is obligated to pay a specified invoice amount for the assets at the time of delivery. A fund may enter into forward contracts to purchase and sell government securities, foreign currencies

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or other financial instruments. Forward contracts generally are traded in an interbank market conducted directly between traders (usually large commercial banks) and their customers. Unlike futures contracts, which are standardized contracts, forward contracts can be specifically drawn to meet the needs of the parties that enter into them. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated exchange.

The following discussion summarizes a fund's principal uses of forward foreign currency exchange contracts ("forward currency contracts").

A fund may enter into forward currency contracts with stated contract values of up to the value of that fund's assets. A forward currency contract is an obligation to buy or sell an amount of a specified currency for an agreed upon price (which may be in U.S. dollars or another currency). A fund will exchange foreign currencies for U.S. dollars and for other foreign currencies in the normal course of business.

They may buy and sell currencies through forward currency contracts in order to fix a price for securities it has agreed to buy or sell ("transaction hedge"). A fund also may hedge some or all of its investments denominated in foreign currency, or exposed to foreign currency fluctuations against a decline in the value of that currency relative to the U.S. dollar. This is accomplished by entering into forward currency contracts to sell an amount of that currency (or a proxy currency whose performance is expected to replicate or exceed the performance of that currency relative to the U.S. dollar) approximating the value of some or all of its fund securities denominated in that currency ("position hedge"), or by participating in options or futures contracts with respect to the currency.

A fund also may enter into a forward currency contract with respect to a currency where such fund is considering the purchase or sale of investments denominated in that currency but has not yet selected the specific investments ("anticipatory hedge"). In any of these circumstances a fund may, alternatively, enter into a forward currency contract to purchase or sell one foreign currency for a second currency that is expected to perform more favorably relative to the U.S. dollar if the fund's sub-adviser believes there is a reasonable degree of correlation between movements in the two currencies ("cross-hedge").

These types of hedging seek to minimize the effect of currency appreciation as well as depreciation, but do not eliminate fluctuations in the underlying U.S. dollar equivalent value of the proceeds of, or rates of return on, a fund's foreign currency denominated fund securities.

The matching of the increase in value of a forward currency contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. Shifting a fund's currency exposure from one foreign currency to another removes that fund's opportunity to profit from increases in the value of the original currency and involves a risk of increased losses to such fund if the fund's sub-adviser's position projection of future exchange rates is inaccurate. Proxy hedges and cross-hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which hedged securities are denominated. Unforeseen changes in currency prices may result in poorer overall performance for a fund than if it had not entered into such contracts.

A fund will cover outstanding forward currency contracts by maintaining liquid fund securities denominated in the currency underlying the forward contract or the currency being hedged. To the extent that a fund is not able to cover its forward currency positions with underlying fund securities, its custodian will segregate cash or other liquid assets having a value equal to the aggregate amount of such fund's commitments under forward contracts entered into with respect to position hedges, cross-hedges and anticipatory hedges. If the value of the securities used to cover a position or the value of segregated assets declines, the fund will find alternative cover or segregate additional cash or other liquid assets on a daily basis so that the value of the covered and segregated assets will be equal to the amount of a fund's commitments with respect to such contracts.

As an alternative to segregating assets, a fund may buy call options permitting the fund to buy the amount of foreign currency being hedged by a forward sale contract, or a fund may buy put options permitting it to sell the amount of foreign currency subject to a forward buy contract.

While forward currency contracts are not currently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward currency contracts. In such event, a fund's ability to utilize forward currency contracts may be restricted. In addition, a fund may not always be able to enter into forward currency contracts at attractive prices and may be limited in its ability to use these contracts to hedge its assets.

Swaps and Swap-Related Products. In order to attempt to protect the value of its
-------------------------------
investments from interest rate or currency exchange rate fluctuations, a fund may, subject to its investment restrictions, enter into interest rate and currency exchange rate swaps, and may buy or sell interest rate and currency exchange rate caps and floors. A fund's sub-adviser may enter into these transactions primarily to attempt to preserve a return or spread on a particular investment or portion of its portfolio. A fund also may enter into these transactions to attempt to protect against any increase in the price of securities the fund may consider buying at a later date.

The funds do not intend to use these transactions as a speculative investment. Interest rate swaps involve the exchange by a fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating
                                                   ----
rate payments for fixed rate payments. The exchange commitments can involve payments to be made in the same currency or in different currencies. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually based principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a contractually based principal amount from the party selling the interest rate floor.

A fund, subject to its investment restrictions, enters into interest rate swaps, caps and floors on either an asset-based or liability-based basis, depending upon whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis (i.e., the two payment streams are
                                         ----
netted out, with a fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each interest rate swap, will be calculated on a daily basis. An amount of cash or other liquid assets having an aggregate net asset at least equal to the accrued excess will be segregated by its custodian.

If a fund enters into an interest rate swap on other than a net basis, it will maintain a segregated account in the full amount accrued on a daily basis of its obligations with respect to the swap. A fund will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated in one of the three highest rating categories of at least one nationally recognized statistical rating organization at the time of entering into such transaction. A fund's sub-adviser will monitor the creditworthiness of all counterparties on an ongoing basis. If there is a default by the other party to such a transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. The sub-advisers have determined that, as a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent a fund sells (i.e., writes) caps and floors, it will segregate cash or other
              ----
liquid assets having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of its obligations with respect to any caps or floors.

There is no limit on the amount of interest rate swap transactions that may be entered into by a fund, unless so stated in its investment objectives, although none of the funds presently intends to engage in such transactions in excess of 5% of its total assets. These transactions may in some instances involve the delivery of securities or other underlying assets by a fund or its counterparty to collateralize obligations under the swap.

Under the documentation currently used in those markets, the risk of loss with respect to interest rate swaps is limited to the net amount of the interest payments that a fund is contractually obligated to make. If the other party to an interest rate swap that is not collateralized defaults, a fund would risk the loss of the net amount of the payments that it contractually is entitled to receive. A fund may buy and sell (i.e., write) caps and floors without
                                  ----
limitation, subject to the segregation requirement described above.

In addition to the instruments, strategies and risks described in this SAI and in the prospectus, there may be additional opportunities in connection with options, futures contracts, forward currency contracts and other hedging techniques that become available as a fund's sub-adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions, and as new instruments are developed. The funds' sub-advisers may use these opportunities to the extent they are consistent with each fund's investment objective and as are permitted by a fund's investment limitations and applicable regulatory requirements.

Index Options. In seeking to hedge all or a portion of its investments, a fund
-------------
may purchase and write put and call options on securities indices listed on U.S. or foreign securities exchanges or traded in the over-the-counter market, which indices include securities held in the funds. The funds with such option writing authority may write only covered options. A fund may also use securities index options as a means of participating in a securities market without making direct purchases of securities.

A securities index measures the movement of a certain group of securities by assigning relative values to the securities included in the index. Options on securities indices are generally similar to options on specific securities. Unlike options on securities, however, options on securities indices do not involve the delivery on an underlying security; the option in the case of an option on a securities index represents the holder's right to obtain from the writer in cash a fixed multiple of the amount by which the exercise price exceeds (in the case of a call) or is less than (in the case of a put) the closing value of the underlying securities index on the exercise date. A fund may purchase and write put and call options on securities indices or securities index futures contracts that are traded on a U.S. exchange or board of trade or a foreign exchange, to the extent permitted under rules and interpretations of the CFTC, as a hedge against changes in market conditions and interest rates, and for duration management, and may enter into closing transactions with respect to those options to terminate existing positions. A securities index fluctuates with changes in the market values of the securities included in the index. Securities index options may be based on a broad or narrow market index or on an industry or market segment.

The delivery requirements of options on securities indices differ from options on securities. Unlike a securities option, which contemplates the right to take or make delivery of securities at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by
(ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or it may allow the option to expire unexercised.

The effectiveness of purchasing or writing securities index options as a hedging technique will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the securities index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether a fund realizes a gain or loss from the purchase of writing of options on an index depends upon movements in the level of prices in the market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular security. As a result, successful use by a fund of options on securities indices is subject to the sub-adviser's ability to predict correctly movements in the direction of the market generally or of a particular industry. This ability contemplates different skills and techniques from those used in predicting changes in the price of individual securities.

Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of a fund to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. Although a fund will generally purchase or write securities index options only if a liquid secondary market for the options purchased or sold appears to exist, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when the sub-adviser desires that a fund engage in such a transaction.

WEBS and Other Index-Related Securities. Subject to limitations under the 1940
---------------------------------------
Act, a fund may invest in shares of an investment company whose shares are known as "World Equity Benchmark Shares" or "WEBS." WEBS have been listed for trading on the American Stock Exchange, Inc. The funds also may invest in the CountryBaskets Index Fund, Inc., or another fund the shares of which are the substantial equivalent of WEBS. A fund may invest in S&P Depositary Receipts, or "SPDRs." SPDRs are securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the S&P 500 Index. A fund investing in a SPDR would be entitled to the dividends that accrue to the S&P 500 stocks in the underlying portfolio, less trust expenses. Investing in these securities may result in duplication of certain fees and expenses paid by these securities in addition to the advisory fees and expenses paid by the fund.

Euro Instruments. The funds may each make investments in Euro instruments. Euro
----------------
instruments are U.S. dollar-denominated futures contracts, or options thereon, which are linked to the London Interbank Offered Rate (the "LIBOR"), although foreign currency-denominated instruments are available from time to time. Euro futures contracts enable purchasers to obtain a fixed rate for the lending of funds, and sellers to obtain a fixed rate for borrowings. A fund might use Euro futures contracts and options thereon to hedge against changes in LIBOR, which may be linked to many interest rate swaps and fixed income instruments.

Special Investment Considerations and Risks. The successful use of the
-------------------------------------------
investment practices described above with respect to futures contracts, options on futures contracts, forward contracts, options on securities, options on foreign currencies and swaps and swap-related products draws upon skills and experience which are different from those needed to select the other instruments in which a fund may invest. Should interest or exchange rates, or the prices of securities or financial indices move in an unexpected manner, a fund may not achieve the desired benefits of the foregoing instruments or may realize losses and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits with respect to options on currencies, forward contracts and other negotiated or over-the-counter instruments, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

A fund's ability to dispose of its positions in the foregoing instruments will depend on the availability of liquid markets in the instruments. Markets in a number of the instruments are relatively new and still developing, and it is impossible to predict the amount of trading interest that may exist in those instruments in the future.

Particular risks exist with respect to the use of each of the foregoing instruments and could result in such adverse consequences to a fund as: the possible loss of the entire premium paid for an option bought by a fund; the inability of the fund, as the writer of a covered call option, to benefit from the appreciation of the underlying securities above the exercise price of the option; and the possible need to defer closing out positions in certain instruments to avoid adverse tax consequences. As a result, no assurance can be given that a fund will be able to use those instruments effectively for their intended purposes.

In connection with certain of its hedging transactions, a fund must segregate assets with the fund's custodian bank to ensure that such fund will be able to meet its obligations pursuant to these instruments. Segregated assets generally may not be disposed of for so long as a fund maintains the positions giving rise to the segregation requirement. Segregation of a large percentage of a fund's assets could impede implementation of that fund's investment policies or its ability to meet redemption requests or other current obligations.

Additional Risks of Options on Foreign Currencies, Forward Contracts and Foreign
--------------------------------------------------------------------------------
Instruments. Unlike transactions entered into by a fund in futures contracts,
-----------
options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation.

Options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the buyer of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer and a buyer or seller of futures or forward contracts could lose amounts substantially in excess of any premium received or initial margin or collateral posted due to the potential additional margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events.

In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign government restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement. These include such things as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

In addition, options on U.S. government securities, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges and over-the-counter in foreign countries. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by: (i) other complex foreign political and economic factors; (ii) less availability than that available in the United States of data on which to make trading decisions; (iii) delays in a fund's ability to act upon economic events occurring in foreign markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) low trading volume.

SOVEREIGN DEBT SECURITIES (IDEX GABELLI GLOBAL GROWTH)

The IDEX Gabelli Global Growth portfolio may invest in securities issued or guaranteed by any country and denominated in any currency. The fund expects that it generally will invest in developed countries including Australia, Canada, Finland, France, Germany, the Netherlands, Japan, Italy, New Zealand, Norway, Spain, Sweden, the United Kingdom and the United States. The obligations of governmental entities have various kinds of government support and include obligations issued or guaranteed by governmental entities with taxing power. These obligations may or may not be supported by the full faith and credit of a government. Debt securities issued or guaranteed by foreign governmental entities have credit characteristics similar to those of domestic debt securities but include additional risks. These additional risks include those resulting from devaluation of currencies, future adverse political and economic developments and other foreign governmental laws.

The fund may also purchase securities issued by semi-governmental or supranational agencies such as the Asian Developmental Bank, the International Bank for Reconstruction and Development, the Export-Import Bank and the European Investment Bank. The governmental members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings. The fund will not invest more than 25% of its assets in the securities of supranational entities.

OTHER INVESTMENT COMPANIES

Subject to its investment restrictions, a fund may invest in securities issued by other investment companies as permitted. A fund may indirectly bear a portion of any investment advisory fees and expenses paid by funds in which it invests, in addition to the advisory fees and expenses paid by the fund.

GEI Short-Term Investment Fund

The IDEX GE International Equity fund and IDEX GE U.S. Equity fund may invest in the GEI Short-Term Investment Fund (the "Investment Fund"), an investment fund created specifically to serve as a vehicle for the collective investment of cash balances of accounts advised by GEAM or its affiliate, GEIC. The Investment

Fund invests exclusively in certain money market instruments. More particularly, the Investment Fund may invest in: (i) securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; (ii) debt obligations of banks, savings and loan institutions, insurance companies and mortgage bankers; (iii) commercial paper and notes, including those with variable and floating rates of interest; (iv) debt obligations of foreign branches of foreign banks; (v) debt obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, including obligations of supranational entities; (vi) debt securities issued by foreign issuers; and (vii) repurchase agreements. The Investment Fund is advised by GEAM. No advisory fee is charged by GEAM to the Investment Fund, nor will the IDEX GE International Equity fund and IDEX GE U.S. Equity fund incur any sales charge, redemption fee, distribution fee or service fee in connection with its investments in the Investment Fund. There may be a duplication of certain other fees and expenses.

WHEN-ISSUED, DELAYED SETTLEMENT AND FORWARD DELIVERY SECURITIES

Securities may be purchased and sold on a "when-issued," "delayed settlement," or "forward (delayed) delivery" basis.

"When-issued" or "forward delivery" refers to securities whose terms are available, and for which a market exists, but which are not available for immediate delivery. When-issued or forward delivery transactions may be expected to occur a month or more before delivery is due.

A fund may engage in when-issued transactions to obtain what is considered to be an advantageous price and yield at the time of the transaction. When a fund engages in when-issued or forward delivery transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

"Delayed settlement" is a term used to describe settlement of a securities transaction in the secondary market which will occur sometime in the future. No payment or delivery is made by a fund until it receives payment or delivery from the other party for any of the above transactions.

The fund will segregate with its custodian cash, U.S. government securities or other liquid assets at least equal to the value or purchase commitments until payment is made. The segregated securities will either mature or, if necessary, be sold on or before the settlement date. Typically, no income accrues on securities purchased on a delayed delivery basis prior to the time delivery of the securities is made, although a fund may earn income on securities it has segregated to collateralize its delayed delivery purchases.

New issues of stocks and bonds, private placements and U.S. government securities may be sold in this manner.

                                  RISK FACTORS

At the time of settlement, the market value of the security may be more or less than the purchase price. A fund bears the risk of such market value fluctuations. These transactions also involve the risk that the other party to the transaction may default on its obligation to make payment or delivery. As a result, the fund may be delayed or prevented from completing the transaction and may incur additional costs as a consequence of the delay.

ZERO COUPON, PAY-IN-KIND AND STEP COUPON SECURITIES

Subject to its investment restrictions, a fund may invest in zero coupon, pay-in-kind and step-coupon securities. Zero-coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. Pay-in-kind bonds give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made. The IDEX Janus Flexible Income may also invest in "strips," which are debt securities that are stripped of their interest after the securities are issued, but otherwise are comparable to zero coupon bonds.

Current federal income tax law requires holders of zero-coupon securities and step-coupon securities to report the portion of the original issue discount on such securities that accrues that year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 ("Code"), a fund must distribute its investment company taxable income, including the original issue discount accrued on zero-coupon or step-coupon bonds. Because it will not receive cash payments on a current basis in respect of accrued original-issue discount on zero-coupon bonds or step-coupon bonds during the period before interest payments begin, in some years a fund may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. A fund might obtain such cash from selling other portfolio holdings. These actions may reduce the assets to which fund expenses could be allocated and may reduce the rate of return for such fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for a fund to sell the securities at the time.

Generally, the market prices of zero-coupon bonds and strip securities are more volatile than the prices of securities that pay interest periodically in cash and they are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

INCOME PRODUCING SECURITIES

IDEX Janus Flexible Income focuses its investments in income-producing securities.

IDEX Janus Flexible Income will purchase defaulted securities only when the sub-adviser believes, based upon analysis of the financial condition, results of operations and economic outlook of an issuer, that there is potential for resumption of income payments and that the securities offer an unusual opportunity for capital appreciation. Notwithstanding the sub-adviser's belief as to the resumption of income payments, however, the purchase of any security on which payment of interest or dividends is suspended involves a high degree of risk. Such risk includes, among other things, the following:

     Financial and Market Risks. Investments in securities that are in default
     --------------------------
     involve a high degree of financial and market risks that can result in substantial, or at times even total, losses. Issuers of defaulted securities may have substantial capital needs and may become involved in bankruptcy or reorganization proceedings. Among the problems involved in investments in such issuers is the fact that it may be difficult to obtain information about the condition of such issuers. The market prices of such securities also are subject to abrupt and erratic movements and above average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected.

     Disposition of Fund Securities. IDEX Janus Flexible Income generally
     ------------------------------
     intends to purchase securities for which its sub-adviser expects an active market to be maintained, defaulted securities may be less actively traded than other securities making it more difficult to dispose of substantial holdings of such securities at prevailing market prices. IDEX Janus Flexible Income will limit its holdings of any such securities to amounts that the sub-adviser believes could be readily sold, and its holdings of such securities would, in any event, be limited so as not to limit IDEX Janus Flexible Income's ability to readily dispose of its securities to meet redemptions.

     Other. Defaulted securities require active monitoring and may, at times,
     -----
     require participation in bankruptcy or receivership proceedings on behalf of the IDEX Janus Flexible Income.

Other types of income producing securities that the funds may purchase include, but are not limited to, the following:

     Variable and Floating Rate Obligations. These types of securities are
     --------------------------------------
     relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity.

     Standby Commitments. These instruments, which are similar to a put, give a
     -------------------
     fund the option to obligate a broker, dealer or bank to repurchase a security held by a fund at a specified price.

     Tender Option Bonds. Tender option bonds are relatively long-term bonds
     -------------------
     that are coupled with the agreement of a third party (such as a broker, dealer or bank) to grant the holders of such securities the option to tender the securities to the institution at periodic intervals.

     Inverse Floaters. Inverse floaters are instruments whose interest bears an
     ----------------
     inverse relationship to the interest rate on another security. The funds will not invest more than 5% of their respective assets in inverse floaters.

The funds will purchase instruments with demand features, standby commitments and tender option bonds primarily for the purpose of increasing the liquidity of their portfolios.

 .  Risk Factors

     These investments are subject to credit risk and market risk. Credit risk relates to the party's ability to make payment upon demand; market risk relates to the fact that the value of the security will be impacted by the rise and fall of interest rates.

LENDING OF FUND SECURITIES

Subject to any applicable investment restriction relating to lending, a fund may lend securities from its portfolio. Under applicable regulatory requirements (which are subject to change), the following conditions apply to securities loans: a) the loan must be continuously secured by liquid assets maintained on a current basis in an amount at least equal to the market value of the securities loaned; b) a fund must receive any dividends or interest paid by the issuer on such securities; c) a fund must have the right to call the loan and obtain the securities loaned at any time upon notice of not more than five business days, including the right to call the loan to permit voting of the securities; and d) a fund must receive either interest from the investment of collateral or a fixed fee from the borrower. Securities loaned by a fund remain subject to fluctuations in market value. A fund may pay reasonable finders, custodian and administrative fees in connection with a loan. Securities lending, as with other extensions of credit, involves the risk that the borrower may default. Although securities loans will be fully collateralized at all times, a fund may experience delays in, or be prevented from, recovering the collateral. During a period that a fund seeks to enforce its rights against the borrower, the collateral and the securities loaned remain subject to fluctuations in market value. A fund may also incur expenses in enforcing its rights. If a fund has sold the loaned security, it may not be able to settle the sale of the security and may incur potential liability to the buyer of the security on loan for its costs to cover the purchase. A fund will not lend securities to any adviser or sub-adviser to the funds or their affiliates. By lending its securities, a fund can increase its income by continuing to receive interest or dividends on the loaned securities as well as by either investing the cash collateral in short-term securities or by earning income in the form of interest paid by the borrower when U.S. government securities are used as collateral.

JOINT TRADING ACCOUNTS

IDEX Janus Growth, IDEX Janus Global, IDEX Janus Flexible Income and IDEX Janus Growth & Income, IDEX Janus Balanced, IDEX Janus Capital Appreciation, and other clients of Janus and its affiliates, may place assets in joint trading accounts for the purpose of making short-term investments in money market instruments. The Board of Trustees must approve the participation of each of these funds in these joint trading accounts and procedures pursuant to which the joint accounts will operate. The joint trading accounts are to be operated pursuant to an exemptive order issued to Janus and certain of its affiliates by the SEC. All joint account participants, including these funds, will bear the expenses of the joint trading accounts in proportion to their investments. Financial difficulties of other participants in the joint accounts could cause delays or other difficulties for the funds in withdrawing their assets from joint trading accounts.

ILLIQUID SECURITIES

Subject to its investment restrictions, a fund may invest its assets in illiquid securities (i.e., securities that are not readily marketable). The Board of
            ---
Trustees has authorized the sub-advisers to make liquidity determinations with respect to its securities, including Rule 144A securities, commercial paper and municipal lease obligations in accordance with the guidelines established by the Board of Trustees. Under the guidelines, the sub- adviser will consider the following factors in determining whether a Rule 144A security or a municipal lease obligation is liquid: 1) the frequency of trades and quoted prices for the security; 2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; 3) the willingness of dealers to undertake to make a market in the security; and 4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. With respect to municipal lease obligations, the sub-adviser of IDEX Federated Tax Exempt and IDEX Janus Flexible Income will also consider factors unique to municipal lease obligations including the general creditworthiness of the municipality, the importance of the property covered by the lease obligation and the likelihood that the marketability of the obligation will be maintained throughout the time the obligation is held by the fund. The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. A fund may be restricted in its ability to sell such securities at a time when the sub-adviser deems it advisable to do so. In addition, in order to meet redemption requests, a fund may have to sell other assets, rather than such illiquid securities, at a time which is not advantageous.

SECURITIES SUBJECT TO REORGANIZATION (IDEX GABELLI GLOBAL GROWTH)

The IDEX Gabelli Global Growth fund may invest in securities for which a tender or exchange offer has been made or announced and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced if, in the judgment of Gabelli, there is a reasonable prospect of high total return significantly greater than the brokerage and other transaction expenses involved.

In general, securities which are the subject of such an offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or may also discount what the stated or appraised value of the security would be if the contemplated transaction were approved or consummated.

Such investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of such contingencies requires unusually broad knowledge and experience on the part of the sub-adviser which must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction but also the financial resources and business motivation of the offer and the dynamics and business climate when the offer of the proposal is in process. Since such investments are ordinarily short-term in nature, they will tend to increase the turnover ratio of the portfolio thereby increasing its brokerage and other transaction expenses. Gabelli intends to select investments of the type described which, in its view, have a reasonable prospect of capital appreciation which is significant in relation to both risk involved and the potential of available alternate investments

EQUITY EQUIVALENTS
(IDEX American Century Income & Growth)

In addition to investing in common stocks, the funds may invest in other equity securities and equity equivalents, including securities that permit a fund to receive an equity interest in an issuer, the opportunity to acquire an equity interest in an issuer, or the opportunity to receive a return on its investment that permits the fund to benefit from the growth over time in the equity of an issuer. Examples of equity securities and equity equivalents include preferred stock, convertible preferred stock and convertible debt securites.

The fund will limit its holdings of convertible debt securities to those that, at the time of purchase, are rated at least B- by S&P or B3 by Moody's, or, if not rated by S&P or Moody's, are of equivalent investment quality as determined by the sub-adviser. A fund's investments in convertible debt securities and other high-yield, non-convertible debt securites rated below investment-grade will comprise less than 35% of the fund's net assets. Debt securities rated below the four highest categories are not considered "investment-grade" obligations. These securities have speculative characteristics and present more credit risk than investment-grade obligations. Equity equivalents also may include securities whose value or return is derived from the value or return of a different security. Depositary receipts, are an example of the type of derivative security in which the fund might invest.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

Subject to its investment restrictions, a fund may enter into repurchase and reverse repurchase agreements. Reverse repurchase agreements are also subject to the applicable restrictions regarding senior securities. In a repurchase agreement, a fund purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked-to-market daily) of the underlying security or collateral. A fund may engage in a repurchase agreement with respect to any security in which it is authorized to invest. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to a fund in connection with bankruptcy proceedings), it is the policy of each fund to limit repurchase agreements to those parties whose creditworthiness has been reviewed and found satisfactory by the sub-adviser for that fund and approved by the Board of Trustees. In addition, the funds currently intend to invest primarily in repurchase agreements collateralized by cash, U.S. government securities, or money market instruments whose value equals at least 100% of the repurchase price, marked-to-market daily.

In a reverse repurchase agreement, a fund sells a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase the instrument at a particular price and time. While a reverse repurchase agreement is outstanding, a fund will segregate with its custodian cash and appropriate liquid assets with the funds' custodian to cover its obligation under the agreement. The funds will enter into reverse repurchase agreements only with parties the investment sub-adviser for each fund deems creditworthy and that have been reviewed by the Board of Trustees.

The IDEX Goldman Sachs Growth may, together with other registered investment companies managed by GSAM or its affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a fund will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs are incurred.

Reverse repurchase agreements may expose a fund to greater fluctuations in the value of its assets.

PASS-THROUGH SECURITIES

Each of the funds may, in varying degrees, invest in various types of pass-through securities, such as mortgage-backed securities, asset-backed securities and participation interests. A pass-through security is a share or certificate of interest in a pool of debt obligations that has been repackaged by an intermediary, such as a bank or broker-dealer. The purchaser receives an undivided interest in the underlying pool of securities. The issuers of the underlying securities make interest and principal payments to the intermediary which are passed through to purchasers, such as the funds.

The most common type of pass-through securities are mortgage-backed securities. Government National Mortgage Association ("GNMA") Certificates are mortgage-backed securities that evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from traditional bonds in that principal is paid back monthly by the borrowers over the term of the loan rather than returned in a lump sum at maturity. A fund will generally purchase "modified pass-through" GNMA Certificates, which entitle the holder to receive a share of all interest and principal payments paid and owned on the mortgage pool, net of fees paid to the "issuer" and GNMA, regardless of whether or not the mortgagor actually makes the payment. GNMA Certificates are backed as to the timely payment of principal and interest by the full faith and credit of the U.S. government.

The Federal Home Loan Mortgage Corporation ("FHLMC") issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owned on the underlying pool. FHLMC guarantees timely payments of interest on PCs and the full return of principal. GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments. This type of security is guaranteed by FHLMC as to timely payment of principal and interest, but is not backed by the full faith and credit of the U.S. government.

The Federal National Mortgage Association ("FNMA") issues guaranteed mortgage pass-through certificates ("FNMA Certificates"). FNMA Certificates resemble GNMA Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owned on the underlying pool. This type of security is guaranteed by FNMA as to timely payment of principal and interest, but it is not backed by the full faith and credit of the U.S. government.

Each of the mortgage-backed securities described above is characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders (such as a fund), like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal in addition to the principal that is part of the regular monthly payments. A borrower is more likely to prepay a mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, some of a fund's higher yielding mortgage-backed securities may be converted to cash. That fund will then be forced to accept lower interest rates when that cash is used to purchase additional securities in the mortgage-backed securities sector or in other investment sectors. Mortgage and asset-backed securities may have periodic income payments or may pay interest at maturity (as is the case with Treasury bills or zero-coupon bonds).

Asset-backed securities represent interests in pools of consumer loans and are backed by paper or accounts receivables originated by banks, credit card companies or other providers of credit. Generally, the originating bank or credit provider is neither the obligor or guarantor of the security and interest and principal payments ultimately depend upon payment of the underlying loans by individuals. Tax-exempt asset-backed securities include units of beneficial interests in pools of purchase contracts, financing leases, and sales agreements that may be created when a municipality enters into an installment purchase contract or lease with a vendor. Such securities may be secured by the assets purchased or leased by the municipality; however, if the municipality stops making payments, there generally will be no recourse against the vendor. The market for tax-exempt asset-backed securities is still relatively new. These obligations are likely to involve unscheduled prepayments of principal.

HIGH YIELD/HIGH-RISK BONDS

High-yield/high-risk bonds, below investment grade securities (commonly known as "junk bonds") involve significant credit and liquidity concerns and fluctuating yields, and are not suitable for short-term investing. Higher yields are ordinarily available on fixed-income securities which are unrated or are rated in the lower rating categories of recognized rating services such as Moody's and Standard & Poor's.

Valuation risks. Lower rated bonds also involve the risk that the issuer will not make interest or principal payments when due. In the event of an unanticipated default, a fund owning such bonds would experience a reduction in its income, and could expect a decline in the market value of the securities so affected. Such funds, furthermore, may incur additional costs in seeking the recovery of the defaulted securities. More careful analysis of the financial condition of each issuer of lower rated securities is therefore necessary. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payments obligations, to meet projected business goals and to obtain additional financing.

The market prices of lower grade securities are generally less sensitive to interest rate changes than higher rated investments, but more sensitive to adverse economic or political changes or individual developments specific to the issuer. Periods of economic or political uncertainty and change can be expected to result in volatility of prices of these securities. Past experience with high-yield securities in a prolonged economic downturn may not provide an accurate indication of future performance during such periods.

Liquidity risks. Lower rated securities also may have less liquid markets than higher rated securities, and their liquidity as well as their value may be more severely affected by adverse economic conditions. Adverse publicity and investor perceptions as well as new or proposed laws may also have a greater negative impact on the market for lower rated bonds.

Unrated securities are not necessarily of lower quality than rated securities, but the markets for lower rated and nonrated securities are more limited than those in which higher rated securities are traded. In addition, an economic downturn or increase in interest rates is likely to have a greater negative effect on: (i) the market for lower rated and nonrated securities; (ii) the value of high yield debt securities held by a fund; (iii) the new asset value of a fund holding such securities; and (iv) the ability of the bonds' issuers to repay principal and interest, meet projected business goals and obtain additional financing than on higher rated securities.

WARRANTS AND RIGHTS

Subject to its investment restrictions, a fund may invest in warrants and rights. A warrant is a type of security that entitles the holder to buy a proportionate amount of common stock at a specified price, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. In contrast, rights, which also represent the right to buy common shares, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks.

U.S. GOVERNMENT SECURITIES

Examples of the types of U.S. government securities that a fund may hold include, in addition to those described in the prospectus and direct obligations of the U.S. Treasury, the obligations of the Federal Housing Administration, Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Home Loan Bank, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration. U.S. government securities may be supported by the full faith and credit of the U.S. government (such as securities of the Small Business Administration); by the right of the issuer to borrow from the Treasury (such as securities of the Federal Home Loan Bank); by the discretionary authority of the U.S. government to purchase the agency's obligations (such as securities of the Federal National Mortgage Association); or only by the credit of the issuing agency.

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes, a portfolio may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of debt securities. This may be done as a defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a fund increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decrease. Furthermore, when a fund assumes a temporary defensive position it may not be able to achieve its investment objective.

MONEY MARKET RESERVES
(IDEX T. Rowe Price Small Cap and IDEX T. Rowe Price Dividend Growth)

It is expected that these funds will invest their cash reserves primarily in a money market fund established for the exclusive use of the T. Rowe Price family of mutual funds and other clients of T. Rowe Price and Price-Fleming. The Reserve Investment Fund ("RIF") and Government Reserve Investment Fund ("GRIF") are series of Reserve Investment Funds, Inc. Additional series may be created in the future. These funds were created and operate pursuant to an Exemptive Order issued by the SEC (Investment Company Act Release No. IC-22770, July 29, 1997).

The funds must comply with the requirements of Rule 2a-7 under the 1940 Act governing money market funds. To that end, the RIF invests at least 95% of its total assets in prime money market instruments receiving the highest credit rating from at least one Nationally Recognized Statistical Rating Organization. The GRIF invests primarily in a portfolio of U.S. Government-backed securities, primarily U.S. Treasuries, and repurchase agreements thereon.

The RIF and GRIF provide very efficient means of managing the cash reserves of the funds. While the RIF does not pay an advisory fee to the investment manager, they will incur other expenses. However, the RIF and GRIF are expected by T. Rowe Price to operate at very low expense ratios. The funds will only invest in the RIF or GRIF to the extent it is consistent with their objectives and programs and the terms of the Exemptive Order issued by the SEC.

The RIF and GRIF are not insured or guaranteed by the U.S. government, and there is no assurance they will maintain a stable net asset value of $1.00 per share. Investing in these securities may result in duplication of certain fees and expenses.

48

TURNOVER RATE

          Fund*                                           October 31, 2000
          -----                                           ----------------
          IDEX Alger Aggressive Growth                        107.81%
          IDEX GE International Equity                        108.37%
          IDEX Janus Capital Appreciation                     103.64%
          IDEX Janus Global                                    52.51%
          IDEX Janus Growth                                    40.71%
          IDEX Jennison Equity Opportunity**                  244.18%
          IDEX NWQ Value Equity                                49.75%
          IDEX LKCM Strategic Total Return                     56.08%
          IDEX Dean Asset Allocation                           28.15%
          IDEX Janus Balanced                                  70.87%
          IDEX Janus Flexible Income                          165.55%
          IDEX AEGON Income Plus                               11.37%
          IDEX Federated Tax Exempt***                         67.32%
          IDEX Goldman Sachs Growth                            25.10%
          IDEX T. Rowe Price Dividend Growth                   58.32%
          IDEX T. Rowe Price Small Cap                         52.97%
          IDEX Salomon All Cap                                 91.39%
          IDEX Pilgrim Baxter Mid Cap Growth                  129.20%
          IDEX Pilgrim Baxter Technology                      142.19%
          IDEX GE U.S. Equity                                 110.96%
          IDEX Transamerica Small Company                      18.58%
          IDEX Transamerica Equity                             12.86%
          IDEX Great Companies -- AmericaSM                     2.11%
          IDEX Great Companies -- TechnologySM                 11.25%
          IDEX Great Companies -- Global2                      15.15%
          IDEX Gabelli Global Growth                              --


----------
* Information is not included for IDEX Janus Growth & Income and IDEX Munder Net50, as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.
** Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this fund and the fund was named IDEX C.A.S.E. Growth.
*** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

As stated in the prospectus, each of the funds generally intends to purchase and sell securities as deemed appropriate by the fund's sub-adviser to further a fund's stated investment objective, and the rate of fund turnover is not expected to be a limiting factor when changes are deemed to be appropriate. Fund transactions for IDEX Federated Tax Exempt and IDEX AEGON Income Plus are ordinarily undertaken to achieve each fund's investment objective in light of anticipated movements in the level of interest rates. The investment policies of IDEX Federated Tax Exempt and IDEX AEGON Income Plus may lead to frequent changes in investments, particularly in periods of rapidly fluctuating interest rates.

These percentages are calculated by dividing the lesser of purchases or sales of fund securities during the fiscal year by the monthly average of the value of such securities (excluding from the computation all securities, including options, with maturities at the time of acquisition of one year or less). For example, a fund turnover rate of 100% would mean that all of a fund's securities (except those excluded from the calculation) were replaced once in a period of one year. A high rate of fund turnover generally involves correspondingly greater brokerage commission expenses.

Turnover rates may vary greatly from year to year, as well as within a particular year, and may also be affected by cash requirements for redemptions of a fund's shares and by requirements, the satisfaction of which enable the fund to receive favorable tax treatment. Because the rate of fund turnover is not a limiting factor, particular holdings may be sold at any time if investment judgment or fund operations make a sale advisable. As a result, the annual fund turnover rate in future years may exceed the percentage shown above.

INVESTMENT ADVISORY AND OTHER SERVICES

IDEX Mutual Funds has entered into a Management and Investment Advisory Agreement ("Advisory Agreement") on behalf of each fund with Idex Management, Inc. ("IMI"), located at 570 Carillon Parkway, St. Petersburg, Florida 33716. IMI supervises each respective fund's investments and conducts its investment program.

The Advisory Agreement provides that IMI will perform the following services or cause them to be performed by others: (i) furnish to the fund investment advice and recommendations; (ii) supervise the purchase and sale of securities as directed by appropriate fund officers, and (iii) be responsible for the administration of each fund. For services to IDEX Janus Capital Appreciation, IDEX Janus Global, IDEX Janus Growth and IDEX Janus Balanced, IMI receives an annual fee, computed daily and paid monthly, equal to 1.00% of the first $750 million of each fund's average daily net assets, 0.90% of the next $250 million of each fund's average daily net assets, and 0.85% of the average daily net assets of that fund in excess of $1 billion. For services to IDEX Janus Growth & Income, IMI receives an annual fee, computed daily and paid monthly, equal to 1.00% of the first $100 million of the fund's average daily net assets, 0.95% of the next $400 million, and 0.85% of average daily net assets in excess of $500 million. For services to IDEX Pilgrim Baxter Technology, IMI receives 1.00% of the first $500 million of the fund's average daily net assets and 0.90% of average daily net assets over $500 million. For services to IDEX Janus Flexible Income, IMI receives 0.90% of the first $100 million, 0.80% of the next $150 million, and 0.70% of the fund's average daily net assets over $250 million. For services to IDEX AEGON Income Plus and IDEX Federated Tax Exempt, IMI receives 0.60% of each fund's average daily net assets. For services to IDEX Alger Aggressive Growth, IDEX GE International Equity, IDEX Jennison Equity Opportunity, IDEX NWQ Value Equity, IDEX LKCM Strategic Total Return, IDEX Dean Asset Allocation, IDEX Goldman Sachs Growth, IDEX T. Rowe Price Dividend Growth, IDEX Salomon All Cap, IDEX Pilgrim Baxter Mid Cap Growth, IDEX T. Rowe Price Small Cap, IDEX GE U.S. Equity, IDEX Transamerica Small Company, IDEX Transamerica Equity, IDEX Great Companies -- AmericaSM, IDEX Great Companies -- TechnologySM, and IDEX Great Companies -- Global2, IMI receives 0.80% of the first $500 million of each fund's average daily net assets and 0.70% of each fund's average daily net assets over $500 million. For services to IDEX Gabelli Global Growth, IMI receives 1.00% of the first $500 million of the fund's average daily net assets, 0.90% of average daily net assets from $500 million to $1 billion, and 0.80% of average daily net assets over $1 billion. For services to IDEX Munder Net50, IMI receives 1.00% of the first $1 billion of the fund's average daily net assets and 0.95% of average daily net assets in excess of $1 billion. For services to IDEX American Century Income & Growth, IMI receives 0.90% of the first $100 million of the fund's average daily net assets, 0.85% of the next $150 million, and 0.80% of average daily net assets in excess of $250 million. For services to IDEX American Century International, IMI receives 1.00% of the first $50 million of the fund's average daily net assets, 0.95% of the next $100 million, 0.90% of the next $350 million, and 0.85% of average daily net assets in excess of $500 million. For services to IDEX Isabelle Small Cap Value, IMI receives 0.90% of the first $200 million of the fund's average daily net assets and 0.85% of average daily net assets in excess of $200 million.

The duties and responsibilities of the investment adviser are specified in the Advisory Agreement. The Advisory Agreement was approved by the Board of Trustees (including a majority of trustees who are not parties to the Advisory Agreement or interested persons, as defined by the 1940 Act, of any such party). The Advisory Agreement is not assignable and may be terminated without penalty upon 60 days' written notice at the option of either the Fund, IMI or by a vote of shareholders of each fund. The Advisory Agreement provides that it can be continued from year to year so long as such continuance is specifically approved annually (a) by the Board of Trustees or by a majority of the outstanding shares of each fund and (b) by a majority vote of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party cast in person at a special meeting called for such purposes.

The Advisory Agreement also provides that IMI shall not be liable to the funds or to any shareholder for any error of judgment or mistake of law or for any loss suffered by a fund or by any shareholder in connection with matters to which the Advisory Agreement relates, except for a breach of fiduciary duty or a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of IMI in the performance of its duties thereunder.

The Advisory Agreement became effective as follows: IDEX Federated Tax Exempt, IDEX Great Companies -- America and IDEX Great Companies -- Technology - June 15, 2000; IDEX AEGON Income Plus - April 22, 1992; IDEX Alger Aggressive Growth and IDEX LKCM Strategic Total Return - September 30, 1994; IDEX Dean Asset Allocation - June 1, 1995; IDEX Jennison Equity Opportunity - December 1, 2000; IDEX NWQ Value

Equity - October 30, 1996; IDEX GE International Equity - February 1, 1997; IDEX Janus Capital Appreciation, IDEX Janus Global, IDEX Janus Growth, IDEX Janus Balanced and IDEX Janus Flexible Income - June 25, 1998; IDEX Pilgrim Baxter Mid Cap Growth, IDEX T. Rowe Price Small Cap, IDEX Goldman Sachs Growth, IDEX T. Rowe Price Dividend Growth, IDEX Salomon All Cap. - March 1, 1999; IDEX Pilgrim Baxter Technology, IDEX GE U.S. Equity, IDEX Transamerica Small Company and IDEX Transamerica Equity - March 1, 2000; IDEX Great Companies -- Global2 and IDEX Gabelli Global Growth - September 1, 2000; IDEX Janus Growth & Income and IDEX Munder Net50 -- December 1, 2000; and IDEX American Century Income & Growth, IDEX American Century International, and IDEX Isabelle Small Cap Value -- March 1, 2001.

Each fund pays its allocable share of the fees and expenses of a fund's non-interested trustees, custodian and transfer agent fees, brokerage commissions and all other expenses in connection with the execution of its portfolio transactions, administrative, clerical, recordkeeping, bookkeeping, legal, auditing and accounting expenses, interest and taxes, expenses of preparing tax returns, expenses of shareholders' meetings and preparing, printing and mailing proxy statements (unless otherwise agreed to by the funds or IMI, expenses of preparing and typesetting periodic reports to shareholders (except for those reports the funds permit to be used as sales literature), and the costs, including filing fees, of renewing or maintaining registration of fund shares under federal and state law. The investment adviser will reimburse a fund, or waive fees, or both, whenever, in any fiscal year, the total cost to a fund of normal operating expenses chargeable to its income account, including the investment advisory fee but excluding brokerage commissions, interest, taxes and 12b-1 fees, exceeds, in the case of IDEX American Century International 1.60% of average daily net assets; in the case of the IDEX Janus Capital Appreciation, IDEX Janus Growth, IDEX Janus Balanced, IDEX Isabelle Small Cap Value, IDEX American Century Income & Growth, and IDEX Janus Flexible Income, 1.50% of each fund's average daily net assets; 1.40% for IDEX Pilgrim Baxter Technology, IDEX Gabelli Global Growth, IDEX Janus Growth & Income and IDEX Munder Net50, in the case of IDEX AEGON Income Plus, 1.25% of average daily net assets; in the case of the IDEX Federated Tax Exempt, 1.00% of average daily net assets and 1.20% of a fund's average daily net assets for all other funds. IDEX Janus Global does not have an expense limitation.

Effective December 1, 2001, the expense limitation for IDEX Goldman Sachs Growth, IDEX Jennison Equity Opportunity, IDEX Transamerica Equity, IDEX Pilgrim Baxter Mid Cap Growth, IDEX Transamerica Small Company, IDEX T. Rowe Price Small Cap, IDEX GE International Equity, IDEX GE U.S. Equity, and IDEX T. Rowe Price Dividend Growth will be 1.40% of each fund's average daily net assets. Also effective December 1, 2001, the Janus Growth & Income, IDEX Munder Net50 and IDEX Pilgrim Baxter Technology will be 1.60% of the fund's average daily net assets.

                                              Advisory Fee After Reimbursement                 Advisory Fee Reimbursements
                                       --------------------------------------------    ------------------------------------------
                                                         October 31                                     October 31
                                       --------------------------------------------    ------------------------------------------
Fund*                                       2000            1999            1998            2000           1999           1998
-----                                       ----            ----            ----            ----           ----           ----
IDEX Alger Aggressive Growth           $  1,761,732    $    617,922    $    344,018    $    653,254   $    318,097   $    173,443
IDEX GE International Equity           $   (115,004)   $    (53,604)   $    (64,180)   $    195,116   $    114,536   $    117,653
IDEX Janus Capital Appreciation        $  3,728,539    $    466,930    $    167,150    $    163,326   $     94,449   $    107,861
IDEX Janus Global                      $ 15,073,838    $  6,949,268    $  3,907,062    $         --   $         --   $         --
IDEX Janus Growth                      $ 35,530,261    $ 21,381,062    $  1,352,188    $  1,140,848   $    713,062   $          0
IDEX Jennison Equity Opportunity**     $    (32,744)   $    (31,048)   $     36,124    $    116,905   $    103,977   $     51,462
IDEX NWQ Value Equity                  $     29,094    $     35,123    $     46,140    $    121,416   $    105,260   $     93,563
IDEX LKCM Strategic Total Return       $    444,427    $    393,829    $    380,273    $     89,610   $     85,282   $     30,860
IDEX Dean Asset Allocation             $     76,233    $    237,931    $    325,285    $    108,974   $     68,735   $      8,119
IDEX Janus Balanced                    $  3,379,359    $  1,086,804    $    206,736    $     72,131   $      6,324   $     50,820
IDEX Janus Flexible Income             $    284,683    $    184,981    $    151,489    $      8,128   $     36,126   $       186
IDEX AEGON Income Plus                 $    424,701    $    484,795    $    441,912    $         --   $         --   $         --
IDEX Federated Tax Exempt***           $     55,875    $    122,580    $    136,481    $     68,638   $     28,238   $     10,071
IDEX Goldman Sachs Growth              $    (21,647)   $    (76,694)            N/A    $    112,815   $     88,276            N/A
IDEX T. Rowe Price Dividend Growth     $    (33,460)   $    (76,054)            N/A    $    113,113   $     87,719            N/A
IDEX Salomon All Cap                   $    (14,788)   $    (70,744)            N/A    $    213,177   $     79,464            N/A
IDEX Pilgrim Baxter Mid Cap Growth     $    207,437    $    (67,394)            N/A    $    373,224   $     79,128            N/A
IDEX T. Rowe Price Small Cap           $    (57,507)   $    (70,793)            N/A    $    153,190   $     80,896            N/A
IDEX Pilgrim Baxter Technology         $    211,360             N/A             N/A    $    229,341            N/A            N/A
IDEX GE U.S. Equity                    $   (126,569)            N/A             N/A    $    149,065            N/A            N/A
IDEX Transamerica Small Company        $    (89,494)   $     91,494             N/A    $    125,027            N/A            N/A
IDEX Transamerica Equity               $    (95,571)            N/A             N/A    $    115,809            N/A            N/A
IDEX Great Companies -- America(SM)    $    (45,175)            N/A             N/A    $     80,181            N/A            N/A
IDEX Great Companies -- Technology(SM) $    (66,721)            N/A             N/A    $     83,145            N/A            N/A
IDEX Great Companies -- Global/2/      $    (61,529)            N/A             N/A    $     63,670            N/A            N/A
IDEX Gabelli Global Growth             $    (52,683)            N/A             N/A    $     64,458            N/A            N/A

_____________________
  * Information is not included for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International, and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.

 ** Prior to December 1, 2000, C.A.S.E. Management, Inc. served as subadviser to this fund and the fund was named IDEX C.A.S.E. Growth.

*** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

Janus Capital Corporation ("Janus"), 100 Fillmore Street, Denver, CO 80206, serves as sub-adviser to IDEX Janus Capital Appreciation, IDEX Janus Global, IDEX Janus Growth, IDEX Janus Balanced and IDEX Janus Flexible Income pursuant to an investment counsel agreement dated June 25, 1998 with IMI, and serves as sub-adviser to IDEX Janus Growth & Income pursuant to an investment counsel agreement dated December 1, 2000 with IMI.

Fred Alger Management, Inc. ("Alger"), 1 World Trade Center, Suite 9333, New York, NY 10048, serves as sub-adviser to IDEX Alger Aggressive Growth pursuant to an investment counsel Agreement dated September 30, 1994 with IMI.

Luther King Capital Management Corporation ("LKCM"), 301 Commerce Street, Suite 1600, Fort Worth, TX 76102, serves as sub-adviser to IDEX LKCM Strategic Total Return pursuant to an investment counsel agreement dated September 30, 1994.

Dean Investment Associates ("Dean"), a Division of C.H. Dean and Associates, Inc., 2480 Kettering Tower, Dayton, Ohio 45423-2480 serves as sub-adviser to IDEX Dean Asset Allocation pursuant to an investment counsel agreement dated June 30, 1995.

Jennison Associates, LLC ("Jennison"), 466 Lexington Avenue, New York, NY 10017, serves as sub-adviser to IDEX Jennison equity Opportunity pursuant to an investment counsel agreement dated December 1, 2000.

NWQ Investment Management Company, Inc. ("NWQ"), 2049 Century Park East, 4th Floor, Los Angeles, CA 90067, serves as sub-adviser to IDEX NWQ Value Equity pursuant to an investment counsel agreement dated October 30, 1996.

GE Asset Management Incorporated ("GEAM"), 3003 Summer Street, Stamford, CT 06905, serves as sub-adviser to IDEX GE International Equity and IDEX GE U.S. Equity pursuant to sub-advisory agreements dated March 1, 2000.

T. Rowe Price Associates, Inc. ("T. Rowe Price"), 100 E. Pratt Street, Baltimore, MD 21202 serves as sub-adviser to IDEX T. Rowe Price Dividend Growth and IDEX T. Rowe Price Small Cap pursuant to an investment counsel agreement dated March 1, 1999.

Salomon Brothers Asset Management Inc. ("SBAM"), 7 World Trade Center, New York, NY 10048 serves as sub-adviser to IDEX Salomon All Cap pursuant to an investment counsel agreement dated March 1, 1999.

Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter"), 825 Dupportrail, Wayne, PA 19087 serves as sub-adviser to IDEX Pilgrim Baxter Mid Cap Growth pursuant to an investment counsel agreement dated March 1, 1999 and as sub-adviser to IDEX Pilgrim Baxter Technology pursuant to a sub-advisory agreement dated March 1, 2000.

Goldman Sachs Asset Management ("GSAM"), One New York Plaza, New York, NY 10004 serves as sub-adviser to IDEX Goldman Sachs Growth pursuant to an investment counsel agreement dated March 1, 1999.

AEGON USA Investment Management, Inc. ("AIMI"), 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499 serves as sub-adviser to IDEX AEGON Income Plus pursuant to an investment counsel agreement dated April 22, 1992.

Transamerica Investment Management, LLC, 1150 South Olive Street, Suite 2700, Los Angeles, CA 90015 serves as sub-adviser to IDEX Transamerica Small Company and IDEX Transamerica Equity pursuant to a sub-advisory agreement dated March 1, 2000.

Great Companies, L.L.C., 8550 Ulmerton Road, Largo, FL 33771 serves as sub-adviser to IDEX Great Companies -- America(SM) and IDEX Great Companies -- Technology(SM) pursuant to a sub-advisory agreement dated June 15, 2000 and to IDEX Great Companies -- Global2 pursuant to a sub-advisory agreement dated September 1, 2000.

Federated Investment Management Company, Federated Investors Tower, Pittsburgh, PA 15222-3779 serves as sub-adviser to IDEX Federated Tax Exempt pursuant to a sub-advisory agreement dated June 15, 2000.

Gabelli Asset Management Company, One Corporate Center, Rye, New York 10580-1434 serves as sub-adviser to IDEX Gabelli Global Growth pursuant to a sub-advisory agreement dated September 1, 2000.

Munder Capital Management, 480 Pierce Street, Birmingham, MI 48009 serves as sub-adviser to IDEX Munder Net50 pursuant to a sub-advisory agreement dated December 1, 2000.

American Century Investment Management, Inc. ("American Century"), American Century Tower, 4500 Main Street, Kansas City, MO 64111 serves as sub-adviser to IDEX American Century Income & Growth and IDEX American Century International pursuant to a sub-advisory agreement dated March 1, 2001.

Ironwood Capital Management, LLC ("Ironwood"), 21 Custom House Street, Boston, MA 02110 serves as sub-adviser to IDEX Isabelle Small Cap Value pursuant to a sub-advisory agreement dated March 1, 2001.

The sub-advisers also serve as sub-advisers to certain portfolios of the WRL Series Fund, Inc., a registered investment company. They may be referred to herein collectively as the "sub-advisers" and individually as a "sub-adviser."

Fund                              Sub-Adviser                           Sub-Advisory Fee
----                              -----------                           ----------------

IDEX Jennison Equity         Jennison Associates, LLC    0.40% of the first $500 million of average daily net
Opportunity                                              assets; 0.35% of the average daily net assets over
                                                         $500 million

IDEX Great Companies --      Great Companies, L.L.C.     50% of the advisory fees received by IMI, less
America(SM)                                              50% of any amount reimbursed pursuant to its
                                                         expense limitation

IDEX Goldman Sachs Growth    Goldman Sachs Asset         0.50% of the first $50 million of average daily net
                             Management                  assets; 0.45% of the next $50-$100 million
                                                         average daily net assets in assets; and 0.40% of
                                                         average daily net assets in excess of $100 million

Fund                                    Sub-Adviser                         Sub-Advisory Fee
----                                    -----------                         ----------------

IDEX Janus Growth                 Janus Capital Corporation    0.50% of the first $750 million of average daily net
                                                               assets; 0.45% of the next $250 million average daily net
                                                               assets; and 0.4250% of average daily net assets in
                                                               excess of $1 billion, less 50% of any amount reimbursed
                                                               pursuant to the fund's expense limitation

IDEX NWQ Value Equity             NWQ Investment Manage-       50% of the fees received by IMI under the Advisory
                                  ment Company, Inc.           Agreement, less 50% of any amount reimbursed pursuant to
                                                               its expense limitation

IDEX Salomon All Cap              Salomon Brothers Asset       0.30% of the first $20 million of average daily net
                                  Management Inc               assets; 0.50% of the next $20-$100 million of average
                                                               daily net assets; and 0.40% of average daily net assets
                                                               over $100 million

IDEX Transamerica Equity          Transamerica Investment      50% of the fees received by IMI under the Advisory
                                  Management LLC               Agreement, less 50% of any amount reimbursed pursuant to
                                                               its expense limitation

IDEX Alger Aggressive Growth      Fred Alger Management,       50% of the fees received by IMI under the Advisory
                                  Inc.                         Agreement, less 40% of any amount reimbursed pursuant to
                                                               its expense limitation

IDEX Great Companies --           Great Companies, L.L.C.      50% of the advisory fees received by IMI, less 50% of
Technology(SM)                                                 any amount reimbursed pursuant to its expense limitation

IDEX Janus Capital Apprecia-      Janus Capital Corporation    0.50% of the first $750 million of average daily net
tion                                                           assets; 0.45% of the next $250 million average daily net
                                                               assets; and 0.4250% of average daily net assets in
                                                               excess of $1 billion, less 50% of any amount reimbursed
                                                               pursuant to the fund's expense limitation


IDEX Munder Net50                 Munder Capital Manage-       0.65% of the first $1 billion of average daily net
                                  ment                         assets; and 0.60% of average daily net assets in excess
                                                               of $1 billion.

IDEX Pilgrim Baxter Mid Cap       Pilgrim Baxter & Associ-     0.50% of the first $100 million of average daily net
Growth                            ates, Ltd.                   assets; 0.40% of average daily net assets in excess of
                                                               $100 million (from first dollar)

IDEX Pilgrim Baxter Technology    Pilgrim Baxter & Associ-     0.55% of the first $500 million of average daily net
                                  ates, Ltd.                   assets; 0.50% of average daily net assets in excess of
                                                               $500 million

IDEX Transamerica Small           Transamerica Investment      50% of the fees received by IMI under the Advisory
Company                           Management, LLC              Agreement, less 50% of any amount reimbursed pursuant to
                                                               its expense limitation

IDEX T. Rowe Price Small Cap      T. Rowe Price Associates,    0.35% of average daily net assets
                                  Inc.

IDEX Gabelli Global Growth        Gabelli Asset Management     0.50% of the first $500 million of the fund's average
                                  Company                      daily net assets; 0.40% of average daily net assets over
                                                               $500 million up to $1 billion; and 0.30% of average
                                                               daily net assets in excess of $1 billion

Fund                                     Sub-Adviser                                Sub-Advisory Fee
----                                     -----------                                ----------------
IDEX GE International Equity        GE Asset Management,            50% of the fees received by IMI under the advisory
                                    Inc.                            agreement

IDEX Great Companies --             Great Companies, L.L.C.         50% of the advisory fees received by IMI, less
Global/2/                                                           50% of any amount reimbursed pursuant to its
                                                                    expense limitation

IDEX Janus Global                   Janus Capital Corporation       0.50% of the first $750 million of average daily net
                                                                    assets; 0.45% of the next $250 million in average
                                                                    daily net assets; and 0.4250% of average daily net
                                                                    assets in excess of $1 billion

IDEX GE U.S. Equity                 GE Asset Management,            50% of the fees received by IMI under the advisory
                                    Inc.                            agreement, less 50% of any amount reimbursed
                                                                    pursuant to its expense limitation

IDEX Janus Growth & Income          Janus Capital Corporation       0.55% of the first $100 million of the fund's
                                                                    average daily net assets; 0.50% of the next $400
                                                                    million of the fund's average daily net assets; and
                                                                    0.45% of average daily net assets over $500
                                                                    million

IDEX T. Rowe Price Dividend         T. Rowe Price Associates,       0.50% of the first $100 million of average daily net
Growth                              Inc.                            assets and 0.40% of average daily net assets over
                                                                    $100 million (from first dollar)

IDEX Dean Asset Allocation          Dean Investment Associ-         50% of the fees received by IMI under the Advisory
                                    ates                            Agreement, less 50% of any amount reimbursed
                                                                    pursuant to its expense limitation

IDEX Janus Balanced                 Janus Capital Corporation       0.50% of the first $750 million of average daily net
                                                                    assets; 0.45% of next $250 million in average daily
                                                                    net assets; and 0.4250% of average daily net
                                                                    assets in excess of $1 billion, less 50% of any
                                                                    amount reimbursed pursuant to the fund's expense
                                                                    limitation

IDEX LKCM Strategic Total           Luther King Capital             50% of the fees received by IMI under the advisory
Return                              Management Corporation          agreement, less 50% of any amount reimbursed
                                                                    pursuant to its expense limitation

IDEX AEGON Income Plus              AEGON USA Investment            50% of the fees received by IMI under the advisory
                                    Management, Inc.                agreement, less 50% of any amount reimbursed
                                                                    pursuant to its expense limitation

IDEX Federated Tax Exempt           Federated Investment            0.30% of the average daily net assets
                                    Management Company

IDEX Janus Flexible Income          Janus Capital Corporation       0.45% of the first $100 million of average daily net
                                                                    assets; 0.40% of the next $150 million in average
                                                                    daily net assets; and 0.35% of average daily net
                                                                    assets in excess of $250 million, less 50% of any
                                                                    amount reimbursed pursuant to the fund's expense
                                                                    limitation


Fund                                       Sub-Adviser                                Sub-Advisory Fee
----                                       -----------                                ----------------
IDEX American Century Income       American Century Invest-       0.50% of the first $100 million of the fund's
& Growth                           ment Management, Inc.          average daily net assets 0.45% of the fund's
                                                                  average daily net assets over $100 million up to
                                                                  $250 million; and 0.40% of the fund's average daily
                                                                  net assets in excess of $250 million.

IDEX American Century              American Century Invest-       0.60% of the first $50 million of the fund's average
International                      ment Management, Inc.          daily net assets; 0.55% of the fund's average daily
                                                                  net assets over $50 million up to $150 million;
                                                                  0.50% of the fund's average daily net assets over
                                                                  $150 million up to $500 million; and 0.45% of the
                                                                  fund's average daily assets in excess of $500
                                                                  million.

IDEX Isabelle Small Cap Value      Ironwood Capital Manage-       0.50% of the first $200 million of the fund's
                                   ment, LLC                      average daily net assets; 0.45% of the fund's
                                                                  average daily assets in excess of $200 million.

EXPENSE REIMBURSEMENT

     IMI has entered into an expense limitation agreement with IDEX on behalf of each applicable fund, pursuant to which IMI has agreed to reimburse a fund for certain operating expenses so that the total annual operating expenses of each applicable fund do not exceed the total operating expenses specified for that fund (expense cap) in the fund's then-current SAI. IDEX, on behalf of an applicable fund, will at a later date reimburse IMI for operation expenses previously paid on behalf of such fund during the previous 36 months, but only if, after such reimbursement, the fund's expense ratio does not exceed the expense cap. The agreement has an initial term through April 30, 2001, and continues automatically for one-year terms unless IMI provides written notice to IDEX at least 30 days prior to the end of the then-current term. In addition, the agreement will terminate upon termination of the Investment Advisory Agreement, or may be terminated by IDEX, without payment of any penalty, upon ninety (90) days' prior written notice to IMI.

     The following funds are currently included in the Expense Reimbursement
Agreement:

       IDEX Great Companies -- America(SM)
       IDEX Great Companies -- Technology(SM)
       IDEX Global/2/
       IDEX Gabelli Global Growth
       IDEX Isabelle Small Cap Value
       IDEX Munder Net50
       IDEX American Century International
       IDEX American Century Income & Growth
       IDEX Janus Growth & Income

                             SUB-ADVISORY FEES PAID*
                            (Net of Fees Reimbursed)

                                                                           October 31
                                                 ----------------------------------------------------------

Fund                                                 2000                     1999                   1998
----                                             -----------              -----------            ----------
IDEX Alger Aggressive Growth                     $   946,191              $   342,362            $  137,607
IDEX GE International Equity                          40,056              $        --            $       --
IDEX Janus Capital Appreciation                  $ 1,901,803              $   233,465            $   83,575
IDEX Janus Global                                $ 6,907,199              $ 3,480,875            $1,953,531
IDEX Janus Growth                                $16,368,873              $11,063,717            $6,769,684
IDEX Jennison Equity Opportunity**               $        --              $        --            $   14,450
IDEX NWQ Value Equity                            $    14,547              $    16,106            $   18,456
IDEX LKCM Strategic Total Return                 $   222,213              $   197,195            $  152,109
IDEX Dean Asset Allocation                       $    38,116              $   119,012            $  130,114
IDEX Janus Balanced                              $ 1,721,405              $   545,519            $  103,368
IDEX Janus Flexible Income                       $   146,453              $    95,664            $   75,745
IDEX AEGON Income Plus                           $   212,351              $   242,397            $  220,956
IDEX Federated Tax Exempt***                     $    45,076              $    61,347            $   68,241
IDEX Goldman Sachs Growth                        $    57,224              $    10,780                   N/A
IDEX T. Rowe Price Dividend Growth               $    49,931              $    10,862                   N/A
IDEX Salomon All Cap                             $   123,993              $     4,872                   N/A
IDEX Pilgrim Baxter Mid Cap Growth               $   364,829              $    10,925                   N/A
IDEX T. Rowe Price Small Cap                     $    42,001              $     6,615                   N/A
IDEX Pilgrim Baxter Technology                   $   363,126                      N/A                   N/A
IDEX GE U.S. Equity                              $        --                      N/A                   N/A
IDEX Transamerica Small Company                  $        --                      N/A                   N/A
IDEX Transamerica Equity                         $        --                      N/A                   N/A
IDEX Great Companies -- America(SM)              $        --                      N/A                   N/A
IDEX Great Companies -- Technology(SM)           $        --                      N/A                   N/A
IDEX Great Companies -- Global/2/                $        --                      N/A                   N/A
IDEX Gabelli Global Growth                       $    45,848                      N/A                   N/A

_____________________

  * Information is not included for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International and IDEX IsabelleSmall Cap as they commence operations on April 2, 2001.
 ** Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this fund and this fund was named IDEX C.A.S.E. Growth.
*** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

AUSA Holding Company ("AUSA") owns 100% of the outstanding stock of IMI. AUSA also owns 100% of the outstanding shares of the Fund's distributor and transfer agent. AUSA is wholly-owned by AEGON USA, Inc., a financial services holding company located at 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499. AEGON USA, Inc. is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation and publicly traded international insurance group.

Each of the sub-advisers also serves as investment adviser or sub-adviser to other funds and/or private accounts which may have investment objectives identical or similar to that of the funds. Securities frequently meet the investment objectives of one or all of these funds, the other funds and the private accounts. In such cases, a sub-adviser's decision to recommend a purchase to one fund or account rather than another is based on a number of factors. The determining factors in most cases are the amounts available for investment by each fund or account, the amount of securities of the issuer then outstanding, the value of those securities and the market for them. Another factor considered in the investment recommendations is other investments which each fund or account presently has in a particular industry.

It is possible that at times identical securities will be held by more than one fund or account. However, positions inthe same issue may vary and the length of time that any fund or account may choose to hold its investment in the same issue may likewise vary. To the extent that more than one of the funds or private accounts served by a sub-adviser seeks to acquire or sell the same security at about the same time, either the price obtained by the funds or the amount of securities that may be purchased or sold by a fund at one time may be adversely affected. On the other hand, if the same securities are bought or sold at the same time by more than one fund or account, the resulting participation in volume transactions could produce better executions for the funds. In the event more than one fund or account purchases or sells the same security on a given date, the purchase and sale transactions are allocated among the fund(s), the other funds and the private accounts in a manner believed by the sub-advisers to be equitable to each.

                                   DISTRIBUTOR

Effective March 1, 2001 IDEX Mutual Funds entered into an Underwriting Agreement with AFSG Securities Corporation ("AFSG"), located at 4333 Edgewood Rd. NE, Cedar Rapids, Iowa 52494 to act as the principal underwriter of the shares of the funds. (Prior to this date InterSecurities, Inc. ("ISI"), located at 570 Carillon Parkway, St. Petersburg, Florida 33716 served as the principal underwriter.) The Underwriting Agreement will continue from year to year so long as its continuance is approved at least annually in the same manner as the investment advisory agreements discussed above. A discussion of AFSG's responsibilities and charges as principal underwriter of fund shares is set forth in the prospectus.

                            UNDERWRITING COMMISSIONS*

                                            Commissions Received For the Period Ended   Commissions Retained For the Period Ended
                                            -----------------------------------------   -----------------------------------------
                                                           October 31                                  October 31
                                            -----------------------------------------   -----------------------------------------
Fund                                            2000           1999           1998          2000           1999           1998
----                                        -----------    -----------    -----------   -----------    -----------    -----------
IDEX Alger Aggressive Growth                $ 3,586,962    $ 1,519,511    $   449,078   $ 3,139,748    $ 1,321,658    $    64,099
IDEX GE International Equity                $   101,257    $    21,901    $    64,324   $    87,254    $    19,102    $     9,250
IDEX Janus Capital Appreciation             $ 5,588,693    $   882,472    $   164,358   $ 4,924,015    $   772,645    $    26,358
IDEX Janus Global                           $10,875,249    $ 4,132,880    $ 2,784,651   $ 9,773,728    $ 3,671,479    $   401,257
IDEX Janus Growth                           $16,382,814    $11,290,051    $ 2,848,238   $14,469,497    $ 9,851,566    $   424,803
IDEX Jennison Equity Opportunity**          $    69,027    $    65,496    $    70,063   $    59,539    $    57,639    $     9,325
IDEX NWQ Value Equity                       $    97,639    $   117,549    $   172,567   $    84,923    $   102,842    $    25,433
IDEX LKCM Strategic Total Return            $   391,839    $   416,127    $   419,778   $   332,691    $   356,357    $    67,470
IDEX Dean Asset Allocation                  $    61,549    $   111,737    $   186,182   $    52,858    $    97,158    $    28,499
IDEX Janus Balanced                         $ 3,227,896    $ 1,767,590    $   344,872   $ 2,856,942    $ 1,566,316    $    34,919
IDEX Janus Flexible Income                  $   194,503    $   131,918    $    40,463   $   175,265    $   115,018    $     1,530
IDEX AEGON Income Plus                      $   122,834    $   348,609    $   165,033   $   109,470    $   296,635    $    21,369
IDEX Federated Tax Exempt***                $    47,089    $    78,111    $    30,201   $    40,828    $    66,807    $     5,356
IDEX Goldman Sachs Growth                   $   219,731    $    57,489                  $   193,007    $    50,035            N/A
IDEX T. Rowe Price Dividend Growth          $   157,894    $    65,630                  $   136,415    $    57,802            N/A
IDEX Salomon All Cap                        $   743,190    $    56,382                  $   652,950    $    48,803            N/A
IDEX Pilgrim Baxter Mid Cap Growth          $ 1,565,934    $    66,207                  $ 1,369,847    $    57,809            N/A
IDEX T. Rowe Price Small Cap                $   238,585    $    33,728                  $   208,316    $    29,698            N/A
IDEX Pilgrim Baxter Technology              $ 1,198,728            N/A            N/A   $ 1,054,289            N/A            N/A
IDEX GE U.S. Equity                         $   108,643            N/A            N/A   $    92,206            N/A            N/A
IDEX Transamerica Small Company             $   134,303            N/A            N/A   $   120,311            N/A            N/A
IDEX Transamerica Equity                    $    63,833            N/A            N/A   $    55,988            N/A            N/A
IDEX Great Companies -- America(SM)         $   268,035            N/A            N/A   $   231,303            N/A            N/A
IDEX Great Companies -- Technology(SM)      $   119,790            N/A            N/A   $   103,700            N/A            N/A
IDEX Great Companies -- Global/2/           $    34,500            N/A            N/A   $    31,541            N/A            N/A
IDEX Gabelli Global Growth                  $   163,339            N/A            N/A   $   144,103            N/A            N/A

For the Period Ended October 31, 2000:

                                               Net Underwriting     Compensation on
                                                 Discounts and      Redemptions and      Brokerage         Other
Fund                                              Commissions         Repurchases       Commissions     Compensation
----                                              -----------         -----------       -----------     ------------
IDEX Alger Aggressive Growth                      $ 3,139,748         $   163,583            --          $ 3,010,720
IDEX GE International Equity                      $    87,254         $     2,056            --          $   422,745
IDEX Janus Capital Appreciation                   $ 4,924,015         $   310,402            --          $ 1,866,462
IDEX Janus Global                                 $ 9,773,728         $   461,708            --          $   975,257
IDEX Janus Growth                                 $14,469,497         $ 1,046,028            --          $16,270,737
IDEX Jennison Equity Opportunity**                $    59,539         $     9,969            --          $   727,509
IDEX NWQ Value Equity                             $    84,923         $    11,709            --          $   172,708
IDEX LKCM Strategic Total Return                  $   332,691         $    32,823            --          $ 7,056,692
IDEX Dean Asset Allocation                        $    52,858         $     5,340            --          $ 1,724,150
IDEX Janus Balanced                               $ 2,856,942         $   249,907            --          $ 2,783,585
IDEX Janus Flexible Income                        $   175,265         $    12,084            --          $   999,418
IDEX AEGON Income Plus                            $   109,470         $    26,897            --          $   310,606
IDEX Federated Tax Exempt***                      $    40,828         $     1,622            --          $    46,163
IDEX Goldman Sachs Growth                         $   193,007         $     7,836            --          $   104,110
IDEX T. Rowe Price Dividend Growth                $   136,415         $     7,524            --          $    90,270
IDEX Salomon All Cap                              $   652,950         $    10,147            --          $   138,425
IDEX Pilgrim Baxter Mid Cap Growth                $ 1,369,847         $    50,748            --          $   485,230
IDEX T. Rowe Price Small Cap                      $   208,316         $     5,385            --          $    50,559
IDEX Pilgrim Baxter Technology                    $ 1,054,289         $    98,516            --          $    34,921
IDEX GE U.S. Equity                               $    92,206         $       333            --          $   355,612
IDEX Transamerica Small Company                   $   120,311         $     5,652            --          $    27,477
IDEX Transamerica Equity                          $    55,988         $       695            --          $    21,495
IDEX Great Companies -- America(SM)               $   231,303         $       149            --          $    28,565
IDEX Great Companies -- Technology(SM)            $   103,700         $       133            --          $    13,184
IDEX Great Companies -- Global/2/                 $    31,541         $        --            --          $     2,031
IDEX Gabelli Global Growth                        $   144,103         $       740            --          $    11,268

________________
  * Information is not included for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International, and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.
 ** Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this fund and this fund was named IDEX C.A.S.E. Growth.
*** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

                             ADMINISTRATIVE SERVICES

IMI is responsible for the supervision all of the administrative functions, providing office space, and paying its allocable portion of the salaries, fees and expenses of all Fund officers and of those trustees who are affiliated with IMI. The costs and expenses, including legal and accounting fees, filing fees and printing costs in connection with the formation of a fund and the preparation and filing of a fund's initial registration statements under the 1933 Act and 1940 Act are also paid by the adviser. IMI has entered into Administrative Services Agreements ("Administrative Agreement") with ISI applicable to each fund. Under each Administrative Agreement, ISI carries out and supervises all of the administrative functions of the funds and incurs IMI's expenses related to such functions.

The administrative duties of ISI with respect to each fund include: providing the fund with office space, telephones, office equipment and supplies; paying the compensation of the Fund's officers for services rendered as such; supervising and assisting in preparation of annual and semi-annual reports to shareholders, notices of dividends, capital gain distributions and tax information; supervising compliance by the Fund with the recordkeeping requirements under the 1940 Act and regulations thereunder and with the state regulatory requirements; maintaining books and records of the Fund (other than those maintained by the Fund's custodian and transfer agent); preparing and filing tax returns and reports; monitoring and supervising relationships with the Fund's custodian and transfer agent; monitoring the qualifications of tax deferred retirement plans providing for investment in shares of each fund; authorizing expenditures and approving bills for payment on behalf of each fund; and providing executive, clerical and secretarial help needed to carry out its duties.

                              ADMINISTRATIVE FEES*

Fund                                                             2000                  1999
----                                                             ----                  ----
IDEX Janus Capital Appreciation                             $  1,826,736         $    227,137
IDEX Janus Global                                           $  8,166,639         $  3,468,393
IDEX Janus Growth                                           $ 19,161,388         $ 10,317,345
IDEX Janus Balanced                                         $  1,657,954         $    541,285
IDEX Alger Aggressive Growth                                $    815,541         $    275,560
IDEX GE International Equity                                          --                  -0-
IDEX Jennison Equity Opportunity**                                    --                  -0-
IDEX NWQ Value Equity*                                      $     14,547         $     19,017
IDEX LKCM Strategic Total Return*                           $    222,214         $    196,382
IDEX Dean Asset Allocation                                  $     38,117         $    119,083
IDEX AEGON Income Plus                                      $    212,350         $    242,398
IDEX Federated Tax Exempt***                                $     10,799         $     61,347
IDEX Goldman Sachs Growth                                             --                  -0-
IDEX T. Rowe Price Dividend Growth                                    --                  -0-
IDEX Salomon All Cap                                                  --                  -0-
IDEX Pilgrim Baxter Mid Cap Growth                                    --                  -0-
IDEX T. Rowe Price Small Cap                                          --                  -0-
IDEX Janus Flexible Income                                  $    138,230         $     89,131
IDEX Transamerica Small Company                                       --                  N/A
IDEX Transamerica Equity                                              --                  N/A
IDEX GE U.S. Equity                                                   --                  N/A
IDEX Great Companies -- America(SM)                                   --                  N/A
IDEX Great Companies -- Technology(SM)                                --                  N/A
IDEX Great Companies -- Global/2/                                     --                  N/A
IDEX Gabelli Global Growth                                            --                  N/A

_____________________

  * No information is included for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International, and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.
 ** Prior to December 1, 2000, C.A.S.E. Management,  Inc. served as sub-adviser to this fund, and this fund was named IDEX C.A.S.E. Growth.
*** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

                 CUSTODIAN, TRANSFER AGENT AND OTHER AFFILIATES

State Street Bank & Trust, 801 Pennsylvania, Kansas City, Missouri 64105-1307, is custodian for the fund. The custodian is not responsible for any of the investment policies or decisions of a fund, but holds its assets in safekeeping, and collects and remits the income thereon subject to the instructions of the funds. Idex Investor Services, Inc. ("IIS"), P. O. Box 9015, Clearwater, Florida 33758-9015, is the transfer agent for each fund, withholding agent and dividend disbursing agent. IIS is a wholly-owned subsidiary of AUSA Holding Company and thus is an affiliate of IMI and AIMI. Each fund pays the transfer agent an annual per-account charge of $15.39 for each of its shareholder accounts in existence, $2.73 for each new account opened and $1.63 for each closed account.

State Street Bank & Trust ("State Street") is a provider of data processing and recordkeeping services for the Fund's transfer agent. Each fund may use another affiliate of State Street as introducing broker for certain portfolio transactions as a means to reduce expenses through a credit against transfer agency fees with regard to commissions earned by such affiliate. (See "Fund Transactions and Brokerage.") There were no brokerage credits received for the periods ended October 31, 2000, 1999 and 1998.

                              TRANSFER AGENCY FEES*

                                              Fees and Expenses Net of Brokerage Credits For the Period Ended
                                              ---------------------------------------------------------------
                                                                        October 31
Fund                                             2000                      1999                       1998
----                                          ----------                ----------                 ----------
IDEX Alger Aggressive Growth                  $1,478,370                $  592,015                 $  311,310
IDEX GE International Equity                  $   48,180                $   29,790                 $   25,385
IDEX Janus Capital Appreciation               $1,601,450                $  209,550                 $  128,201
IDEX Janus Global                             $3,545,240                $1,662,198                 $1,032,225
IDEX Janus Growth                             $5,886,062                $3,525,633                 $2,628,305
IDEX Jennison Equity Opportunity**            $   69,775                $   54,690                 $   46,730
IDEX NWQ Value Equity                         $   92,410                $   87,425                 $   71,985
IDEX LKCM Strategic Total Return              $  235,748                $  199,815                 $  145,685
IDEX Dean Asset Allocation                    $  110,065                $  117,310                 $  107,100
IDEX Janus Balanced                           $  818,615                $  304,645                 $   81,805
IDEX Janus Flexible Income                    $   83,955                $   60,510                 $   32,859
IDEX AEGON Income Plus                        $  133,815                $  141,930                 $  119,036
IDEX Federated Tax Exempt***                  $   43,490                $   31,360                 $   21,690
IDEX Goldman Sachs Growth                     $   61,140                $   12,130                         NA
IDEX T. Rowe Price Dividend Growth            $   54,260                $   12,370                         NA
IDEX Salomon All Cap                          $  140,935                $   12,370                         NA
IDEX Pilgrim Baxter Mid Cap Growth            $  476,335                $   12,370                         NA
IDEX T. Rowe Price Small Cap                  $   90,020                $   12,370                         NA
IDEX Pilgrim Baxter Technology                $  221,630                       N/A                        N/A
IDEX GE U.S. Equity                           $   20,820                       N/A                        N/A
IDEX Transamerica Small Company               $   26,140                       N/A                        N/A
IDEX Transamerica Equity                      $   16,510                       N/A                        N/A
IDEX Great Companies -- America(SM)           $   17,535                       N/A                        N/A
IDEX Great Companies -- Technology(SM)        $   15,435                       N/A                        N/A
IDEX Great Companies -- Global/2/             $    2,940                       N/A                        N/A
IDEX Gabelli Global Growth                    $    2,940                       N/A                        N/A

_____________________
  * Information is not included for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.
 ** Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this fund, and this fund was named IDEX C.A.S.E. Growth.
*** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

                         FUND TRANSACTIONS AND BROKERAGE

Decisions as to the assignment of fund business for each of the funds and negotiation of commission rates are made by a fund's sub-adviser, whose policy is to obtain the "best execution" (prompt and reliable execution at the most favorable security price) of all fund transactions. The Investment Advisory Agreement and Investment Counsel Agreement/Sub-Advisory Agreement for each fund specifically provide that in placing portfolio transactions for a fund, the fund's sub-adviser may agree to pay brokerage commissions for effecting a securities transaction in an amount higher than another broker or dealer would have charged for effecting that transaction as authorized, under certain circumstances, by the Securities Exchange Act of 1934.

In selecting brokers and dealers and in negotiating commissions, a fund's sub-adviser considers a number of factors, including but not limited to:

     The sub-adviser's knowledge of currently available negotiated commission rates or prices of securities and other current transaction costs;

     The nature of the security being traded;

     The size and type of the transaction;

     The nature and character of the markets for the security to be purchased or sold;

     The desired timing of the trade;

     The activity existing and expected in the market for the particular security;

     The quality of the execution, clearance and settlement services;

     Financial stability;

     The existence of actual or apparent operational problems of any broker or dealer; and

     Research products and services provided.

In recognition of the value of the foregoing factors, the sub-adviser may place portfolio transactions with a broker with whom it has negotiated a commission that is in excess of the commission another broker would have charged for effecting that transaction. This is done if the sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker viewed in terms of either that particular transaction or of the overall responsibilities of the sub-adviser. Research provided may include:

     Furnishing advice, either directly or through publications or writings, as to the value of securities, the advisability of purchasing or selling specific securities and the availability of securities or purchasers or sellers of securities;

     Furnishing seminars, information, analyses and reports concerning issuers, industries, securities, trading markets and methods, legislative developments, changes in accounting practices, economic factors and trends and portfolio strategy;

     Access to research analysts, corporate management personnel, industry experts, economists and government officials; and

     Comparative performance evaluation and technical measurement services and quotation services, and other services (such as third party publications, reports and analyses, and computer and electronic access, equipment, software, information and accessories that deliver process or otherwise utilize information, including the research described above) that assist the sub-adviser in carrying out its responsibilities.

Most of the brokers and dealers used by the funds' sub-advisers provide research and other services described above.

A sub-adviser may use research products and services in servicing other accounts in addition to the funds. If a sub-adviser determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, a sub-adviser may allocate the costs of such service or product accordingly. The portion of the product or service that a sub-adviser determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. Such allocation may be a conflict of interest for a sub-adviser.

When a fund purchases or sells a security in the over-the-counter market, the transaction takes place directly with a principal market-maker without the use of a broker, except in those circumstances where better prices and executions will be achieved through the use of a broker.

A sub-adviser may also consider the sale or recommendation of a fund's shares by a broker or dealer to its customers as a factor in the selection of brokers or dealers to execute portfolio transactions. In placing portfolio business with brokers or dealers, a sub-adviser will seek the best execution of each transaction, and all such brokerage placement must be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

A sub-adviser may place transactions for the purchase or sale of portfolio securities with affiliates of IMI, AFSG or the sub-adviser, including DST Securities, Inc., or Fred Alger & Company, Incorporated. It is anticipated that Fred Alger & Company, Incorporated, an affiliate of Alger, will serve as IDEX Alger Aggressive Growth's broker in effecting substantially all of IDEX Alger Aggressive Growth's transactions on securities exchanges and will retain commissions in accordance with certain regulations of the SEC. A sub-adviser may place transactions if it reasonably believes that the quality of the transaction and the associated commission are fair and reasonable, and if overall the associated transaction costs, net of any credits described above under "Custodian, Transfer

Agent and Other Affiliates," are lower than those that would otherwise be incurred. Under rules adopted by the SEC, the Fund's Board of Trustees will conduct periodic compliance reviews of such brokerage allocations and review certain procedures adopted by the Board of Trustees to ensure compliance with these rules and to determine their continued appropriateness.

For the fiscal year ended October 31, 2000, IDEX Alger Aggressive Growth paid the following commissions to Fred Alger & Company, Incorporated:

Commissions Paid:
-----------------
Fiscal 2000                                                            $323,971
Fiscal 2000 Percentages:
Commissions with affiliates to
  total commissions                                                        0.99%
Value of brokerage transactions
  with affiliates to value of total
  brokerage transactions                                                   0.99%


As of October 31, 2000, IDEX Janus Balanced owned $3,103,961 of the common stock of Charles Schwab Corp. Charles Schwab Corp. is one of the ten brokers or dealers that received the greatest dollar amount of brokerage commissions from IDEX Janus Balanced during the fiscal year ended October 31, 2000.

As of October 31, 2000, IDEX Janus Balanced owned $2,144,625; IDEX T. Rowe Price Dividend Growth owned $56,219; and IDEX GE U.S. Equity owned $100,391 of the common stock of Morgan Stanley, Dean Witter, Discover and Company. Morgan Stanley, Dean Witter, Discover and Company is one of the ten brokers or dealers that received the greatest dollar amount of brokerage commissions from IDEX Janus Balanced, IDEX T. Rowe Price Dividend Growth and IDEX GE U.S. Equity during the fiscal year ended October 31, 2000.

As of October 31, 2000, IDEX LKCM Strategic Total Return owned $203,250; and IDEX GE U.S. Equity owned $25,487 of the common stock of J.P. Morgan & Company, Inc. J.P. Morgan & Company, Inc. is one of the ten brokers or dealers that received the greatest dollar amount of brokerage commissions from IDEX LKCM Strategic Total Return and IDEX GE U.S. Equity during the fiscal year ended October 31, 2000.

As of October 31, 2000, IDEX Goldman Sachs Growth owned $88,200; and IDEX Great Companies -- America(SM) owned $1,260,000 of the common stock of Merrill Lynch & Company, Inc., Merrill Lynch & Company, Inc. is one of the ten brokers or dealers that received the greatest dollar amount of brokerage commissions from IDEX Goldman Sachs Growth and IDEX Great Companies -- America(SM) during the fiscal year ended October 31, 2000.

                              BROKERAGE COMMISSIONS

                                       IDEX Alger     IDEX GE      IDEX Janus                            IDEX Jennison    IDEX NWQ
Brokerage Commissions Paid             Aggressive  International     Capital    IDEX Janus  IDEX Janus      Equity         Value
(including Affiliated Brokerage)        Growth         Equity     Appreciation    Global      Growth      Opportunity*     Equity
--------------------------------        ------         ------     ------------    ------      ------      ------------     ------
October 31, 2000                      $  328,891     $   40,872    $  777,240   $2,817,562  $2,409,270     $   61,467    $   27,384
October 31, 1999                      $  136,673     $   20,219    $  179,054   $2,189,777  $2,668,652     $   29,437    $   13,580
October 31, 1998                      $  155,668     $   17,998    $   89,687   $  954,707  $  843,937     $   38,910    $   15,539

Affiliated Brokerage Paid
-------------------------
October 31, 2000                      $  323,971     $        0    $        0   $        0  $        0     $        0    $        0
October 31, 1999                      $  136,631     $        0    $        0   $        0  $        0     $        0    $        0
October 31, 1998                      $  154,866     $        0    $        0   $        0  $        0     $        0    $        0

                                       IDEX LKCM      IDEX Dean                 IDEX Janus  IDEX AEGON
Brokerage Commissions Paid             Strategic        Asset      IDEX Janus    Flexible     Income    IDEX Federated**
(including Affiliated Brokerage)     Total Return    Allocation     Balanced      Income       Plus        Tax Exempt
--------------------------------     ------------    ----------     --------      ------       ----        ----------
October 31, 2000                      $   69,258     $   27,473    $  577,167   $  114,844  $        0     $        0
October 31, 1999                      $   62,337     $   55,676    $  376,364   $  165,196  $        0     $        0
October 31, 1998                      $   39,334     $   43,487    $   46,796   $   23,653  $        0     $        0

Affiliated Brokerage Paid
-------------------------
October 31, 2000                      $        0     $        0    $        0   $        0  $        0     $        0
October 31, 1999                      $        0     $        0    $        0   $        0  $        0     $        0
October 31, 1998                      $        0     $        0    $        0   $        0  $        0     $        0

                                                     IDEX T. Rowe            IDEX Pilgrim                      IDEX
                                           IDEX         Price        IDEX       Baxter      IDEX T. Rowe     Pilgrim
Brokerage Commissions Paid            Goldman Sachs    Dividend     Salomon     Mid Cap     Price Small       Baxter
(including Affiliated Brokerage)          Growth        Growth      All Cap     Growth          Cap         Technology
--------------------------------          ------        ------      -------     ------          ---         ----------
October 31, 2000                          $21,070      $19,319     $177,869     $88,609       $16,287        $ 27,361
October 31, 1999                          $ 5,614      $ 2,883     $ 11,258     $ 6,289       $ 2,752        $    N/A
October 31, 1998                          $   N/A      $   N/A     $    N/A     $   N/A       $   N/A        $    N/A

Affiliated Brokerage Paid
-------------------------
October 31, 2000                          $ 1,232      $     0     $     30     $     0       $     0        $      0
October 31, 1999                          $   538      $     0     $     68     $     0       $     0        $    N/A
October 31, 1998                              N/A          N/A          N/A         N/A           N/A             N/A

                                                        IDEX
                                         IDEX GE    Transamerica       IDEX        IDEX Great     IDEX Great      IDEX Great
Brokerage Commissions Paid                 U.S.         Small      Transamerica   Companies --   Companies --    Companies --
(including Affiliated Brokerage)          Equity       Company        Equity        America       Technology       Global/2/
--------------------------------          ------       -------        ------        -------       ----------       ---------
October 31, 2000                          $ 8,806      $ 6,929       $  5,728        $15,100        $ 7,838        $  3,310
October 31, 1999                              N/A          N/A            N/A            N/A            N/A             N/A
October 31, 1998                              N/A          N/A            N/A            N/A            N/A             N/A

Affiliated Brokerage Paid
-------------------------
October 31, 2000                          $     0      $     0       $      0        $12,900        $ 7,174        $  2,026
October 31, 1999                              N/A          N/A            N/A            N/A            N/A             N/A
October 31, 1998                              N/A          N/A            N/A            N/A            N/A             N/A

                                           IDEX        IDEX Janus       IDEX
  Brokerage Commissions Paid              Gabelli       Growth &        Munder
  (including Affiliated Brokerage)     Global Growth     Income         Net50
  --------------------------------     -------------     ------         -----
  October 31, 2000                        $ 9,059          N/A            N/A
  October 31, 1999                            N/A          N/A            N/A
  October 31, 1998                            N/A          N/A            N/A

  Affiliated Brokerage Paid
  -------------------------

  October 31, 2000                        $     0          N/A            N/A
  October 31, 1999                            N/A          N/A            N/A
  October 31, 1998                            N/A          N/A            N/A

* Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this fund, and the fund was named IDEX C.A.S.E. Growth.
** Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

IDEX Janus Global, IDEX Janus Growth, IDEX LKCM Strategic Total Return, IDEX Janus Balanced, IDEX Janus Flexible Income and IDEX Janus Capital Appreciation all experienced a significant increase in brokerage commissions paid as a result of the increased volume of sales of the respective funds for fiscal year ended October 31, 2000.

During the fiscal year ended October 31, 2000, IDEX Jennison Equity Opportunity (formerly IDEX C.A.S.E. Growth), IDEX Dean Asset Allocation, IDEX NWQ Value Equity, IDEX LKCM Strategic Total Return, IDEX Goldman Sachs Growth and IDEX Pilgrim Baxter Mid Cap Growth had transactions that resulted in brokerage commissions of $15,634.80, $6,630, $7,385.77, $21,588, $1,934.40 and $1,462,373,
respectively, that were directed to brokers for brokerage and research services provided. IDEX GE International Equity, IDEX Janus Growth, IDEX Janus Global, IDEX Janus Balanced, IDEX Janus Capital Appreciation, IDEX GE U.S. Equity, IDEX
T. Rowe Price Dividend Growth, IDEX Salomon All Cap, IDEX Pilgrim Baxter Technology and IDEX T. Rowe Price Small Cap also had brokerage commissions in the amounts of $1,454, $76,281, $18,012.25, $769.50, $2,402, $1,407, $559,
$6,514, $219,821 and $10, respectively, that were directed to brokers for brokerage and research services provided.

                              TRUSTEES AND OFFICERS

DIRECTORS AND OFFICERS

The fund is governed by a Board of Trustees. Subject to the supervision of the Board of Trustees, the assets of each fund are managed by an investment adviser and sub-advisers, and by fund managers. The Board of Trustees is responsible for managing the business and affairs of the Fund. It oversees the operation of the Fund by its officers. It also reviews the management of the funds' assets by the investment adviser and sub-advisers. Information about the Directors and officers of the Fund is as follows:

                                            Position(s)
Name, Address and Age                   held with the Fund                Principal Occupation(s) During the past 5 years
---------------------                   ------------------                -----------------------------------------------
Peter R. Brown                          Vice Chairman and               Vice Chairman, WRL Series Fund, Inc. (investment
(DOB 05/10/28)                          -----------------               company); Chairman of the Board, Peter Brown
11180 6/th/ Street East                 Trustee                         Construction Company, Largo, Florida (1963 - 2000);
Treasure Island, Florida 33706          -------                         Rear Admiral (Ret.) U.S. Navy Reserve, Civil
                                                                        Engineer Corps.

Daniel Calabria                         Trustee                         Trustee (1993 - present) and President (1993 - 1995)
(DOB 03/05/36)                                                          of the Florida Tax Free Funds (mutual funds);
7068 S. Shore Drive S., South                                           President and Director (1995) of Sun Chiropractic
Pasadena, Florida 33707-4605                                            Clinics, Inc.; Executive Vice President (1993 -
                                                                        1995) of William R. Hough & Co. (investment adviser,
                                                                        municipal bond and underwriting firm).

James L Churcill                        Trustee Emeritus                Trustee (1991 - 2001)
(DOB 05/07/30                           (effective
15 Hawthorne Road                       March 27, 2001)
Bluffington, South Carolina
29910-4901

Charles C. Harris                       Trustee                         Director, WRL Series Fund, Inc. (investment company)
(DOB 07/15/30)                                                          (March, 1994 - present).
35 Winston Drive
Clearwater, Florida 33756

William W. Short, Jr.                   Trustee                         Director (September, 2000 - present), WRL Series
(DOB 02/25/36)                                                          Fund, Inc. (investment company); President and
12420 73/rd/ Court                                                      majority shareholder of Shorts, Inc. (men's retail
Largo, Florida 33773                                                    apparel); Chairman of Southern Apparel Corporation,
                                                                        S.A.C. Apparel Corporation and S.A.C. Distributors
                                                                        (nationwide wholesale apparel distributors), Largo,
                                                                        Florida.

Jack E. Zimmerman                       Trustee                         Director (December, 1987 - present) Western Reserve
(DOB 02/03/28)                                                          Life Assurance Co. of Ohio. Mr. Zimmerman is also
507 Saint Michael Circle                                                the brother-in-law of John Kenney, Chairman and CEO
Kettering, Ohio 45429                                                   of the Fund.

                                     Position(s)
Name, Address and Age             held with the Fund             Principal Occupation(s) During the past 5 years
---------------------          ----------------------    ------------------------------------------------------------------
Patrick S. Baird               President and Trustee     President (June, 2000 - present) and Director (December,
(DOB 01/19/54)                                           1999 - present), WRL Series Fund, Inc. (investment
4333 Edgewood Road, NE                                   company); Director (March, 1991 - December, 1999),
Cedar Rapids, Iowa 52499                                 Western Reserve Life Assurance Co. of Ohio; Executive
                                                         Vice President (February, 1995 - present) and Chief
                                                         Operating Officer (February, 1996 - present), AEGON USA,
                                                         Inc. (financial services holding company, Cedar Rapids,
                                                         Iowa); Director (December, 1991 - present), Chief Operating
                                                         Officer (April, 1996 - present), and Senior Vice President
                                                         (April, 1995 - present), PFL Life Insurance Co.; President
                                                         (July, 1996 - present), and CFO (May, 1992 - present), AUSA
                                                         Holding Co.

John R. Kenney/(1,2)/          Chairman, Trustee         Chairman of the Board (1986 - present) and President
(DOB 02/8/38)                  and Chief Executive       (March, 1993 - June, 2000), WRL Series Fund, Inc.
                               Officer                   (investment company); Chairman of the Board, Director
                                                         and Co-CEO, (March, 2000 - present), Great Companies,
                                                         L.L.C. (investment adviser); Chairman of the Board
                                                         (August, 1987 - present), CEO (April, 1982 - present),
                                                         President (December, 1992 - December, 1999) and
                                                         Director (July, 1973 - present), Western Reserve Life
                                                         Assurance Co. of Ohio; Chairman of the Board (May,
                                                         1988 - present), Idex Investor Services, Inc. (transfer
                                                         agent); Director (December, 1990 - present), Idex Management,
                                                         Inc. (investment adviser); Director (January, 1987 - April, 1999)
                                                         and Chairman of the Board (May, 1988 - April, 1999), InterSecurities,
                                                         Inc. (broker-dealer/underwriter); Chairman of the Board (September,
                                                         1996 - present) and President (September, 1997 - present), WRL
                                                         Investment Management, Inc. (investment adviser); Chairman of the
                                                         Board and Director (September, 1996 - present), President
                                                         (September, 1997 - present), WRL Investment Services, Inc.
                                                         (transfer agent).

Jerome C. Vahl/(1,2)/          Executive Vice            Executive Vice President (September, 2000 - present),
(DOB 04/24/56)                 President                 WRL Series Fund, Inc. (investment company); President
                                                         and Director (December, 1999 - present), Executive Vice President
                                                         (June, 1998 - December, 1999) and Vice President (December,
                                                         1995 - June, 1998), Western Reserve Life Assurance Co. of Ohio;
                                                         Director (March, 2000 - present), Great Companies L.L.C.
                                                         (investment adviser); Vice President (1986 - present), AEGON USA,Inc.
                                                         (financial services holding company, Cedar Rapids, Iowa); Director
                                                         (November, 1999 - present), Idex Investor Services, Inc. (transfer agent), WRL Investment Services, Inc. (transfer agent), and WRL
                                                         Investment Management, Inc. (investment adviser); Director
                                                         (June, 1998 - present), Idex Management, Inc. (investment adviser);
                                                         Vice President (February, 2000 - present), AUSA Holding Co.

                                   Position(s)
Name, Address and Age        held with the Fund       Principal Occupation(s) During the past 5 years
---------------------       ---------------------     ------------------------------------------------------------------
Thomas R. Moriarty/(1,2)/   Executive Vice            Senior Vice President (March, 1995 - September, 2000),
(DOB 05/03/51)              President, Treasurer      IDEX Mutual Funds (investment company); Chairman
                            and Principal             (November, 1999 - present), President and CEO (April,
                            Financial Officer         1999 - present) and Senior Vice President (June, 1991 -
                                                      April, 1999), InterSecurities (broker-dealer/underwriter); Senior
                                                      Vice President (September, 2000 - present) and Vice President
                                                      (April, 1993 - September, 2000), Western Reserve Life Assurance Co.
                                                      of Ohio; Director (April, 1994 - present), President and CEO (November,
                                                      1999 - present) and Senior Vice President (June, 1991 - November,
                                                      1999), Idex Investor Services, Inc. (transfer agent); Director
                                                      (June, 1998 - present), President and CEO (November, 1999 - present)
                                                      and Vice President (November, 1990 - November, 1999), Idex Management,
                                                      Inc. (investment adviser); Vice President (December, 1999 - present),
                                                      AFSG Securities Corp. (underwriter).

David Bullock/(1,2)/        Executive Vice            President (March, 1999 - April, 2000), AEGON Distributors;
(DOB 04/25/56)              President                 AEGON Equity Group; Executive Vice President (September, 1998 -
                                                      September, 2000), Western Reserve Life Assurance Co.
                                                      of Ohio; Director (August, 1999 - present), Chairman
                                                      (December, 1999 - present), President and CEO (October, 1999 -
                                                      present), Transamerica Capital, Inc. (broker-dealer, formerly
                                                      Endeavor Group); Director (August, 1999 - present), Endeavor
                                                      Management Co.; prior to 1998, Senior Vice President, National
                                                      Sales Manager and Division Vice President of GE Financial Assurance.

                                   Position(s)
Name, Address and Age           held with the Fund                   Principal Occupation(s) During the past 5 years
---------------------           ------------------                   -----------------------------------------------
John K. Carter/(1,2)/           Vice President,                 Assistant Vice President, Assistant Secretary and Counsel
(DOB 04/24/61)                  Secretary and                   (June, 1999 - December, 1999), IDEX Mutual Funds (investment
                                Counsel                         company); Vice President, Secretary and Counsel (December,
                                                                1999 - present) and Assistant Vice President, Assistant
                                                                Secretary and Counsel (June, 1999 - December, 1999), WRL
                                                                Series Fund, Inc. (investment company); Vice President and
                                                                Counsel (June, 2000 - present) and Assistant Vice President and Counsel (September, 1999 - June, 2000), Western Reserve
                                                                Life Assurance Co. of Ohio; Vice President (December 2000 -
                                                                present), AFSG Securities Corp. (underwriter); Vice
                                                                President, Counsel and Assistant Secretary (April, 2000 -
                                                                present), AEGON Asset Management Services, Inc.; Vice
                                                                President, Counsel and Assistant Secretary (April, 2000 -
                                                                present), Idex Investor Services, Inc. (transfer agent) and
                                                                WRL Investment Services, Inc. (transfer agent); Vice
                                                                President, Counsel, Compliance Officer and Assistant
                                                                Secretary (April, 2000 - present), Idex Management, Inc.
                                                                (investment adviser) and WRL Investment Management, Inc.
                                                                (investment adviser); Assistant Secretary (April, 1999 -
                                                                present); Vice President and Counsel (March, 1997 - May,
                                                                1999), Salomon Smith Barney; Assistant Vice President,
                                                                Associate Corporate Counsel and Trust Officer (September,
                                                                1993 - March, 1997), Franklin Templeton Mutual Funds.


Thomas E. Pierpan/(1,2)/        Vice President and              Associate General Counsel and Secretary (December, 1997 -
(DOB 10/18/43)                  Assistant Secretary             December, 1999), IDEX Mutual Funds (investment company);
                                                                Vice President (March, 1995 - present), Assistant Secretary
                                                                (March, 1995 - December, 1997 and December, 1999 - present)
                                                                and Associate General Counsel and Secretary (December, 1997
                                                                - December, 1999), WRL Series Fund (investment company);
                                                                Senior Vice President and General Counsel (December, 1999 -
                                                                present), Assistant Secretary (March, 1996 - present),
                                                                Associate General Counsel (January, 1997 - December, 1999),
                                                                Vice President (December, 1993 - December, 1999) and Counsel
                                                                (April, 1995 - January, 1997), Western Reserve Life
                                                                Assurance Co. of Ohio; Assistant Vice President and
                                                                Assistant Secretary (December, 1998 - present), AFSG
                                                                Securities Corp. (underwriter).



Christopher G. Roetzer/(1,2)/   Vice President,                 Assistant Vice President (November, 1990 - March, 1997),
(DOB 01/11/63)                  Assistant Treasurer             IDEX Mutual Funds (investment company); Vice President
                                and Principal Ac-               (December 2000 - present), AFSG Securities Corp.
                                counting Officer                (underwriter); Vice President, Fund Financial Reporting and
                                                                Control (October, 1996 - present) and Assistant Vice
                                                                President (May, 1988 - October, 1996), Idex Investor
                                                                Services, Inc. (transfer agent); Vice President (November,
                                                                1990 - April, 2000), Index Management, Inc. (investment
                                                                adviser); Assistant Vice President (May, 1988 - present),
                                                                InterSecurities, Inc. (broker-dealer/underwriter).

                           Position(s)
Name, Address and Age   held with the Fund    Principal Occupation(s) During the past 5 years
---------------------   ------------------    -------------------------------------------------
Julian Lerner           Trustee Emeritus      Currently retired; Trustee of American Skandia
(DOB 11/12/24)          effective January 1,  Trust; Director of American Skandia Advisory
One Spurling Plaza      2000)                 Funds; Trustee of American Skandia Master Trust;
Suite 208                                     Investment Consultant (1995-1996) and Senior Vice
12850 Spurling Road                           President (1987-1995), Aim Capital Management
Dallas, Texas 75230                           (investment adviser).

(1) The principal business address is P.O. Box 9015 , Clearwater, Florida 33758-9015.
(2) Interested Person, as defined in the 1940 Act, and affiliated person of Investment Adviser.

The Fund pays no salaries or compensation to any of its officers, all of whom are officers or employees of either ISI, IMI or their affiliates. Disinterested Trustees (i.e., Trustees who are not affiliated with ISI, IMI or any of the
          ----
sub-advisers) receive for each regular Board meeting: (a) a total annual retainer fee of $20,000 from the funds, of which the funds pay a pro rata share allocable to each fund based on the relative assets of the fund; plus (b) $4,000 and incidental expenses per meeting attended. Three of the Disinterested Trustees have been elected to serve on the Fund's Audit Committee, which meets twice annually. Each Audit Committee member receives a total of $2,500 per Audit Committee meeting attended in addition to the regular meetings attended. In the case of a Special Board Meeting, each of the Disinterested Trustees receives a fee of $2,500 plus incidental expenses per special meeting attended, in addition to the regular meetings attended. Any fees and expenses paid to Trustees who are affiliates of IMI or ISI are paid by IMI and/or ISI and not by the funds.

Commencing on January 1, 1996, a non-qualified deferred compensation plan (the "Plan") became available to Trustees who are not interested persons of the Fund. Under the Plan, compensation may be deferred that would otherwise be payable by the Fund and/or WRL Series Fund, Inc., to a Disinterested Trustee or Director on a current basis for services rendered as Trustee or Director. Deferred compensation amounts will accumulate based on the value of Class A shares of a fund (without imposition of sales charge), as elected by the Trustee. It is not anticipated that the Plan will have any impact on the funds.

The following table provides compensation amounts paid to Disinterested Trustees of the Fund for the fiscal year ended October 31, 2000.

                                        COMPENSATION TABLE
                                            Aggregate               Pension Or Retirement        Total Compensation Paid to
                                        Compensation From        Benefits Accrued As Part of         Trustees from Fund
Name of Person, Position                IDEX Mutual Funds *              Fund Expenses                    Complex**
------------------------             -----------------------     ---------------------------     --------------------------
                                     For Year Ended 10/31/00            As of 10/31/00                    10/31/00
Peter R. Brown, Trustee                     $ 43,500                       $ 9,000                        $ 67,000
Daniel Calabria, Trustee                    $ 38,500                       $ 4,693                        $ 38,500
James L. Churchill, Trustee/(1)/            $ 38,500                       $24,300                        $ 38,500
Charles C. Harris, Trustee                  $ 43,500                       $ 6,900                        $ 66,000
Julian A. Lerner, Trustee***                $  9,000                       $    --                        $  9,000
William W. Short, Jr., Trustee              $ 43,500                       $34,875                        $ 62,000
Jack E. Zimmerman, Trustee                  $ 38,500                       $    --                        $ 38,500
                                            --------                       -------                        --------
Total                                       $255,000                       $79,768                        $319,500

_______________________
* Of this aggregate compensation, the total amounts deferred (including earnings) and accrued for the benefit of the participating Trustees for the year ended October 31, 2000 were as follows: Peter R. Brown, $19,776; Daniel Calabria, $14,318; James L. Churchill, $34,094; William W. Short, Jr., $37,555; Charles Harris, $6,900 and Jack E. Zimmerman, $3,761.

**   The Fund Complex consists of IDEX Mutual Funds and WRL Series Fund, Inc.

***  Effective January 1, 2000, Mr. Lerner became a Trustee Emeritus.

(1) Mr. Churchill resigned from the Board effective March 27, 2001 and is now serving as Trustee Emeritus.

The Board of Trustees has adopted a policy whereby any Disinterested Trustee of the Fund in office on September 1, 1990 who has served at least three years as a trustee may, subject to certain limitations, elect upon his resignation to serve as a trustee emeritus for a period of two years. A trustee emeritus has no authority, power or responsibility with respect to any matter of the Fund. While serving as such, a trustee emeritus is entitled to receive from the Fund an annual fee equal to one-half the fee then payable per annum to Disinterested Trustees of the Fund, plus reimbursement of expenses incurred for attendance at Board meetings.

The Fund has an Executive Committee whose members currently are John R. Kenney, Pat Baird and Peter R. Brown. The Executive Committee may perform all of the functions which may be performed by the Board of Trustees, except as set forth in the Declaration of Trust and By-Laws of the Fund or as prohibited by applicable law.

During the fiscal year ended October 31, 2000, the Fund paid $356,945 in trustees fees and expenses and $7,500 in trustee emeritus fees or expenses. As of January 30, 2001, the trustees and officers held in the aggregate less than 1% of the outstanding shares of each of the funds.

                               PURCHASE OF SHARES

As stated in the prospectus, each fund offers investors a choice of four classes of shares. (IDEX Janus Growth also includes a fifth class, Class T shares, which are not available for new investors.) Class A, Class B, Class C or Class M shares of a fund can be purchased through ISI or through broker-dealers or other financial institutions that have sales agreements with ISI. Shares of each fund are sold at the net asset value per share as determined at the close of the regular session of business on the New York Stock Exchange next occurring after a purchase order is received and accepted by the fund. (The applicable sales charge is added in the case of Class A, Class M and Class T shares.) The prospectus contains detailed information about the purchase of fund shares.

                               DEALER REALLOWANCES

IDEX sells shares of its funds both directly and through authorized dealers. When you buy shares, your fund receives the entire NAV of the shares you purchase. AFSG keeps the sales charge, then "reallows" a portion to the dealers through which shares were purchased. This is how dealers are compensated.

From time to time, AFSG will create special promotions in which dealers earn larger reallowances in return for selling significant amounts of shares or for certain training services. Sometimes, these dealers may earn virtually the entire sales charge; at those times, they may be deemed underwriters as described in the 1933 Act.

Promotions may also involve non-cash incentives such as prizes or merchandise. Non-cash compensation may also be in the form of attendance at seminars conducted by AFSG, including lodging and travel expenses, in accordance with the rules of the NASD.

Reallowances may also be given to financial institutions to compensate them for their services in connection with Class A share sales and servicing of shareholder accounts.

AFSG may also pay dealers or financial institutions from its own funds or administrative services for larger accounts.

                        Class A Share Dealer Reallowances
      (all funds except IDEX Janus Flexible Income, IDEX AEGON Income Plus and IDEX Federated Tax Exempt)

                                                   Reallowance to Dealers as a %
Amount of Purchase                                        of Offering Price
------------------                                        -----------------

Under $50 Thousand                                                4.75%
$50 Thousand to under $100 Thousand                               4.00%
$100 Thousand to under $250 Thousand                              2.75%
$250 Thousand to under $500 Thousand                              2.25%
$500 Thousand to under $1 Million                                 1.75%
For purchases of $1 Million and above:
$1 Million to under $5 Million                                    1.00%
$5 Million to under $50 Million                          Plus     0.50%
$50 Million and above                                    Plus     0.25%


                        Class A Share Dealer Reallowances
               (IDEX Janus Flexible Income, IDEX AEGON Income Plus
                         and IDEX Federated Tax Exempt)

                                                   Reallowance to Dealers as a %
Amount of Purchase                                        of Offering Price
------------------                                        -----------------
Under $50 Thousand                                                4.00%
$50 Thousand to under $100 Thousand                               3.25%
$100 Thousand to under $250 Thousand                              2.75%
$250 Thousand to under $500 Thousand                              1.75%
$500 Thousand to under $1 Million                                 1.00%
For purchases of $1 Million and above:
$1 Million to under $5 Million                                    0.50%
$5 Million and above                                     Plus     0.25%


                        Class B Share Dealer Reallowances

                                               Reallowance to Dealers as a %
                                                     of Offering Price
                                                     -----------------
All purchases                                              5.00%*
                                            * From time to time, AFSG may
                                              reallow to a dealer an amount
                                              less than 5% on sales of Class B
                                              shares. In such circumstances,
                                              AFSG will benefit directly to the
                                              extent the reallowance percentage
                                              is reduced below 5% on any
                                              purchase of Class B shares.

                        Class M Share Dealer Reallowances

                                               Reallowance to Dealers as a %
Amount of Purchase                                   of Offering Price
------------------                                   -----------------
All purchases                                              2.00%


                        Class T Share Dealer Reallowances
                               (IDEX Janus Growth)

                                               Reallowance to Dealers as a %
Amount of Purchase                                   of Offering Price
------------------                                   -----------------
$1,000,000 and over                                        1.00%

                               DISTRIBUTION PLANS

As stated in the prospectus under "Investment Advisory and Other Services," each fund has adopted a separate Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (individually, a "Plan" and collectively, the "Plans"), applicable to Class A, Class B, Class C and Class M shares of the fund. This Plan is structured as a Compensation Plan. Class T shares of IDEX Janus Growth are not subject to annual distribution and service fees.

In determining whether to approve the Distribution Plan and the Distribution Agreements, the Trustees considered the possible advantages afforded shareholders from adopting the Distribution Plans and Distribution Agreements. The Trustees were informed by representatives of AFSG that reimbursements of distribution-related expenses by the Fund under the Distribution Plans would provide incentives to AFSG to establish and maintain an enhanced distribution system whereby new investors will be attracted to the funds. The Trustees believe that improvements in distribution services should result in increased sales of shares in the funds. In turn, increased sales are expected to lead to an increase in a fund's net asset levels, which would enable the funds to achieve economies of scale and lower their per-share operating expenses. In addition, higher net asset levels could enhance the investment management of the funds, for net inflows of cash from new sales may enable a fund's investment adviser and sub-adviser to take advantage of attractive investment opportunities. Finally, reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the capital necessary to meet redemption requests.

Under the Plans for Class A shares (the "Class A Plans"), a fund may pay AFSG an annual distribution fee of up to 0.35% and an annual service fee of up to 0.25% of the average daily net assets of a fund's Class A shares; however, to the extent that a fund pays service fees, the amount which a fund may pay as a distribution fee is reduced accordingly so that the total fees payable under the Class A Plan may not exceed on an annualized basis 0.35% of the average daily net assets of a fund's Class A shares.

Under the Plans for Class B shares (the "Class B Plans"), a fund may pay AFSG an annual distribution fee of up to 0.75% and an annual service fee of up to 0.25% of the average daily net assets of the fund's Class B shares.

Under the Plans for Class C shares (the "Class C Plans"), a fund may pay AFSG an annual distribution fee of up to 0.75% and an annual service fee of up to 0.25% of the average daily net assets of the fund's Class C shares.

Under the Plans for Class M shares (the "Class M Plans"), a fund may pay AFSG an annual distribution fee of up to 0.75% and an annual service fee of up to 0.25% of the average daily net assets of the fund's Class M shares; however, the total fee payable pursuant to the Class M Plan may not, on an annualized basis, exceed 0.90% of the average daily net assets of the fund's Class M shares.

AFSG may use the fees payable under the Class A, Class B, Class C and Class M Plans as it deems appropriate to pay for activities or expenses primarily intended to result in the sale of the Class A, Class B, Class C or Class M shares, respectively, or in personal service to and/or maintenance of these shareholder accounts. For each class, these activities and expenses may include, but are not limited to:

        Compensation to employees of AFSG;

        Compensation to and expenses of AFSG and other selected dealers who engage in or otherwise support the distribution of shares or who service shareholder accounts;

        The costs of printing and distributing prospectuses, statements of additional information and reports for other than existing shareholders; and

        The cost of preparing, printing and distributing sales literature and advertising materials.

Under the Plans, as required by Rule 12b-1, the Board of Trustees will review, at least quarterly, a written report provided by AFSG of the amounts expended by AFSG in distributing and servicing Class A, Class B, Class C or Class M shares of the funds and the purpose for which such expenditures were made. For so long as the Plans are in effect, selection and nomination of the Trustees who are not interested persons of the Fund shall be committed to the discretion of the Trustees who are not interested persons of the Fund.

A Plan may be terminated as to a class of shares of a fund at any time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of the applicable class. A Plan may be amended by vote of the Trustees, including a majority of the Disinterested Trustees of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement relating thereto, cast in person at a meeting called for that purpose. Any amendment of a Plan that would materially increase the costs to a particular class of shares of a fund requires approval by the shareholders of that class. A Plan will remain in effect for successive one year periods, so long as such continuance is approved annually by vote of the Fund's Trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

                                DISTRIBUTION FEES

Distribution related expenses incurred by ISI for the fiscal year ended October 31, 2000 are listed in the table below. These expenses have been partially reimbursed to AFSG by a 12b-1 arrangement with the funds.

                                                      IDEX Alger                                      IDEX GE
                                                   Aggressive Growth                           International Equity
                                     --------------------------------------------     ----------------------------------------
                                           A          B          C**       M***           A           B        C**      M***
                                        Shares     Shares     Shares      Shares       Shares      Shares    Shares    Shares
                                     ---------     ------     ------      ------       ------      ------    ------    ------
Advertising                          $   12,299   $ 10,738    $  2,972   $  2,827   $      529  $      538  $    148  $     79
Printing/mailing
  prospectuses to other than
  current shareholders               $   75,412   $ 65,841    $ 18,226   $ 17,335   $    3,243  $    3,297  $    906  $    484
Compensation to
  underwriters                       $  181,072   $ 32,396    $ 15,643   $  9,761   $   94,882  $   21,757  $  3,662  $  1,676
Compensation to dealers              $  157,656   $ 86,513    $  1,449   $ 33,254   $    7,877  $   13,899  $   $171  $  1,633
Compensation to sales personnel      $  253,339   $221,184    $ 61,228   $ 58,235   $   10,895  $   11,075  $  3,044  $  1,626
Interest or other finance charges    $       --   $     --    $     --   $     --   $       --  $       --  $     --  $     --
Travel                               $   27,002   $ 23,575    $  6,526   $  6,207   $    1,161  $    1,180  $    324  $    173
Office expenses                      $   67,486   $ 58,920    $ 16,310   $ 15,513   $    2,902  $    2,950  $    811  $    433
Administrative processing costs      $   14,827   $    544    $  1,058   $    107   $    2,686  $      675  $     47  $    116
TOTAL                                $  789,095   $499,711    $123,413   $143,239   $  124,175  $   55,371  $  9,113  $  6,222

                                                    IDEX Janus
                                              Capital Appreciation                             IDEX Janus Global
                                     --------------------------------------------   ------------------------------------------
                                         A           B          C**        M***        A            B         C**       M***
                                      Shares       Shares      Shares     Shares     Shares       Shares     Shares    Shares
                                     ---------     ------      ------     ------     ------       ------     ------    ------
Advertising                          $   18,402   $ 22,219    $  8,186   $  6,481   $   35,149  $   39,290  $ 19,864  $ 19,952
Printing/mailing
  prospectuses to other than
  current shareholders               $  112,835   $136,239    $ 50,197   $ 39,742   $  215,523  $  240,916  $121,799  $122,341
Compensation to
  underwriters                       $  895,525   $ 17,061    $  2,272   $  5,356   $ (195,378) $   16,582  $  5,301  $ 16,192
Compensation to dealers              $   64,986   $ 38,032    $  1,732   $ 69,438   $  217,101  $   88,907  $  1,682  $ 58,450
Compensation to sales personnel      $  379,057   $457,680    $168,630   $133,510   $  724,024  $  809,330  $409,170  $410,991
Interest or other finance charges    $       --   $     --    $     --   $     --   $       --  $       --  $     --  $     --
Travel                               $   40,402   $ 48,782    $ 17,974   $ 14,230   $   77,171  $   86,263  $ 43,612  $ 43,806
Office expenses                      $  100,976   $121,920    $ 44,921   $ 35,565   $  192,870  $  215,595  $108,997  $109,483
Administrative processing costs      $   11,311   $ 12,255    $  2,014   $    481   $   29,724  $   11,063  $  3,910  $    780
TOTAL                                $1,623,494   $854,188    $295,925   $304,804   $1,296,183  $1,507,946  $714,334  $781,996

                                                                                                    IDEX Jennison Equity
                                                   IDEX Janus Growth*                                 Opportunity/(a)/
                                  ------------------------------------------------   -----------------------------------------------
                                      A            B            C**        M***          A            B           C**        M***
                                    Shares       Shares       Shares      Shares       Shares      Shares       Shares      Shares
                                  ----------   ----------   ----------  ----------   ----------  ----------   ----------  ----------

Advertising                       $   96,440   $   85,005   $   20,185  $   28,038   $      345  $      301   $       60  $       48
Printing/mailing
  prospectuses to other than
  current shareholders            $  591,348   $  521,230   $  123,772  $  171,922   $    2,115  $    1,848   $      368  $      292
Compensation to
  underwriters                    $1,865,691   $  115,362   $      (73) $   63,013   $  161,959  $   14,744   $      893  $   14,617
Compensation to dealers           $2,691,935   $  301,575   $    4,306  $  135,797   $   56,605  $   72,646   $      865  $    6,687
Compensation to sales personnel   $1,986,568   $1,751,015   $  415,797  $  577,551   $    7,106  $    6,207   $    1,237  $      980
Interest or other finance charges $       --   $       --   $       --  $       --   $       --  $       --   $       --  $       --
Travel                            $  211,740   $  186,633   $   44,318  $   61,559   $      757  $      662   $      132  $      104
Office expenses                   $  529,195   $  466,447   $  110,763  $  153,852   $    1,893  $    1,653   $      329  $      261
Administrative processing costs   $   61,065   $      918   $    4,010  $      318   $    2,010  $      257   $       38  $    1,003
TOTAL                             $8,033,982   $3,428,184   $  723,077  $1,192,049   $  232,790  $   98,317   $    3,922  $   23,993

                                              IDEX NWQ Value Equity                          IDEX LKCM Strategic Total Return
                                    ------------------------------------------------   ---------------------------------------------
                                         A            B           C**        M***           A            B          C**        M***
                                      Shares       Shares       Shares      Shares       Shares        Shares     Shares      Shares
                                    ----------   ----------   ---------   ----------   ----------   ----------   --------  ---------
Advertising                         $      437   $      783   $     139   $      172   $    6,437   $    4,700   $    410  $   1,238
Printing/mailing
 prospectuses to other than
 current shareholders               $    2,683   $    4,802   $     851   $    1,058   $   39,469   $   28,820   $  2,512  $   7,591
Compensation to
 underwriters                       $   34,774   $    9,442   $     848   $    3,261   $  201,371   $  501,977   $ 10,735  $  25,172
Compensation to dealers             $    8,254   $    7,840   $   1,432   $    2,020   $   12,318   $  957,343   $     27  $ 131,213
Compensation to sales personnel     $    9,012   $   16,131   $   2,860   $    3,553   $  132,593   $   96,817   $  8,439  $  25,503
Interest or other finance charges   $       --   $       --   $      --   $       --   $       --   $       --   $     --  $      --
Travel                              $      961   $    1,719   $     305   $      379   $   14,133   $   10,319   $    899  $   2,718
Office expenses                     $    2,401   $    4,297   $     762   $      947   $   35,321   $   25,791   $  2,248  $   6,794
Administrative processing costs     $    2,514   $      317   $      57   $      784   $   12,023   $      720   $    132  $     637
TOTAL                               $   61,033   $   45,332   $   7,254   $   12,174   $  453,665   $1,626,486   $ 25,403  $ 200,866

                                               IDEX Dean Asset Allocation                           IDEX Janus Balanced
                                    ------------------------------------------------   ---------------------------------------------
                                         A            B           C**        M***           A            B          C**        M***
                                      Shares       Shares       Shares      Shares       Shares        Shares     Shares      Shares
                                    ----------   ----------   ----------  ----------   ----------   ----------   --------  ---------
Advertising                         $      553   $      467   $       88  $      151   $   33,437   $   37,806   $  7,044  $  14,692
Printing/mailing
 prospectuses to other than
 current shareholders               $    3,388   $    2,866   $      537  $      923   $  205,029   $  231,820   $ 43,191  $  90,086
Compensation to
 underwriters                       $   67,729   $  126,896   $    2,351  $    9,737   $  624,117   $   30,862   $ 11,670  $  35,815
Compensation to dealers             $  156,824   $  186,428   $      920  $   12,204   $  897,146   $  558,845   $    372  $  68,048
Compensation to sales personnel     $   11,382   $    9,627   $    1,803  $    3,101   $  688,772   $  778,772   $145,097  $ 302,635
Interest or other finance charges   $       --   $       --   $       --  $       --   $       --   $       --   $     --  $      --
Travel                              $    1,213   $    1,026   $      192  $      330   $   73,413   $   83,006   $ 15,465  $  32,257
Office expenses                     $    3,032   $    2,564   $      480  $      826   $  183,479   $  207,454   $ 38,652  $  80,618
Administrative processing costs     $      230   $      314   $       37  $      649   $    5,567   $    7,835   $    947  $     412
TOTAL                               $  244,352   $  330,189   $    6,408  $   27,921   $2,710,961   $1,936,401   $262,438  $ 624,562


                                              IDEX Janus Flexible Income                     IDEX AEGON Income Plus
                                    ---------------------------------------------      ------------------------------------------
                                        A             B          C**         M***          A          B         C**         M***
                                     Shares         Shares      Shares      Shares      Shares      Shares     Shares      Shares
                                    --------        ------      ------      ------      ------      ------     ------      ------
Advertising                         $   1,214    $   1,642   $   1,325   $     675   $   6,693   $   6,593   $     174   $   1,795
Printing/mailing
 prospectuses to other than
 current shareholders               $   7,446    $  10,067   $   8,122   $   4,137   $  41,040   $  40,424   $   1,064   $  11,006
Compensation to
 underwriters                       $ (65,024)   $  14,165   $  26,149   $     955   $  58,870   $   4,536   $  11,121   $   3,147
Compensation to dealers             $ 583,343    $  14,784   $     128   $   2,843   $  34,529   $  10,413   $      20   $   5,087
Compensation to sales personnel     $  25,014    $  33,818   $  27,284   $  13,896   $ 137,871   $ 135,800   $   3,574   $  36,973
Interest or other finance charges   $      --    $      --   $      --   $      --   $      --   $      --   $      --   $      --
Travel                              $   2,666    $   3,605   $   2,908   $   1,481   $  14,695   $  14,474   $     381   $   3,941
Office expenses                     $   6,663    $   9,009   $   7,268   $   3,702   $  36,727   $  36,175   $     952   $   9,849
Administrative processing costs     $     756    $     568   $      99   $     154   $   1,974   $      56   $      43   $     107
TOTAL                               $ 562,078    $  87,657   $  73,282   $  27,843   $ 332,399   $ 248,471   $  17,329   $  71,904

                                         IDEX Federated Tax Exempt/(b)/                   IDEX Goldman Sachs Growth
                                    -----------------------------------------   -----------------------------------------
                                        A          B        C**        M***         A         B         C**        M***
                                     Shares     Shares     Shares     Shares     Shares     Shares     Shares     Shares
                                    --------   --------   --------   --------   --------   --------   --------   --------
Advertising                         $  5,000   $  7,989   $     52   $  2,366   $  3,643   $  3,121   $  2,430   $  9,197
Printing/mailing
  prospectuses to other than
  current shareholders              $ 30,657   $ 48,989   $    319   $ 14,509   $ 22,339   $ 19,139   $ 14,903   $ 56,396
Compensation to
  underwriters                      $  4,222   $  1,821   $  2,509   $    217   $ 20,364   $  4,412   $  2,642   $    484
Compensation to dealers             $  5,848   $  4,781   $    274   $    593   $  1,319   $  4,761   $  3,699   $    892
Compensation to sales personnel     $102,989   $164,572   $  1,070   $ 48,741   $ 75,045   $ 64,295   $ 50,065   $189,457
Interest or other finance charges   $     --   $     --   $     --   $     --   $     --   $     --   $     --   $     --
Travel                              $ 10,977   $ 17,541   $    114   $  5,195   $  7,999   $  6,853   $  5,336   $ 20,193
Office expenses                     $ 27,435   $ 43,840   $    285   $ 12,984   $ 19,991   $ 17,127   $ 13,337   $ 50,469
Administrative processing costs     $    453   $ 27,276   $     17   $    463   $ 10,668   $    448   $     71   $    178
TOTAL                               $187,581   $316,808   $  4,640   $ 85,067   $161,367   $120,155   $ 92,484   $327,266

                                                IDEX T. Rowe Price
                                                  Dividend Growth                           IDEX Salomon All Cap
                                    -----------------------------------------   -----------------------------------------
                                        A          B         C**       M***        A          B         C**        M***
                                     Shares     Shares     Shares     Shares     Shares     Shares     Shares     Shares
                                    --------   --------   --------   --------   --------   --------   --------   --------
Advertising                         $    584   $    955   $    283   $    214   $  3,054   $  4,656   $  1,526   $  1,424
Printing/mailing
 prospectuses to other than
 current shareholders               $  3,582   $  5,853   $  1,738   $  1,315   $ 18,724   $ 28,551   $  9,359   $  8,730
Compensation to
 underwriters                       $  9,313   $    394   $  5,047   $  2,417   $ 10,956   $  4,520   $  5,169   $  1,013
Compensation to dealers             $  3,115   $  1,606   $  2,070   $    988   $  5,473   $  4,591   $  8,912   $  1,114
Compensation to sales personnel     $ 12,034   $ 19,663   $  5,839   $  4,418   $ 62,901   $ 95,914   $ 31,440   $ 29,326
Interest or other finance charges   $     --   $     --   $     --   $     --   $     --   $     --   $     --   $     --
Travel                              $  1,283   $  2,096   $    622   $    471   $  6,704   $ 10,223   $  3,351   $  3,126
Office expenses                     $  3,206   $  5,238   $  1,556   $  1,177   $ 16,756   $ 25,550   $  8,375   $  7,812
Administrative processing costs     $     60   $     57   $     83   $    544   $  2,931   $    797   $    198   $  3,457
TOTAL                               $ 33,177   $ 35,861   $ 17,239   $ 11,545   $127,499   $174,803   $ 68,329   $ 56,000

                                      IDEX Pilgrim Baxter Mid Cap Growth               IDEX T. Rowe Price Small Cap
                                    ----------------------------------------     ---------------------------------------
                                       A          B         C**        M***         A          B         C**       M***
                                    Shares     Shares     Shares      Shares     Shares     Shares     Shares     Shares
                                    ------     ------     ------      ------     ------     ------     ------     ------
Advertising                         $  6,360   $  8,710   $  2,700   $  1,790   $  1,008   $  1,083   $    279   $    269
Printing/mailing
 prospectuses to other than
 current shareholders               $ 39,000   $ 53,407   $ 16,557   $ 10,977   $  6,183   $  6,641   $  1,709   $  1,652
Compensation to
 underwriters                       $  1,742   $ 19,938   $    663   $    202   $ 15,260   $  2,576   $  1,870   $    584
Compensation to dealers             $  4,100   $ 33,317   $  1,128   $     27   $  1,979   $    569   $    867   $      6
Compensation to sales personnel     $131,017   $179,416   $ 55,621   $ 36,876   $ 20,772   $ 22,308   $  5,740   $  5,549
Interest or other finance charges   $     --   $     --   $     --   $     --   $     --   $     --   $     --   $     --
Travel                              $ 13,965   $ 19,123   $  5,928   $  3,930   $  2,214   $  2,378   $    612   $    591
Office expenses                     $ 34,901   $ 47,794   $ 14,817   $  9,823   $  5,533   $  5,943   $  1,529   $  1,478
Administrative processing costs     $ 37,365   $  1,569   $    587   $    591   $    274   $    855   $    115   $  2,997
TOTAL                               $268,451   $363,274   $ 98,002   $ 64,217   $ 53,225   $ 42,352   $ 12,720   $ 13,126


                                          IDEX Pilgrim Baxter Technology                   IDEX GE U.S. Equity
                                    -----------------------------------------   -----------------------------------------
                                        A          B         C**        M***        A          B         C**       M***
                                     Shares     Shares     Shares     Shares     Shares     Shares     Shares     Shares
                                    --------   --------   --------   --------   ---------  --------   --------   --------
Advertising                         $  4,292   $  6,245   $  2,357   $  1,501   $    402   $    551   $    322   $     99
Printing/mailing
 prospectuses to other than
 current shareholders               $ 26,320   $ 38,291   $ 14,450   $  9,206   $  2,467   $  3,377   $  1,972   $    607
Compensation to
 underwriters                       $  1,564   $     --   $  1,839   $    353   $ 14,039   $     --   $ 11,464   $  1,717
Compensation to dealers             $  1,187   $     --   $     --   $    954   $ 21,300   $     --         --   $ 12,614
Compensation to sales personnel     $ 88,419   $128,636   $ 48,543   $ 30,927   $  8,288   $ 11,344   $  6,626   $  2,038
Interest or other finance charges   $     --   $     --   $     --   $     --   $     --   $     --   $     --   $     --
Travel                              $  9,424   $ 13,711   $  5,174   $  3,296   $    883   $  1,209   $    706   $    217
Office expenses                     $ 23,554   $ 34,267   $ 12,931   $  8,238   $  2,208   $  3,022   $  1,765   $    543
Administrative processing costs     $  1,606   $  1,962   $    334   $    525   $     93   $    134   $     15   $     41
TOTAL                               $156,366   $223,111   $ 85,627   $ 55,001   $ 49,681   $ 19,637   $ 22,871   $ 17,875


                                        IDEX Transamerica Small Company                IDEX Transamerica Equity
                                    --------------------------------------      --------------------------------------
                                       A         B         C**      M***           A          B        C**       M***
                                     Shares    Shares    Shares    Shares        Shares     Shares    Shares    Shares
                                    --------  --------  --------- --------      --------   --------  --------  -------
Advertising                         $   516   $   550   $   269   $   273        $   429   $   431   $   196   $   169
Printing/mailing
  prospectuses to other than
  current shareholders              $ 3,163   $ 3,370   $ 1,652   $ 1,673        $ 2,632   $ 2,643   $ 1,202   $ 1,038
Compensation to
  underwriters                      $ 2,015   $    --   $   582   $   330        $ 1,443   $    --   $   642   $   624
Compensation to dealers             $   707   $    --   $    --   $   514        $   737   $    --   $    --   $   785
Compensation to sales personnel     $10,627   $11,322   $ 5,549   $ 5,620        $ 8,841   $ 8,878   $ 4,038   $ 3,487
Interest or other finance charges   $    --   $    --   $    --   $    --        $    --   $    --   $    --   $    --
Travel                              $ 1,133   $ 1,207   $   591   $   599        $   942   $   946   $   430   $   372
Office expenses                     $ 2,831   $ 3,016   $ 1,478   $ 1,497        $ 2,355   $ 2,365   $ 1,076   $   929
Administrative processing costs     $   134   $   200   $    44   $    54        $    72   $    91   $    13   $    30
TOTAL                               $21,126   $19,664   $10,165   $10,559        $17,451   $15,353   $ 7,597   $ 7,433

                                         IDEX Great Companies -- America(SM)         IDEX Great Companies -- Technology(SM)
                                        ----------------------------------------     --------------------------------------
                                           A          B          C**       M***         A           B        C**      M***
                                        Shares     Shares     Shares      Shares     Shares      Shares    Shares    Shares
                                        ------     ------     ------      ------     ------      ------    ------    ------

Advertising                             $ 1,770    $   971    $   433    $   264    $   919    $   444    $   214    $   101
Printing/mailing
  prospectuses to other than
  current shareholders                  $10,855    $ 5,953    $ 2,658    $ 1,619    $ 5,632    $ 2,724    $ 1,311    $   620
Compensation to

  underwriters                          $ 4,006    $    --    $   548    $   339    $ 1,914    $    --    $   264    $   146
Compensation to dealers                 $ 2,067    $    --    $    --    $   467    $ 1,084    $    --    $    --    $   220
Compensation to sales personnel         $36,467    $19,998    $ 8,929    $ 5,437    $18,921    $ 9,150    $ 4,403    $ 2,082
Interest or other finance charges       $    --    $    --    $    --    $    --    $    --    $    --    $    --    $    --
Travel                                  $ 3,887    $ 2,131    $   952    $   580    $ 2,017    $   975    $   469    $   222
Office expenses                         $ 9,714    $ 5,327    $ 2,378    $ 1,448    $ 5,040    $ 2,437    $ 1,173    $   554
Administrative processing costs         $   209    $   137    $    35    $    21    $   159    $   107    $    25    $    14
TOTAL                                   $68,975    $34,517    $15,933    $10,174    $35,685    $15,836    $ 7,858    $ 3,959


                                          IDEX Great Companies -- Global/2/             IDEX Gabelli Global Growth
                                         ------------------------------------     --------------------------------------
                                            A          B        C**     M***         A           B       C**       M***
                                         Shares     Shares   Shares    Shares     Shares     Shares    Shares     Shares
                                         ------     ------   ------    ------     ------     ------    ------     ------

Advertising                             $   317    $    84   $   54    $  127     $   690    $ 1,007   $ 1,090    $   349
Printing/mailing
  prospectuses to other than
  current shareholders                  $ 1,944    $   515   $  329    $  776     $ 4,230    $ 6,176   $ 6,682    $ 2,139
Compensation to

  underwriters                          $   244    $    --   $  202    $   --     $   642    $    --   $   339    $    --
Compensation to dealers                 $    --    $    --   $   --    $   --     $    --    $    --   $    --    $    --
Compensation to sales personnel         $ 6,530    $ 1,729   $1,105    $2,607     $14,210    $20,748   $22,447    $ 7,185
Interest or other finance charges       $    --    $    --   $   --    $   --     $    --    $    --   $    --    $    --
Travel                                  $   696    $   184   $  118    $  278     $ 1,515    $ 2,211   $ 2,393    $   766
Office expenses                         $ 1,739    $   461   $  294    $  695     $ 3,785    $ 5,527   $ 5,980    $ 1,914
Administrative processing costs         $    12    $     7   $    2    $    2     $    44    $    68   $    24    $    11
TOTAL                                   $11,481    $ 2,979   $2,103    $4,484     $25,115    $35,737   $38,955    $12,363


  * Class T shares of IDEX Janus Growth are not subject to annual distribution and service fees.
 ** This class was established on November 1, 1999 and has different fees and expenses than pre-March 1, 1999 C Shares.
*** All shares designated as Class C shares prior to March 1, 1999 were renamed as Class M shares on that date.
(a) Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this and this fund was named IDEX C.A.S.E. Growth.
(b) Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

Expenses are not listed for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000, and for IDEX American Century Income & Growth, IDEX American Century International and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.

                          NET ASSET VALUE DETERMINATION

Net asset value is determined separately for each class of shares of a fund on each day as of the close of the regular session of business on the New York Stock Exchange (the "Exchange"), currently 4:00 p.m. Eastern Time, Monday through Friday, except on: (i) days on which changes in the value of portfolio securities will not materially affect the net asset value of a particular class of shares of the funds; (ii) days during which no shares of a fund are tendered for redemption and no orders to purchase shares of that fund are received; or
(iii) customary national holidays on which the Exchange is closed. The per share net asset value of each class of shares of a fund is determined by adding the fund's total assets, subtracting liabilities and dividing by the number of shares outstanding. The public offering price of a Class A, Class B, Class C, Class M or Class T share of a fund is the net asset value per share plus, the applicable sales charge in the case of Class A, Class M or Class T shares. Investment securities are valued at the closing price for securities traded on a principal securities exchange (U.S. or foreign), or on the NASDAQ National Market. Investment securities traded on the over-the-counter market and listed securities for which no sales are reported for the trading period immediately preceding the time of determination are valued at the last bid price. Foreign currency denominated assets and liabilities are converted into U.S. dollars at the closing exchange rate each day. Other securities for which quotations are not readily available are valued at fair values determined in such manner as a fund's sub-adviser, under the supervision of the Board of Trustees, decides in good faith. (Information is not included in the chart below for IDEX Janus Growth & Income and IDEX Munder Net50 as they commenced operations on December 15, 2000 and for IDEX American Century Income & Growth, IDEX American Century International and IDEX Isabelle Small Cap Value as they commence operations on April 2, 2001.

                 OFFERING PRICE PER SHARE CALCULATED AS FOLLOWS:

                                      Net Asset Value Per Share           Add Maximum      Amount of Sales     Offering Price
As of October 31, 2000             (net assets/shares outstanding)    Selling Commission        Charge            Per Share
----------------------             -------------------------------    ------------------        ------            ---------
IDEX Alger Aggressive Growth
 Class A                                        $32.07                       5.50%              $1.87              $33.94
 Class B                                        $31.23                       0.00%              $  --              $31.23
 Class C*                                       $31.23                       0.00%              $  --              $31.23
 Class M**                                      $31.36                       1.00%              $0.32              $31.68
IDEX GE International Equity
 Class A                                        $12.76                       5.50%              $0.74              $13.50
 Class B                                        $12.53                       0.00%              $  --              $12.53
 Class C*                                       $12.53                       1.00%              $  --              $12.53
 Class M**                                      $12.57                       1.00%              $0.13              $12.70
IDEX Janus Capital Appreciation
 Class A                                        $32.08                       5.50%              $1.87              $33.95
 Class B                                        $31.25                       0.00%              $  --              $31.25
 Class C*                                       $31.25                       0.00%              $  --              $31.25
 Class M**                                      $31.38                       1.00%              $0.32              $31.70
IDEX Janus Global
 Class A                                        $40.20                       5.50%              $2.34              $42.54
 Class B                                        $38.97                       0.00%              $  --              $38.97
 Class C*                                       $38.98                       0.00%              $  --              $38.98
 Class M**                                      $38.94                       1.00%              $0.39              $39.33

                                         Net Asset Value Per Share           Add Maximum        Amount of Sales   Offering Price
As of October 31, 2000                (net assets/shares outstanding)     Selling Commission        Charge          Per Share
----------------------                -------------------------------     ------------------        ------          ---------
IDEX Janus Growth
 Class A                                           $43.81                         5.50%              $2.55           $46.36
 Class B                                           $42.08                         0.00%              $  --           $42.08
 Class C*                                          $42.08                         0.00%              $  --           $42.08
 Class M**                                         $42.35                         1.00%              $0.43           $42.78
 Class T                                           $44.76                         8.50%              $4.16           $48.92
IDEX Jennison Equity Opportunity/(a)/
 Class A                                           $10.26                         5.50%              $0.60           $10.86
 Class B                                           $10.01                         0.00%              $  --           $10.01
 Class C*                                          $10.01                         0.00%              $  --           $10.01
 Class M**                                         $10.05                         1.00%              $0.10           $10.15
IDEX NWQ Value Equity
 Class A                                           $12.91                         5.50%              $0.75           $13.66
 Class B                                           $12.61                         0.00%              $  --           $12.61
 Class C*                                          $12.61                         0.00%              $  --           $12.61
 Class M**                                         $12.66                         1.00%              $0.13           $12.79
IDEX LKCM Strategic Total Return
 Class A                                           $17.02                         5.50%              $0.99           $18.01
 Class B                                           $17.01                         0.00%              $  --           $17.01
 Class C*                                          $17.01                         0.00%              $  --           $17.01
 Class M**                                         $17.01                         1.00%              $0.17           $17.18
IDEX Dean Asset Allocation
 Class A                                           $12.75                         5.50%              $0.74           $13.49
 Class B                                           $12.74                         0.00%              $  --           $12.74
 Class C*                                          $12.74                         0.00%              $  --           $12.74
 Class M**                                         $12.74                         1.00%              $0.13           $12.87
IDEX Janus Balanced
 Class A                                           $19.75                         5.50%              $1.15           $20.90
 Class B                                           $19.73                         0.00%              $  --           $19.73
 Class C*                                          $19.73                         0.00%              $  --           $19.73
 Class M**                                         $19.73                         1.00%              $0.20           $19.93
IDEX Janus Flexible Income
 Class A                                           $ 9.26                         4.75%              $0.46           $ 9.72
 Class B                                           $ 9.26                         0.00%              $  --           $ 9.26
 Class C*                                          $ 9.26                         0.00%              $  --           $ 9.26
 Class M*                                          $ 9.26                         1.00%              $0.09           $ 9.35
IDEX AEGON Income Plus
 Class A                                           $ 9.24                         4.75%              $0.46           $ 9.70
 Class B                                           $ 9.24                         0.00%              $  --           $ 9.24
 Class C*                                          $ 9.24                         0.00%              $  --           $ 9.24
 Class M**                                         $ 9.24                         1.00%              $0.09           $ 9.33
IDEX Federated Tax Exempt/(b)/
 Class A                                           $10.91                         4.75%              $0.54           $11.45
 Class B                                           $10.90                         0.00%              $  --           $10.90
 Class C*                                          $10.90                         0.00%              $  --           $10.90
 Class M**                                         $10.91                         1.00%              $0.11           $11.02

                                      Net Asset Value Per Share           Add Maximum      Amount of Sales   Offering Price
As of October 31, 2000             (net assets/shares outstanding)    Selling Commission        Charge          Per Share
----------------------             -------------------------------    ------------------        ------          ---------
IDEX Goldman Sachs Growth
 Class A                                        $12.54                           5.50%          $0.73            $13.27
 Class B                                        $12.41                           0.00%          $  --            $12.41
 Class C*                                       $12.41                           0.00%          $  --            $12.41
 Class M**                                      $12.43                           1.00%          $0.13            $12.56
IDEX T. Rowe Price Dividend
Growth
 Class A                                        $10.64                           5.50%          $0.62            $11.26
 Class B                                        $10.63                           0.00%          $  --            $10.63
 Class C*                                       $10.63                           0.00%          $  --            $10.63
 Class M**                                      $10.63                           1.00%          $0.11            $10.74
IDEX Salomon All Cap
 Class A                                        $15.51                           5.50%          $0.90            $16.41
 Class B                                        $15.36                           0.00%          $  --            $15.36
 Class C*                                       $15.36                           0.00%          $  --            $15.36
 Class M**                                      $15.38                           1.00%          $0.16            $15.54
IDEX Pilgrim Baxter Mid Cap
Growth
 Class A                                        $20.94                           5.50%          $1.22            $22.16
 Class B                                        $20.76                           0.00%          $  --            $20.76
 Class C*                                       $20.76                           0.00%          $  --            $20.76
 Class M**                                      $20.79                           1.00%          $0.21            $21.00
IDEX T. Rowe Price Small Cap
 Class A                                        $13.17                           5.50%          $0.77            $13.94
 Class B                                        $13.05                           0.00%          $  --            $13.05
 Class C*                                       $13.05                           0.00%          $  --            $13.05
 Class M**                                      $13.07                           1.00%          $0.13            $13.20
IDEX Pilgrim Baxter Technology
 Class A                                        $ 6.78                           5.50%          $0.39            $ 7.17
 Class B                                        $ 6.73                           0.00%          $  --            $ 6.73
 Class C*                                       $ 6.73                           0.00%          $  --            $ 6.73
 Class M**                                      $ 6.74                           1.00%          $0.07            $ 6.81
IDEX GE U.S. Equity
 Class A                                        $10.83                           5.50%          $0.63            $11.46
 Class B                                        $10.79                           0.00%          $  --            $10.79
 Class C*                                       $10.79                           0.00%          $  --            $10.79
 Class M**                                      $10.79                           1.00%          $0.11            $10.90
IDEX Transamerica Small Company
 Class A                                        $ 8.70                           5.50%          $0.51            $ 9.21
 Class B                                        $ 8.66                           0.00%          $  --            $ 8.66
 Class C*                                       $ 8.66                           0.00%          $  --            $ 8.66
 Class M**                                      $ 8.67                           1.00%          $0.09            $ 8.76
IDEX Transamerica Equity
 Class A                                        $10.16                           5.50%          $0.59            $10.75
 Class B                                        $10.12                           0.00%          $  --            $10.12
 Class C*                                       $10.12                           0.00%          $  --            $10.12
 Class M**                                      $10.12                           1.00%          $0.10            $10.22

                                      Net Asset Value Per Share           Add Maximum      Amount of Sales   Offering Price
As of October 31, 2000             (net assets/shares outstanding)    Selling Commission        Charge          Per Share
----------------------             -------------------------------    ------------------        ------          ---------
IDEX Great Companies --
 America/SM/
 Class A                                        $10.58                           5.50%          $0.62            $11.20
 Class B                                        $10.56                           0.00%          $  --            $10.56
 Class C*                                       $10.56                           0.00%          $  --            $10.56
 Class M**                                      $10.56                           1.00%          $0.11            $10.67
IDEX Great Companies --
 Technology/SM/
 Class A                                        $ 7.93                           5.50%          $0.46            $ 8.39
 Class B                                        $ 7.91                           0.00%          $  --            $ 7.91
 Class C*                                       $ 7.91                           0.00%          $  --            $ 7.91
 Class M**                                      $ 7.92                           1.00%          $0.08            $ 8.00
IDEX Great Companies -- Global/2/
 Class A                                        $ 9.81                           5.50%          $0.57            $10.38
 Class B                                        $ 9.80                           0.00%          $  --            $ 9.80
 Class C*                                       $ 9.80                           0.00%          $  --            $ 9.80
 Class M**                                      $ 9.80                           1.00%          $0.10            $ 9.90
IDEX Gabelli Global Growth
 Class A                                        $10.06                           5.50%          $0.59            $10.65
 Class B                                        $10.05                           0.00%          $  --            $10.05
 Class C*                                       $10.05                           0.00%          $  --            $10.05
 Class M**                                      $10.05                           1.00%          $0.10            $10.15

----------
* This class was established on November 1, 1999 and has different fees and expenses than the pre-March, 1999 shares.

** All shares designated as Class C shares prior to March 1, 1999 were renamed as Class M shares on that date. Effective November 1, 1999, each fund began offering a new Class C share that has different fees and expenses than the previous Class C share.

(a) Prior to December 1, 2000, C.A.S.E. Management, Inc. served as sub-adviser to this fund and this was named IDEX C.A.S.E. Growth.

(b) Prior to June 15, 2000, AEGON USA Investment Management, Inc. served as sub-adviser to this fund.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

An investor may choose among several options with respect to dividends and capital gains distributions payable to the investor. Dividends or other distributions will be paid in full and fractional shares at the net asset value determined as of the ex-dividend date unless the shareholder has elected another distribution option as described in the prospectus. Transaction confirmations and checks for payments designated to be made in cash generally will be mailed on the payable date. The per share income dividends on Class B, Class C and Class M shares of a fund are anticipated to be lower than the per share income dividends on Class A shares of that fund (and Class T shares of IDEX Janus Growth), as a result of higher distribution and service fees applicable to the Class B, Class C and Class M shares.

                              SHAREHOLDER ACCOUNTS

Detailed information about general procedures for Shareholder Accounts and specific types of accounts is set forth in the prospectus.

                                RETIREMENT PLANS

The Fund offers several types of retirement plans that an investor may establish to invest in shares of a fund with tax deductible dollars. Prototype retirement plans for both corporations and self-employed individuals, and for Individual Retirement Accounts, Code Section 401(k) Plans and Simplified Employee Pension Plans are available by calling or writing IDEX Customer Service. These plans require the completion of separate applications which are also available from IDEX Customer Service. State Street Bank & Trust, Kansas City, Missouri, acts as the custodian or trustee under these plans for which it charges an annual fee of up to $15.00 on each such account with a maximum of $30.00 per tax identification number. However, if your retirement plan is under custody of State Street and your combined retirement account balances per taxpayer identification number are more than $50,000, there is generally no fee. Shares of a fund are also available for investment by Code Section 403(b)(7) retirement plans for employees of charities, schools, and other qualifying employers. IDEX Federated Tax Exempt is not well-suited as an investment vehicle for tax-deferred retirement plans which cannot benefit from tax-exempt income and whose distributed earnings are taxable to individual recipients as ordinary income. To receive additional information or forms on these plans, please call IDEX Customer Service at 1-888-233-4339 (toll free) or write to Idex Investor Services, Inc. at P.O. Box 9015, Clearwater, Florida 33758-9015. No contribution to a retirement plan can be made until the appropriate forms to establish the plan have been completed. It is advisable for an investor considering the funding of any retirement plan to consult with an attorney, retirement plan consultant or financial or tax advisor with respect to the requirements of such plans and the tax aspects thereof.